Filed Pursuant to Rule 424(b)(3)
Registration No. 333-117275

PART ONE: DISCLOSURE DOCUMENT

2,000,000 Units of Limited Partnership Interest

CITIGROUP DIVERSIFIED FUTURES FUND L.P.

The Fund

Citigroup Diversified Futures Fund L.P. is a limited partnership that speculatively trades commodity interests including futures, options on futures and forward contracts.

The Fund’s general partner, Citigroup Managed Futures LLC, allocates the Fund’s assets to professional commodity trading advisors.

The Fund began trading on May 1, 2003 with assets of approximately $36,354,000. As of March 31, 2005, net assets of the Fund totaled approximately $818 million.

The Offering

Citigroup Global Markets Inc., through its Smith Barney division, will act as the Fund’s selling agent. It is not required to sell any specific number of units but will use its best efforts to sell the units offered. The Fund may engage additional selling agents in the future. The maximum number of units that the Fund is authorized to sell is 2,000,000. As of the date of this prospectus, approximately 779,900 units are available for sale. The units will be sold at month-end net asset value. No underwriting commissions are charged. Citigroup Global Markets may pay underwriting commissions out of its own funds of up to approximately 1.72% of the net asset value per unit sold ($17.20 per $1,000 unit).

Units are continuously offered. Subscription funds will be held on your behalf in an escrow account until they are invested in the Fund or returned to you.

Minimum Investment

First time investors: $5,000 for initial investments $1,000 or more for additional investments	Employee benefit plans including Individual Retirement Accounts: $2,000 for initial investments $1,000 or more for additional investments

The Risks

These are speculative securities. Before you decide to invest, read this entire prospectus carefully and consider “ The Risks You Face” on page 9.

•	The Fund is speculative and its performance may be volatile.

•	Commodity interest trading is highly leveraged. A small change in the market price of a contract can produce major losses for the Fund.

•	You could lose all of your investment in the Fund.

•	Substantial expenses may not be offset by trading profits and interest income. At a Fund size of $818 million, the approximate size of the Fund as of March 31, 2005, the Fund must generate trading profits of 6.94% per year to break-even.

•	Your ability to redeem units is limited and no market exists for the units. You may redeem units only after an initial three-month holding period and then only on a monthly basis.

•	Conflicts of interest exist in the management of the Fund from, among other reasons, the affiliation between the general partner and Citigroup Global Markets; control of other accounts by the advisors; and other activities of Citigroup Global Markets. These conflicts may adversely affect the performance of the Fund.

•	The Fund has a limited operating history.

•	You will be taxed on your share of the Fund’s income, even though the Fund does not intend to make any distributions.

•	The general partner may at any time and without advance notice to you allocate assets to advisors that are not described in this prospectus.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together and both contain important information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Fund is not a mutual fund registered under the Investment Company Act of 1940, as amended.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The date of this Prospectus and Disclosure Document is June 30, 2005

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED BY THIS POOL AT PAGE 20 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK-EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 24.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 9-15.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

CITIGROUP MANAGED FUTURES LLC

General Partner

399 Park Avenue, 7th Floor

New York, New York 10022

(212) 559-2011

i

(1)	The commodity pools currently operated by the general partner appear on page 33. The general partner performs the same administrative functions for all the pools it operates or manages.
(2)	Citigroup Global Markets Inc., through its Smith Barney division, will act as the Fund’s selling agent. The Fund may engage additional selling agents in the future.
(3)	Information about commodity trading advisors that are allocated less than 10% of the Fund’s assets generally will not be disclosed in this prospectus.

SUMMARY OF THE PROSPECTUS

Citigroup Diversified Futures Fund L.P. aims to achieve substantial capital appreciation and permit you to diversify a traditionally structured stock and bond portfolio.

The Fund attempts to accomplish its objectives through speculative trading in U.S. and international markets for currencies, interest rates, stock indices, agricultural and energy products and precious and base metals. The Fund may employ futures, options on futures and forward contracts in those markets.

Futures contracts entered into by the Fund are contracts made on an organized exchange which provide generally for the future delivery of various agricultural commodities, industrial commodities, foreign currencies or financial instruments in standard amounts at a specified date, time and place.

Options are contracts giving the purchaser the right, as opposed to the obligation, to acquire or to dispose of the commodity or commodity futures contract underlying the option. Options may be traded on exchanges or privately negotiated. The advisors currently do not trade options extensively, but may do so in the future.

Forward contracts are contracts for the purchase and sale of a commodity for delivery at a future date. Forward contracts are not traded on an exchange and contain terms and conditions specifically negotiated by the parties. The Fund enters into forward contracts on foreign currencies.

The Fund may also engage in trading in spot and swap contracts. Spot contracts are cash market transactions in which the buyer and seller agree to the immediate purchase and sale of a specific commodity, usually with a two-day settlement. Swap contracts generally involve an exchange of a stream of payments between the contracting parties. Swap and spot contracts are not uniform and are not exchange-traded.

The markets and contracts traded by the Fund are referred to collectively as “commodity interests” in this document. Exchange-traded futures and options are regulated by the Commodity Futures Trading Commission. Forward, spot and swap contracts are not regulated and do not receive the benefits of Commodity Futures Trading Commission regulation afforded to exchange-traded instruments.

Citigroup Managed Futures LLC is the Fund’s general partner. Aspect Capital Limited, Capital Fund Management S.A., Drury Capital, Inc., Graham Capital Management, L.P., John W. Henry & Company, Inc., Willowbridge Associates Inc. and Winton Capital Management Limited have been selected by the general partner as the Fund’s trading advisors. Drury, Graham, John W. Henry and Willowbridge have traded for the Fund since inception. Aspect and Capital Fund Management began trading for the Fund on January 1, 2004. Winton began trading for the Fund on December 1, 2004. The general partner may allocate less than 10% of the Fund’s assets to an advisor. Information about advisors that are allocated less than 10% of the Fund’s assets may not be disclosed to you. Advisors to the Fund are listed in the Fund’s monthly statement, which is provided to current and prospective limited partners. The advisors will not trade for the Fund for any specified period of time. All of the Fund’s assets will be deposited with Citigroup Global Markets, the Fund’s commodity broker.

The general partner, in its sole discretion, may invest the Fund’s assets in other commodity pools advised by any advisor to the Fund including other funds for which the general partner serves as general partner or in a similar capacity.

The Fund’s address is: c/o Citigroup Managed Futures LLC, 399 Park Avenue, 7th Floor, New York, New York 10022; telephone (212) 559-2011.

The Commodity Futures Trading Commission, the U.S. government agency that regulates the futures markets and the National Futures Association, a self-regulatory membership organization, are referred to throughout this document as “CFTC” and “NFA,” respectively.

Investing in the Fund

Investment Minimums

The minimum initial investment is $5,000, unless you are investing for an IRA or other employee benefit plan account, in which case the minimum is $2,000. Investments above the minimum and subsequent investments must be in $1,000 increments.

Is an investment in the Fund suitable for you?

You should consider investing in the Fund if you are interested in its potential to produce, over the long-term, returns that are generally independent of the returns of stocks and bonds and you are prepared to risk the loss of all of your investment.

An investment in the Fund is speculative and involves a high degree of risk. The Fund is not a complete investment nor is it suitable for all investors. The Fund is not suitable for investors seeking consistent returns, income or tax benefits.

The Fund is offered as a diversification opportunity for an investor’s entire portfolio and therefore an investment in the Fund should represent only a limited portion of an investor’s overall portfolio.

At a minimum you must have:

(1)	a net worth of at least $150,000, exclusive of home, furnishings and automobiles; or

(2)	a net worth, similarly calculated, of at least $45,000 and an annual gross income of at least $45,000.

A number of states in which the units are offered impose higher minimum financial standards on prospective investors. These standards are, in each case, only regulatory minimums. Merely because you meet the standards does not mean the investment is suitable for you. See Exhibit C for suitability requirements.

Your Smith Barney financial consultant can assist you in deciding whether an investment in the Fund is suitable for you.

How to Invest

•	Read this prospectus carefully and discuss with your financial consultant any questions you have about the Fund.

•	If you decide to invest, please complete and sign the subscription agreement on the last page.

•	The Fund will accept subscriptions monthly throughout the continuous offering, which will end on the earlier of the second anniversary of the date of this prospectus or the date on which an aggregate of 2,000,000 units are sold, unless the general partner terminates the offering at an earlier date. The offering can be terminated by the general partner at any time. Your subscription amount will be held on your behalf in an escrow account until it is returned to you or invested in the Fund.

•	You may buy units and partial units at the beginning of any month in which units are offered. The number of units you receive will be based on the net asset value of the units on the purchase date. The net asset value per unit is determined by dividing the total net asset value of the Fund by the number of units issued. Net asset value is all of the Fund’s assets including the market value of commodity interest contracts less brokerage and advisory fees and all other liabilities of the Fund. You must submit your signed subscription agreement and your subscription amount at least five days before the end of the prior month.

•	You must have a Smith Barney customer securities account to buy units.

•	Interest earned while subscriptions are in the escrow account will be credited to your Smith Barney securities account.

Summary of Risks You Should Consider Before Investing in the Fund

Investment in the Fund is speculative and involves a high degree of risk. You should be aware of the following risks:

•	The trading of commodity interests is speculative, volatile and involves a high degree of leverage. A small change in the market price of a contract can produce major losses for the Fund.

•	You could lose all of your investment.

•	Regardless of its trading performance, the Fund will incur fees and expenses, including brokerage and management fees. Substantial incentive fees may be paid to one or more of the trading advisors even if the Fund experiences a net loss for the full year.

•	Your ability to redeem units is limited and no market exists for the units. You may redeem units only after an initial three-month holding period and then only on a monthly basis.

•	The Fund is subject to numerous conflicts of interest including those that arise from the facts that:

(1)	the general partner and commodity broker are affiliates;

(2)	each of the trading advisors, the commodity broker and their principals and affiliates may trade in commodity interests for their own accounts; and

(3)	your Smith Barney financial consultant will receive ongoing compensation for providing services to your account.

•	The Fund will not provide any benefit of diversification of your overall portfolio unless it is profitable and produces returns that are independent from stock and bond market returns.

•	The advisors’ trading strategies may not perform as they have performed in the past. The advisors have from time to time incurred substantial losses in trading on behalf of clients.

•	The Fund has a limited operating history.

•	You will be taxed on your share of the Fund’s income, even though the Fund does not intend to make any distributions.

•	The general partner at any time may select and allocate the Fund’s assets to advisors that are not described in this prospectus. You may not be advised of such changes in advance. You must rely on the ability of the general partner to select advisors and allocate assets among them.

See pages 9 through 15 for a complete description of risks of this investment.

Investment Factors You Should Consider Before Investing in the Fund

•	The Fund trades a diversified portfolio of commodity interests in U.S. and international markets for currencies, interest rates, stock indices, agricultural and energy products and precious and base metals.

•	The general partner has selected multiple advisors who use proprietary trading systems for the Fund in an attempt to make profits and protect against losses.

•	The Fund may diversify a stock and bond portfolio by producing positive returns that are independent of stock and bond markets. Due to its trading in global futures markets and the ability of the advisors to take both long and short positions with equal ease, the Fund may produce independent returns. The potential result of these independent returns would be to improve the return of the overall portfolio and lower its volatility.

•	As an investor in the Fund you will have the advantage of highly leveraged trading in a limited liability structure which ensures that you will not be individually subject to margin calls or demands for cash with respect to the Fund’s account. While it is possible in theory to lose your entire investment, the general partner has more than 25 years of experience in managing commodity pools and carefully monitors pre-established loss limits for each pool.

•	Citigroup Global Markets will pay the Fund interest on 80% of the average daily balance maintained in cash in the Fund’s commodity trading accounts at a 30-day U.S. Treasury bill rate and/or will place up to all of the Fund’s assets in 90-day Treasury bills and pay the Fund 80% of the interest earned on the Treasury bills purchased. Other commodity funds typically also earn interest on cash balances. Small individual commodity trading accounts often do not earn interest.

•	The Fund provides you with services designed to simplify the administrative details involved in engaging directly in commodity interest transactions, such as posting margin (the good faith deposit needed to maintain a futures contract position) and responding to margin calls (requests from the commodity broker for additional margin amounts), monitoring positions and tracking performance daily.

General Partner

Citigroup Managed Futures LLC manages the Fund. Its duties include, among others, selecting, monitoring and terminating advisors and allocating assets among them. In making allocations, the general partner considers past performance, trading style, volatility, markets traded and fee requirements. The general partner and its predecessor firms were incorporated in 1979 and have sponsored or supervised cumulative assets of over $3 billion in the past 25 years. As of March 31, 2005, the general partner acted as general partner or trading manager to 25 active pools: eight public, eleven private and six offshore pools with assets of approximately $2.5 billion.

Trading Advisors for the Fund

The Fund currently employs seven advisors to trade the Fund’s assets. The allocation of Fund assets to each advisor as of March 31, 2005 was as follows:

Aspect	16.09%

CFM	16.48%

Drury	16.27%

Graham	12.38%

JWH	14.08%

Willowbridge	14.80%

Winton	9.90%

The Fund’s allocations to certain advisors are traded through “master” funds which were created to facilitate trading by those advisors. As of March 31, 2005, the Fund’s allocations to Aspect and Winton were traded via an investment in CMF Aspect Master Fund L.P. and CMF Winton Master Fund L.P., respectively. Citigroup Managed Futures LLC is also general partner to these master funds. The general partner may organize additional master funds through which certain advisors may ultimately trade their allocations from the Fund.

The Fund is a multi-advisor pool under CFTC rules. Each of the advisors has developed and employs proprietary strategies.

As of March 31, 2005, each of the current advisors generally uses computerized trading strategies based on technical, rather than fundamental analysis of market prices.

Technical analysis focuses primarily on statistical research of past market prices. One of the most common trading strategies that uses technical analysis is trend-following. Fundamental analysis applies the theory that prices are primarily determined by the economic forces of supply and demand. Future advisors may employ fundamental analysis.

When used below, “nominal account size” means the dollar amount that an advisor and its client have agreed in writing will determine the level of trading in the client’s account regardless of the amount of actual funds on deposit with the futures commission merchant. An account with a nominal account size greater than its actual funds is referred to as a “partially funded account.”

Aspect Capital Limited

Aspect Capital Limited has been registered as a commodity trading advisor since October 1999. Aspect will trade its Diversified Program for the Fund. The Diversified Program continuously monitors price movements in approximately 100 global markets in currencies, energy, metals, stock indices, interest rate products and agricultural commodities. Aspect began trading the Diversified Program on behalf of client accounts in December 1998. As of March 31, 2005, Aspect managed approximately $1.8 billion in the Diversified Program and $2.7 billion in total assets (including the nominal account size of any partially funded accounts).

Capital Fund Management S.A.

Capital Fund Management S.A. has been registered as a commodity trading advisor since May 1992. CFM will trade its Discus Program on behalf of the Fund. The Discus Program trades a diversified portfolio of approximately 50 futures and forward contracts among the following sectors: short, medium and long term interest rates, stock indices, currencies and commodities. The Discus Program is a multi-strategy, 100% statistical and systematic program that seeks to identify prevailing market conditions and adopt the most efficient trading strategy for those conditions. The strategy at times follows medium to long term trends, and at other times establishes short term positions in the direction of or opposite a trend. As of March 31, 2005, CFM managed approximately $302 million in total futures trading related assets (including the nominal account size of any partially funded accounts), all of which are traded pursuant to the Discus Program or a derivative of the Discus Program that uses greater leverage and is traded on behalf of another pool operated by the general partner.

Drury Capital, Inc.

Drury Capital, Inc. has been registered as a commodity trading advisor since August 1992. Mr. Bernard Drury initially founded Drury in order to trade a fundamentally oriented grain trading program. In 1997, Mr. Drury began trading client assets in the Drury Diversified Trend-Following Program, a stand-alone technical trend-following system which Drury trades for the Fund. The program is built on elements of trend-following and diversification. The program emphasizes diversification by trading metals, agricultural products, foreign exchange, stock index futures, energy products, financial instruments and tropical products (softs). As of March 31, 2005, Drury managed approximately $583 million in total assets (including the nominal account size of any partially funded accounts). All such assets are managed in the Diversified Trend-Following Program.

Graham Capital Management, L.P.

Graham Capital Management, L.P. became registered as a commodity trading advisor and a commodity pool operator in July 1994. Graham trades its K4 Program at 150% Leverage for the Fund. The strategies utilized are systematic and primarily long-term in nature and are intended to exploit directional moves in over 60 markets over time, with an acceptable degree of risk and volatility. The K4 Program at 150% Leverage trades in financials including currencies, interest rates and stock indices and nonfinancials including energy, metals and agricultural products. As of March 31, 2005, Graham managed approximately $1.2 billion in its K4 Program at 150% Leverage and approximately $5.8 billion in total assets (including the nominal account size of any partially funded accounts).

John W. Henry & Company, Inc.

John W. Henry & Company, Inc. has been registered as a commodity trading advisor since 1982. JWH utilizes its GlobalAnalytics® Program in its management of the assets allocated to it by the Fund. The GlobalAnalytics Program uses JWH’s five-phase investment style which is a combination of JWH’s two-phase style (a position is maintained, long or short, in a market at all times) and JWH’s three-phase style (positions are taken when trends are identified, but the program may take a neutral stance or liquidate open positions in non- trending markets). The program invests in a broad spectrum of worldwide financial and non-financial markets, including interest rate, non-U.S. stock index, currency, metals, energy and agricultural contracts. As of March 31, 2005, JWH managed approximately $286 million in its GlobalAnalytics Program and approximately $2.8 billion in total assets.

Willowbridge Associates Inc.

Willowbridge Associates Inc. has been registered as a commodity pool operator and a commodity trading advisor since 1988. Willowbridge utilizes its Select Investment Program using the Argo Trading System for assets allocated to it by the Fund. The Select Investment Program using the Argo Trading System is akin to a systematic technical charting system. Its focus is primarily on major long-term price moves. Argo’s positions are generally held from 20 to 30 trading days. The Argo Trading System trades a diversified portfolio of commodity interests in agricultural commodities, energy, precious metals, financial instruments and foreign currency markets. As of March 31, 2005, Willowbridge managed approximately $569 million in its Argo Trading System and approximately $1.0 billion in total assets (including the nominal account size of any partially funded accounts).

Winton Capital Management Limited

Winton Capital Management Limited has been registered as a commodity trading advisor since January 1998. It is a member of the NFA and is regulated by the Financial Services Authority in the United Kingdom. Winton utilizes its Diversified Program to manage the assets allocated to it by the Fund. The Diversified Program trades futures and forward contracts on both United States and foreign exchanges and markets. The program employs a fully computerized, technical, trend-following trading system that tracks the daily price movements in stock index, interest rate, foreign currency, agricultural, energy and precious and base metals markets worldwide. As of March 31, 2005, Winton managed approximately $2.1 billion in assets (substantially all of which are traded in its Diversified Program).

Fees and Expenses of the Fund

The Fund will pay substantial fees and expenses that must be offset by trading gains and interest income in order to avoid depletion of the Fund’s assets.

Type of Fee or Expense	Amount
Advisory Fees
Management fees	1.5% to 2% per year of allocated net assets payable monthly to each advisor.

Quarterly incentive fees	20% of new trading profits earned by each advisor for the Fund in each calendar quarter, which are trading profits net of expenses, other than initial organizational and offering expenses.
Trading Fees
Brokerage fee	5.5% per year of net assets payable monthly (0.46% per month) to Citigroup Global Markets.

Transaction fees	Actual transaction fees estimated at 0.79% of net assets per year (includes floor brokerage, NFA, exchange, clearing and give-up fees).
Other Operating Expenses
Reimbursement of offering and organizational expenses of the initial offering period	Actual expenses estimated at $650,000 together with interest reimbursed to Citigroup Global Markets in 36 monthly installments. As of March 31, 2005, $256,869 (exclusive of interest charges) remained to be reimbursed.

Expenses of the continuous offering

Actual expenses estimated at $500,000 per year. At a Fund size of $818 million, this would equal 0.06% of the Fund’s net assets; at a Fund size of $2 billion, this would equal 0.03% of net assets.

Caps on these fees are higher. Please see page 23.

Ongoing expenses: periodic legal, accounting, filing and reporting fees	Actual expenses estimated at $250,000 per year. At a Fund size of $818 million, this would equal 0.03% of the Fund’s net assets; at a Fund size of $2 billion, this would equal 0.01% of net assets.

Break-even Threshold

At a Fund size of $818 million (the approximate size of the Fund as of March 31, 2005), an investment of $5,000 must earn profits of $346.95 (6.94%) in order to “break-even” at the end of one year of trading.

Redemptions

You may redeem your units as of the end of any month after a three-month initial holding period. You must give notice to the general partner at least 10 days before the end of the month in which you wish to redeem. Because the net asset value of your units can vary significantly from day to day, you cannot know the redemption value of your investment at the time you submit your request to redeem. The Fund will not redeem or may delay redemption of units, if the Fund does not have enough cash available to pay the redemption or if a limited partner would own fewer than three units after redemption.

An Investment in the Fund Should Be Considered at Least a Two-Year Commitment

The market conditions in which the Fund has the best opportunity to recognize significant profits occur infrequently. Therefore, you should plan to hold units for long enough to have a realistic opportunity for a number of sustained price movements to develop. The general partner believes you should consider your investment in units to be at least a two-year commitment.

Distributions

The general partner does not currently intend to make any distributions from the Fund.

If the Fund is profitable, you will earn money on your investment through appreciation in the value of your units.

U.S. Federal Income Tax Aspects

If you are a U.S. taxpayer, you will be taxed each year on your share of the income and gains recognized by the Fund. If you are a non-U.S. taxpayer, you generally should not be subject to U.S. tax on the Fund’s income and gains, but you may be subject to tax on the Fund’s income and gains in your home jurisdiction. Because the general partner does not intend to make distributions, you will not have cash income from the Fund to pay your taxes unless you redeem units.

See “Income Tax Aspects” for a more complete discussion.

THE RISKS YOU FACE

Investment in the Fund is speculative. The Fund’s performance may be volatile. You should not invest in units unless you can afford to lose all of your investment.

References to the Fund include the master funds through which certain advisors trade the Fund’s assets allocated to them unless the context otherwise requires.

Commodity Trading Risks

You may lose all of your investment.

Commodity markets are highly volatile and can be without sustained movements of prices in one direction, up or down, for extended periods. Such movements may be referred to as trends. The profitability of the Fund will depend to a great extent on:

•	the periodic occurrence of sustained price movements of at least some of the contracts traded by the Fund’s advisors;

•	the ability of the advisors to analyze the commodity markets; and

•	the ability of the advisors to enter a market while a trend in one direction exists and exit that market with a profit.

Participation in a market that is either volatile or trendless could produce substantial losses for the Fund. Failure of the advisors to identify trends or to exit a market position after a trend matures could also produce substantial losses. The result of these conditions or failures could be the loss of all of your investment.

Please see the “Performance History of the Fund” on page 30 of this prospectus which provides the Fund’s monthly percentage rates of return. Past performance is not necessarily indicative of future results.

As a result of leverage, small changes in the price of the Fund’s positions may result in major losses.

Good faith or margin deposits normally required in commodity futures trading may range from 1% to 25% of the face value of the contract. Based on the advisors’ past trading, between 10% and 35% of the Fund’s assets may be committed to margin. From the inception of trading through March 31, 2005, the amount of the Fund’s assets committed to margin averaged 20%. As a result of this leverage, a small change in the market price of a contract can produce major losses for the Fund. For example, $3,000 in margin may be required to hold one U.S. Treasury Bond contract with a face value of $100,000. Thus, a $3,000 or three percent (3%) decrease in the value of that contract would cause a total loss of the margin deposit. The Fund’s trading policies provide that no advisor may commit more than 66 2/3% of allocated assets to margin.

Investing in units might not provide the desired diversification of your overall portfolio.

One of the objectives of the Fund is to add an element of diversification to a traditional stock and bond portfolio. Studies show that diversifying a portfolio with investments that produce independent, positive results tends to improve the overall return of the portfolio while reducing its volatility. Even if an investment in the Fund reduces your portfolio’s volatility, the overall performance of your portfolio may be negative or flat.

While the Fund’s performance may be largely independent of the general stock and bond markets, there is no assurance that it will be consistently independent or non-correlated. An investment in the Fund could increase rather than reduce overall portfolio losses during periods when the Fund as well as stocks and bonds decline in value. There is no way of predicting whether the Fund will lose more or less than stocks and bonds in declining markets.

Moreover, investors’ existing portfolios and individual risk tolerances may differ so that the result of non-independent performance and/or negative performance on individual portfolios will vary.

You must not consider the Fund to be a hedge against losses in your core stock and bond portfolios. You should consider whether diversification in itself or the diversification provided by the Fund is worthwhile even if the Fund is profitable.

Illiquid markets could make it impossible for the Fund’s advisors to realize profits or limit losses.

When the volume of buy and sell orders in a market is small relative to the size of an order that an advisor wants to execute for the Fund, it is more difficult to execute the order at the desired price or to quickly exit a losing position. Despite the availability of trade information and price quotes, the Fund’s advisors may not be able to execute trades at or near quoted prices in low volume markets. This applies to both exchange-traded and non-exchange-traded contracts. Although the Fund’s advisors will generally purchase and sell actively traded contracts, we cannot assure you that orders will be executed at or near the desired price.

Factors that can contribute to market illiquidity for exchange-traded contracts include:

•	exchange-imposed price fluctuation limits;

•	limits on the number of contracts speculative traders may hold in most physical commodity markets; and

•	market disruptions.

The general partner expects that non-exchange traded contracts will be traded for commodity interests for which there is generally a liquid underlying market. Such markets, however, may experience periods of illiquidity and are also subject to market disruptions.

The Fund’s advisors already manage sizable assets in the commodity markets, and they have encountered illiquid situations in the past. It is therefore probable that the Fund will encounter illiquid situations. It is impossible to quantify the frequency or magnitude of these risks, however, especially because the conditions often occur unexpectedly.

Foreign exchanges are less regulated than U.S. markets and trading is subject to exchange rate, market practice and political risks.

The Fund may trade in commodity contracts on exchanges located outside the U.S. The general partner estimates that five to 15 percent of the Fund’s assets may be used to margin positions traded on non-U.S. exchanges at any point in time.

Commodity exchanges and commodity futures and options trading in the U.S. are subject to regulation under the Commodity Exchange Act by the CFTC. The function of the CFTC is to implement the objectives of the Commodity Exchange Act of preventing price manipulation and other disruptions to market integrity, avoiding systemic risk, preventing fraud and promoting innovation, competition and financial integrity of transactions. Although the CFTC permits U.S. persons to trade futures and options on futures on non-U.S. exchanges, non-U.S. exchanges are not regulated by the CFTC. Therefore, the Fund will not receive any benefit of U.S. government regulation for these trading activities.

Trading on foreign exchanges involves some risks that trading on U.S. exchanges does not, such as:

•	lack of investor protection regulation

The rights of the Fund in the event of the insolvency or bankruptcy of a non-U.S. market or broker are likely to differ from rights that the Fund would have in the U.S. and these rights may be more limited than in the case of failures of U.S. markets or brokers.

•	possible governmental intervention

A foreign government might halt trading in a market and/or take possession of the Fund’s assets maintained in its country in which case the assets might never be recovered. The general partner might have little or no notice that such events were happening. In such circumstances, the general partner might not be able to obtain the Fund’s assets.

•	relatively new markets

Some foreign exchanges on which the Fund trades may be in developmental stages so that prior price histories may not be indicative of current price patterns.

•	exchange-rate exposure

The Fund is valued in U.S. dollars. Contracts on foreign exchanges are usually traded in the local currency. The Fund’s assets held in connection with contracts priced and settled in a foreign currency may be held in a foreign depository in accounts denominated in a foreign currency. Changes in the value of the local currency relative to the U.S. dollar could cause losses to the Fund even if the contract traded is profitable.

Forward foreign currency and spot contracts are not regulated and are subject to credit risk.

The Fund trades forward contracts in foreign currencies with regulated institutions such as Citigroup Global Markets (or an affiliate) as counterparty and may engage in spot commodity transactions (transactions in physical commodities). These contracts, unlike futures contracts and options on futures, are not regulated by the CFTC. Therefore, the Fund does not receive any benefit of CFTC regulation for these trading activities.

Furthermore, these transactions are not exchange-traded so that generally no clearinghouse or exchange stands ready to meet the obligations of the contract. Thus, the Fund faces the risk that its counterparties may not perform their obligations. This risk may cause some or all of the Fund’s gains to be unrealized.

Purchasing and writing options could result in trading losses.

The Fund may trade exchange-traded commodity options. Specific market movements of the commodities or futures contracts underlying an option cannot accurately be predicted. The purchaser of an option may lose the entire premium paid for the option. The writer or seller of an option has unlimited risk. An option writer collects a premium and risks losing the difference between the premium received and the price it would have to pay to obtain the underlying commodity or futures contract if the option buyer exercises its option. The advisors currently do not trade options extensively, but may do so in the future.

Swaps are subject to credit risks.

The Fund may engage in swap transactions in energy, agricultural and base and precious metal products, currencies and interest rates. Unlike futures and options on futures contracts and commodities, swap contracts are not traded on nor generally cleared by an exchange or clearinghouse. Like forward foreign currency and spot contracts, the Fund will be subject to the risk of counterparty default on its swaps. Since swaps do not generally involve the delivery of underlying assets or principal, any loss would be limited to the net amount of payments required by contract. In some swap transactions, the counterparty may require the Fund to deposit collateral to support the Fund’s obligation under the swap agreement. If the counterparty to such a swap defaults, the Fund would lose the net amount of payments that the Fund is contractually entitled to receive and could lose, in addition, any collateral deposits made with the counterparty. The advisors currently do not trade swaps on behalf of the Fund but may decide to do so in the future.

See “Commodity Markets” in Part Two of this document for additional information.

Trading Advisor Risks

Past performance is no assurance of future results.

The Fund’s advisors base their trading decisions on technical analysis of market prices. Future advisors to the Fund may employ fundamental analysis of a variety of economic, political and financial factors. Neither technical nor fundamental analysis takes into account unanticipated world events that may cause losses to the Fund. In addition, the Fund’s advisors may alter their strategies from time to time. Therefore, their performance results in the future may materially differ from their prior trading records. The addition of the Fund’s account may also substantially increase the total amount of assets each advisor manages. Somewhat different trading strategies may be required for accounts of differing sizes or trading objectives. In any event, past performance does not assure future results.

Descriptions of advisors’ strategies may not be applicable in the future.

Any advisor may make material changes to the trading strategy it uses in trading the Fund’s account with the consent of the general partner, who has the sole authority to authorize any material changes. If this happens, the descriptions in this document would no longer be useful. The general partner does not anticipate that this will occur frequently, if at all. You will be informed of any changes to an advisor’s strategy that the general partner deems to be material, however, you may not be notified until after a change occurs.

Non-material changes may be made by the advisors without the consent of the general partner. These changes may nevertheless affect the Fund’s performance.

The general partner may allocate the Fund’s assets to advisors that are not identified in this prospectus.

The general partner at any time may select and allocate the Fund’s assets to advisors that are not described in this prospectus. You may not be advised of such changes in advance. Therefore, you may not be able to evaluate the new advisor and determine whether to redeem your units prior to the time when the new advisor begins trading for the Fund. You must rely on the ability of the general partner to select advisors and allocate assets among them.

The general partner may allocate less than 10% of the Fund’s assets to an advisor. The general partner is not required to provide you with, and you will not receive, any notice of such allocations or any specific information about such advisors. In addition, some of these advisors may trade proprietary accounts of the general partner or its affiliates. Advisors selected for these small allocations may have less performance history than other advisors to the Fund.

Speculative position and trading limits may reduce profitability.

The CFTC and U.S. exchanges have established “speculative position limits” on the maximum net long or net short position which any person may hold or control in particular futures and options on futures. Most exchanges also limit the amount of fluctuation in commodity futures contract prices on a single trading day. The trading instructions of an advisor may have to be modified and positions held by the Fund may have to be liquidated in order to avoid exceeding these limits. Such modification or liquidation could adversely affect the operations and profitability of the Fund by increasing transaction costs to liquidate positions and limiting potential profits on the liquidated positions.

Fund performance may be hindered by increased competition for positions.

Assets in managed futures have grown from an estimated $500 million in 1980 to over $127 billion in 2005. This increase has occurred primarily among trend-following advisors like the advisors to the Fund. Further, because they trade independently, the advisors to the Fund may take similar positions contemporaneously. These factors mean increased trading competition. Since futures are traded in an auction-like market, the more competition there is for the same contracts, the more difficult it is for the Fund’s advisors to obtain the best prices for the Fund. The advisors are required to use an allocation methodology that is fair to all of their customers.

You will not have access to the Fund’s positions and must rely on the general partner to monitor the advisors.

As a limited partner, you will not have access to the Fund’s trading positions. Consequently, you will not know whether the Fund’s advisors are adhering to the Fund’s trading policies and must rely on the ability of the general partner to monitor trading and protect your investment.

Fund Structure and Organization Risks

The Fund will pay substantial fees and expenses regardless of profitability.

The Fund must pay brokerage fees, management fees, legal, accounting and reporting expenses and filing fees regardless of whether it realizes profits. In addition, it is possible that the Fund could pay substantial incentive fees to one or more of the advisors in a year in which it had no net trading profits or in which it actually lost money. Furthermore, it is possible that the advisors could take positions opposite each other, compounding transaction fees for little benefit to the Fund as a whole.

A $5,000 investment would have to increase between 6.94% (based upon a Fund size of $818 million) and 6.86% (based upon a $2 billion Fund size) in one year of trading operations, that is, between $346.95 and $342.78, to equal $5,000 upon redemption at the end of that year. The Fund’s trading profits and interest income must equal or exceed its trading losses and expenses to avoid depletion or exhaustion of its assets.

See “Fees and Expenses of the Fund.”

Conflicts of interest exist.

Conflicts of interest exist in the structure and operation of the Fund’s business. These conflicts include:

(1)	the general partner and Citigroup Global Markets, the Fund’s commodity broker, are affiliates and brokerage fees have not been set at arm’s length;

(2)	each of the Fund’s advisors, the Fund’s commodity broker and their principals or affiliates may trade for their own accounts or for clients and may take competing positions or positions opposite or ahead of those taken for the Fund; and

(3)	your financial consultant will receive ongoing compensation for providing services to your account and therefore has a conflict of interest in advising you when and whether to purchase or redeem units.

No specific policies regarding conflicts of interest, however, have been adopted by the Fund.

See “Conflicts of Interest.”

Your ability to redeem or transfer units is limited.

You may redeem your units only as of the end of each month after an initial holding period of three months. You will not know the value of your redemption prior to the time you submit your request to redeem your units. No public market for the Fund’s units exists. You may transfer your units with notice to the general partner. A transferee cannot, however, become a limited partner without the general partner’s approval.

You will not participate in management of the Fund’s business.

You are not permitted to participate in the management or control of the Fund or the conduct of its business. You will have limited voting rights with respect to the Fund’s affairs. You must rely upon the fiduciary responsibility and judgment of the general partner to manage the Fund’s affairs in the best interests of the limited partners.

Expiration or termination of management agreements with the advisors could increase fees paid to advisors.

The management agreement with each advisor expires each year on June 30. An advisor may not agree to renew its agreement on the same terms and new advisors may not agree to similar terms. In the event that a new advisor is selected, it will be paid incentive fees on new trading profits it generates without regard to trading losses generated by the prior advisor. The advisory fees payable by the Fund could increase according to the terms of a new management agreement or if a new advisor were selected.

The Fund may terminate before you achieve your investment objective.

Unforeseen circumstances, including substantial losses or withdrawal of the Fund’s general partner, could cause the Fund to terminate prior to its stated termination date of December 31, 2022. Early termination of the Fund could disrupt your overall investment portfolio plan resulting in the loss of all of your investment. The Fund will terminate if its net asset value per unit falls below $400 as of the end of any trading day.

You cannot determine the expected results of this Fund from the performance history of other funds operated by the general partner.

The Fund has a limited trading history. The general partner operated 25 active public, private and offshore pools as of March 31, 2005; however, the performance of this Fund will likely differ from the performance of the other funds. The general partner has not before employed the same combination of advisors for any other fund, although Aspect, CFM, Graham, JWH, Willowbridge and Winton currently manage other funds for the general partner.

Furthermore, while the trading strategies used by Aspect, CFM, Graham, JWH, Willowbridge and Winton for this Fund are the same as those employed for existing funds operated by the general partner, the strategies used for this Fund and the others may vary in the future. Therefore, the performance of the Fund will likely be different from the performance of other funds operated by the general partner.

Investment of a portion of the Fund’s assets in master funds may present certain unique risks.

Allocations to certain advisors are traded through master funds formed by the general partner. A master-feeder structure presents certain unique risks to investors. Smaller feeder funds investing in a master fund may be materially affected by the actions of larger feeder funds investing in the master fund. For example, if a larger feeder fund withdraws from the master fund, the remaining feeder funds may experience higher pro rata operating expenses, thereby producing lower returns. A master fund’s portfolio may become less diverse due to a withdrawal by a larger feeder fund, resulting in increased volatility and risk. The Fund may withdraw its investment in a master fund at any time if the general partner determines that it is in the best interests of the Fund to do so.

Tax and Other Regulatory Risks

Your tax liability may exceed cash distributions.

The general partner does not currently intend to distribute cash from the Fund to limited partners. Cash will be distributed to you from the Fund at the sole discretion of the general partner. You will be subject to income tax on your share of the Fund’s income and gains each year, however, whether or not any cash has been distributed. The only way for you to obtain income earned on your investment is to redeem units. After the end of a three-month holding period, you may redeem your units monthly in order to provide funds for the payment of taxes or for any other purpose.

You could owe tax on your share of the Fund’s ordinary income despite overall losses.

Gain or loss on domestic futures and options on futures as well as on most foreign currency contracts will generally be taxed as capital gains or losses for U.S. federal income tax purposes. Interest income, periodic net payments on swaps and gain on some foreign futures contracts generally will be treated as ordinary income. In the case of an individual, capital losses can only be used to offset capital gains plus $3,000 ($1,500 in the case of a married taxpayer filing a separate return) of ordinary income each year. Therefore, you may be required to pay tax on your allocable share of the Fund’s ordinary income, even though the Fund incurs overall losses.

Non-U.S. investors may face exchange risk and local tax consequences.

Non-U.S. investors should note that units are denominated in U.S. dollars and that changes in rates of exchange between currencies may cause the value of their investment to decrease or to increase. Non-U.S. investors should consult their own tax advisors concerning the applicable U.S. and foreign tax implications of this investment.

A further discussion of tax issues appears under “Income Tax Aspects.”

You will not have the protections provided to regulated mutual funds.

The Fund is not a registered securities investment company or “mutual fund,” subject to the Investment Company Act of 1940. Therefore, you do not have the protections provided by that statute.

Deregistration of the commodity pool operator and commodity trading advisors could disrupt operations.

The general partner is a registered commodity pool operator and each of the advisors is a registered commodity trading advisor. If the CFTC were to terminate, suspend, revoke or not renew the registration of the general partner, the general partner would withdraw as general partner of the Fund. The limited partners would then determine whether to select a replacement general partner or to dissolve the Fund. If the CFTC were to terminate, suspend, revoke or not renew the registrations of any of the advisors, the general partner would terminate the management agreement with that advisor. The general partner could reallocate the Fund’s assets managed by that advisor to the other advisors or appoint a new advisor. No action is currently pending or threatened against the general partner or any of the advisors.

Regulatory changes could restrict the Fund’s operations.

Federal agencies including the SEC, the CFTC and the Federal Reserve Bank regulate certain activities of the Fund, the general partner and the advisors. Regulatory changes could adversely affect the Fund by restricting its markets or activities, limiting its trading and/or increasing the taxes to which investors are subject. The general partner is not aware of any pending or threatened regulatory developments that might adversely affect the Fund; however, adverse regulatory initiatives could develop suddenly and without notice.

POTENTIAL BENEFITS OF INVESTING IN

CITIGROUP DIVERSIFIED FUTURES FUND L.P.

Multi-advisor trading

The general partner has selected seven advisors who will utilize different proprietary trading strategies for the Fund. As a result, profits earned by one advisor may offset losses incurred by other advisors during the same time period. Losses, however, may entirely offset profits in the same manner.

Ability to establish long or short positions with equal ease

Unlike traditional portfolios that hold predominantly long positions, the Fund’s advisors can take both long and short positions with equal ease. For example, there is no requirement in futures to sell short only on a price up-tick as there is in U.S. stock exchange trading. Nor is the Fund required to hold securities or set aside cash or cash equivalents to cover short positions as registered investment companies must do. Thus the Fund can participate in declining markets as well as rising markets.

Professional management

Citigroup Managed Futures LLC, the general partner, has used a rigorous due diligence process to select the seven advisors that currently trade on behalf of the Fund. The general partner believes that the advisors’ trading styles, markets traded and risk control techniques complement one another. Each advisor has a minimum of five years of performance managing client money. As of March 31, 2005, the aggregate funds under management by the advisors in commodity interest accounts were $15.3 billion (including the nominal account size of any partially funded accounts).

Global market investing with limited exchange rate risk

Based on prior trading by the Fund’s advisors, five to 15 percent of the Fund’s assets may be used for trading contracts on non-U.S. exchanges. Substantially all of these contracts are denominated in non-U.S. currencies. The advisors are able to convert foreign currency balances for non-U.S. contracts to U.S. dollars at least monthly in highly liquid markets at competitive prices. Thus, the Fund’s overall risk associated with the conversion to and from foreign currency is limited.

The percentage allocated to trading non-U.S. contracts is subject to change by the advisors. The advisors may change the weightings within their existing portfolios at their discretion.

Diversification within a single investment

The advisors in the Fund trade a broad range of global markets, including foreign currencies, U.S. and international interest rates and stock indices, precious and base metals and agricultural and energy products.

Risk of default from trading partners is limited

Based on the advisors’ past trading, the general partner estimates that approximately 80% to 90% of the Fund’s trading will be in futures contracts on regulated exchanges. In futures trading, risk is limited by the use of clearinghouses to the exchanges, which take the other side of every customer’s futures contract and stand ready to meet the obligations of the futures contract. The clearinghouse, as counterparty to every customer, facilitates trades between buyers and sellers who remain anonymous to one another. The credit risk that either the buyer or the seller will default on a futures obligation is therefore limited.

Approximately 10% to 20% of the Fund’s trading, however, may be in foreign exchange forward and spot contracts as well as swap contracts, none of which is traded on an exchange. For these trades, the Fund is subject to credit risk of the counterparty defaulting. In order to reduce this risk, the Fund intends to contract with Citigroup Global Markets and other well-capitalized institutions.

Transparency and monitoring

The Fund’s commodity broker, Citigroup Global Markets, is an affiliate of the general partner, Citigroup Managed Futures. This allows the general partner to view the Fund’s trades executed through Citigroup Global Markets during the trading day and maintain an ongoing monitoring process. An unaffiliated general partner would be able to view those positions only as of the end of the trading day. In a fund that invests in other funds rather than trading directly, the general partner has little or no knowledge of the underlying funds’ positions.

Limited liability

If you traded commodities on your own, you would be subject to margin calls. There would also be potential for unlimited loss in excess of the amount of your initial cash investment. As an investor in the Fund, you will not be subject to margin calls or to demands for cash in excess of your initial investment.

You will, however, be subject to ongoing taxes on your investment in the Fund. Therefore, your total losses, including taxes paid on profits earned, could exceed your initial investment.

Low minimum investment and potentially lower advisor and brokerage fees

Neither the Fund’s advisors nor Citigroup Global Markets accept commodity accounts for $5,000. In addition, brokerage and advisor fees associated with the Fund may be lower than what you would pay if you opened an account with one of the Fund’s trading advisors using Citigroup Global Markets as commodity broker. Typically, the Fund’s advisors require minimum investment amounts in excess of $1,000,000 in order to open an individual account. These accounts may pay higher management and incentive fees to the advisors than those charged by the Fund. In addition, brokerage fees and services for an individual managed account must be individually negotiated. Brokerage fees for individual accounts may exceed those paid by the Fund.

Interest Income

Citigroup Global Markets will pay the Fund interest on 80% of the average daily balance maintained in cash in the Fund’s commodity trading accounts at a 30-day U.S. Treasury bill rate and/or will place up to all of the Fund’s assets in 90-day Treasury bills and pay the Fund 80% of the interest earned on the Treasury bills purchased. Citigroup Global Markets will retain 20% of any interest earned on Treasury bills purchased.

Administrative Convenience

In addition to execution and clearing, the Fund will receive several administrative services from Citigroup Global Markets, including account reconciliation, payment of fees and expenses, crediting of interest income and assistance with regulatory filings and monthly reports.

A daily estimate of the Fund’s net asset value per unit and the value of your investment is available on the Internet if you subscribe to Smith Barney Access®. The general partner also issues monthly and annual reports to investors as well as information necessary for completing individual federal tax returns.

CONFLICTS OF INTEREST

The general partner, the commodity broker, the advisors and their affiliates will seek to avoid conflicts of interest if feasible and to resolve all conflicts that may arise equitably and in a manner consistent with their responsibilities to the Fund. No specific policies regarding conflicts of interest, however, will be adopted by the Fund. The general partner is bound by its fiduciary duties as a general partner to resolve all conflicts in the best interest of the limited partners.

Relationship among the Fund, the General Partner and the Commodity Broker

The general partner is an affiliate of Citigroup Global Markets, the commodity broker and selling agent for the Fund. The general partner shares in the brokerage fees paid by the Fund to Citigroup Global Markets. As a result of this affiliation, the following conflicts arise:

•	The affiliation between the general partner and Citigroup Global Markets creates a potential conflict in that fees paid to Citigroup Global Markets have not been set by “arm’s-length” negotiation, and the general partner has no incentive to replace Citigroup Global Markets as commodity broker. The brokerage fees to be paid by the Fund are similar to those paid by other publicly offered funds to affiliated and unaffiliated brokers.

•	The general partner, in its sole discretion, determines whether any distributions will be made. To the extent that profits are retained by the Fund rather than distributed, net assets and therefore the amount of fees paid to the general partner’s affiliate, Citigroup Global Markets, will increase. In addition, the amount of cash in segregated accounts at banks that extend overdraft privileges to Citigroup Global Markets may be greater to the extent that profits are retained. The general partner may have an interest in selecting trading advisors that will generate a small number of trades, thus incurring only small incidental charges, so that net assets remain relatively higher.

•	Your financial consultant has a financial incentive to recommend that you purchase and not redeem units even when it is not in your best interest to remain invested in the Fund because he or she will receive ongoing compensation for providing services to your account.

•	Your financial consultant may have a financial incentive to recommend that you purchase units in the Fund instead of interests in other commodity pool products offered by Citigroup Global Markets and managed by the general partner or by unaffiliated entities because the Fund may provide greater compensation to the financial consultant than those other products.

Accounts of Citigroup Global Markets, the General Partner and Their Affiliates

Citigroup Global Markets and its officers, directors and employees may trade commodity contracts for their own accounts. Citigroup Global Markets is a futures commission merchant and effects transactions in commodity contracts for its customers. The general partner over the last five years has sponsored and established more than 30 commodity pools and may sponsor or establish other commodity pools and manage individual accounts. These pools may pay lower fees including lower commodity brokerage fees, than the fund pays. Conflicts that arise from trading these accounts include:

•	Citigroup Global Markets, as the Fund’s broker, could effect transactions for the Fund in which the other parties to the transactions are its officers, directors or employees or its customers, including other funds sponsored by the general partner.

•	These persons might unknowingly compete with the Fund in entering into contracts.

The records of any such trading will not be available for inspection by limited partners. Neither will the general partner have access to such records, except for those of accounts that it operates or manages. CFTC regulations require that Citigroup Global Markets transmit to the floor each futures or options order received from the Fund executable at or near the market price before any competing order for any of its own proprietary accounts. Transactions in forward, spot and swap contracts are not governed by any similar regulations.

Control of Other Accounts by the Advisors

The advisors manage and operate the accounts of clients other than the Fund, including other commodity pools and intend to manage and operate other accounts in the future. Aspect, CFM, Graham, JWH, Willowbridge and Winton act as advisors to other pools operated by the general partner. Drury does not currently trade other accounts operated by the general partner. In addition, the advisors and their principals and affiliates may trade for their own accounts. Conflicts that arise from this trading include:

•	The advisors or their principals or affiliates may sometimes take positions in their proprietary accounts that are opposite or ahead of the Fund. Trading ahead of the Fund presents a conflict because the trade first executed may receive a more favorable price than the same trade later executed for the Fund.

•	The advisors may have financial incentives to favor other accounts over the Fund. The advisors (other than Drury) currently trade other client accounts that pay higher advisory fees than the Fund. Accounts managed by the advisors in the future may pay higher fees as well.

•	Other individual and pooled accounts traded by the advisors will compete with the Fund and the advisors may compete with each other, in entering into and liquidating contracts for the Fund. When similar orders are entered at the same time, the prices at which the Fund’s trades are filled may be less favorable than the prices allocated to the other accounts. Some orders may be difficult or impossible to execute in markets with limited liquidity where prices may rise or fall sharply in response to orders entered. Furthermore, if the price of a futures contract has moved to and is locked at its permitted one-day price move limit, the advisor may be unable to liquidate winning or losing positions without incurring additional losses. Each advisor is required to use an allocation methodology that is fair to all of its customers. Each advisor attempts to minimize the impact of different prices received on orders.

•	An advisor for the Fund may be required to revise trading orders as a result of the aggregation for speculative position limit purposes of all accounts traded, owned or controlled by that advisor. The more assets the advisor has under management, the more likely the advisor is to be constrained by position limits. In this case, the advisor will modify its orders in a manner that will not disproportionately affect the Fund.

As a limited partner, you will not have access to the trading records of the other accounts managed by the advisors through Citigroup Global Markets nor the records of trading accounts managed by the advisors at other commodity brokers. The general partner, however, does have access to the trading accounts managed by the Fund’s advisors on behalf of other funds for which it acts as general partner or trading manager. The general partner will not have access to the accounts traded by the advisors at other commodity brokers or on behalf of other general partners or trading managers.

Other Activities of Citigroup Global Markets

Citigroup Global Markets maintains a commodity research department that makes trading recommendations on a daily basis. These trading recommendations may include transactions that are similar or opposed to transactions of the Fund. The trading records of such recommendations will not be made available to you.

FEES AND EXPENSES OF THE FUND

Type of Fee or Expense	Amount
Advisory Fees

Management Fees	1.5% per year of allocated net assets payable monthly to Aspect. 2% per year of allocated net assets payable monthly to CFM, Drury, Graham, JWH, Willowbridge and Winton.

Quarterly Incentive fees	20% of new trading profits earned by each advisor for the Fund in each calendar quarter, which are trading profits net of expenses, other than initial organizational and offering expenses.

Trading Fees

Brokerage fee	5.5% per year of net assets payable monthly (0.46% per month) to Citigroup Global Markets (up to 32% of which will be paid to financial consultants who have sold units in this offering).

Transaction fees	Actual transaction fees estimated at 0.79% of net assets per year (includes floor brokerage, NFA, exchange, clearing and give-up fees).

Other Operating Expenses

Offering and organizational expenses of the initial offering period	Actual expenses estimated at $650,000 together with interest reimbursed to Citigroup Global Markets in 36 monthly installments. As of March 31, 2005, $256,869 (exclusive of interest charges) remained to be reimbursed.

Expenses of the continuous offering	Actual expenses estimated at $500,000 per year. At a Fund size of $818 million, this would equal 0.06% of net assets; at a Fund size of $2 billion, this would equal 0.03% of net assets.

Ongoing Expenses: periodic legal, accounting, filing and reporting fees	Actual expenses estimated at $250,000 per year. At a Fund size of $818 million, this would equal 0.03% of net assets; at a Fund size of $2 billion, this would equal 0.01% of net assets.

Discussion of Fees

All fees are calculated by the general partner.

Advisors

Management Fees

Management fees are based on net assets allocated to the advisors. Net asset value or net assets of the Fund, is the total assets of the Fund, including all cash, Treasury bills, accrued interest and the market value of all open commodity positions, less all liabilities of the Fund, determined in accordance with generally accepted accounting principles.

In calculating the management fee, net assets are increased by the advisor’s current monthly incentive fee accrual and any allocable redemption or distribution as of the end of such month. In addition, ongoing expenses are attributed to each advisor based on the advisor’s proportionate share of the Fund’s net assets. Ongoing expenses attributed to each advisor do not include initial organizational and offering expenses, management fees of any other advisor to the Fund or expenses of litigation not involving the activities of the advisor on behalf of the Fund.

Incentive Fees

The quarterly incentive fees payable to the advisors are accrued on a monthly basis and paid as of each March 31, June 30, September 30 and December 31. The first incentive fee for an advisor is based on new trading profits earned from the commencement of trading by the advisor for the Fund through the end of the first full calendar quarter of such trading. From that point on, incentive fees are based on new trading profits earned during each calendar quarter (or shorter period in the case of an earlier termination of an advisor).

New trading profits are the excess, if any, of net assets managed by the advisor at the end of the calendar quarter over the higher of:

(1)	Net assets allocated to the advisor, or

(2)	Net assets managed by the advisor at the end of the highest previous calendar quarter.

New trading profits are further adjusted to eliminate the effect of various non-trade-related activities on net assets. These activities may include new capital contributions, redemptions, reallocations or capital distributions, initial organizational and offering expenses and interest or other income earned on the Fund’s assets.

If any incentive fee is paid to an advisor and that advisor incurs a net loss for any subsequent period, the advisor will retain the amount previously paid. The advisor, however, will not be paid additional incentive fees until the advisor recovers the net loss incurred and earns additional new trading profits for the Fund. If net assets allocated to the advisor are reduced due to net redemptions, distributions or reallocations, any loss that the advisor must recover before another incentive fee is paid will be proportionately reduced.

Commodity Broker

Brokerage Fee

Citigroup Global Markets, as the Fund’s commodity broker, clears and may execute all trades for the Fund. The Fund has agreed to pay Citigroup Global Markets a brokerage fee equal to 5.5% per year of net assets allocated to the advisors (0.46% payable monthly). In calculating the brokerage fee, net assets equals the equity maintained in cash and cash equivalents at the end of the month plus unrealized gain (loss) on open positions (commodity interest contracts that have not been closed) and accrued interest income for the month.

Based on the recent trading history of the advisors, the fee that the Fund will pay is estimated to equal $23 per round-turn transaction. The Fund’s brokerage fee may be substantially higher than the fees that Citigroup Global Markets charges certain other institutional customers. Brokerage fees will be paid for the life of the Fund although the rate and amount paid per month may change.

The Fund enters into spot and forward transactions and may enter into swap transactions with Citigroup Global Markets or an affiliate as principal at prices quoted by Citigroup Global Markets that reflect a price differential or spread between the bid and the ask prices. The differential includes anticipated profits and costs to Citigroup Global Markets as dealer, but does not include a mark-up. All trades with Citigroup Global Markets or one of its affiliates will be at competitive market prices. Thus, the price quoted to the Fund will be less than or equal to the price quoted to any other Citigroup Global Markets account for the same spot, forward or swap transaction.

The Fund may also enter into spot, forward and swap transactions with dealers unaffiliated with Citigroup Global Markets whose price quotes include a spread. Such unaffiliated dealers also may charge a mark-up and/or commissions. The spread plus any mark-up or commissions are in addition to the monthly brokerage fee paid to Citigroup Global Markets.

Citigroup Global Markets will pay a portion of its brokerage fees (up to 32%) to its Smith Barney financial consultants who sell units in the offering if they are registered with the CFTC as associated persons and if they provide continuing services to unit purchasers.

Interest Income

All of the Fund’s assets are deposited in commodity trading accounts with Citigroup Global Markets and will be maintained in cash or in U.S. government securities as described below and segregated as customer funds, as required by CFTC regulations.

Citigroup Global Markets will pay the Fund interest on 80% of the average daily balance maintained in cash in the Fund’s commodity trading accounts at a 30-day U.S. Treasury bill rate and/or will place up to all of the Fund’s assets in 90-day U.S. Treasury bills and pay the Fund 80% of the interest earned on the Treasury bills purchased. Citigroup Global Markets will retain 20% of any interest earned on the Treasury bills purchased.

Citigroup Global Markets will deposit the Fund’s cash in segregated bank accounts. The banks do not pay interest on these accounts. Citigroup Global Markets has obtained overdraft privileges with the banks that hold the Fund’s cash deposits. As a result of these overdraft privileges, Citigroup Global Markets may be able to reduce its other short-term borrowings, which generally carry a higher interest rate than a 30-day or 90-day U.S. Treasury bill yield. There is no benefit to the Fund as a result of Citigroup Global Markets’ privileges.

Interest on cash balances will be paid on the average daily equity maintained in cash in the Fund’s account during each month (i.e., the sum of the daily cash balances in such accounts divided by the number of calendar days in that month) at a 30-day Treasury bill rate determined weekly by Citigroup Global Markets based on the average non-competitive yield on 3-month U.S. Treasury bills maturing in 30 days (or on the maturity date closest thereto) from the date on which such weekly rate is determined.

Reimbursements

The Fund pays or reimburses Citigroup Global Markets for any NFA, exchange, floor brokerage, give-up, user or clearing fees applicable to the Fund’s trading. These fees and charges are paid to the exchange on which the trades are effected, to the floor broker or brokerage firm executing a transaction, to the clearing association for such exchange or to the NFA. Although it is impossible to predict the exact amount of such fees, based on the recent trading history of the advisors, the general partner estimates these fees at 0.79% of net assets per year.

Citigroup Global Markets initially paid the organizational and offering expenses of the initial offering period. These expenses included legal and accounting fees, marketing and printing expenses, escrow charges and filing, registration and recording fees and totaled approximately $650,000. These expenses (plus interest at the prime rate quoted by JPMorgan Chase & Co.) are being reimbursed by the Fund in 36 monthly installments beginning with the month in which trading commenced. As of March 31, 2005, $256,869 (exclusive of interest charges) remained to be reimbursed.

Other

The Fund pays ongoing legal, accounting, filing, reporting and data processing fees and the expenses of the continuous offering to unaffiliated vendors. These expenses were negotiated at arm’s length and are estimated to be $750,000 per year as detailed below. At a Fund size of $818 million, this would equal 0.09% of the Fund’s net assets per year; at a Fund size of $2 billion, this would equal 0.04% of net assets per year.

Legal Expenses	$ 50,000
Accounting Expenses	$ 135,000
Other Expenses (such as filing and reporting fees)	$ 65,000
Continuous Offering Expenses	$500,000
Total	$750,000

The Fund will also pay any extraordinary expenses. The general partner bears any and all other general and administrative expenses of the Fund.

Caps on Fees

The Fund expects to pay the fees outlined above. The limited partnership agreement and/or guidelines of state securities regulators, however, limit the fees that may be paid by the Fund.

Aggregate annual fees and expenses as described in the following sentence may not exceed 6% of net assets per year ( 1/2 of 1% per month). This cap does not cover incentive fees, commodity brokerage fees, legal and accounting services or extraordinary expenses, but does include management fees and customary and routine administrative expenses of the Fund as well as periodic filing and reporting fees. Aggregate incentive fees may not exceed 15% of new trading profits. An additional 2% incentive fee, however, may be paid for each 1% by which the Fund’s aggregate fees and expenses are reduced below 6% annually.

The Fund’s brokerage fees may not exceed 14% of annual net assets or 80% of published retail rates. This cap includes brokerage fees and NFA, exchange, floor brokerage, give-up, user and clearing fees as well as any interest income retained by Citigroup Global Markets on Treasury bills purchased for the Fund. Net assets for purposes of this limitation excludes Fund assets not directly related to trading activity. Under its current fee structure, the Fund is estimated to pay less than 7% of net assets per year for brokerage and related transactional fees. Such fees may change in the future.

Offering and organizational expenses may not exceed 15% of aggregate subscriptions.

In addition, the limited partnership agreement prohibits the payment of management fees to any person who receives brokerage commissions or fees on transactions for the Fund, as well as the payment by any broker of rebates or give-ups to any advisor. This provision does not affect the payment of the fees and expenses described above.

Break-even Analysis

In order to “break-even” at the end of one year of trading, each $5,000 you invest must earn profits of $346.95 (at a Fund size of $818 million) or $342.78 (at a Fund size of $2 billion). The estimated fees and expenses that determine these amounts, which are shown below, have been calculated in the sequence used by the Fund. Therefore, each item of income and the related percentage of selling price per unit reflects the Fund’s effective cost structure.

	Estimated Fund Size
	$818,000,000	$2,000,000,000
Minimum Investment	$5,000.00	$5,000.00

	Dollar Amount	Percentage	Dollar Amount	Percentage
Advisor’s Management Fee (1)	$91.09	1.82%	$91.17	1.82%
Advisor’s Incentive Fee (2)	$0.38	0.01%	$0.13	0.01%
Brokerage Fees	$278.78	5.58%	$278.78	5.58%
Transaction Fees	$39.50	0.79%	$39.50	0.79%
Initial Offering and Organizational Expenses	$1.50	0.03%	$0.50	0.01%
Operating Expenses	$4.50	0.09%	$1.50	0.03%

Total Fees	$415.75	8.32%	$411.58	8.24%
Interest Income (3)	$(68.80)	(1.38)%	$(68.80)	(1.38)%

Amount of Trading Income Required for the Fund’s Net Asset Value per Unit at the End of One Year to Equal the Selling Price per Unit	$346.95		$342.78

Percentage of Selling Price per Unit		6.94%		6.86%

(1)	The Fund will pay its advisors monthly management fees at an annual rate of either 1.5% or 2% of net assets. The management fees are based on assets after they are reduced by brokerage charges accrued and certain other liabilities of the Fund.
(2)	The Fund will pay each advisor an incentive fee of 20% of new trading profits earned each calendar quarter. Incentive fees are calculated based on new trading profits after deducting all of the Fund’s expenses allocated to the advisor other than initial organizational and offering expenses.
(3)	Interest income was estimated at an annual rate of 1.72% on 80% of the Fund’s assets maintained in cash.

See “Fees and Expenses of the Fund” at page 20.

Selected Financial Data

	Year Ended December 31, 2004	Period from May 1, 2003 (commencement of trading operations) to December 31, 2003
Net realized and unrealized trading gains net of brokerage commissions and clearing fees of $38,203,750 and $6,933,408, respectively	$21,133,659	$10,056,819
Interest income	6,258,171	783,265

	$27,391,830	$10,840,084

Net income	$7,576,731	$4,144,757

Increase (Decrease) in net asset value per unit	$6.52	$(15.76	)*

Total Assets	$838,299,945	$305,912,725

Total Liabilities	$33,975,308	$21,373,467

Total Capital	$804,324,637	$284,539,258

*	The decrease in net asset value per unit does not correspond with the net income figure above for the period from May 1, 2003 (commencement of trading operations) to December 31, 2003 because of the timing of sales of additional units in relation to the fluctuating values of the Fund’s commodity interests.

Supplementary Financial Information

The following summary quarterly financial information presents the results of operations for the three month periods ended March 31, 2005 and December 31, September 30, June 30 and March 31, 2004. Net asset value per unit reflects financial statement values and not the price at which units were purchased or redeemed. This information has not been audited.

	First Quarter 2005	Fourth Quarter 2004	Third Quarter 2004	Second Quarter 2004	First Quarter 2004
Net realized and unrealized trading gains (losses) net of brokerage commissions and clearing fees including interest income	$(45,908,265)	$76,558,618	$(1,989,096)	$(91,337,959)	$44,160,267

Net Income (Loss)	$(50,624,699)	$71,539,727	$(5,429,573)	$(94,044,545)	$35,511,122

Increase (decrease) in net asset value per unit	$(59.24)	$88.79	$(8.58)	$(163.93)	$90.24

Net asset value per unit	$914.89	$974.13	$885.34	$893.92	$1,057.85

TRADING POLICIES

The Fund attempts to achieve its objectives through speculative trading in a diverse portfolio of commodity interests. The Fund does not intend to act as a dealer. The Fund will follow the trading policies set forth below:

1.  The Fund will invest its assets only in commodity interests that the advisors believe are traded in sufficient volume to permit ease of taking and liquidating positions.

2.  No advisor will initiate additional positions in any commodity interest if these positions result in aggregate positions requiring a margin of more than 66 2/3% of assets allocated to that advisor. Forward contracts in currencies will be deemed to have the same margin requirements as the same or similar futures contracts traded on the Chicago Mercantile Exchange. Swap contracts will be deemed to have margin requirements equivalent to the collateral deposits, if any, made with the swap counterparties.

3.  The Fund will not employ the trading technique commonly known as “pyramiding,” in which the speculator uses unrealized profits on existing positions as margin for the purchase or sale of additional positions in the same or related commodities.

4.  The Fund will not utilize borrowings, except short-term borrowings, if the Fund takes delivery of any cash commodities. Neither the deposit of margin with the commodity broker or swap dealer nor obtaining and drawing on a line of credit with respect to forward contracts or swaps shall constitute borrowing.

5.  From time to time, trading strategies such as spreads or straddles may be employed on behalf of the Fund. “Spreads” or “straddles” involve the simultaneous buying and selling of contracts on the same commodity but with different delivery dates or markets. The trader of these contracts expects to earn a profit from a widening or narrowing of the difference between the prices of the two contracts.

6.  The Fund will not permit the churning of its commodity trading accounts.

The general partner may alter trading policies Nos. 1, 2 and 5 without approval by the limited partners if the general partner determines that the change is in the Fund’s best interest. These determinations will be based upon factors deemed relevant by the general partner based on contemporaneous market conditions, including the performance of various futures markets, advisors and the risks associated with modified trading policies. You will be notified by mail within seven business days of any material changes in trading policies. The limited partners may also change the trading policies of the Fund in accordance with the Fund’s partnership agreement.

For additional discussion of the trading policies and your rights, see “Reports to Limited Partners” on page 128.

THE GENERAL PARTNER

Background

Citigroup Managed Futures LLC (formerly Smith Barney Futures Management LLC) is the general partner of the Fund. It is a limited liability company that is, like Citigroup Global Markets, wholly-owned by Citigroup Global Markets Holdings Inc. The general partner changed its form of organization from a corporation to a Delaware limited liability company effective October 1, 1999. Citigroup Global Markets Holdings Inc. is a wholly-owned subsidiary of Citigroup Inc. (“Citigroup”), a publicly held company whose shares are listed on the New York Stock Exchange and that is engaged in various financial service and other businesses. The general partner is the surviving corporation of the merger on August 2, 1993 of three commodity pool operators: Smith Barney Futures Partners, Inc., Lehman Brothers Capital Management Corp. and Hutton Commodity Management Inc.

The general partner is a commodity pool operator and a commodity trading advisor and a member of the NFA under the registration and membership of Smith Barney Futures Partners, Inc., which became registered with the CFTC as a commodity pool operator and a member of the NFA on September 2, 1986. The principal offices of the general partner are located at 399 Park Avenue—7th floor, New York, New York 10022; telephone (212) 559-2011.

Principals

The officers and directors of the general partner are David J. Vogel (President and Director), Daniel R. McAuliffe, Jr. (Chief Financial Officer and Director), Shelley Ullman (Senior Vice President and Director), Maureen O’Toole (Senior Vice President and Director), Jennifer Magro (Vice President and Director), Jerry Pascucci (Director) and Ihor G. Rakowsky (Secretary and Director). Each director holds office until his or her successor is elected, or until his or her earlier death, resignation or removal. Vacancies on the board of directors may be filled by appointment by the sole member of the general partner, Citigroup Global Markets Holdings Inc., or by unanimous vote of the remaining directors, depending on the circumstances of the vacancy. The officers of the general partner are designated by the general partner’s board of directors. Each officer holds office until his or her death, resignation or removal.

Mr. Vogel, age 60, is a Managing Director of Citigroup Global Markets and of Citigroup Alternative Investments and has been a Director of the general partner since August 2, 1993. In May 1996, he was appointed President of the general partner. From January 1993 to July 1993, Mr. Vogel was an Executive Vice President of Shearson Lehman Brothers Inc. (“SLB”). Formerly, Mr. Vogel was the chairman and CEO of LIT America, Inc. (September 1988 through December 1992) and an Executive Vice President of Thomson McKinnon Securities Inc. (June 1979 through August 1988). Mr. Vogel is currently a Director of the Institute for Financial Markets, and has served as a director of the Managed Funds Association. Mr. Vogel is also a past chairman of the Futures Industry Association, a past Director of Comex Clearing Corporation and the Comex Exchange and a past Governor of the Chicago Mercantile Exchange.

Mr. McAuliffe, age 55, is a Managing Director of Citigroup Global Markets and of Citigroup Alternative Investments. He became a Director of the general partner in April 1994 and the Chief Financial Officer of the general partner in August 2001. From 1986 through 1997 he was responsible for the marketing and sales of managed futures products, including public and private futures funds and managed account programs. Prior to joining SLB, Mr. McAuliffe was employed by Merrill Lynch Pierce Fenner & Smith and Citibank.

Ms. Ullman, age 46, is a Director of Citigroup Global Markets’ Futures Division and a Senior Vice President and Director of the general partner (since May 1997 and April 1994, respectively). Previously, Ms. Ullman was a First Vice President of SLB and a vice president and assistant secretary of a predecessor of the general partner, with responsibility for execution, administration, operations and performance analysis for managed futures funds and accounts.

Ms. O’Toole, age 47, is a Managing Director of Citigroup Global Markets and Citigroup Alternative Investments and a Senior Vice President and Director of the general partner (since May 1997 and August 2001, respectively). Ms. O’Toole is National Sales Director for Citigroup Alternative Investments products distributed by Smith Barney. Prior to joining Citigroup Global Markets in March 1993, Ms. O’Toole was the director of managed futures quantitative analysis at Rodman and Renshaw from 1989 to 1993. Ms. O’Toole began her career in the futures industry in 1981 when she joined Drexel Burnham Lambert in the research department of the Financial Futures Division.

Ms. Magro, age 33, is a Director of Citigroup Alternative Investments, a Director of the

general partner and a Vice President of the general partner (since August 2001). She was appointed a Director of the general partner in May 2005. Since March 1999, Ms. Magro has been responsible for the accounting and financial and regulatory reporting of Citigroup’s managed futures funds. Prior to joining Citigroup Global Markets in January 1996, Ms. Magro was employed by Prudential Securities Inc.

Mr. Pascucci, age 35, is a Director of Citigroup Alternative Investments. He was appointed a Director of the general partner and Chief Investment Officer of the general partner’s Investment Committee in May 2005. Mr. Pascucci has been responsible for trading advisor selection, due diligence and portfolio construction for managed futures funds and accounts since 1999. Between 1996 and 1999, Mr. Pascucci served as a Senior Credit Risk Officer for Citigroup Global Markets, focused primarily on market and counterparty risks associated with Citigroup Global Markets’ commodity pool and hedge fund clients. Prior to joining Citigroup Global Markets, Mr. Pascucci was employed (since 1992) by ABN AMRO North America at its European American Bank subsidiary as a corporate banking officer.

Mr. Rakowsky, age 52, is a Director and Associate General Counsel in the law department of Citigroup Alternative Investments, which he joined in September 1999 and where he provides legal counsel to various business units specializing in structuring, managing and administering alternative investment products. Mr. Rakowsky became Secretary and a Director of the general partner in May 2005. Previously, Mr. Rakowsky was an associate attorney with Battle Fowler LLP and in-house counsel with The Chase Manhattan Bank, N.A. and The CIT Group.

Legal Actions

There have been no material administrative, civil or criminal actions within the past five years against the general partner or any of its individual principals and no such actions are currently pending.

Investment by the General Partner

The limited partnership agreement requires the general partner to maintain a cash investment in the Fund at least equal to the greater of (1) an amount that will entitle the general partner to an interest of at least 1% in each material item of Fund income, gain, loss, deduction or credit and (2) the greater of (a) 1% of capital contributions or (b) $25,000. The general partner shares in profits and losses of the Fund in proportion to its share of Fund capital.

In order to form the Fund as a partnership, the general partner and Mr. David Vogel each contributed $1,000 for one unit of partnership interest. The general partner has subsequently purchased additional units in order to maintain the level of investment required by the limited partnership agreement as described above. As of March 31, 2005 the general partner owned 8,799.7212 units of general partnership interest. Neither the general partner nor the advisors nor any of their principals owns any other beneficial interest in the Fund although they are not precluded from purchasing units in the future. The general partner, Citigroup Global Markets and their principals and employees may purchase units equal in price to less than 10% of the total contributions to the Fund.

Business and Practices of General Partner

The general partner employs a team of approximately 20 professionals whose primary emphasis is on attempting to maintain quality control among the advisors to the funds operated or managed by the general partner. The general partner’s due diligence professionals use proprietary technology and on-site evaluations to identify, select and monitor new and existing futures money managers. The accounting and operations staff provide processing of subscription and redemptions and reporting to limited partners and regulatory authorities. The general partner also includes staff involved in marketing and sales support.

In selecting advisors for the Fund, the general partner will consider past performance, trading style, volatility of markets traded and fee requirements. Each current advisor has a minimum of five years of performance, and the general partner believes each has a trading style that blends well with the other advisors. Each of the advisors will be responsible for trading only the assets of the Fund allocated to it. Each advisor will trade independently of the others.

The general partner has an extensive track record in the managed futures industry and ranks among the top tier of similar general partners in terms of money under management (based upon data collected from Managed Account Reports, LLC, a managed futures industry publisher).

Over the past 25 years, the general partner and its predecessor firms have sponsored and established more than 50 commodity pools and programs with aggregate assets in excess of $3 billion. As of March 31, 2005, the general partner acted as general partner or trading manager to 25 active public, private and offshore pools with assets of approximately $2.5 billion. The general partner receives no compensation for 13 of these funds. For eleven of the funds, the general partner receives fees ranging from 0.25% to 1.0% of net assets per year. For two (including one of the eleven funds for which the general partner receives a net asset fee), the general partner receives a 5% performance-based fee. The performance of the public and private pools (other than certain exempt accounts) operated by the general partner through March 31, 2005 appears beginning on page 31.

Duties of the General Partner

The general partner administers the business and affairs of the Fund including the Fund’s relationships with its advisors. Duties relating to the advisors include:

•	selection, appointment and termination of the trading advisors;

•	negotiation of the advisory agreements;

•	allocations and reallocations of assets among the trading advisors;

•	monitoring the activity of the trading advisors; and

•	due diligence examinations of the trading advisors.

In addition, the general partner prepares the books and records and provides the administrative and compliance services that are required by law or regulation from time to time in connection with operation of the Fund. These services include the preparation of required books and records and reports to limited partners, government agencies and regulators; computation of net asset value; calculation of fees; effecting subscriptions, redemptions and limited partner communications; and preparation of offering documents and sales literature.

The provisions in the limited partnership agreement relating to the fiduciary duty of the general partner are discussed under “The Limited Partnership Agreement—Fiduciary Responsibility of the General Partner.”

Performance History of the Fund

Citigroup Diversified Futures Fund L.P.

May 1, 2003 (Commencement of Trading Operations) to March 31, 2005

Monthly Percentage Rate of Return	2005	2004	2003
January	(7.11)%	0.66%	—
February	(0.16)	8.69	—
March	1.26	(0.16)	—
April	—	(8.80)	—
May	—	(2.25)	6.87%
June	—	(5.24)	(9.68)
July	—	(1.08)	(6.94)
August	—	(2.38)	2.06
September	—	2.54	(2.02)
October	—	5.68	4.33
November	—	4.24	(2.64)
December	—	(0.14)	6.24

Annual (or Period) Rate of Return	(6.09)%	0.51%	(3.07)%

Type of Pool:	Public, Multi-Advisor
Inception of Trading:	May 1, 2003

Aggregate Subscriptions:	$947,086,000	(3/05)
Current Net Asset Value:	$817,788,948	(3/05)
Current Net Asset Value per Redeemable Unit:	$915.16	(3/05)

Worst Monthly Percentage Draw-Down:	9.68%	(6/03)
Worst Peak-to-Valley Draw-Down:	19.18%	(5/03-8/04 )*

Terms are defined and notes to this table appear at page 35.

* See note (c) on page 35.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The above table reflects the performance of the Fund since inception. Drury, Graham, JWH and Willowbridge have traded on behalf of the Fund since trading operations commenced. Aspect and CFM began trading for the Fund on January 1, 2004. Winton began trading for the Fund on December 1, 2004. Information appearing in the table is based on the Fund’s net asset value calculated without any accrued liability for organizational and offering expenses of the initial offering period. Therefore, the table reflects the net asset value at which units may be purchased or redeemed.

The Fund’s 2004 annual report begins on page 155.

During the period from January 1, 2005 through March 31, 2005, the Fund had realized and unrealized losses of $36,732,019 before the deduction of commissions and other expenses. Brokerage commissions of $12,336,888 and management and incentive fees and other expenses of $4,716,434 were deducted from trading losses during this period.

The amount of interest income earned by the Fund depends on the average daily equity maintained in cash in the Fund’s account and upon interest rates over which neither the Fund nor Citigroup Global Markets has control. During the period from January 1, 2005 through March 31, 2005, the Fund earned interest income of $3,160,642.

All performance information is set forth in capsule format as required by CFTC rules. However, complete details of the Fund’s performance record will be made available upon request to the general partner.

Other Pools Operated by the General Partner

Citigroup Managed Futures LLC offers other pools that have one or more than one trading advisor but whose performance may differ from the Fund’s. Differences are due to combinations of different trading advisors and programs traded as well as different partnership or organizational structures, types of investors, fees and expenses. The investment objective of each of the pools is capital appreciation through speculative trading. Tables 1 and 2 below set forth the performance of the other pools that the general partner has operated during the past five years.

Table 1 sets forth the performance of commodity pools that the general partner currently operates for the period January 2000 through March 31, 2005. Table 2 sets forth the performance of commodity pools that the general partner previously operated for the period January 2000 through March 31, 2005, which have ceased trading operations as of March 31, 2005.

The general partner performs the same administrative duties for each of the pools that it operates. Generally, for the pools to be profitable, the advisors’ programs must work well with movements in interest rates, prices of underlying commodities and foreign exchange rates. Trendless and volatile markets are not conducive to the programs employed by advisors to the general partner’s funds. Such conditions tend to lead to losses.

During 2002 persistent price trends in several major markets generally existed resulting in net profits for most of the general partner’s funds. Specifically, interest rates fell consistently throughout the year, the U.S. dollar declined in value against the Euro and other major currencies and sustained trends existed in energy and precious metals prices.

In contrast, 2004 was a challenging year for commodity trading advisors. While results can generally be seen to be positive for most funds in Table 1, the year was characterized by three phases typical to trend-following trading advisors. The first quarter saw strong positive performance as many of the trends in financial and commodity markets that had produced successful returns for 2003 continued into mid-March. In the later half of March, several of these strong trends, notably lower interest rates, weak US dollar, and rising commodity prices reversed precipitously. This began a period of initially extreme price volatility for several months that then settled into a period of price volatility in narrow bands in market sectors with no discernible trends. Evidence of this was seen in directionless stock prices, interest rates and commodity prices other than energy. While the US dollar declined and energy prices rose, profits in these sectors were not sufficient to offset losses in interest rates, metals and agricultural products. By the end of the third quarter, most funds and advisors were in loss situations for the year. But by the beginning of the fourth quarter, two trends accelerated — energy prices increased and the US dollar declined — and produced a profitable fourth quarter which absorbed most of the prior periods’ losses and permitted most funds to have a profitable overall year.

As of March 31, 2005, each fund listed in Table 1 had a net asset value in excess of its initial offering amount except the Fund, Citigroup Fairfield Futures Fund II (“Fairfield II”) and Citigroup Emerging CTA Portfolio (“Emerging CTA”). This situation is attributable to the failure of the trading systems employed by the advisors to those funds to speculate profitably over the period tabulated.

The Fund’s performance is discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 143.

In the case of Fairfield II, which commenced trading March 15, 2004, losses were incurred initially when the fund began trading as the result of price trend reversals and subsequently,

as a result of non-trending and volatile markets for much of the period since April 2004. Other than profitable trading in a few narrow markets, notably crude oil, grains and non-U.S. interest rates, the other markets, particularly, U.S. interest rates and currencies have not provided trending opportunities conducive to the advisor’s trading strategies.

Emerging CTA is a “blind pool” of between five and fifteen early stage commodity trading advisors. Its failure to produce results above its initial starting value is primarily the result of losses incurred by the fund’s trend-following advisors offsetting gains produced by the fund’s discretionary, non-trend-following advisors due to the market conditions discussed above with respect to Fairfield II.

There is no assurance that a combination of advisors, programs or market factors that produced positive results in the past will do so again in the future. Please see “The Risks You Face — Commodity Trading Risks” beginning on page 9 for a discussion of the market factors that can result in substantial losses.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Table 1

Capsule Performance of Other Pools Currently Operated by

Citigroup Managed Futures LLC

for the Period January 2000 Through March 31, 2005

	Type of Pool	Inception of Trading	Aggregate Subscriptions $ (000)	Current Total NAV $ (000)	Largest Monthly Percentage Draw- Down		Largest Peak-to-Valley Draw-Down		Percentage Annual Rate of Return (Computed on a Compounded Monthly Basis)
Name of Pool					Percent (%)	Date	Percent (%)	Time Period	2000	2001	2002	2003	2004	2005
Shearson Select Advisors Futures Fund	P	Jul-87	50,507	3,212	18.47	(Nov-01)	46.24	(Jun-99 to Sep-00)	7.03	1.58	39.24	17.28	1.72	(23.05)
Hutton Investors Futures Fund II	P, A	Jul-87	30,304	16,818	14.91	(Nov-01)	33.07	(Jun-99 to Sep-00)	10.89	1.45	32.54	15.73	6.75	(20.45)
Shearson Mid-West Futures Fund	1	Dec-91	60,804	20,193	15.53	(Nov-01)	46.07	(Sep-98 to Sep-00)	0.09	(3.05)	31.72	3.29	11.25	(21.07)
Smith Barney Global Markets Futures Fund	1,A	Aug-93	20,226	5,237	10.72	(Nov-01)	18.43	(Feb-04 to July-04)*	14.71	2.06	23.02	13.44	11.19	(7.47)
Smith Barney Diversified Futures Fund	P, A	Jan-94	257,069	63,968	10.68	(Nov-01)	27.14	(Apr-99 to Apr-02)	(6.85)	(4.34)	22.15	15.38	6.70	(5.75)
Smith Barney Mid-West Futures Fund II	1	Sep-94	104,308	20,196	15.52	(Nov-01)	46.19	(Sep-98 to Sep-00)	(0.42)	(3.11)	31.68	2.94	11.14	(21.08)
Smith Barney Tidewater Futures Fund(i)	1	Jul-95	64,683	42,099	20.63	(Nov-01)	38.20	(Mar-01 to Apr-02)	8.75	(20.04)	22.27	44.84	5.15	(8.57)
Smith Barney Diversified Futures Fund II	P, A	Jan-96	161,874	58,408	13.02	(Nov-01)	27.40	(Apr-99 to Apr-02)	10.44	(7.74)	19.69	15.94	2.79	(7.61)
Smith Barney Westport Futures Fund	P	Aug-97	219,073	122,930	15.41	(Jan-05)	35.16	(Feb-03 to July-04)*	16.29	(2.20)	27.48	4.36	12.07	(20.82)
Smith Barney Potomac Futures Fund(i)	1	Oct-97	219,984	168,974	10.57	(Nov-01)	16.51	(Oct-01 to Apr-02)	7.98	(0.42)	11.38	17.24	3.97	(5.28)
Smith Barney AAA Futures Fund	1	Mar-98	139,918	194,235	22.52	(Feb-03)	35.73	(May-99 to Jul-00)	24.01	34.74	36.45	(26.31)	46.40	26.30
Salomon Smith Barney Global Diversified Futures Fund	P, A	Feb-99	99,847	42,885	7.11	(Apr-04)	17.88	(Feb-04 to Feb-05)*	5.74	4.06	12.21	17.23	(3.58)	(4.42)
Salomon Smith Barney Orion Futures Fund(i)	1,A	Jun-99	162,973	134,117	12.50	(Mar-03)	33.64	(May-99 to Jul-00)	18.87	5.38	21.90	(5.22)	24.39	8.87
Salomon Smith Barney Diversified 2000 Futures Fund	P, A	Jun-00	197,619	157,939	12.09	(Nov-01)	21.70	(Oct-01 to Apr-02)	6.15	(3.53)	13.01	12.65	3.33	(8.76)
Salomon Smith Barney Fairfield Futures Fund	1	Jun-02	151,526	100,043	12.67	(Sep-03)	17.14	(May-03 to Sep-03)	—	—	47.99	20.83	(1.35)	(17.00)
Salomon Smith Barney AAA Energy Fund II	1	Jul-02	200,369	189,129	22.55	(Feb-03)	33.27	(Dec-02 to Mar-03)*	—	—	7.89	(26.84)	45.66	26.13
Citigroup Diversified Futures Fund	P, 3	May-03	947,086	817,789	9.68	(Jun-03)	19.18	(May-03 to Aug-04)*	—	—	—	(3.07)	0.51	(6.09)
Citigroup Fairfield Futures Fund L.P. II	1	Mar-04	102,825	79,837	8.63	(Apr-04)	19.97	(Mar-04 to Aug-04)*	—	—	—	—	(9.18)	(9.36)
Citigroup Emerging CTA Portfolio	1	Aug-04	37,180	34,914	1.93	(Jan-05)	5.31	(Aug-04 to Feb-05)*	—	—	—	—	(2.35)	(3.69)
CMF Winton Feeder I	1	Nov-04	9,800	8,232	5.01	(Jan-05)	5.81	(Nov-04 to Jan-05)*	—	—	—	—	5.62	5.01

Notes follow Table 2

*	Indicates the pool is in a current draw-down. See Notes following Table 2.

Note (i) —	During the period March 1, 1999 (or inception where applicable) through March 31, 2001, SFG Global Investments, Inc. was the general partner and commodity pool operator and Citigroup Managed Futures LLC was the trading manager for these pools.

Type of Pool Legend

1 — Privately Offered

2 — Principal Protected

3 — Multi-Advisor (no advisor is allocated more than 25% of a pool’s funds available for trading).

A— More than one trading advisor but not a multi-advisor pool as that term is defined in Part 4 of the regulations of the CFTC.

P — Public

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Table 2

Capsule Performance of Other Pools Previously Operated by Citigroup Managed Futures LLC

for the Period January 2000 Through March 31, 2005 and Which Have Ceased Trading Operations as of March 31, 2005

	Type of Pool	Inception of Trading	Termination Date	Aggregate Subscriptions $ (000)	NAV Before Termination $ (000)	Largest Monthly Percent Draw-Down		Largest Peak-to-Valley Draw-Down		Percentage Annual Rate of Return (Computed on a Compounded Monthly Basis)
Name of Pool						Percent (%)	Date	(%)	Time Period	2000	2001	2002	2003	2004	2005
F-1000 Futures Fund Michigan Series I	1,2,A	May-94	May-00	10,697	12,750	1.70	(Apr-00)	12.40	(Sept-98 to Apr-00)*	(1.55)	—	—	—	—	—
F-1000 Futures Fund Michigan Series II	1,2,A	Jun-95	May-00	20,490	24,002	1.87	(Feb-00)	15.51	(Sept-98 to Mar-00)*	(1.65)	—	—	—	—	—
SB/Michigan Futures Fund	1,A	Jul-96	May-00	11,591	14,414	4.24	(Apr-00)	6.52	(Jan-00 to Apr-00)	3.98	—	—	—	—	—
Smith Barney International Currency Fund	P, A	Mar-92	Oct-01	32,312	515	7.80	(Feb-01)	45.44	(Aug-98 to Feb-01)*	(21.32)	(11.56)	—	—	—	—
Salomon Smith Barney Riverton Futures Fund	1	Feb-98	Aug-02	14,506	691	17.59	(Nov-01)	47.33	(Sept-98 to Oct-00)*	4.31	(15.34)	(1.47)	—	—	—
Smith Barney Principal Plus Futures Fund	P, 2, A	Nov-95	Feb-03	37,507	11,989	3.27	(Feb-02)	19.84	(Sept-98 to Jul-00)	(0.91)	7.36	9.36	(0.42)	—	—
Smith Barney Principal Plus Futures Fund II	P, 2,A	Aug-96	Nov-03	22,581	11,574	6.54	(Mar-03)	17.78	(Sep-98 to Jul-00)	9.74	4.34	9.59	2.58	—	—
Smith Barney Equity Plus Futures Fund	1	Jun-01	Apr-04	13,943	1,243	9.37	(Sep-02)	26.09	(May-01 to Mar-03)*	—	(6.73)	(17.14)	10.29	3.95	—

Notes follow Table

*  Indicates the pool was in a current draw-down at termination. See Notes following Table.

Type of Pool Legend

1 — Privately Offered

2 — Principal Protected

A — More than one trading advisor but not a multi-advisor pool as that term is defined in Part 4 of the Regulations of the CFTC.

P — Public

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

NOTES TO THE FUND’S TABLE (PAGE 30) AND TABLES 1 AND 2

POOLS OPERATED BY CITIGROUP MANAGED FUTURES LLC

(a)	“Draw-Down” is defined as losses experienced by a pool over a specified period of time.

(b)	“Largest Monthly Draw-Down” is the largest monthly loss experienced by the pool in any calendar month expressed as a percentage of the total equity in the pool and includes the month and year of such draw-down.

(c)	“Largest Peak-to-Valley Draw-Down” is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by the pool during a period in which the initial month-end net asset value of such draw-down is not equaled or exceeded by any subsequent month’s ending net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated. In the case where the pool is in a current draw-down or was in a current draw-down at the termination date, the month of the lowest net asset value of such draw-down is marked by an (*) asterisk.

For purposes of the Largest Peak-to-Valley Draw-Down calculation, any peak-to-valley draw-down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

(d)	“Annual (or Period) Rate of Return” is calculated by compounding the Monthly ROR (as described below) over the months in a given year, that is, each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One (1) is then subtracted from the product and the result is multiplied by one hundred (100).

Monthly rate of return (“Monthly ROR”) is calculated by dividing each month’s net performance by the corresponding beginning net asset value adjusted for time-weighted additions or time-weighted withdrawals.

THE ADVISORS

The general partner has selected Aspect, CFM, Drury, Graham, JWH, Willowbridge and Winton as the Fund’s trading advisors. Each advisor will manage the Fund’s assets in accordance with its trading policies. The general partner, in its sole discretion, may invest the Fund’s assets in other commodity pools advised by any advisor to the Fund including other funds for which the general partner serves as general partner or in a similar capacity. Drury, Graham, JWH and Willowbridge have been trading for the Fund since inception. Aspect and CFM began trading for the Fund on January 1, 2004. Winton began trading for the Fund on December 1, 2004. As of March 31, 2005, the allocation of Fund assets among the advisors was as follows:

Aspect	16.09%

CFM	16.48%

Drury	16.27%

Graham	12.38%

JWH	14.08%

Willowbridge	14.80%

Winton	9.90%

The general partner may modify these allocations at any time in its sole discretion. Future allocations to the advisors or additional advisors will be made at the discretion of the general partner.

Based on historical trading patterns of the advisors, approximately 65% of the Fund’s portfolio is expected to be concentrated in the global financial futures markets, including contracts on U.S. and international interest rates and global stock market indices and foreign currency contracts.

Approximately 35% of the Fund’s portfolio is expected to be in other futures markets, including energy, metals and agricultural products. This portfolio concentration may change in the future as allocations to the existing advisors change, advisors are removed or change strategies and new advisors are added to the Fund. The Fund does not currently intend to trade security futures (futures contracts on single securities or narrow-based indices of securities) but may do so in the future.

Sectors and Contracts Traded by Advisors

Approximate Market Sector Distribution

for the period April 1, 2004 through March 31, 2005

The market sector distribution includes exchange-traded and non-exchange-traded instruments. The allocation of risk exposure in the pie chart represents the aggregate average risk exposures of the advisors for the period April 1, 2004 (December 1, 2004 for Winton) through March 31, 2005. The general partner calculated the risk exposures using an aggregate of the Fund’s actual accounts traded by each advisor. The individual allocations of risk exposure for each advisor (that make up the aggregate) appear in their respective sections that follow.

As of March 31, 2005, the advisors monitored and may trade futures and other derivative contracts in the following markets. Markets monitored and traded may change in the future.

Long-Term Interest Rates

U.S./Canada

Treasury 2-yr Notes

Treasury 5-yr Notes

Treasury 10-yr Notes

Treasury 30-yr Bonds

Canadian 10-yr Bonds

Europe

German 2-yr Schatz

German 5-yr Bobl

German 10-yr Bund

Swiss Bond

UK 10-yr Long Gilt

Asia/Pacific

Australian 3-Year Bond

Australian 10-Year Bond

Japanese 10-Year Government Bond

Short-Term Interest Rates

U.S./Canada

Eurodollar

Fed Funds

Canadian Bankers Acceptances

Europe

Short Sterling

Euroswiss

Euribor

Asia/Pacific

Euroyen

Australian Banks Bills

Stock Indices

S&P 500 Index

S&P Midcap

Dow Jones Index

NASDAQ 100

Russell 2000

DJ Euro Stoxx 50 Index

FTSE (UK)

DAX (Germany)

CAC-40 (France)

Ibex (Spain)

S&P/MIB (Italy)

AEX Netherlands

OMX (Sweden)

TSE-60 (Canada)

SPI 200 (Australia)

Hang Seng Index (Hong Kong)

Nikkei Index (Japan)

TOPIX (Japan)

MSCI Taiwan Index

Currency Cross Rates

British Pound/Australian Dollar

British Pound/Canadian Dollar

British Pound/Japanese Yen

British Pound/Swiss Franc

British Pound/Swedish Krona

Euro/Australian Dollar

Euro/Swedish Krona

Euro/Canadian Dollar

Euro/Japanese Yen

Euro/British Pound

Euro/Mexican Peso

Euro/New Zealand Dollar

Euro/Swiss Franc

Euro/Czech Koruna

Euro/Hungarian Forint

Euro/Norwegian Krone

Euro/Swedish Krone

Euro/Polish Zloty

Euro/South African Rand

Swiss Franc/Swedish Krona

Swiss Franc/Japanese Yen

Canadian Dollar/Japanese Yen

Canadian Dollar/Swiss Franc

Australian Dollar/Japanese Yen

Australian Dollar/New Zealand Dollar

Australian Dollar/Swiss Franc

Mexican Peso/Japanese Yen

Currencies

U.S./Americas

Brasilian Real

Dollar Index

Canadian Dollar

Mexican Peso

Chilean Peso

Europe

British Pound

Euro

Swiss Franc

Czech Koruna

Swedish Krone

Norwegian Krone

Hungarian Forint

Polish Zloty

Russian Ruble

Asia/Pacific

Australian Dollar

Hong Kong Dollar

Japanese Yen

New Zealand Dollar

Singapore Dollar

Taiwan Dollar

Thai Baht

Indian Rupee

South Korean Won

Africa

South African Rand

Agriculture

Grains/Oilseed

Soybeans

Soybean Oil

Soybean Meal

Corn

Wheat

Rough Rice

Oats

Canola

Softs

Coffee

Cocoa

Sugar

Orange Juice

Cotton

Livestock

Lean Hogs

Live Cattle

Feeder Cattle

Pork Bellies

Lumber

Energy Crude Oil (West Texas Intermediate) Brent Crude Oil Gas Oil Natural Gas Heating Oil Unleaded Gasoline Kerosene	Metals Precious Gold Silver Palladium Platinum	Base Aluminum Copper Lead Nickel Tin Zinc

Advisor Descriptions

The following advisor descriptions include background information, information concerning each advisor’s trading strategy and performance record. You should note that the summaries of trading strategies were prepared by each advisor and may emphasize different aspects of each advisor’s trading. Consequently, comparison and analysis of the strategies may prove difficult or impossible. Since each advisor’s trading strategies are proprietary and confidential, their descriptions here are general in nature. The general partner, however, has evaluated the merits of each advisor’s trading strategies and results in the course of its due diligence process. The investment objective of each of the advisors’ programs is capital appreciation through speculative trading. The advisors utilize different strategies among their programs in attempting to achieve this objective.

There have been no material administrative, civil or criminal actions within the past five years against any advisor or its principals and no such actions are currently pending.

Actual performance records for each advisor are presented as one or more Tables A in each advisor’s section.

Table B-1 for each advisor presents the performance of each program to be traded for the Fund for the period January 2000 through the month before they began trading for the Fund, adjusted to take into account the brokerage, management and incentive fees and other expenses (including expenses of the initial offering) to be paid by the Fund and interest to be earned by the Fund (i.e., Table B-1 shows pro forma results).

Table B-2 for each advisor presents the actual performance of that advisor’s trading on behalf of the Fund through March 31, 2005.

As required by CFTC regulations, the rates of return presented are net of all fees, charges and other payments made by accounts presented.

All performance information is set forth in capsule format as required by CFTC rules. However, complete details of each advisor’s performance record traded for the Fund will be made available upon request to the general partner.

As of March 31, 2005, the aggregate funds under management by the advisors in commodity interest accounts were $15.3 billion (including the nominal account size of any partially funded accounts).

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Aspect Capital Limited

Background

Aspect Capital Limited (“Aspect”) is a limited liability company registered in England and Wales, which is regulated in the United Kingdom by the Financial Services Authority. Since October 2003, Aspect has been registered with the SEC as an investment advisor. Aspect is a member of the NFA and has been registered with the CFTC as a CTA and CPO since 1999. As of March 31, 2005, Aspect had approximately $2.7 billion (including the nominal account size of any partially funded accounts) under management. The main business address of Aspect is 103 Wigmore Street, London, W1U 1QS, United Kingdom. Aspect’s telephone number in London is 44-20-7170-9700.

Aspect was established in 1997 by Martin Lueck, Anthony Todd, Eugene Lambert and Michael Adam, all of whom were involved in the development of Adam, Harding and Lueck Limited (“AHL,” now called Man Group PLC). Aspect currently has a team of 108 people with a strong focus on research and implementation.

Principals

The principals of Aspect are Martin Lueck, Anthony Todd, Robert Wakefield and Michael Adam. RMF Investment Management is direct owner of more than 20% of the issued share capital of Aspect.

Martin Lueck, 43, serves as Research Director: Products. In 1987, Mr. Lueck founded AHL together with Messrs. Adam and Harding. Initially, Mr. Lueck focused on trading system research, before taking on responsibility for the further development of the proprietary software language which provided the platform for all of AHL’s product engineering and implementation.

After the sale of AHL to the ED&F Man Group plc in 1994, Mr. Lueck left in 1995 to develop a publishing business. He returned to futures trading in 1997, co-founding Aspect. Before founding AHL in 1987, Mr. Lueck was an executive at Nomura International in 1984 and a Director of Research at Brockham Securities Limited, a London-based CTA, from 1984 to 1987. Mr. Lueck holds an MA in Physics from Oxford University.

Anthony Todd, 44, serves as Chief Executive Officer. Mr. Todd joined AHL in 1992 and was appointed Director of Product Development in 1993. Following the sale of AHL to ED&F Man Group plc in 1994, Mr. Todd was the Director of Marketing and Institutional Sales from 1995 until his departure in 1997 to establish Aspect. From 1990 to 1992, Mr. Todd was a Strategy Consultant with Mars & Co., a Paris based company. From 1983 until 1989, Mr. Todd was an analyst and sales trader in the Institutional Fixed Income Group at UBS Phillips and Drew, and was appointed an Assistant Director in 1987. Mr. Todd holds a BA in Physics from Oxford University and an MBA from INSEAD.

Robert Wakefield, 34, serves as Chief Operating Officer. Mr. Wakefield joined Aspect in May 2000 having spent six years working for Tullett and Tokyo in London and New York on their institutional futures and options sales desk, and then (from 1999-2000) for ED&F Man International as a Senior Broker in institutional and options sales. His responsibilities were the building and servicing of a large, high volume, institutional client base executing futures, exchange traded options, bonds and equities. Mr. Wakefield has extensive experience in the mechanics of financial markets and Automated Trading Platforms. Mr. Wakefield attended Bath University, where he studied economics.

Michael Adam, 44, has served as a Non-Executive Director at Aspect since 1997, and was appointed as Director of Risk Management in 2003 and in 2004 was appointed Aspect’s Chief Investment Officer. Mr. Adam is non-executive Director of GFInet, a leading derivatives broker. In 1994, after leaving AHL, Mr. Adam co-founded a software company, called Inventure, where he acted as Chairman.

Inventure provided the foreign exchange option evaluation software, Fenics, and the trader analytical tool, Ranger, formerly developed for Paul Tudor Jones. Mr. Adam was a Director of Brockman Securities Limited from 1982 to 1987, with particular responsibility for the design and implementation of quantitative trading systems. In 1987, Mr. Adam formed AHL with Martin Lueck and David Harding. From 1991 to 1993, Mr. Adam was Managing Director of Adam Harding & Lueck AG in Switzerland, with responsibility for building its brokerage, execution and administrative operations. From 1993 to 1994, Mr. Adam was Managing Director of AHL in London. Mr. Adam was awarded a scholarship to study Physics at Magdalen College, Oxford.

Trading Approach

Central to Aspect’s strategy is a systematic approach to speculative futures trading. Aspect believes that market behavior is not 100% random and that there are statistically predictable movements which can be identified and captured. Aspect believes that the key to finding these movements is rigorous research. Aspect has built up a historical database of fundamental and price data for numerous markets worldwide and has tested its investment theories over many years of data using proprietary technology and a statistical research process. Aspect’s trading approach is guided by the following principles:

•	Discipline

Aspect believes that one of the keys to successful trading is discipline. Aspect has attempted to capitalize on the expert knowledge of its principals to research sets of trading rules which have been rigorously tested over fourteen years of market history. These trading rules are strictly adhered to with no human intervention or discretionary overlay. The detailed research process has been combined with the principals’ experience in the computer automation of quantitative trading systems in order to develop and implement Aspect’s strategy. Aspect believes that this approach has the following benefits:

Speed

Rapid analysis of market data and efficient order execution.

Discipline

Rigorous implementation of the results of statistically based research.

Risk Management

Real time comprehensive risk management.

Aspect has built its technology architecture using leading edge techniques, resulting in a system which Aspect believes is highly responsive to market movements.

•	Diversification

The combined actions of market participants drive the price action in any market, and Aspect believes that every investor has a slightly different strategy, time horizon and risk tolerance. At any given moment in a market, short term traders may be dominant or longer term investors may be the main driving force. As a result, Aspect applies a range of different styles in its programs in an attempt to capitalize on the price action triggered by different investors. Aspect believes that utilizing multiple trading strategies in the same program provides an important level of diversification.

In each market, Aspect applies multiple trading systems. The choice of which markets and strategies to include depends upon the program. Strategies have been selected in an effort to maximize portfolio diversification.

•	Efficiency

Aspect implements its systems through a highly efficient operational infrastructure.

Aspect believes that the speed of analysis and order execution are key determinants of slippage and therefore profitability. Aspect has designed its implementation environment such that positions can be reviewed and, if necessary, trades signalled in less than a second.

Ongoing Research

Aspect has recruited a research team of experienced professionals who are responsible for pursuing Aspect’s research strategy. The research process focuses on translating hypotheses regarding market behavior into practical, automated trading systems and testing those hypotheses using historic market data. All historic analysis is subjected to rigorous statistical analysis in an attempt to minimize the risk and to maximize the robustness of the approach. Once selected, hypotheses form the basis for long-term projects which can take many months to complete.

As a consequence of this research process, Aspect will, from time to time, change or refine the systems used to implement its program. Clients will not be informed of such changes unless those changes are deemed material.

Aspect Diversified Program

Aspect will trade its Diversified Program on behalf of the Fund. The portion of the Fund’s assets that are currently allocated to Aspect for trading do not trade commodity interests directly. Aspect’s allocation of the Fund’s assets is currently invested in CMF Aspect Master Fund L.P., a New York limited partnership (the “Aspect Master Fund”). The Aspect Master Fund was formed in order to permit accounts managed now or in the future by Aspect using the Diversified Program to invest together in one trading vehicle. The general partner is also general partner to the Aspect Master Fund. The general partner and Aspect believe that trading through this master/feeder structure should promote efficiency and economy in the trading process.

The Aspect Diversified Program is a systematic global futures trading program which implements momentum-based models (i.e., models that analyze the rate of change of prices) over multiple time frames (days, weeks and/or months). Its goal is the generation of significant medium-term capital growth independent of stock and bond market returns. This program continuously monitors price movements in a wide range of global financial, currency and commodity markets, searching for profit opportunities over different time-frames.

Aspect has designed the Aspect Diversified Program to have broad market diversification. Aspect believes that its quantitative resources are sufficient to enable it to design and implement a broadly diversified portfolio with a significant allocation to numerous different markets.

Aspect’s Diversified Program trades over 100 markets in seven major market sectors: currencies, energy, metals, stock indices, bonds, agricultural commodities and interest rates. Aspect continuously searches for new, liquid and uncorrelated markets to incorporate in the program with the aim of improving the program’s reward/risk ratio and capacity. Aspect has no market or sector preferences, believing that profitability can be achieved in the long-term in all markets.

The key factors in determining the program’s asset allocation are correlation and liquidity. Correlations are analyzed at the sector, sub-sector, economic block and market levels with the goal of designing a portfolio which is highly diversified.

For the period April 1, 2004 through March 31, 2005, the average allocation of risk exposure for the Aspect Diversified Program in the Fund was:

Foreign Exchange	17.0%
Interest Rates	37.2%
Stock Indices	17.6%
Agriculture	6.4%
Metals	9.4%
Energy	12.4%

Past Performance of Aspect

Table A-1 reflects the performance results of a single pool account that is traded according to Aspect’s Diversified Program for the period January 1, 2000 through March 31, 2005. This account is presented as representative of Aspect’s Diversified Program.

Table A-2 reflects the performance results of, (i) a single pool account that is traded according to Aspect’s Currency Program for the period November 2001 (inception of account trading) through March 31, 2005, (ii) a single pool account that is traded according to Aspect’s Master Program for the period January 2002 (inception of account trading) through March 31, 2005, and (iii) a single pool account that was traded according to Aspect’s Trading Program for the period September 2000 through March 31, 2005. These accounts are presented as representative of each program indicated.

Aspect advises exempt commodity futures accounts for qualified eligible persons. The performance of these accounts, except as presented in Table A-1 and A-2, is not included in the performance records. Aspect believes that the performance information appearing in each table presented is an accurate representation of each respective program. References to total assets managed by Aspect in a particular program or overall are based on nominal account size.

Table B-1 presents the pro forma performance results of the Diversified Fund Limited adjusted for fees, expenses and interest income applicable to the Fund for the period January 1, 2000 through December 31, 2003.

Table B-2 presents the actual performance for the Diversified Program as traded for the Fund for the period January 1, 2004 through March 31, 2005.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Table A-1

Aspect Capital Limited

Diversified Program — Aspect Diversified Fund, Ltd.

January 1, 2000 Through March 31, 2005

	Percentage monthly rate of return
	2005	2004	2003	2002	2001	2000
January	(7.48%)	1.90%	3.72%	(5.15%)	0.87%	1.64%
February	4.09	6.78	8.35	(9.73)	0.35	(0.28)
March	1.44	(5.27)	(7.08)	4.81	10.48	(0.57)
April	—	(7.55)	(1.48)	(2.73)	(6.85)	(2.69)
May	—	(1.38)	10.49	2.52	(2.10)	3.72
June	—	(7.96)	(3.10)	11.29	0.41	(3.19)
July	—	(0.24)	2.17	8.47	3.52	(1.85)
August	—	0.80	(0.57)	1.63	2.72	3.43
September	—	0.67	1.94	7.16	10.13	(0.16)
October	—	3.33	2.46	(6.51)	5.25	3.62
November	—	5.17	(0.92)	(4.86)	(5.62)	8.12
December	—	(3.01)	4.13	13.90	(2.81)	11.73

Annual (or Period) Rate of Return	(2.31%)	(7.72%)	20.59%	19.19%	15.79%	24.93%

		Compound Average Annual Rate of Return (1/00-3/31/05)				12.71%
Inception of Trading by CTA:			December 1998
Inception of Trading in Program:			December 1998
Number of Open Accounts in Program as of March 31, 2005:			24
Aggregate Assets (Actual Funds) in all Programs:			$1,754,454,355		(3/05)
Aggregate Assets (Nominal Account Size) in all Programs:			$2,739,921,392		(3/05)
Aggregate Assets (Actual Funds) in Program:			$1,317,549,465		(3/05)
Aggregate Assets (Nominal Account Size) in Program:			$1,758,162,965		(3/05)
Aggregate Assets in Representative Account:			$ 837,867,881		(3/05)
Largest Monthly Draw-Down:			9.73%		(2/02)
Largest Peak-to-Valley Draw-Down:			21.52%		(2/04-1/05)

Notes follow Table A-2

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Table A-2

Other Futures Trading Programs Directed by Aspect Capital Limited

For the Period January 2000 Through March 31, 2005

Name of Program	Inception of Trading for this Account	Inception of Trading in Program	Number of Open Accounts in Program	Number of Accounts Presented in Capsule	Aggregate Assets in Representative Account March 31, 2005	Aggregate Assets in Program (nominal account size) March 31, 2005	Largest Monthly Draw-Down		Largest Peak-to- Valley Draw-Down		Percentage Annual Rate of Return (Computed on a Compounded Monthly Basis)
											2005	2004	2003	2002	2001	2000
Currency Program—Aspect Currency Fund Limited	Nov-01	Nov-01	8	1	$ 41,066,265	$101,216,265	8.47%	(8/04)	19.10%	(3/04-8/04)	(6.18)	(2.36)	25.57	9.96	10.32	—
											(3 months)				(2 months)
Master Program—Aspect Master Fund Limited	Jan-02	Jan-02	3	1	$ 67,445,280	$468,243,470	4.95%	(4/04)	14.88%	(2/04-1/05)	(0.70)	(5.61)	14.06	15.09	—	—
											(3 months)
Aspect Trading Program—Aspect Trading Fund	Sept-00	Sept-00	7	1	$ 47,342,104	$ 89,416,141	4.08%	(4/04)	14.8%	(2/04-1/05)	(0.65)	(6.64)	11.68	9.98	9.51	17.39
											(3 months)					(4 months)

Aggregate assets in all Aspect programs were approximately $2.7 billion (nominal account size) as of March 31, 2005.

Notes follow Table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Notes to Aspect Tables A-1 and A-2

(a)	“Draw-Down” is defined as losses experienced by the account presented over a specified period of time.

(b)	“Largest Monthly Draw-Down” is the largest monthly loss experienced by the account presented in any calendar month expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

(c)	“Largest Peak-to-Valley Draw-Down” is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by the account presented during a period in which the initial month-end net asset value of such draw-down is not equaled or exceeded by a subsequent month-end net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated.

(d)	“Monthly Rate of Return” (“Monthly ROR”) is calculated by dividing net income for the month by equity available as of the beginning of the month (including contributions made at the start of the month).

(e)	“Annual (or Period) Rate of Return” is calculated by compounding the Monthly ROR over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One (1) is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Table A-1.

(f)	“Inception of Trading” is the date on which Aspect began trading the accounts presented.

Additional Footnote for Qualified Eligible Person Accounts

Aspect advises exempt commodity futures accounts for qualified eligible persons. The performance of these accounts, except as presented in Tables A-1 and A-2, is not included in the performance records. Aspect believes that the performance information appearing in each table presented is an accurate representation of each respective program.

Table B-1

Aspect Capital Limited

Pro Forma Performance

Diversified Program—Aspect Diversified Fund, Ltd.

January 1, 2000 Through December 31, 2003

	Percentage pro forma monthly rate of return
	2003	2002	2001	2000
January	3.27%	(5.62)%	0.44%	1.29%
February	8.03	(10.14)	(0.09)	(0.58)
March	(6.41)	4.41	10.08	(1.04)
April	(2.17)	(3.23)	(7.38)	(3.03)
May	8.74	2.13	(2.78)	3.15
June	(2.86)	11.04	(0.19)	(3.76)
July	1.38	7.53	3.31	(2.42)
August	(0.85)	1.04	2.25	2.83
September	1.51	6.60	10.01	(0.72)
October	2.14	(6.95)	4.99	3.46
November	(1.07)	(5.60)	(4.50)	8.56
December	4.08	13.97	(3.27)	11.41

Annual (or Period) Rate of Return	15.79%	12.67%	11.89%	19.58%

Compound Average Annual Rate of Return (1/00-12/31/03)			14.94%
Largest Monthly Draw-Down:	10.14%	(2/02)
Largest Peak-to-Valley Draw-Down:	21.66%	(10/01-2/02)

Table B-2

Aspect Capital Limited

Actual Performance

Citigroup Diversified Futures Fund, L.P.

January 1, 2004 Through March 31, 2005

Percentage monthly rate of return
	2005	2004
January	(7.88)%	1.04%
February	3.27	6.03
March	1.49	(5.06)
April	—	(7.61)
May	—	(2.21)
June	—	(8.40)
July	—	(0.64)
August	—	(0.43)
September	—	0.18
October	—	2.63
November	—	4.49
December	—	(3.30)

Annual (or Period) Rate of Return	(3.45)%	(13.49)%

Largest Monthly Draw-Down:		8.40%	(6/04)
Largest Peak-to-Valley Draw-Down:		25.61%	(2/04-1/05)*

Notes follow Table

* See note 3 on Page 48

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Notes to Tables B-1 for all Advisors

Each Table B-1 was prepared by the general partner and presents the results of applying certain arithmetical calculations to various figures in each advisor’s composite performance record for the program or portfolio that will be traded for the Fund in order to indicate approximately what the month-to-month effect on such figures would have been had the accounts in question been charged the brokerage, management and incentive fees and other expenses that will be paid by the Fund, as opposed to the brokerage commissions and management and incentive fees and other expenses that they did in fact pay and received interest income on 80% of account equity. Adjustments for pro forma other expenses and initial and continuous offering expenses were made to each Table B-1 based upon an assumed average Fund size of $818 million. The pro forma calculations are made on a month-to-month basis, that is, the pro forma adjustment to brokerage commissions, management and incentive fees, other expenses and interest income in one month does not affect the actual figures that are used in the following month for making the similar pro forma calculations for that period, except for pro forma incentive fees as described in Note 4.

Accordingly, the pro forma tables do not reflect on a cumulative basis the effect of the difference between the fees to be charged to and interest earned by the Fund and the fees and commissions charged to and interest earned by the accounts in the actual performance tables.

1.	Pro forma brokerage fees for each month have been calculated by adding the sum of (a) actual ending equity, actual management and incentive fees, actual brokerage commissions, actual other expenses and pro forma interest income minus actual interest income (the “Base Amount”) and (b) multiplying the result by 0.46% (an annual rate of 5.5%), plus estimated NFA, exchange, “give-up” and floor brokerage fees.

2.	Pro forma management fees for each month have been calculated by taking the Base Amount, subtracting pro forma brokerage fees and pro forma other expenses and multiplying the result by 1/6 of 1% or, in Aspect’s case, 1/8 of 1%.

3.	Pro forma other expenses have been calculated by (a) adding actual beginning equity to the sum of: actual ending equity, actual management and incentive fees, actual brokerage commissions and actual other expenses, (b) subtracting actual interest income, (c) dividing this sum by two (“Average Equity”) and multiplying the result by .0075% (an annual rate of 0.09%). In addition, an adjustment was made for the expenses of the initial offering period in accordance with the terms set forth in this prospectus.

4.

Pro forma quarterly incentive fees have been calculated by: (a) adding to the actual net performance, actual management and incentive fees, actual brokerage commissions and actual other expenses, (b) subtracting actual interest income, pro forma brokerage fees, pro forma management fees and pro forma other expenses (excluding expenses of the initial offering) and (c) multiplying the resulting figure by 20%. Pro forma incentive fees were calculated on a monthly basis (in accordance with generally accepted accounting principles) so as to reflect the reversal of previously accrued incentive fees when profits sufficient to generate incentive fees are recognized as of the end of an interim month in a quarter but lost in a subsequent month in such quarter. In the case where there is cumulative negative net performance that must be reversed before an incentive fee becomes payable and there are net withdrawals, the cumulative negative net performance amount has been proportionately reduced. The Fund’s incentive fee will be paid as of the end of each calendar quarter. The pro forma reflects such end of quarter payments, if earned.

5.	Pro forma interest income has been calculated by: (a) taking the Average Equity amount (the estimated cash balance on which the Fund is expected to earn interest income), (b) multiplying it by 80% and (c) multiplying the result by the monthly historical 30-day Treasury bill rate. For purposes of calculating pro forma interest income, Fund interest was estimated using historical 30-day Treasury bill rates of the time period presented on Tables B-1. Such rates may differ from both the 30-day Treasury bill rates that will be used to calculate Fund interest income on amounts maintained in cash and the rates of 90-day Treasury bills that Citigroup Global Markets may purchase for the Fund. The application of historical rates may compare more closely to the interest income reflected in the advisors’ performance tables which was most likely earned at the then prevailing interest rates of a particular time period. Although Citigroup Global Markets may place up to all of the Fund’s assets in 90-day Treasury bills, the 30-day rate has been used in Table B-1 because it results in a more conservative interest income estimate.

6.	Pro forma monthly rate of return (“Pro Forma Monthly ROR”) equals pro forma net performance divided by the actual beginning equity (from the historical performance tables) or equity adjusted for material additions and withdrawals, where applicable.

7.	Pro forma annual rate of return equals the Pro Forma Monthly ROR compounded over the number of periods in a given year, that is, each Pro Forma Monthly ROR in hundredths is added to one (1) and the result is multiplied by the previous period’s Pro Forma Monthly ROR similarly expressed. One (1) is then subtracted from the product. The Compound Average Annual Rate of Return for the entire period (where applicable) presented is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the period presented and then one (1) is subtracted. The Compound Average Annual Rate of Return for the entire period appears as the last entry in the column for programs selected to trade on behalf of the Fund.

Additional Notes to Tables B-1 and Notes to Tables B-2 for all Advisors

1.	“Draw-Down” is defined as losses experienced by a program over a specified period of time.

2.	“Largest Monthly Draw-Down” is the largest pro forma (Table B-1) or actual (Table B-2) monthly loss experienced by the program on a composite basis in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

3.	“Largest Peak-to-Valley Draw-Down” is the greatest cumulative pro forma (Table B-1) or actual (Table B-2) percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by the trading program during a period in which the initial composite month-end net asset value of such peak-to-valley draw-down is not equaled or exceeded by a subsequent month’s composite ending net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value of such decline are indicated. In the case where the trading program is in a current draw-down, the month of the lowest net asset value of such draw-down is marked by an asterisk (*).

4.	“Monthly Rate of Return” (“Monthly ROR”) (Table B-2) is calculated by dividing each advisor’s monthly net performance in the Fund by the advisor’s corresponding beginning net asset value adjusted for time-weighted additions or time-weighted withdrawals.

5.	“Annual (or Period) Rate of Return” is calculated by compounding the Monthly ROR over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One (1) is then subtracted from the product and the result is multiplied by one hundred (100).

Capital Fund Management S.A.

Capital Fund Management S.A. (“CFM”) is a French corporation with offices at 6 boulevard Haussmann, 75009 Paris, France. CFM’s telephone and facsimile numbers are 33-14-949-5949 and 33-14-770-1740, respectively.

Background

CFM was organized as a French partnership in January 1991 and was subsequently incorporated in 1993 as Capital Futures Management S.A. On August 18, 1998, Capital Futures Management changed its name to Capital Fund Management. CFM was registered with the CFTC as a commodity trading advisor on May 5, 1992, with the Authorité des Marches Financiers on July 6, 1993 and with the SEC on April 7, 2003. CFM is also a member of the NFA. The registration of CFM with the above referenced regulatory bodies does not imply or mean that those entities have approved or are otherwise responsible for CFM or the information contained herein. As of March 31, 2005, CFM had approximately $302 million in futures based programs (including the nominal account size of any partially funded accounts) under management.

Principals

The five principals of CFM are Jean-Pierre Aguilar, Jean-Philippe Bouchaud, Marc Potters, Jacques Saulière and Alphane S.A.

Jean-Pierre Aguilar, 43, Chief Executive Officer. In August 1986, Mr. Aguilar joined LeGrand, LeGrand and Cie (“LeGrand”) of Paris, France, a brokerage firm, as a manager of MATIF activities. MATIF (Marché A Terme d’Instruments Financiers) is a French futures exchange. He left LeGrand in April 1988 and founded Ubitrade (formerly known as ATSM S.A.), a financial software company with offices in Paris, Frankfurt, London, Sydney and Chicago. Ubitrade was sold to GL Trade in December 2004. Mr. Aguilar started trading the global futures markets by developing systems and models in January 1989.

Mr. Aguilar founded CFM in 1991. As of March 31, 2004, CFM manages a CTA program, a statistical arbitrage program launched in 2001 and a volatility arbitrage program started in 2005. Mr. Aguilar is also a member of the Chicago Mercantile Exchange.

Jean-Philippe Bouchaud, 41, President. Dr. Bouchaud was appointed President of CFM in October 2001. After studying at the French Lycée in London, Dr. Bouchaud graduated from the École Normale Supérieure in Paris, where he also obtained his Ph.D. in physics. He was then appointed by the Centre National de la Recherche Scientifique (“CNRS”) until 1992, where he worked on diffusion in random media. After spending a year at the Cavendish Laboratory (Cambridge), Dr. Bouchaud joined the Service de Physique de l’État Condensé (CEA-Saclay), where he works on the dynamics of glassy systems and on granular media. He became interested in theoretical finance in 1991 and co-founded S&F. His work in finance includes extreme risk control and alternative option pricing models. He teaches statistical mechanics and finance in various Grandes Écoles. He was awarded the IBM Young Scientist prize in 1990 and the CNRS Silver Medal in 1996.

Marc Potters, 34, Managing Director-Research. Marc Potters was appointed Managing Director in charge of Research of CFM in October 2001. Since 1995, he has been working with S&F developing trading models and risk control systems for CFM. He previously worked under the supervision of Professor W. Bialek, NEC Research Institute, on the connection between statistical mechanics and non-linear signal processing and its application to motion estimation in animal vision. Mr. Potters holds a Ph.D. in physics from Princeton University and was a postdoctoral fellow at the University of Rome La Sapienza where he worked with

Professor G. Parisi on the theory of metastable

states in spin glasses. He is the author, with Jean-Philippe Bouchaud, of Theory of Financial Risks.

Jacques Saulière, 41, Managing Director-Operations. Mr. Saulière was appointed Managing Director in charge of Operations of CFM in October 2001. He has been working with Mr. Aguilar since early 1993 and has been Head of Sales at Ubitrade since 1995. Mr. Saulière has been involved in the development of software solutions for the Risk Management industry, including a variety of market, credit, liquidity and operational risk issues. Mr. Saulière graduated from the École Centrale of Paris. He also holds a Master’s degree in Electrical Engineering from the University of Southern California and a MBA from INSEAD in Fontainebleau.

Alphane S.A. Alphane S.A., formerly known as C.F.M. Holding S.A., is the majority owner of CFM. Mr. Aguilar is the majority owner of Alphane.

Trading Program

CFM will trade the Fund’s assets allocated to it in accordance with its Discus Program. All the trading decisions result from a proprietary trading and risk management program developed by CFM. The CFM Discus program is 100% statistical and systematic in nature. The only information fed into the system are historical price statistics. The system does not use any form of qualitative information and, most importantly, the system is never overridden by human opinion. The program continuously applies proprietary filters to review price data in an attempt to select the most efficient trading strategy with respect to

•	a particular time frame (short, medium or long term),

•	contracts traded,

•	contract and market sector concentration, and

•	risk exposure.

The Discus Program trades more than 50 futures and forward contracts on exchanges around the world. The table below highlights the market sectors and the expected average allocation of risk exposure for the Discus Program at the date of the memorandum in the Fund from April 1, 2004 to March 31, 2005.

Foreign Exchange	11.5%
Interest Rates	42.6%
Stock Indices	45.5%
Agriculture	0%
Metals	.1%
Energy	.3%

Past Performance of CFM

Table A-1 reflects the composite capsule performance results of all accounts traded according to CFM’s Discus Program for the period January 1, 2000 through March 31, 2005.

Table A-2 reflects the composite capsule performance results for the other trading program directed by CFM for the time period indicated on the table.

Table B-1 presents the pro forma composite performance results of the Discus Program adjusted for fees, expenses and interest income applicable to the Fund for the period January 1, 2000 through December 31, 2003.

Table B-2 presents the actual performance of the Discus Program as traded for the Fund for the period January 1, 2004 through March 31, 2005.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Table A-1

Capital Fund Management

Discus Program

January 1, 2000 Through March 31, 2005

	Percentage monthly rate of return
	2005	2004	2003	2002	2001	2000
January	(3.51)%	(0.99)%	3.00%	(4.61)%	0.72%	2.46%
February	4.00	0.71	3.20	(0.52)	(0.34)	1.42
March	(2.32)	(1.70)	1.64	(1.87)	6.14	(1.02)
April	—	(3.71)	5.42	(2.05)	(8.96)	(3.39)
May	—	0.16	7.20	2.45	0.21	(0.71)
June	—	(1.13)	1.79	4.09	0.07	(5.12)
July	—	(1.13)	(3.88)	13.27	1.39	(0.62)
August	—	3.54	(3.11)	(2.09)	6.03	2.40
September	—	(0.88)	(2.32)	2.41	(4.91)	0.48
October	—	0.73	(1.09)	(5.20)	4.03	6.72
November	—	2.32	(0.60)	(0.95)	(10.18)	5.75
December	—	0.91	1.71	5.36	(1.50)	2.28

Annual (or Period) Rate of Return	(1.98)%	(1.37)%	13.04%	9.30%	(8.49)%	10.49%

Compound Average Annual Rate of Return (1/00-3/31/05)			3.66%
Inception of Trading by CTA:	January 1991
Inception of Trading in Program:	January 1991
Number of Open Accounts as of March 31, 2005:	11
Aggregate Assets (Actual Funds) in all Programs (A):	$226,147,784	(3/05)
Aggregate Assets (Nominal Account Size) in all Programs (A):	$302,158,507	(3/05)
Aggregate Assets (Actual Funds) in Program:	$214,045,460	(3/05)
Aggregate Assets (Nominal Account Size) in Program:	$290,056,183	(3/05)
Largest Monthly Draw-Down:	10.18%	(11/01)
Largest Peak-to-Valley Draw-Down:	21.60%	(3/01-4/02)

Notes follow Table A-2

(A) - Futures based programs only.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Table A-2

Other Trading Programs Directed by Capital Fund Management

For the Period January 1, 2000 Through March 31, 2005

Name of Program	Inception of Trading Account	Number of Open Accounts	Aggregate Assets in Program March 31, 2005	Largest Monthly Draw-Down		Largest Peak-to- Valley Draw-Down		Percentage Rate of Return (Computed on a Compounded Monthly Basis)
								2005	2004	2003	2002	2001	2000

Discus Program 1.5 Leverage – Salomon Smith Barney Diversified Futures Fund II	Jul-01	1	$12,102,324	14.47%	(11/01)	29.16%	(8/01-4/02)	(2.66)	(2.52)	16.64	12.41	(10.50)	—
								(3 months)				(6 Months)

Aggregate assets in all CFM futures based programs was approximately $302 million (nominal account size) as of March 31, 2005.

Notes follow Table

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Notes to CFM Tables A-1 and A-2

(a)	“Draw-Down” is defined as losses experienced by an account over a specified period of time.

(b)	“Largest Monthly Draw-Down” is the largest monthly loss experienced by any account in the program in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

(c)	“Largest Peak-to-Valley Draw-Down” is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by any account in the trading program during a period in which the initial month-end net asset value of such draw-down is not equaled or exceeded by a subsequent month-end net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated.

(d)	“Monthly Rate of Return” (“Monthly ROR”) in Table A-1 for each month during the period January 2000 through April 2001 is calculated by dividing net performance of the Fully-Funded Subset by the beginning equity of the Fully-Funded Subset, except in periods of significant additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return pursuant to the Fully-Funded Subset method. The Fully-Funded Subset refers to that subset of accounts included in the applicable composite which is funded entirely by actual funds.

Monthly ROR for the period May 2001 through March 31, 2005 is calculated based upon each account’s nominal account size. Under this method, the net performance is aggregated for all accounts managed by CFM, whether fully-funded or not. This net performance is divided by the corresponding beginning equity, except in periods of significant additions or withdrawals to an account. In such instances, the calculation is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return pursuant to the only accounts traded method.

“Monthly Rate of Return” on Table A-2 is calculated by dividing each month’s net performance by the corresponding beginning net asset value adjusted for time-weighted additions or time-weighted withdrawals.

(e)	“Annual (or Period) Rate of Return” is calculated by compounding the Monthly ROR (as described above) over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One (1) is then subtracted from the product and the result is multiplied by one hundred (100).

Additional Footnote to Table A-1

The performance as shown does not include any interest income that may have been earned in the accounts.

Table B-1

Capital Fund Management

Pro Forma Performance

Discus Program

January 1, 2000 Through December 31, 2003

	Percentage pro forma monthly rate of return
	2003	2002	2001	2000
January	3.27%	(4.48)%	0.82%	1.96%
February	2.90	(0.60)	(0.59)	1.42
March	1.35	(2.23)	5.73	(1.29)
April	4.87	(2.09)	(9.97)	(3.49)
May	6.77	2.41	(0.44)	(0.41)
June	1.66	4.16	(0.19)	(5.29)
July	(3.93)	14.29	1.23	(0.83)
August	(3.60)	(2.29)	6.55	2.30
September	(2.67)	2.67	(5.26)	0.12
October	(1.40)	(5.05)	4.67	6.39
November	(0.75)	(1.01)	(11.07)	6.32
December	1.09	5.27	(1.79)	2.33

Annual (or Period) Rate of Return	9.32%	9.99%	(11.44)%	9.24%

Compound Average Annual Rate of Return (1/00-12/31/03)				3.85%
Largest Monthly Draw-Down:	11.07%		(11/01)
Largest Peak-to-Valley Draw-Down:	24.04%		(3/01-4/02)
Supplemental Largest Peak-to-Valley Draw-Down (1):	19.10%		(6/03-7/04)

(1)	A Supplemental Largest Peak-to-Valley Draw-Down has been added since the draw-down extends into actual fund performance. See the actual fund performance table below.

Table B-2

Capital Fund Management

Actual Performance

Citigroup Diversified Futures Fund L.P.

January 1, 2004 Through March 31, 2005

Percentage monthly rate of return
	2005	2004
January	(3.64)%	(1.62)%
February	4.05	0.54
March	(2.39)	(1.91)
April	—	(3.80)
May	—	(0.12)
June	—	(1.38)
July	—	(1.32)
August	—	3.30
September	—	(1.10)
October	—	0.60
November	—	2.14
December	—	0.51

Annual (or Period) Rate of Return	(2.13)%	(4.28)%

Largest Monthly Draw-Down:		3.80%	(4/04)
Largest Peak-to-Valley Draw-Down:		9.28%	(1/04-7/04)*

Notes to Tables B-1 and B-2 begin on page 48.

* See note 3 on page 48.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Drury Capital, Inc.

Background

Drury Capital, Inc. (“Drury”), an Illinois corporation, has been registered as a commodity trading advisor and commodity pool operator (originally as a sole proprietorship) with the NFA since August 1992 and is a member of the NFA in such capacities. As of March 31, 2005, Drury had approximately $583 million (including the nominal account size of any partially funded accounts) under management. Drury’s main business office is located at #34/35 Dronningens Gade, St. Thomas, U.S.V.I. 00802. Its telephone number is 340-774-8080.

Management

Bernard V. Drury, 48, President and Chief Executive Officer. Mr. Drury is the developer of the trading methodology for Drury. He has been an active participant in the futures markets since 1978. Before developing the trend-following methodology of the Diversified Trend-Following Program, Mr. Drury worked as an analyst and trader in the grain markets and worked for Goldman Sachs Princeton from September 1997 to March 1999. Since September 1978, Mr. Drury had been a fundamentally-oriented grain trader who initially undertook trend-following research in order to enhance his grain trading skills. The results of this research led to the establishment of the Diversified Trend-Following Program, a stand-alone technical trend-following system. Mr. Drury received a B.A. in Russian, cum laude, from Dartmouth College in 1978 and an M.B.A. from the University of Chicago in 1993.

Julia Vargas, 34, Chief Financial Officer. Ms. Vargas is responsible for all financial accounting and planning at Drury, including budgeting, taxation, treasury and internal financial reporting. Ms. Vargas has over eight years of public accounting experience principally in the areas of taxation, financial reporting and business consulting. Prior to joining Drury in 2003, Ms. Vargas worked at Little Switzerland, Inc., a publicly traded company, where she was responsible for all aspects of SEC reporting and compliance, planning and treasury functions. Ms. Vargas holds a B.S. in Accounting from Old Dominion University in Virginia, and became a Certified Public Accountant in 1997.

Trading Program

Drury trades its Diversified Trend-Following Program on behalf of the Fund. The Diversified Trend-Following Program is systematic and technical. Drury may exercise judgment regarding liquidity issues. Systematic traders rely primarily on trading programs or models that generate trading signals. The systems utilized to generate trading signals are changed from time to time (although generally infrequently), but the trading instructions generated by the systems being used are followed without significant additional analysis or interpretation.

The Diversified Trend-Following Program utilizes a mathematical algorithm to analyze technical rather than fundamental data in order to generate trading signals. When analyzing such data, the algorithm evaluates short-term and long-term data as well as behavioral aspects of each market. The resulting signals are executed using proprietary rules to account for market liquidity and volatility. A strict money management discipline is in place, the goal of which is to maximize return while minimizing volatility.

The Diversified Trend-Following Program is built on elements of trend-following and diversification. The program emphasizes diversification by trading metals, agricultural products, foreign exchange, stock indices, energy products, financial instruments and tropical products (softs).

The Diversified Trend-Following Program trades 40 portfolio instruments and is generally positioned in 25 of these instruments on average. Positions can be short as well as long. The Diversified Trend-Following Program has no market or sector bias, as Drury believes that each instrument can produce long-term profits through the application of independent technical analysis and risk management.

The amount of funds normally committed as margin is generally 15% to 20% of net assets in accounts traded by Drury. Under certain circumstances, the amount committed to margin may be substantially higher.

For the period April 1, 2004 through March 31, 2005, the average allocation of risk exposure for the Diversified Trend-Following Program in the Fund was:

Foreign Exchange	12.1%
Interest Rates	22.9%
Stock Indices	22.9%
Agriculture	18.8%
Metals	14.2%
Energy	9.1%

Drury’s trading methods are proprietary and confidential, and as a result, the foregoing description is not intended to be exhaustive. The trading strategy utilized by Drury for an account using the Diversified Trend-Following Program may differ from strategies used with respect to other client accounts managed by Drury or for proprietary accounts.

Past Performance of Drury

The composite rates of return shown are not representative of any rate of return actually achieved by any single account represented in the records. Different accounts, even though traded according to the same strategy or program, can have varying investment results. Different results can occur among accounts for a variety of reasons, such as: (i) procedures governing timing for the start of trading and means of moving toward full portfolio commitment for new accounts; (ii) the period during which accounts are active; (iii) leverage employed; (iv) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to a strategy or program; (v) the amount of interest income earned by an account, which will depend on the rates paid by a clearing broker on account cash and/or on the portion of an account invested in interest-bearing obligations such as U.S. Treasury bills; (vi) the amount of management fees, incentive fees and any loss carryforwards (from the program shown or other programs currently or previously offered by Drury); (vii) the amount of brokerage commissions; (viii) the timing of orders to open or close positions; (ix) the market conditions, which in part determine the quality of trade executions; and (x) trading instructions and restrictions of the client. Additionally, the program used (although all accounts may be traded in accordance with the same program, such program may be modified periodically as a result of ongoing research and development by Drury) may have an effect on performance results.

Notwithstanding these material differences among accounts, Drury believes the composites remain valid representations of the accounts included therein.

Table A-1 reflects the composite capsule performance results of all accounts traded according to Drury’s Diversified Trend- Following Program for the period January 2000 through March 31, 2005.

Table B-1 presents the pro forma composite performance results of the Diversified Trend- Following Program for the period January 2000 through April 30, 2003, adjusted for fees, expenses and interest income applicable to the Fund.

Table B-2 presents the actual performance of the Diversified Trend-Following Program as traded for the Fund for the period May 1, 2003 through March 31, 2005.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Table A-1

Drury Capital, Inc.

Diversified Trend-Following Program

January 1, 2000 Through March 31, 2005

	Percentage monthly rate of return
	2005	2004	2003	2002	2001	2000
January	(2.34)%	2.45%	7.76%	0.52%	(6.20)%	(5.58)%
February	(4.57)	11.09	6.94	(1.32)	4.95	0.35
March	0.25	2.33	(6.32)	(2.05)	15.48	(1.59)
April	—	(6.97)	(4.10)	(3.68)	(4.19)	11.91
May	—	(6.06)	9.42	(5.13)	2.41	1.14
June	—	(1.21)	(6.35)	11.62	4.97	(4.41)
July	—	(0.45)	(4.41)	4.82	(3.66)	1.49
August	—	(5.85)	(0.87)	3.75	2.03	4.92
September	—	7.78	4.17	4.35	6.23	(1.70)
October	—	(1.13)	13.80	(9.42)	3.82	3.26
November	—	7.20	(1.03)	(5.97)	(9.34)	6.33
December	—	(0.36)	6.64	10.19	4.82	(0.12)

Annual (or Period) Rate of Return	(6.57)%	7.27%	25.77%	5.53%	20.63%	15.81%

	Compound Average Annual Rate of Return (1/00-3/31/05)					12.53%
Inception of Trading by CTA:		October 1992
Inception of Trading in Program:		May 1997
Number of Open Accounts as of March 31, 2005:		15
Aggregate Assets (Nominal Account Size) in all Programs:		$582,651,847		(3/05)
Aggregate Assets (Actual Funds) in all Programs:		$526,895,466		(3/05)
Aggregate Assets (Nominal Account Size) in Program:		$582,651,847		(3/05)
Aggregate Assets (Actual Funds) in Program:		$526,895,466		(3/05)
Largest Monthly Draw-Down:		9.42%		(10/02)
Largest Peak-to-Valley Draw-Down:		19.08%		(3/04-8/04)

Notes follow Table

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Notes to Drury Table A-1

(a)	“Draw-Down” is defined as losses experienced by a trading program on a composite basis over a specified period of time.

(b)	“Largest Monthly Draw-Down” is the largest monthly loss experienced by the trading program on a composite basis in any calendar month covered by the table expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

(c)	“Largest Peak-to-Valley Draw-Down” is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by the trading program on a composite basis during a period covered by the table in which the initial month-end net asset value of such draw-down is not equaled or exceeded by a subsequent month-end net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated

(d)	“Monthly Rate of Return” (“Monthly ROR”) for the period beginning April 1, 2004 is calculated using the Only Accounts Trading (OAT) method, which is Net Performance divided by Beginning Nominal Net Asset Value subject to certain adjustments. In this calculation, accounts are excluded from both Net Performance and Beginning Nominal Net Asset Value if their inclusion would materially distort the Monthly ROR. The excluded accounts include (1) accounts for which there has been a material addition or withdrawal during the month, (2) accounts which were open for only part of the month and (3) accounts which had no open positions during the month because they were to be permanently closed. Such accounts were not charged with material nonrecurring costs during the month. For periods prior to April 1, 2004, Monthly ROR each month is calculated by dividing net performance of the Fully-Funded Subset by the beginning equity of the Fully-Funded Subset, except in periods of significant additions to or withdrawals from the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return pursuant to the Fully-Funded Subset method.

The Fully-Funded Subset refers to that subset of accounts included in the applicable composite which is funded entirely by actual funds.

(e)	“Annual (or Period) Rate of Return” is calculated by compounding the Monthly ROR (as described above) over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One (1) is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Table A-1.

Table B-1

Drury Capital, Inc.

Pro Forma Performance

Diversified Trend-Following Program

January 1, 2000 Through April 30, 2003

	Percentage pro forma monthly rate of return
	2003	2002	2001	2000
January	9.11%	0.13%	(6.96)%	(6.07)%
February	6.69	(1.86)	4.93	0.09
March	(6.81)	(2.57)	14.96	(1.92)
April	(5.24)	(4.33)	(5.72)	11.76
May	—	(5.60)	2.41	0.79
June	—	11.73	5.31	(4.94)
July	—	5.58	(4.97)	1.76
August	—	3.86	2.21	5.03
September	—	3.96	6.41	(2.09)
October	—	(12.05)	3.63	2.81
November	—	(7.26)	(11.13)	6.23
December	—	10.81	5.60	(0.42)

Annual (or Period) Rate of Return.	2.80%	(0.46)%	14.71%	12.37%

Compound Average Annual Rate of Return (1/00-4/30/03)				8.66%
Largest Monthly Draw-Down:	12.05%		(10/02)
Largest Peak-to-Valley Draw-Down:	18.85%		(10/01-5/02)

Table B-2

Drury Capital, Inc.

Actual Performance

Citigroup Diversified Futures Fund, L.P.

May 1, 2003 Through March 31, 2005

Percentage monthly rate of return
	2005	2004	2003
January	(2.98)%	1.51%	—
February	(4.78)	10.80	—
March	(0.33)	2.18	—
April	—	(7.68)	—
May	—	(7.25)	8.07%
June	—	(1.67)	(7.25)
July	—	(0.67)	(5.40)
August	—	(6.21)	(1.20)
September	—	6.63	3.84
October	—	(1.10)	13.75
November	—	8.19	(1.45)
December	—	(0.12)	6.55

Annual (or Period) Rate of Return	(7.92)%	2.73%	16.20%

Largest Monthly Draw-Down:			7.68%	(4/04)
Largest Peak-to-Valley Draw-Down:			21.56%	(3/04-8/04	)*

Notes to Tables B-1 and B-2 begin on page 48.

* See note 3 on page 48.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Graham Capital Management, L.P.

Background

Graham Capital Management, L.P. (“Graham”) was organized as a Delaware limited partnership in May 1994. The general partner of Graham is KGT, Inc., a Delaware corporation of which Kenneth G. Tropin is the President and sole shareholder. The limited partner of Graham is KGT Investment Partners, L.P., a Delaware limited partnership of which KGT, Inc. is also a general partner and in which Mr. Tropin is the principal investor. Graham became registered as a commodity pool operator and commodity trading advisor under the Commodity Exchange Act and a member of the NFA on July 27, 1994.

As of March 31, 2005, Graham has approximately 115 employees and manages assets of approximately $5.8 billion (including the nominal account size of any partially funded accounts). Graham maintains its only business office at Rock Ledge Financial Center, Rowayton, CT, 06853. Graham’s telephone number is (203) 899-3400.

Management

Kenneth G. Tropin, 51, is the Founder, Chairman, and a principal of Graham. Mr. Tropin has developed the majority of the firm’s core trading programs and he is additionally responsible for the overall management of the organization, including the investment of its proprietary trading capital. Prior to founding Graham in 1994, Mr. Tropin served as President, Chief Executive Officer, and a Director of John W. Henry & Company, Inc., during which assets under management grew significantly. Previously, Mr. Tropin was Senior Vice President at Dean Witter Reynolds, where he served as Director of Managed Futures and as President of Demeter Management Corporation and Dean Witter Futures and Currency Management Inc. Mr. Tropin has also served as Chairman of the Managed Funds Association and its predecessor organization, which he was instrumental in founding during the 1980s.

Paul Sedlack, 44, is the Chief Executive Officer, the General Counsel and a principal of Graham. Mr. Sedlack began his career at the law firm of Coudert Brothers in New York in 1986 and was resident in Coudert’s Singapore office from 1988 to 1989. Prior to joining Graham in June 1998, Mr. Sedlack was a Partner at the law firm of McDermott, Will & Emery in New York, focusing on securities and commodities laws pertaining to the investment management and related industries. Mr. Sedlack received a J.D. from Cornell Law School in 1986 and an M.B.A. in Finance in 1983 and B.S. in Engineering in 1982 from State University of New York at Buffalo.

Michael S. Rulle Jr., 54, is the President and a principal of Graham. Prior to joining Graham in February 2002, Mr. Rulle was President (from November 1999) of Hamilton Partners Limited, a private investment company that deployed its capital in a variety of internally managed equity and fixed income alternative investment strategies on behalf of its sole shareholder, Stockton Reinsurance Limited, a Bermuda based insurance company. From 1994 to 1999, Mr. Rulle was Chairman and CEO of CIBC World Markets Corp., the U.S. broker-dealer formerly known as CIBC Oppenheimer Corp. Mr. Rulle served as a member of its Management Committee, Executive Board and Credit Committee and was Co-Chair of its Risk Committee. His business responsibilities included Global Financial Products, Asset Management, Structured Credit and Loan Portfolio Management. Prior to joining CIBC World Markets Corp., Mr. Rulle was a Managing Director of Lehman Brothers and a member of its Executive Committee and held positions of increasing responsibility since 1979. At Lehman, Mr. Rulle founded and headed the firm’s Derivative Division, which grew to a $600 million enterprise by 1994. Mr. Rulle received his M.B.A. from Columbia University in 1979, where he graduated first in his class and he received his bachelor’s degree from Hobart College in 1972 with a concentration in political science.

Robert E. Murray, 44, is the Chief Operating Officer and a principal of Graham. He joined Graham in June 2003. From 1984 until June 2003, Mr. Murray held positions of increasing responsibility at various Morgan Stanley entities (and predecessors), including Managing Director of the Strategic Products Group, Chairman of Demeter Management Corporation (a commodity pool operator) and Chairman of Morgan Stanley Futures & Currency Management Inc. (a commodity trading advisor). Mr. Murray is currently a member of the Board of Directors of the National Futures Association and serves on its Membership and Finance Committees. Mr. Murray has served as Vice Chairman and a Director of the Board of the Managed Funds Association. Mr. Murray received a Bachelor’s Degree in Finance from Geneseo State University in 1983.

Thomas P. Schneider, 43, is an Executive Vice President, the Chief Trader and a principal of Graham. Mr. Schneider joined Graham in 1994. He is responsible for managing Graham’s systematic futures trading operations, including order execution, formulating policies and procedures and developing and maintaining relationships with independent executing brokers and futures commission merchants.

Mr. Schneider graduated from the University of Notre Dame in 1983 with a B.B.A. in Finance and received his Executive M.B.A. from the University of Texas at Austin in 1994. From June 1985 through September 1993, Mr. Schneider was employed by ELM Financial, Inc., a commodity trading advisor in Dallas, Texas. While employed at ELM, Mr. Schneider held positions of increasing responsibility and was ultimately Chief Trader, Vice President and principal of ELM, responsible for 24-hour trading execution, compliance and accounting. In January 1994, Mr. Schneider began working as Chief Trader for Chang Crowell Management Corporation, a commodity trading advisor in Norwalk, Connecticut. He was responsible for streamlining operations for more efficient order execution and for maintaining and developing relationships with over 15 futures commission merchants on a global basis. In addition to his responsibilities as Chief Trader, Mr. Schneider has been an NFA arbitrator since 1989 and has served on the Managed Futures Association’s Trading and Markets Committee.

Robert G. Griffith, 51, is an Executive Vice President, the Director of Research and a principal of Graham and focuses primarily on Graham’s trend-following trading systems, including portfolio management, asset allocation and trading system development. Mr. Griffith is also in charge of the day to day administration of Graham’s trend-following trading systems. Prior to joining Graham in 1994, Mr. Griffith’s company, Veridical Methods, Inc., provided computer programming and consulting services to such firms as GE Capital, Lehman Brothers and Morgan Guaranty Trust. He received his B.B.A. in Management Information systems from the University of Iowa in 1979.

Fred J. Levin, 62, is the Chief Economist, a Senior Discretionary Trader and a principal of Graham specializing in fixed income markets with particular emphasis on short-term interest rates. Prior to joining Graham in March 1999, Mr. Levin was employed as director of research at Aubrey G. Lanston & Co. Inc. From 1991 to 1998, Mr. Levin was the chief economist and a trader at Eastbridge Capital. From 1988 to 1991, Mr. Levin was the chief economist and a trader at Transworld Oil. From 1982 to 1988, Mr. Levin was the chief economist, North American Investment Bank at Citibank. From 1970 to 1982, Mr. Levin headed the domestic research department and helped manage the open market desk at the Federal Reserve Bank of New York. Mr. Levin received an M.A. in economics from the University of Chicago in 1968 and a B.S. from the University of Pennsylvania, Wharton School in 1964.

Savvas Savvinidis, C.P.A., 42, joined Graham in April 2003 as Chief Financial Officer and principal. He was Chief Operating Officer of Agnos Group, L.L.C. from January 2001 through February 2003 and had previously served as Director of Operations of Moore

Capital Management, Inc., from October 1994 to June 2000, and of Argonaut Capital Management, Inc., from July 1993 to September 1994. During the periods March 2003 and July through December 2000, Mr. Savvinidis was on sabbatical. From May 1988 to June 1993, he worked at Lehman Brothers and from July 1986 to April 1988, at the North American Investment Bank of Citibank. Upon graduating from St. John’s University with a B.S. in Accounting, Mr. Savvinidis started his career with Grant Thornton in 1984, where he received his C.P.A. designation in 1986. He is a member of the New York Society of Certified Public Accountants.

Robert C. Hill, 35, is a discretionary trader of Graham specializing in the energy commodity markets and a principal of Graham. Prior to joining Graham in April 2003, Mr. Hill worked as a consultant at Gerson Lehrman Group from October 2002 to March 2003. From November 1999 to October 2002, he was employed as Director of Trading at Duke Energy. From March 1997 to October 1999, Mr. Hill was an energy trader at Louis Dreyfus Energy Corp. and from May 1994 to March 1997, he worked for Enterprise Products Company as a distribution coordinator for energy products. Mr. Hill received an MBA in 1997 from the University of St. Thomas in Houston, TX and a B.A. in 1992 from Stephen F. Austin State University.

Steven T. Aibel, 39, is a discretionary trader and a principal of Graham, specializing in global macro markets with a primary focus on foreign exchange. Prior to joining Graham in July 2003, Mr. Aibel worked as a proprietary trader at J.P. Morgan Chase from April 2002 to March 2003 trading foreign exchange. From March 2001 to April 2002 Mr. Aibel was employed by Bank of America and from May 2000 to January 2001 he was employed by Monroe Capital. He began his career at Goldman Sachs and Co. in the precious metals area in 1988 until 1993, moving over to the foreign exchange area of Goldman Sachs and Co. until November 1994. Following work in the foreign exchange area of Lehman Bothers from then until June 1995, Mr. Aibel worked at Credit Suisse First Boston as a Deutsche Mark market maker from July 1995 until July 1997 and a proprietary foreign exchange trader from July 1997 until April 2000. Mr. Aibel received an MBA in 1988 with a double major in Finance and International Business and a B.A. in 1987 in Finance, all from George Washington University.

Xin-yun Zhang, 44, is a discretionary trader and a principal of Graham, specializing in fixed income. Prior to joining Graham in September 2003, Mr. Zhang worked at Tudor Investment Corp. from January 2000 to August 2003, where his trading focused on US and Japanese government bonds. From October 1995 to January 2000, he was a fixed-income trader for Greenwich Capital. He worked in fixed-income research for Long-Term Capital Management from October 1993 to October 1995. He received a B.S. from Beijing University in 1983 and a Ph.D. in theoretical physics from the University of California, San Diego in 1989, and was a post-doctoral research fellow at Rutgers University from 1989-1993.

Gabriel J. Feder, 36, is a discretionary trader and a principal of Graham, specializing in global macro markets with a primary focus on foreign exchange. Prior to joining Graham in November 2003, Mr. Feder worked as a portfolio manager for Platinum Partners LLC from September 2002 to September 2003, trading the U.S. Treasury market as well as U.S. Stock indexes and European fixed income. He began his career working for the Federal Reserve Bank of New York from 1990 to 1993 as a bank analyst and then a bank examiner. Then, upon his graduating in 1995 from The Wharton School of Business at the University of Pennsylvania with an MBA in Finance, Mr. Feder worked for J.P. Morgan Chase, where he traded emerging market currencies in the FX department and fixed income and currency in Global Treasury from 1995 to 2000 and he managed the bank’s Canadian fixed income portfolio from 2000 to September 2002. Mr. Feder received a B.A., cum laude, in Economics from Yeshiva University in 1990.

Sean D. Duffy, 37, is a discretionary trader and a principal of Graham, specializing in global macro markets with a focus on foreign currency,

commodities and securities. Prior to joining Graham in January 2005, Mr. Duffy was a principal of Briggs Capital Management, LLC, from March 2003 to December 2004. Before founding Briggs, Mr. Duffy traded his own account from February 2002 through February 2003. He was employed as a Director in the Global Markets division of Deutsche Bank in New York from April 1997 to January 2002. From January 1995 until April 1997, Mr. Duffy served as a consultant to the commodity trading advisor community developing proprietary futures trading programs. While working as a consultant, Mr. Duffy was associated with GLT Direct LLP from February 1996 through April 1997. From June 1992 to December 1994, Mr. Duffy was a spot risk arbitrageur in the precious metals markets at the J. Aron division of Goldman Sachs & Co. From June 1990 to June 1992, Mr. Duffy was employed as a financial analyst in the investment banking division at Paine Webber in New York. Mr. Duffy received a B.A. from Harvard University in 1990.

Eric C. Fill, 38, is a discretionary trader and a principal of Graham, specializing in foreign currency. Prior to joining Graham in March 2005, Mr. Fill was employed at Commerzbank Securities as a Senior Proprietary Trader from April 2004 through November 2004. From October 1988 to April 2004, Mr. Fill was employed at Commerzbank New York. While at Commerzbank, he worked as a Global Macro Proprietary Trader (1996 to 2004) and a foreign exchange sales trader (1994 to 1996). Between 1991 and 1994, Mr. Fill ran the money market funding desk for Commerzbank Atlanta. From 1989 to 1991 he was a money market trader at Commerzbank New York. Mr. Fill graduated from the University of Rochester with a B.A. in Economics in 1988.

David Ciocca, 35, is a discretionary trader and a principal of Graham, specializing in equity futures. Prior to joining Graham in March 2002, Mr. Ciocca was employed as a portfolio manager at Niederhoffer Investments from April 2001 to February 2002, where he concentrated on the short-term modeling and trading of futures and options. From December 1998 to April 2001, Mr. Ciocca was a principal of DLC Capital Management, Inc., a registered investment advisor that focused on investment portfolio management, and trading strategy development. Mr. Ciocca has a Bachelor of Science in Engineering (1993) and a Master of Science in Finance (1998) from Rochester Institute of Technology, Rochester, New York.

Kennedy Mitchell, 33, is a discretionary trader and a principal of Graham, specializing in global macro markets. Prior to joining Graham in January 2005, Mr. Mitchell worked at Meridian Investment Management, Inc. from April 1997 to January 2001 as a trader trading futures, foreign exchange and derivatives and from February 2002 to July 2004 as a trader focusing on fixed-income and foreign exchange. From October 2004 to December 2004 he worked at Koch Capital Markets as a Global Macro Trader. From February 2001 to February 2002, Mr. Mitchell was employed by the Federal Home Loan Bank of San Francisco as Manager of the bank’s mortgage finance desk. From July 1994 to April 1997, Mr. Mitchell was employed by Coast Capital Management, Inc. as a trader focusing on futures, foreign exchange and OTC derivatives.

Britton Holland, 30, is a discretionary trader and a principal of Graham, specializing in the energy commodity markets. Prior to joining Graham in March 2004, Mr. Holland worked as Manager, Financial Trading at Duke Energy Corporation. From August 1998 to February 2004, he was employed in various groups at Duke Energy ranging from Risk Management to Term Deal Origination before moving to Financial Trading. Mr. Holland received a B.A. in Economics in 1997 from the University of Texas in Austin, Texas.

Trading Methods

Graham trades actively in both U.S. and foreign markets, primarily in futures contracts, forward contracts, spot contracts and associated derivative instruments such as options and swaps. Graham engages in exchange for physical transactions, which involve the exchange of a futures position for the underlying physical commodity without making an open, competitive trade on an exchange. Graham at times will trade certain instruments, such as forward foreign currency contracts, as a substitute for futures or options traded on futures exchanges. Instruments and contracts not traded on any organized exchange may be entered into with banks, brokerage firms or other financial institutions as counterparties. With the prior approval of the general partner, Graham may in the future engage in swap transactions on behalf of the Fund.

Systematic Trading

Graham’s trading systems employed on behalf of the Fund rely primarily on technical rather than fundamental information as the basis for their trading decisions. Graham’s systems are based on the expectation that they can over time successfully anticipate market events using quantitative mathematical models to determine their trading activities, as opposed to attempting properly to forecast price trends using subjective analysis of supply and demand.

Graham’s core trading systems are primarily very long term in nature and are designed to participate selectively in potential profit opportunities that can occur during periods of sustained price trends in a diverse number of U.S. and international markets. The primary objective of the core trading systems is to establish positions in markets where the price action of a particular market signals the computerized systems used by Graham that a potential trend in prices is occurring. The systems are designed to analyze mathematically the recent trading characteristics of each market and statistically compare such characteristics to the long-term historical trading pattern of the particular market. As a result of this analysis, the systems will utilize proprietary risk management and trade filter strategies that are intended to benefit from sustained price trends while reducing risk and volatility exposure.

Graham utilizes discretion in connection with its systematic trading programs in determining which markets warrant participation in the programs, market weighting, leverage and timing of trades for new accounts. Graham also may utilize discretion in establishing positions or liquidating positions in unusual market conditions where, in its sole discretion, Graham believes that the risk-reward characteristics have become unfavorable.

In addition to Graham’s core trading systems, Graham has developed various trading systems that are not true trend-following systems. The Graham Selective Trading Program, which was developed in 1997, relies in part on a pattern recognition model based on volatility.

The K4 Program at 150% Leverage

Graham trades the Fund’s assets allocated to it in accordance with its K4 Program at 150% Leverage, as described below. Graham also offers the K4 Program at a standard leverage level. Margin requirements over time at standard leverage are expected to average about 3% to 20% of equity for the accounts traded by Graham. Thus, Graham expects aggregate margin for all positions held in the Fund’s account traded by Graham with its K4 Program at 150% leverage over time to average about 15% to 30% of the account’s net assets. Increased leverage will alter risk exposure and may lead to greater profits and losses and trading volatility.

In extraordinary market conditions Graham may reduce leverage and portfolio risk if it believes that it is in the best interest of its clients to do so. While such actions are anticipated to occur very infrequently, no assurance can be given that Graham’s actions will enhance performance.

Subject to the prior approval of the general partner, Graham may, at any time, trade all or a portion of the Fund’s assets allocated to it pursuant to one or more of Graham’s other programs and at an increased or reduced rate of leverage.

The K4 Program at 150% Leverage was developed in 1998 and commenced trading operations in January 1999. The K4 Program at 150% Leverage uses a mathematical model to identify certain price patterns that have very specific characteristics indicating that there is a high probability that a significant directional move will occur. The K4 Program at 150% Leverage will normally enter or exit a position only when a significant price and volatility spike takes place and is designed to have a high percentage of winning trades.

The K4 Program at 150% Leverage trades in approximately 60 markets. For the period April 1, 2004 through March 31, 2005, the average allocation of risk exposure for the K4 Program at 150% Leverage in the Fund was:

Foreign Exchange	14.6%
Interest Rates	39.4%
Stock Indices	31.4%
Agriculture	2.5%
Metals	3.6%
Energy	8.5%

The K4 Program at 150% Leverage will normally maintain a neutral position in 50% of the markets in the portfolio.

Graham rebalances the weighting of each market in the portfolio on a monthly basis so as to attempt to maintain, on a volatility and risk adjusted basis, consistent exposure to each market over time.

In addition to the K4 Program and the K4 Program at 150% Leverage, Graham currently trades the following futures programs: the Global Diversified Program, the Graham Selective Trading Program, the Graham K-5 Program, the Proprietary Matrix Program and the Fed Policy Program.

Past Performance of Graham

The composite performance records include individual accounts that may have materially different rates of return on amounts actually invested, even though they are traded according to the same investment program. This is caused by material differences among accounts, such as: (1) procedures governing timing for the commencement of trading and means of moving toward full funding of new accounts; (2) the period during which accounts are active; (3) client trading restrictions; (4) the extent to which nominal account size exceeds actual funds deposited with the futures commission merchant; (5) the degree of leverage employed; (6) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to an investment program; (7) the amount of interest income earned by an account, which will depend on the rates paid by the futures commission merchant on equity deposits and the amount of equity invested in interest-bearing obligations; (8) the amount of management and incentive fees paid to Graham and the amount of brokerage commissions paid; (9) the timing of orders to open or close positions; (10) market conditions, which influence the quality of trade executions; (11) variations in fill prices; and (12) the timing of additions and withdrawals. Notwithstanding these material differences, each composite performance record is a valid representation of the accounts included therein.

References to total assets managed by Graham in a particular program or overall and rate of return on net assets are based on nominal account size and may include client and proprietary funds. Since partially funded accounts are more highly leveraged than fully-funded accounts, they incur magnified gains and losses on their actual investment compared to fully-funded accounts.

Table A-1 reflects the composite capsule performance results of all accounts traded according to Graham’s K4 Program at 150% Leverage for the period January 1, 2000 through March 31, 2005.

Table A-2 reflects the composite capsule performance results of all accounts traded according to Graham’s K4 Program at Standard Leverage for the period January 1, 2000 through March 31, 2005.

Table A-3 reflects the composite capsule performance results for all other trading programs (excluding certain exempt accounts) directed by Graham for the time periods indicated on the table.

Table B-1 presents the pro forma composite performance results of the K4 Program at 150% Leverage for the periods January 1, 2000 through June 30, 2000 and January 2001 through April 30, 2003, adjusted for fees, expenses and interest income applicable to the Fund. During the period July 2000 through December 2000, Graham’s K4 Program at Standard Leverage was used as the basis for the pro forma adjustments.

Table B-2 presents the actual performance of the K4 Program at 150% Leverage as traded for the Fund for the period May 1, 2003 through March 31, 2005.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Table A-1

Graham Capital Management, L.P.

K4 Program at 150% Leverage

January 1, 2000 Through March 31, 2005

	Percentage monthly rate of return
	2005	2004	2003	2002	2001	2000
January	(10.16)%	0.71%	8.02%	1.59%	2.72%	2.62%
February	(0.91)	7.57	9.21	(1.73)	7.49	(6.61)
March	(4.43)	(0.04)	(6.19)	(1.48)	12.96	1.94
April	—	(9.79)	2.08	(9.59)	(10.15)	0.98
May	—	(2.48)	6.48	5.46	2.61	(3.63)
June	—	(5.07)	(5.80)	15.32	(0.77)	(5.39)
July	—	(5.02)	(2.44)	17.43	(5.34)	—
August	—	(0.18)	3.99	7.48	6.12	—
September	—	0.22	(12.98)	8.66	19.91	—
October	—	6.67	12.01	(6.09)	10.32	—
November	—	5.66	3.37	(1.88)	(8.82)	—
December	—	3.76	7.17	8.37	3.54	—

Annual (or Period) Rate of Return	(14.92)%	0.53%	24.13%	48.10%	43.14%	(10.05)%
Inception of Trading by CTA:		February 1995
Inception of Trading in Program:		June 1999
Number of Open Accounts as of March 31, 2005:		9
Aggregate Assets (Nominal Account Size) in all Programs:		$5,769,017,000		(3/05)
Aggregate Assets (Nominal Account Size) in Program:		$1,223,539,000		(3/05)
Largest Monthly Draw-Down:		13.62%		(9/03)
Largest Peak-to-Valley Draw-Down:		20.85%		(2/04-8/04)

Notes follow Table A-3

During the time period July 2000 through December 2000, no accounts were traded according to Graham’s K4 Program at 150% Leverage.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Table A-2

Graham Capital Management, L.P.

K4 Program at Standard Leverage

January 1, 2000 Through March 31, 2005

	Percentage monthly rate of return
	2005	2004	2003	2002	2001	2000
January	(6.94)%	0.40%	5.13%	1.01%	2.37%	1.94%
February	(0.54)	5.18	6.14	(1.14)	5.01	(4.73)
March	(3.03)	0.05	(4.12)	(0.82)	9.08	1.75
April	—	(6.87)	1.68	(6.41)	(7.16)	1.04
May	—	(1.51)	4.55	3.10	1.57	(2.27)
June	—	(3.45)	(4.05)	9.17	(0.49)	(3.89)
July	—	(3.57)	(1.45)	11.12	(4.07)	0.71
August	—	(0.15)	2.56	5.38	4.36	2.40
September	—	0.16	(8.27)	5.81	13.87	0.99
October	—	4.39	7.53	(3.90)	7.54	1.44
November	—	4.01	2.57	(1.07)	(5.99)	7.41
December	—	2.53	4.90	5.64	2.15	9.37

Annual (or Period) Rate of Return	(10.25)%	0.46%	17.05%	29.83%	29.56%	16.39%

Compound Average Annual Rate of Return (1/00-3/31/05)						14.82%
Inception of Trading by CTA:		February 2, 1995
Inception of Trading in Program:		January 4, 1999
Number of Open Accounts as of March 31, 2005:		7
Aggregate Assets (Nominal Account Size) in all Programs:		$5,769,017,000		(3/05)
Aggregate Assets (Nominal Account Size) in Program:		$388,866,000		(3/05)
Largest Monthly Draw-Down:		9.07%		(9/03)
Largest Peak-to-Valley Draw-Down:		14.73%		(3/04-8/04)

Notes follow Table A-3

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Table A-3

Other Trading Programs Directed by Graham Capital Management, L.P.

For the Period January 1, 2000 Through March 31, 2005

Name of Program	Inception of Trading Program	Number of Open Accounts	Aggregate Assets (Nominal Account Size) in Program March 31, 2005	Largest Monthly Draw-Down		Largest Peak-to-Valley Draw-Down		Percentage Annual Rate of Return (Computed on a Compounded Monthly Basis)
								2005		2004	2003		2002	2001		2000
Global Diversified Program at Standard Leverage	Feb-95	12	$848,229,000	10.12%	(11/01)	16.40%	(11/01-4/02)	(6.02)		8.92	10.80		18.41	7.02		15.83
								(3 months	)
Global Diversified Program at —150% Leverage	May-97	14	$491,762,000	15.77%	(11/01)	24.27%	(11/01-4/02)	(9.28)		12.67	17.82		32.25	12.16		24.33
								(3 months	)
Graham Selective Trading Program at Standard Leverage	Jan-98	7	$448,467,000	15.60%	(11/01)	23.64%	(3/04-8/04)	(12.59)		(6.73)	21.82		30.11	0.55		7.07
								(3 months	)
Graham Selective Program — 150% Leverage	Jan-04	1	$41,059,000	13.93%	(4/04)	33.37%	(3/04-8/04)	(18.47)		(11.09)	—		—	—		—
								(3 months	)
Proprietary Matrix Program	Jun-99	1	$1,037,267,000	11.16%	(11/01)	15.71%	(11/01-4/02)	(4.57)		(0.29)	11.55		28.10	6.77		16.28
								(3 months	)
Fed Policy Program	Aug-00	1	$1,085,749,000	3.41%	(1/02)	3.89%	(1/03-8/03)	7.61		7.71	3.40		17.90	16.88		2.51
								(3 months	)							(5 months	)
K5 Program	Jun-03	4	$369,925,000	9.14%	(4/04)	18.25%	(4/04-8/04)	(5.93)		(3.67)	(2.13)		—	—		—
								(3 months	)		(7 months	)
Multi Trend Program	Sept-03	2	$207,144,000	8.05%	(4/04)	18.41%	(3/04-8/04)	(8.60)		(3.14)	3.83		—	—		—
								(3 months	)		(4 months	)

Discretionary Trading Group at Standard Leverage	Jan-99	N/A-Closed	N/A-Closed	1.83%	(1/02)	1.83%	(12/01-1/02)			—	—		13.58	15.55		8.20

Non-Trend Based Program at Standard Leverage	Jan-99	N/A-Closed	N/A-Closed	3.11%	(3/01)	9.52%	(1/01-6/01)			—	—		—	(9.54)		11.86
														(6 months	)
Non-Trend Based Program at 150% Leverage	Jun-99	N/A-Closed	N/A-Closed	4.31%	(7/00)	12.95%	(12/00-6/01)			—	—		—	(12.95)		21.01
														(6 months	)

Aggregate assets in all Graham programs were approximately $5.8 billion (Nominal Account Size) as of March 31, 2005.

Notes follow Table

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Notes to Graham Tables A-1, A-2 and A-3

(a)	“Draw-Down” is defined as losses experienced by an account over a specified period of time.

(b)	“Largest Monthly Draw-Down” is the largest monthly loss experienced by any account included in a program composite in any calendar month expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

(c)	“Largest Peak-to-Valley Draw-Down” is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by any account included in a program composite during a period in which the initial month-end net asset value of such draw-down has not been equaled or exceeded by a subsequent month-end net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated.

(d)	“Monthly Rate of Return” (“Monthly ROR”) is calculated by dividing net income for the month by net asset value as of the beginning of the month (including contributions made at the start of the month). For purposes of the Monthly ROR calculation, the net asset value may include certain accounts that were either completely or partially funded. In months where asset changes are made mid-month, rates of return are calculated pursuant to the Compounded Rate of Return Method. Rate of return under this method is calculated by dividing the accounting period, i.e., the month, into smaller periods and compounding the rate of return for such sub-periods.

(e)	“Annual (or Period) Rate of Return” is calculated by compounding the Monthly ROR over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One (1) is then subtracted from the product and the result is multiplied by one hundred (100).

(f)	“Inception of Trading by CTA” is the date on which Graham began trading client accounts.

(g)	“Inception of Trading Program” is the date on which Graham began trading client accounts pursuant to the program shown.

(h)	“Aggregate Assets in all Programs” is the aggregate amount of assets in accounts at their nominal account size under the management of Graham as of March 31, 2005.

(i)	“Aggregate Assets in Program” is the aggregate amount of assets in the respective program as of March 31, 2005, and is based on nominal account size.

Additional Footnote for Qualified Eligible Person Accounts

Graham advises exempt accounts for Qualified Eligible Persons. The performance of certain of these accounts is not included in the composite performance records.

Table B-1

Graham Capital Management, L.P.

Pro Forma Performance

K4 Program at 150% Leverage

January 1, 2000 Through April 30, 2003

	Percentage pro forma monthly rate of return
	2003	2002	2001	2000
January	7.56%	1.12%	2.13%	2.65%
February	8.88	(2.04)	6.95	(7.30)
March	(6.44)	(2.47)	11.93	1.97
April	1.98	(9.91)	(10.64)	1.23
May	—	5.24	2.02	(4.05)
June	—	13.94	(0.21)	(5.51)
July	—	16.51	(5.84)	0.49
August	—	7.34	5.85	2.30
September	—	8.31	16.90	0.83
October	—	(6.53)	9.26	1.25
November	—	(2.68)	(8.01)	7.21
December	—	8.22	2.68	7.91

Annual (or Period) Rate of Return	11.74%	39.17%	33.74%	8.13%

Compound Average Annual Rate of Return (1/00-4/30/03)				27.52%
Largest Monthly Draw-Down:	10.64%		(4/01)
Largest Peak-to-Valley Draw-Down:	17.79%		(10/01-4/02)

During the time period July 2000 through December 2000, no accounts were traded according to Graham’s K4 Program at 150% Leverage. For pro forma purposes, Graham’s K4 Program at Standard Leverage was used as the basis for the pro forma adjustments in the above capsule. See Graham Tables A-1 and A-2 for the actual performance of each program.

Table B-2

Graham Capital Management, L.P.

Actual Performance

Citigroup Diversified Futures Fund, L.P.

May 1, 2003 Through March 31, 2005

Percentage monthly rate of return
	2005	2004	2003
January	(11.89)%	0.55%	—
February	(1.21)	7.01	—
March	(4.75)	(0.18)	—
April	—	(10.06)	—
May	—	(2.61)	5.56%
June	—	(5.42)	(6.47)
July	—	(5.57)	(2.63)
August	—	(0.52)	4.08
September	—	(0.04)	(12.79)
October	—	6.33	10.76
November	—	5.53	3.23
December	—	4.28	6.54

Annual (or Period) Rate of Return	(17.09)%	(2.23)%	6.29%

Largest Monthly Draw-Down:			12.79%	(9/03)
Largest Peak-to-Valley Draw-Down:			24.67%	(2/04-3/05)*

Notes to Tables B-1 and B-2 begin on page 48.

*See note 3 on page 48.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

John W. Henry & Company, Inc.

Background

John W. Henry & Company, Inc. (“JWH”) specializes in managing institutional and individual capital in the global futures, interest rate and foreign exchange markets. Since 1981, JWH has developed and implemented proprietary trend-following trading techniques that focus on long-term trends.

JWH, a Florida corporation, began managing assets in 1981 as a sole proprietorship and was incorporated in 1982. As of March 31, 2005, JWH had approximately $2.8 billion under management. JWH’s offices are located at 301 Yamato Road, Suite 2200, Boca Raton, Florida, telephone (561) 241-0018.

The sole shareholder of JWH is the John W. Henry Trust dated July 27, 1990. The trustee and sole beneficiary of the Trust is John W. Henry. JWH has been registered with the CFTC as a commodity trading advisor since 1982. JWH is a member of the NFA and the Futures Industry Association and is a sustaining member of the Managed Funds Association. “JWH” is the registered trademark of John W. Henry & Company, Inc.

JWH trades its JWH GlobalAnalytics® Family of Programs (“GlobalAnalytics”) on behalf of the Fund.

Investment Philosophy and Methodology

Since the firm’s inception, the JWH investment philosophy has been based on the premise that market prices, rather than market fundamentals, are the key aggregators of information necessary to make investment decisions and that market prices, which may at first seem random, are actually related through time in complex but discernable ways. This philosophy is based on analysis of historical data that revealed that market adjustments sometimes form price trends that can be exploited for profit. JWH believes there is an inherent return opportunity in participating in price movement trends that its systematic and analytic models have identified. JWH trading programs may participate in either rising or falling trends; they do not have a directional bias nor do they try to forecast or predict market turning points. Once a program has established a position in a market that has been identified as trending, no pre-set price target for profits is established given the highly variable nature of market trends.

JWH’s understanding of the nature of markets is based on the hypothesis that investors’ expectations adjust at different times and manifest themselves in long-term price trends. Markets do not adjust immediately to new information. JWH’s investment decision process has been designed to analyze and exploit these trends. JWH believes that market prices initially react to new or emerging information or events, but the aggregate impact on price may be a lengthy process. While prices may at first represent an over or under reaction to new information, prices eventually will reflect all relevant information. In other words, anything that could possibly affect the market price of a commodity or financial instrument—including fundamental, political or psychological factors—eventually will be reflected in the price of that commodity or instrument. The foundation for JWH’s analysis is, therefore, a study of market price, rather than market fundamentals or the prediction of trends.

JWH believes that the price adjustment process takes time, since reactions of market participants to changing market dynamics initially may be inefficient; that is, investors may not react immediately to information because of differing evaluation processes, differing levels of risk tolerance or uncertainty. Gradual price adjustments manifest themselves in long-term trends, which themselves can influence the course of events and from which profit opportunities can arise. JWH believes that such market inefficiencies can be exploited through a combination of trend detection and risk management.

Trend Detection.    JWH’s research is based on the belief that prices move in trends that are often highly complex and difficult to identify and that trends often last longer than most market participants foresee. There is strong economic and statistical evidence to suggest that trends do exist in most markets although they may be difficult to detect. JWH believes that these trend signals can be found through the use of systematic extraction methods. Since the firm’s founding, JWH has consistently employed its analytical methods to identify short-term to long-term trends. Comprehensive research undertaken by Mr. Henry led to the initial development of disciplined systematic quantitative models. JWH’s computer models examine market data for systematic price behavior or price relationships that will characterize a trend. When price trends are identified, the JWH trading system generates buy and sell signals for implementing trades. The strict application of these signals is one of the most important aspects of JWH’s investment process.

JWH believes that price is the combination of the signal plus “noise,” where the signal is the trend information and the “noise” is market volatility. Prices are an aggregate of market information, but “noisy” price signals have to be filtered to discover an underlying price trend. The JWH systems examine market data for relationships among movements in prices, detecting frequencies or repetitive behavior hidden within thousands of pieces of raw price data. JWH’s trading models seek to identify signals by separating short-term market noise from relevant information—and locating a directional opportunity that has favorable risk characteristics. JWH systems may dictate that positions be closed with a loss in order to provide downside protection, but the systems may also provide discipline to stay in markets that are inactive for long periods of time in order to achieve possible long-term gain for investors. In either case, JWH investment decisions reflect the JWH trading models’ assessment of the market itself, not an emotional response to recent economic or political data.

JWH models do not follow singular movements in price, characteristic of short-term volatility. Instead, the models seek to identify changes in systematic price behavior over a long period of time, which will characterize a directional opportunity.

Risk Management.    Given the noisy nature of price data, all market signals may not lead to profitable trades. Hence, significant emphasis is placed on risk management techniques to minimize the losses of any particular trade on the portfolio as a whole. Stop-losses are used to balance the potential loss in any trade with the opportunity for profit. A stop-loss order may not necessarily limit losses since it becomes a market order when the contract trades at the specified stop-loss price; as a result, a stop-loss order may not be executed at the stop-loss price. Depending on the model used, risk may be managed through variable position size or risk levels for any market. Additionally, modern portfolio techniques are used to construct the overall portfolio for a given program. These techniques will account for the volatility and correlation among markets as well as behavior during specific market extremes. Portfolio adjustments will be made to account for systematic changes in the relationships across markets. Portfolios are managed to meet long term risk and volatility tolerance.

Potential Capital Preservation.    JWH’s overall objective is to provide absolute returns. JWH is an absolute return manager, insofar as it does not manage against a natural benchmark. Relative return managers, such as most traditional equity or fixed income managers, are measured on how they perform relative to some pre-determined benchmark. For these managers, this is a natural course of events, as the benchmark is a readily available alternative to the active management provided. JWH has no such investment benchmark, so its aim is to achieve returns in all market conditions and is thus considered an absolute return manager. In markets with short-term volatility or where no trends exist – conditions which can result in flat or negative performance—JWH strives to preserve capital. Some of the JWH programs may take a neutral position (exit a market) rather than risk trading capital. While there can be no guarantee against losses, the JWH trading discipline is designed to preserve capital while waiting for opportunities where programs can generate profits over longer periods of time. Risk management on a market basis accounts for volatility and the fact that markets may turn against the prevailing trend. While JWH is looking for longer-term trends, the preservation of capital is paramount. If a predetermined amount of capital is lost, positions will be closed regardless of fundamental market conditions.

Disciplined Investment Process.    JWH believes that an investment strategy can only be as successful as the discipline of the manager to adhere to its requirements in the face of market adversity. Unlike discretionary traders, whose decisions may be subject to behavioral biases, JWH practices a disciplined investment process. By quantifying the circumstances under which key investment decisions are made, the JWH methodology offers investors a consistent approach to markets, unswayed by judgmental bias. See “Discretionary Aspects” below.

Disciplined Adaptation to Changing Market Conditions.    JWH maintains an absolute commitment to consistent portfolio construction and program integrity. JWH has not been persuaded to change the fundamental elements of the portfolios by short-term performance, although adjustments may be made over time. Moreover, over the years, JWH has not changed the basic methodologies that identify signals in the markets. JWH believes that its long-term track record has benefited from its adherence to its models during and after periods of negative returns.

The dynamic elements of the JWH investment process involve periodic adaptation to changing market conditions and subjective discretionary decisions on such matters as portfolio weightings, leverage, position size, effective trade execution, capacity and entry into new markets—all of which depend on professional experience and market knowledge. These changes are made as warranted by JWH’s research findings and in the context of JWH’s underlying principles.

Research.    Working in a collaborative effort with JWH’s traders and the Investment Policy Committee, the firm’s Research Department looks to improve the overall performance of investment models through analysis of the dynamic elements of the investment process. Research also refines risk management techniques and monitors capacity. It examines potential profit opportunities in markets not currently traded by JWH programs and in new instruments as they become available. See “Program Modifications” and “Oversight of Trading Policies” below.

Trade Placement.    JWH’s traders work on a 24-hour rotation schedule, executing trades worldwide in markets that are the most liquid for the specific trade that is being made. Trades are executed by teams, with each member of the team fully responsible for the trade’s fulfillment and are recorded and reviewed for strict adherence to procedures.

Once trade signals are received, traders focus on the manner and speed with which the trade will be executed in an effort to minimize market disturbance at the best price.

Depending on market conditions, order size and other factors, traders may decide to execute a trade using a particular order type, which may include “market price,” “market-at-discretion” or “market limit.” Whether entering or exiting the markets, JWH trading follows specific procedures designed to help minimize the impact of any immediate adverse price developments.

JWH enters orders electronically on behalf of its client accounts. JWH, in its discretion, may also continue to place orders by traditional means, including telephone and telecopy. JWH believes that electronic trading provides a faster method of accessing the variety of markets that it trades than do traditional methods, and thus, trades should be processed more efficiently. JWH believes that electronic trading provides for greater order execution risk controls to be incorporated into the order placement process which should reduce the potential for order entry errors. JWH believes that electronic trading also increases the overall level of confidentiality for JWH with respect to the marketplace. JWH expects that electronic trading will reduce the risk of miscommunication of instructions between JWH and the executing brokers.

JWH places trades for all accounts that it manages, as well as for the accounts of JWH and Mr. Henry, as “bunched orders” or “block orders”, in which all trades for all accounts are placed for execution in a group or bunch, and then are allocated to individual accounts when the order has been completed or at the end of the day. This process improves the efficiency of trade placement, and is intended to provide better pricing and execution of orders for all accounts. JWH provides the brokerage firms with allocated fills pursuant to JWH’s allocation methodology. JWH will make available to the general partner upon request (1) the general nature of the allocation methodology JWH uses; and (2) summary composite execution and allocation data sufficient for the general partner to compare the results of execution and allocation for the Fund’s account with those for the accounts of comparable customers and any proprietary account participating in the bunched order process. JWH is obligated to make all post-order allocations fair and equitable, so that no account or group of accounts consistently receives favorable or unfavorable treatment. In addition, JWH’s allocation methodology must be sufficiently objective and specific to permit independent verification of the fairness of the allocation and reconstruction of the allocation methodology. Forward contracts in foreign currencies are handled differently. JWH’s prime brokerage arrangement with Bank of America provides for currency forwards to be averaged before they are rolled forward, so that all accounts receive the same fill price.

Investment Programs.    JWH investment programs have different combinations of style, timing and market characteristics. Investment style differences are primarily based on the number of directional phases that investment programs use for markets—long, short or neutral —and how position sizes are determined, whether static or dynamic. Timing—whether trends are recognized over a short to very long term period—is a distinguishing characteristic of JWH investment programs. JWH investment programs can also be distinguished by the markets they trade.

While some characteristics may overlap, each investment program has a distinctive combination of style, timing and markets. This does not mean that one program will have higher returns than another or that a certain set of characteristics is preferable for one type of market. At times, an investment program may, for certain markets, use a style different from its primary style.

Commencement of Trading.    Each new account will encounter a startup period during which it may incur certain risks related to the initial investment of assets. In an effort to manage such risk, JWH has developed procedures governing the appropriate timing for the commencement of trading and the appropriate means of moving toward full portfolio commitment for new accounts. JWH, at its discretion, may delay the actual start of trading for an account for an extended period of time or adjust position size in relation to account equity in certain markets or in an entire investment program. The firm may also invest a new account more slowly than it would a more mature account. These procedures may be modified from time to time and no assurance is given that they will be successful in moving an account toward full portfolio commitment without substantial losses which might have been avoided or foregoing substantial profits which might have been achieved, by other means of initiating investment in the markets.

Duration of Positions Held.    JWH’s historical performance demonstrates that, because trends often last longer than most market participants expect, significant returns can be generated from positions held over a long period of time. Therefore, market exposure to profitable positions is not changed based on the time horizon of the trade; positions held for two to four months are not unusual and some positions have been held for more than one year. Losing positions are generally reversed or eliminated relatively quickly, with most closing within a few days or weeks. However, if the JWH system detects a profitable underlying trend, a position trading at a loss may be retained in order to capture the potential benefits of participating in that trend. Throughout the investment process, risk controls designed to reduce the possibility of an extraordinary loss in any one market are maintained.

Discretionary Aspects.    JWH at its sole discretion may override computer-generated signals and may at times use discretion in applying its quantitative models, which may affect performance positively or negatively. This could occur, for example, when JWH determines that markets are illiquid or erratic, such as may occur cyclically during holiday seasons or on the basis of irregularly occurring market events. Subjective aspects in JWH’s application of its quantitative models also include the determination of position size in relation to account equity, timing of commencement of trading an account, the investment of assets associated with additions, redemptions and reallocations, contracts and contract months traded and effective trade execution.

Program Modifications.    Proprietary research is conducted on an ongoing basis to refine the JWH investment strategies. While the basic philosophy underlying the firm’s investment methodology has remained intact throughout its history, the potential benefits of employing more than one investment methodology or in varying combinations, is a subject of continual testing, review and evaluation. Extensive research may suggest substitution of alternative investment methodologies with respect to particular contracts; this may occur, for example, when the testing of a different methodology has indicated that its use might have resulted in different historical performance. In addition, risk management research and investment program analysis may suggest modifications regarding the relative weighting among various contracts, modifying the style and/or timing used by an investment program to trade a particular contract, the addition or deletion of a contract traded by an investment program or a change in position size in relation to account equity. JWH’s research on these and other issues has resulted in investment program modifications from time to time that have decreased from previous levels the overall volatility of its investment programs while maintaining the potential for generating attractive performance returns. However, most investment programs maintain a consistent portfolio composition to allow opportunities in as many major market trends as possible.

All cash in a JWH investment program is available for trading, although the amounts committed to margin will vary from time to time. As capital in each JWH investment program increases, additional emphasis and weighting may be placed on certain markets which historically have demonstrated the greatest liquidity and profitability. Furthermore, the weighting of capital committed to various markets in the investment programs is dynamic and JWH may vary the weighting at its discretion as market conditions, liquidity, position limit considerations and other factors warrant. The Fund will generally not be informed of such changes.

Oversight of Trading Policies.    The JWH Investment Policy Committee (IPC) is a senior-level advisory group, broadly responsible for evaluating and overseeing trading policies. The IPC provides a forum for shared responsibility, meeting periodically to discuss issues relating to implementation of JWH’s investment process and its application to markets, including research on new markets and strategies in relation to JWH trading models. Typical issues analyzed by the IPC include liquidity, position size, capacity, performance cycles and new product and market strategies. Composition of the IPC and participation in its discussions and decisions by non-members may vary over time. Mr. Henry participates in all IPC meetings and decisions. The IPC does not make day-to-day trading decisions.

Position Size.    Adjustments in position size in relation to account equity have been and continue to be an integral part of JWH’s investment strategy. At its discretion, JWH may adjust the size of a position in relation to equity in the account that is taken in certain markets or entire investment programs. Such adjustments may be made at certain times for some investment programs but not for others. Factors that may affect the decision to adjust the size of a position in relation to account equity include ongoing research, program volatility, current market volatility, risk exposure, subjective judgment and evaluation of these and other general market conditions. Such decisions to change the size of a position may positively or negatively affect performance and will alter risk exposure for an account. Adjustments in position size relative to account equity may lead to greater profits or losses, more frequent and larger margin calls and greater brokerage expense. No assurance is or can be given that such adjustments will result in profits for client accounts. JWH reserves the right to alter, at its sole discretion and without notification to the Fund, its policy regarding adjustments in position size relative to account equity.

Addition, Redemption and Reallocation of the Fund’s Assets to JWH.    JWH attempts to reduce the impact of changes in its allocation of the Fund’s assets generally by adjusting positions as near as possible to the close of business on the last trading date of the month. In JWH’s sole discretion, based on its determination of liquidity and other market conditions, JWH may (i) begin adjusting positions earlier in the day on the last trading day of the month; (ii) begin adjusting positions before the last trading day of the month based on anticipated allocation changes; or (iii) delay adjusting positions until the first (or in some circumstances a later) business day of the next month. The use of discretion by JWH in the application of this procedure may affect performance positively or negatively.

Forward Foreign Currency Transactions.    In connection with JWH’s trading in forward foreign currency contracts, the Fund will enter into agreements with Bank of America pursuant to which Bank of America will act as a forward foreign currency counterparty or will arrange transactions with other counterparties, primarily major money center banks. The transactions that the Fund enters into with Bank of America, or through Bank of America with other counterparties on behalf of the Fund, will be given up to Citigroup Global Markets. Bank of America will charge a mark-up on each foreign currency transaction which will be in addition to the monthly brokerage fee paid to Citigroup Global Markets.

Physical and Cash Commodities.    JWH may in the future trade in physical or cash commodities for immediate or deferred delivery, including metals, when it believes that cash markets offer comparable or superior market liquidity or ability to execute transactions at a single price. Cash transactions, as opposed to futures transactions, relate to the purchase and sale of specific physical commodities. Whereas futures contracts are generally uniform except for price and delivery time, cash contracts may differ from each other with respect to such terms as quantity, grade, mode of shipment, terms of payment, penalties, risk of loss and the like. There is no limitation on daily price movements of cash, swap or forward transactions, which are subject to the risk of counterparty failure, inability or refusal to perform with respect to such contracts.

Equity Drawdowns.    Historically, only 30% to 40% of all trades made pursuant to JWH’s programs have been profitable. Large profits on a few trades in positions that typically exist for several months have produced favorable results overall. The greatest cumulative percentage decline in daily net asset value that JWH has experienced since inception in any single program on a composite basis was nearly 60%. You should understand that similar or greater drawdowns are possible in the future.

Legal Concerns

Principals of JWH serve on the boards of directors and committees of various organizations, both in and outside of the managed futures industry. In such capacities, these individuals have a fiduciary duty to other organizations they serve and they are required to act in the best interest of those organizations, even if those actions are adverse to the interest of JWH and its clients.

Mr. Henry devotes a substantial portion of his business time to ventures unrelated to JWH and futures trading and from time to time certain JWH staff members may provide support services for those other business ventures. Those principals and others who supervise and manage JWH staff supporting other business ventures have a conflict of interest in allocating their time and the time of certain staff members, between their duties to JWH and duties or commitments involving such other business ventures.

JWH and Mr. Henry may engage in discretionary trading for their own accounts, as long as such trading does not amount to a breach of fiduciary duty. Such trading will be for the purposes of testing new investment programs and concepts, as well as for proprietary profit. Proprietary trading may involve contract markets that are not traded for client accounts. The reasons for not trading a contract market for clients may include: the contract market does not trade reasonable volume and is not expected to grow such that JWH could trade significant size with appropriate liquidity; the contract markets are liquid but are highly correlated or redundant to existing markets or sectors traded for clients; or the contract markets have excessively high volatility associated with low liquidity and no historical trends. In the course of trading for their own accounts, JWH and Mr. Henry may take positions in their own accounts that are the same as or opposite to the Fund’s positions, due to testing a new quantitative model or investment program, an allocation system and/or trading pursuant to individual discretionary methods. Trades for the accounts of JWH and Mr. Henry may on occasion receive better fills than the Fund’s account. Records for these accounts will not be made available to the Fund.

Employees of JWH (other than Mr. Henry) are not permitted to trade in futures, options on futures or forward contracts. However, such employees may invest in investment vehicles that trade futures, options on futures or forward contracts and are managed by an independent trader and in The JWH Employee Fund, L.P., for which JWH is the trading advisor. The records of these accounts will not be made available to the Fund.

The JWH Organization

JWH employs approximately 67 employees who are grouped into departments with the following functions: Administration, Business Development, Compliance, Corporate Finance, Human Resources, Information Technology, Investment Support, Investor Services and Marketing, Research and Trading.

Principals of JWH

Mr. John W. Henry, 55, is chairman of the JWH Board of Directors and is trustee and sole beneficiary of the John W. Henry Trust dated July 27, 1990. He is also a member of the JWH IPC. In addition, he is a principal of Westport Capital Management Corporation, Global Capital Management Limited and JWH Investment Management, Inc., all affiliates of JWH. Mr. Henry oversees trading program design and composition, reviews and approves research and system development proposals prior to implementation in trading, reviews and approves of decisions involving the strategic direction of the firm and discusses trading activities with trading supervisors. JWH’s corporate officers, rather than Mr. Henry, manage JWH’s day-to-day operations. Mr. Henry is the exclusive owner of certain trading systems licensed to Elysian Licensing Corporation, a corporation wholly owned by Mr. Henry and sublicensed by Elysian Licensing Corporation to JWH and used by JWH in managing client accounts. Mr. Henry conducts his business responsibilities for JWH from Boca Raton, Florida and Boston, Massachusetts. Mr. Henry has served on the Boards of Directors of the Futures Industry Association, the National Association of Futures Trading Advisors and the Managed Futures Trade Association and has served on the Nominating Committee of the NFA. He has also served on a panel created by the Chicago Mercantile Exchange and the Chicago Board of Trade to study cooperative efforts related to electronic trading, common clearing and issues regarding a potential merger. Since the beginning of 1987, he has devoted and will continue to devote, a substantial amount of time to business other than JWH and its affiliates. From January 1999 until February 2002, Mr. Henry was chairman of the Florida Marlins Baseball Club LLC. Since February 2002, Mr. Henry is Principal Owner of New England Sports Ventures, LLC, which owns the Boston Red Sox baseball team, New England Sports Network and certain real estate, including Fenway Park. He holds comparable positions with the individual business entities engaged in these activities. Mr. Henry is regularly involved in the businesses of the LLC, dealing with professional management of the Red Sox (including its president and chief executive officer) and of the other LLC entities.

Mr. Mark H. Mitchell, 55, is vice chairman, counsel to the firm and a member of the JWH Board of Directors. His duties include the coordination and allocation of responsibilities among JWH and its affiliates. Before joining JWH in January 1994, he was a partner at Chapman and Cutler in Chicago, where he headed the law firm’s futures law practice from 1983 to 1993. He also served as general counsel of the Managed Funds Association and general counsel of the National Association of Futures Trading Association. Mr. Mitchell is currently the vice chairman and a director of the Managed Funds Association and a member of the NFA CPO/CTA Advisory Committee. In addition, he has served as a member of the NFA Special Committee for the Review of a Multi-tiered Regulatory Approach to NFA Rules, the Managed Funds Association Government Relations Committee and the Executive Committee of the Futures Industry Association Law and Compliance Division. In 1985, Mr. Mitchell received the Richard P. Donchian Award for Outstanding Contributions to the Field of Commodity Money Management. He received an AB with honors from Dartmouth College and a JD from the University of California at Los Angeles, where he was named to the Order of the Coif, the national legal honorary society.

Dr. Mark S. Rzepczynski, 48, is the president and chief investment officer of JWH and a member of the JWH Investment Policy Committee. He is responsible for the day-to-day management of the firm. Dr. Rzepczynski is also a principal of Westport Capital Management Corporation, Global Capital Management Limited and JWH Investment Management, Inc., all affiliates of JWH. He was Senior Vice President, Research and Trading, at JWH from May 1998 through December 2001. Before joining JWH in May 1998, he was vice president and director of taxable credit and quantitative research in the fixed income division of Fidelity Management and Research from May 1995 to April 1998, where he oversaw credit and quantitative research recommendations for all Fidelity taxable fixed income funds. From April 1993 to April 1995, he was a portfolio manager and director of research for CSI Asset Management, Inc., a fixed-income money management subsidiary of Prudential Insurance. Dr. Rzepczynski currently serves on the Board of Directors of the Futures Industry Association. Dr. Rzepczynski has a B.A. (cum laude) Honors in Economics from Loyola University of Chicago and an M.A. and Ph.D. in Economics from Brown University.

Mr. David M. Kozak, 57, is a senior vice president, general counsel and secretary to JWH. He is also a principal of JWH Investment Management, Inc., Westport Capital Management Corporation and Global Capital Management Limited. Before joining JWH in September 1995, he had been a partner since 1989 at the law firm of Chapman and Cutler, where he concentrated in commodity futures law with an emphasis on commodity money management. Mr. Kozak is chairman of the Managed Funds Association’s Government Relations Committee. He is also a member of the NFA’s Membership Committee and of the Special Committee on CPO/CTA Disclosure Issues and the Special Committee for the Review of Multi-tiered Regulatory Approach to NFA Rules. He formerly served as chairman of the subcommittee on CTA and CPO issues of the Futures Regulation Committee of the Association of the Bar of the City of New York. Mr. Kozak formerly served as the secretary and a director of the Managed Funds Association, as well as having been a member of the Managed Funds Association’s Executive Committee. He received a B.A. from Lake Forest College, a M.A. from The University of Chicago and a J.D. from Loyola University of Chicago.

Mr. Kenneth S. Webster, CPA, 40, is a senior vice president and chief operating officer. He is also a principal of Westport Capital Management Corporation, Global Capital Management Limited, JWH Investment Management, Inc., and JWH Securities, Inc. He is responsible for firm wide operations including management of the investment support, finance, information technology and administration departments. Since joining JWH in January 1995, Mr. Webster has held positions of increasing responsibility. Prior to his employment at JWH, Mr. Webster was the Controller of Chang Crowell Management, a registered CTA, from December 1991 to December 1994. From June 1987 to December 1991, Mr. Webster was employed by Coopers & Lybrand in their financial services audit practice. Mr. Webster received a BBA in Accounting from Pace University.

Mr. Kevin S. Koshi, 41, is a senior vice president, proprietary trading and a member of the JWH Investment Policy Committee. He is responsible for the implementation and oversight of the firm’s proprietary strategies and investments. Mr. Koshi joined JWH in 1988 as a professional in the finance department and since 1990 has held positions of increasing responsibility in the trading department. He received a BS in Finance from California State University at Long Beach.

Mr. Matthew J. Driscoll, 38, is a senior vice president, trading and research, and a member of the JWH Investment Policy Committee. He is responsible for overseeing all trading activity, as well as coordinating and managing research activities with JWH’s president and chief investment officer. Mr. Driscoll joined JWH in 1991 as a member of the trading department. Since joining the firm, he has held positions of increasing responsibility as they relate to the development and implementation of JWH’s trading strategies and procedures; he has played a major role in the development of JWH’s 24-hour trading operation. He attended Pace University.

Mr. Edwin B. Twist, 54, is a member of the JWH Board of Directors. He is also a principal of JWH Investment Management, Inc. Mr. Twist joined JWH as internal projects manager in 1991 and has been a director since 1993. His responsibilities include assisting with internal projects.

Mr. Julius A. Staniewicz, 46, is a vice president, strategy and business development, and senior strategist and a member of the JWH Investment Policy Committee. Mr. Staniewicz is responsible for business and investment strategy, as well as overseeing business development for non-retail clients. Since joining JWH in March 1992, Mr. Staniewicz has held positions of increasing responsibility at the firm. These include long term strategic planning in the areas of trading and investment strategies and business development. Mr. Staniewicz received a B.A. in Economics from Cornell University.

The following lists the additional principals of JWH: Mr. Andrew D. Willard, 58, vice president, information technology and Mr. William S. Dinon, 46, vice president of sales and manager of retail distribution.

GlobalAnalytics Family of Programs

The GlobalAnalytics program was introduced in June 1997. JWH trades the GlobalAnalytics program on behalf of the Fund. GlobalAnalytics is the result of extensive research and testing by the firm. Unlike other JWH programs, which invest in intermediate or long-term price movements, GlobalAnalytics invests in both long- and short-term price movements. The program invests in a broad spectrum of worldwide financial and non-financial markets, including interest rate, non-U.S. stock index, currency, metals, energy and agricultural contracts. GlobalAnalytics uses JWH’s five-phase investment style which is a combination of JWH’s two-phase style (a position is maintained, long or short, in a market at all times) and JWH’s three-phase style (positions are taken when trends are identified, but the program may take a neutral stance or liquidate open positions in non-trending markets).

For the period April 1, 2004 through March 31, 2005, the average allocation of risk exposure for the GlobalAnalytics program in the Fund was:

Foreign Exchange	16.1%
Interest Rates	28.1%
Stock Indices	6.5%
Agriculture	18.5%
Metals	8.3%
Energy	22.5%

Past Performance of JWH

Table A-1 sets forth the composite capsule performance results of all accounts traded according to the GlobalAnalytics Program for the period January 2000 through March 31, 2005.

Table A-2 reflects the composite capsule performance results of all other trading programs directed by JWH during the periods indicated on the table.

Table A-3 reflects the composite capsule performance results of JWH’s Exclusive Fund Accounts during the periods indicated on the table.

Table B-1 presents the pro forma results of the GlobalAnalytics Program for the period January 2000 through April 30, 2003, adjusted for fees, expenses and interest income applicable to the Fund.

Table B-2 presents the actual performance of the GlobalAnalytics Program as traded for the Fund for the period May 1, 2003 through March 31, 2005.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Table A-1

John W. Henry & Company, Inc.

GlobalAnalytics® Program

January 1, 2000 Through March 31, 2005

	Percentage monthly rate of return

	2005	2004	2003	2002	2001	2000
January	(6.98)%	2.21%	7.70%	(0.90)%	0.44%	0.29%
February	(2.10)	8.19	5.07	(5.58)	0.99	(0.07)
March	6.01	1.98	(4.73)	0.38	6.59	(4.88)
April	—	(11.55)	1.16	(2.63)	(8.15)	(0.82)
May	—	(4.45)	8.82	2.62	(0.77)	6.83
June	—	(5.94)	(6.01)	14.90	(2.42)	(1.21)
July	—	7.51	0.01	8.31	(1.08)	(2.30)
August	—	(6.84)	2.18	5.65	1.14	6.18
September	—	10.74	(2.81)	6.67	2.38	(2.60)
October	—	12.25	(4.73)	(7.33)	6.13	5.31
November	—	2.89	(7.44)	(7.68)	(10.45)	5.33
December	—	(2.35)	7.14	12.12	3.06	9.73

Annual (or Period) Rate of Return.	(3.46)%	12.14%	4.67%	26.26%	(3.53)%	22.69%

Compound Average Annual Rate of Return (1/00-3/31/05)						10.55%
Inception of Trading by CTA:	October 1982
Inception of Trading in Program:	June 1997
Number of Open Accounts as of March 31, 2005:	8
Aggregate Assets in all Programs:	$2,806,079,831			(3/05)
Aggregate Assets in Program:	$286,028,182			(3/05)
Largest Monthly Draw-Down:	12.0%			(4/04)
Largest Peak-to-Valley Draw-Down:	24.0%			(5/03-8/04)

Notes follow Table A-3.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Table A-2

Other Trading Programs Directed by John W. Henry & Company, Inc.

For the Period January 1, 2000 Through March 31, 2005

Name of Program	Inception of Client Trading in Program	Number of Open Accounts	Aggregate Assets in Program March 31, 2005	Largest Monthly Draw-Down		Largest Peak-to-Valley Draw-Down		Percentage Annual Rate of Return (Computed on a Compounded Monthly Basis)
								2005		2004	2003	2002		2001	2000
Original Investment Program	Oct-82	5	$57,314,306	19.1%	(1/05)	43.3%	(2/03-1/05)	(15.4)		(0.2)	(5.5)	21.5		(16.8)	3.4
								(3 months	)
Global Diversified Portfolio	Jun-88	1	$14,439,267	21.4%	(11/01)	32.9%	(2/03-7/04)	(14.7)		27.6	(0.7)	43.3		(7.6)	16.4
								(3 months	)
JWH GlobalAnalytics®99	Mar-99	0	$0	9.6%	(11/01)	16.3%	(6/99-4/00)	—		—	1.3	24.9		(2.8)	(2.9)
											(2/1-4/30)			(9/27-12/31)	(9 Months	)
Financial and Metals Portfolio	Oct-84	14	$386,389,415	18.5%	(11/01)	47.8%	(6/99-9/00)	(20.6)		6.0	19.4	45.1		7.1	13.0
								(3 months	)
Global Financial and Energy Portfolio	Jun-94	2	$32,066,690	26.1%	(10/03)	42.7%	(2/03-10/03)	(10.7)		30.7	0.4	10.5		(4.2)	25.0
								(3 months	)
Worldwide Bond Program (i)	Jul-96	1	$7,801,039	12.4%	(6/03)	28.8%	(6/03-7/04)	(5.8)		9.0	(22.5)	—		—	—
								(3 months	)		(7 months )
International Foreign Exchange Program	Aug-86	8	$199,876,084	13.5%	(1/05)	36.1%	(12/03-8/04)	(24.0)		(9.1)	16.0	18.7		28.8	16.5
								(3 months	)
G-7 Currency Portfolio	Feb-91	2	$86,124,907	12.5%	(1/05)	36.7%	(5/03-8/04)	(17.4)		(9.1)	8.1	13.3		0.2	8.1
								(3 months	)
Dollar Program (i)	Jul-96	0	$0	N/A	(N/A )	N/A	(N/A )	—		—	—	—		—	—

Strategic Allocation Program	Jul-96	10	$1,702,127,354	15.5%	(11/01)	37.0%	(5/03-8/04)	(17.9)		13.7	8.4	30.9		(1.1)	20.3
								(3 months	)
Currency Strategic Allocation Program	Nov-02	6	$33,912,587	15.0%	(1/05)	33.9%	(12/03-8/04)	(26.3)		(5.6)	13.0	5.9		—	—
								(3 months	)			(2 Months	)
World Financial Perspective	Apr-87	N/A-Closed	N/A-Closed	10.8%	(6/01)	30.7%	(5/99-7/00)			—	—	(5.9)		(10.7)	4.9
												(5 Months	)
International Currency and Bond Portfolio	Jan-93	N/A-Closed	N/A-Closed	12.7%	(9/00)	28.5%	(7/99-9/00)			—	—	—		1.9	5.6
														(6 Months )

JWH began trading client capital in October 1982. Aggregate assets in all JWH programs were approximately $2.8 billion as of March 31, 2005.

(i)	In order to provide a continuous performance record for the Worldwide Bond Program from January 1, 2000, and the Dollar Program subsequent to January 1, 2000, performance information of the Exclusive Fund Accounts is provided on Table A-3. These accounts (the “Exclusive Fund Accounts”) are currently traded as part of JWH’s Strategic Allocation Program (“SAP”) and, for the time periods indicated, were the only accounts traded in those programs. All accounts investing in SAP are subject to various discretionary trading adjustments including the selection of programs, ongoing allocations and reallocations of assets among the individual program components, as well as periodic adjustments to the position size in relation to account equity. In addition, the Dollar Program is included in the Currency Strategic Allocation Program (CSAP). However, the Exclusive Fund Account tables in this section only include the allocation to SAP in order to present Dollar Program performance on a consistent basis (The Dollar Program allocation to SAP trades with a different degree of leverage than the Dollar Program allocation to CSAP). For the period beginning February 4, 2000, these Exclusive Fund Accounts traded at a degree of leverage that is not available to clients who invest in these programs individually.

Notes follow Table A-3

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Table A-3

John W. Henry & Company, Inc.

Exclusive Fund Accounts

January 1, 2000 Through March 31, 2005

Name of Program	Inception of Client Trading in Program	Number of Open Accounts	Aggregate Assets in Program March 31, 2005	Largest Monthly Draw-Down		Largest Peak-to-Valley Draw-Down		Percentage Annual Rate of Return (Computed on a Compounded Monthly Basis)
								2005	2004	2003	2002	2001	2000
Worldwide Bond Program Exclusive	May-98	10	$299,670,278	17.6%	(11/01)	27.2%	(5/03-7/04)	(5.0) (3 months)	16.3	(3.5)	36.1	0.8	2.9

Dollar Program Exclusive	May-98	20	$182,626,116	19.2%	(1/05)	44.9%	(1/04-9/04)	(32.4) (3 months)	7.9	22.2	44.4	1.5	20.0

JWH began trading client capital in October 1982. Aggregate assets in all JWH programs were approximately $2.8 billion as of March 31, 2005.

Notes follow Table. Also, see note (i) on Table A-2.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Notes to JWH Tables A-1, A-2 and A-3

Composite Performance Presentation

The composite rates of return indicated should not be taken as representative of any rate of return actually achieved by any single account represented in the records. You are further cautioned that the data set forth in the performance records is not indicative of any results which may be attained by JWH in the future since past performance is not necessarily indicative of future results.

An investor should note that the composite performance presentations include individual accounts, which even though traded according to the same investment program may have materially different rates of return. The reasons for these material differences among accounts may include: a) procedures governing timing for the commencement of trading and means of moving toward full portfolio commitment of new accounts; b) the period during which accounts are active; c) client trading restrictions, including futures vs. forward contracts and contract months; d) trading size to equity ratio resulting from JWH procedures for the commencement of trading and full portfolio commitment for new accounts and new capital; e) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to an investment program; f) the amount of interest income earned by an account, which will depend on the rates paid by a futures commission merchant on equity deposits and/or on the portion of an account invested in interest-bearing obligations such as U.S. Treasury bills; g) the amount of management and incentive fees paid to JWH and the amount of brokerage commissions paid, which will vary and will depend on the fees negotiated by the client with the broker; h) the timing of orders to open or close positions; i) the market conditions, which in part determine the quality of trade executions; j) variations in fill prices; and k) the timing of additions and withdrawals. Notwithstanding these material differences among accounts, the composite remains a valid representation of the accounts included therein.

For the purpose of determining whether material differences exist among accounts traded pursuant to the same investment program, JWH uses the following method. The gross trading performance of each JWH investment program and each individual JWH account within the relevant program is reviewed and the following parameters established by interpretations of the Division of Trading and Markets of the CFTC are calculated: (i) if the arithmetic average of two percentages is greater than 10 percentage points and the difference between the two is less than 10% of their average; (ii) if the arithmetic average of the two percentages is greater than 5 points but less than 10 points and the difference between the two is 1.5 percentage points or less; and (iii) if the arithmetic average of the two percentages is less than 5 points and the difference between the two is 1.0 percentage point or less. If one of the parameters (i)-(iii) is satisfied in the review, then the results within the designated range are deemed “materially the same” or “not materially different.” The parameters (i)-(iii) determine if differences between accounts are materially different. The gross trading performance of each JWH investment program and each individual JWH account within the relevant program not satisfying the above parameters (i)-(iii) is then reviewed to determine whether any material differences detected could produce misleading composite performance results. With the exception of accounts that were established at levels below JWH’s current minimum account size, JWH’s policy is to provide separate performance information when an account is consistently performing differently on a gross trading basis from the other JWH accounts traded pursuant to the same investment program and the continued inclusion of that account in the composite would create a distortion in the composite rate of return.

The calculation of management and incentive fees is subject to variation due to the agreed upon definitions contained in each account’s advisory agreement. Management fees historically ranged from 0% to 6% of assets under management; incentive fees ranged from 0% to 25% of trading profits. From time to time, such variations in advisory fees may have a material impact on the performance of an account.

Position Size in Relation to Account Equity

During the periods covered by the performance records, and particularly since 1989, JWH has increased and decreased position size in relation to account equity in certain markets and entire investment programs, and also altered the composition of the markets and contracts for certain programs. In general since 1992, JWH began implementing certain position size adjustments that were of a more permanent nature. While historical returns represent actual performance achieved, you should be aware that the position size relative to account equity currently used may be significantly different from that used during previous time periods. You should be aware of the following position size adjustments relative to account equity:

All JWH Investment Programs—reduced 50% on an interim basis commencing on March 4, 2003 and then increased to previous position sizes on April 9, 2003

Original Investment Program—reduced 25% commencing in October 1995 and reduced an additional 50% commencing in April 2005

Financial and Metals Portfolio—reduced 50% commencing in August 1992

Global Financial & Energy Portfolio—reduced 50% commencing in April 1995

G-7 Currency Portfolio—increased 50% commencing in May 1998

Worldwide Bond Program — increased 25% commencing in March 2000 and increased an additional 20% commencing in June 2000. These changes represent an overall position size increase of 50% since March 2000.

Dollar Program—increased 25% commencing in July 2001.

Definition of Capsule Terms

Number of Open Accounts is the number of accounts directed by JWH pursuant to the investment program shown as of March 31, 2005.

Assets Under Management in a program is the aggregate amount of assets in the respective program as of March 31, 2005 and is based on nominal account size.

Largest Monthly Drawdown is the largest monthly loss experienced by any single account during the last five year and year to date period in the relevant investment program in any calendar month. “Loss” for these purposes is calculated on the basis of the loss experienced, expressed as a percentage of nominal account size. Largest monthly drawdown information includes the month and year of such drawdown.

Largest Peak-to-Valley Drawdown is the largest percentage decline by any single account during the last five year and year to date period in the relevant investment program (after eliminating the effect of additions and withdrawals) from any month-end net asset value, without such month-end net asset value being equaled or exceeded as of a subsequent month-end, expressed as a percentage of the total equity (including the difference between nominal account size and actual funds) in the account.

Annual Rate of Return is calculated by compounding the monthly rates of return over the number of periods in a given year. For example, each monthly rate of return in hundredths is added to one (1) and the result is multiplied by the previous month’s compounded monthly rate of return similarly expressed. One (1) is then subtracted from the product. For periods less than one year, the results are year-to-date.

Compounded Annualized Rate of Return is calculated in a manner similar to Annual Rate of Return except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance records and then one (1) is subtracted.

Monthly Rates of Return are daily compounded monthly rates of return in the investment program. The daily compounded monthly rate of return is calculated by compounding the daily rates of return over the number of days in the month. For example, each of the daily rates of return in hundredths is added to one (1) and the result is multiplied by the previous day’s daily rate of return similarly expressed. One (1) is then subtracted from the product. The daily rates of return are calculated by dividing the day’s net performance by the sum of the beginning equity, plus additions minus withdrawals for the day.

Proprietary capital is included in the rates of return for the Original Investment Program, the Global Diversified Portfolio, the Global Financial & Energy Portfolio, and the G-7 Currency Portfolio pursuant to an investment in a fund. These proprietary accounts have been traded in exactly the same manner as client funds, and have been subject to all of the same fees and expenses charged to a client investment in the fund; therefore there is no material impact on the rates of return presented.

Additional Notes

JWH GlobalAnalytics® 99. In March 1999, an additional account began trading pursuant to the JWH GlobalAnalytics® Family of Programs methodology. Due to the size of the account, it may have different results than the other accounts using this same methodology. As a result, performance for this account is shown separately through September 2000. As of October 2000, the account increased its size to a level sufficient to trade in JWH GlobalAnalytics®. A new account was added to JWH GlobalAnalytics® 99 on September 27, 2001. As of January 1, 2003, this account increased its size to a level sufficient to trade in JWH GlobalAnalytics. A new account was added to JWH GlobalAnalytics 99 on February 1, 2003. As of March 31, 2003, this account increased its size to a level sufficient to trade JWH GlobalAnalytics.

Table B-1

John W. Henry & Company, Inc.

Pro Forma Performance

GlobalAnalytics® Program

January 1, 2000 Through April 30, 2003

	Percentage pro forma Monthly Rate of Return
	2003	2002	2001	2000
January	7.18%	(1.13)%	(0.18)%	0.12%
February	5.02	(5.72)	0.70	(0.37)
March .	(5.07)	0.26	5.98	(4.97)
April	0.90	(2.83)	(8.93)	(1.01)
May	—	2.30	(1.18)	6.44
June	—	14.65	(2.85)	(1.47)
July	—	8.92	(1.59)	(2.32)
August	—	5.37	0.88	5.50
September	—	6.50	2.21	(2.84)
October	—	(7.52)	5.77	4.55
November	—	(7.50)	(11.09)	5.04
December	—	12.23	2.60	8.85

Annual (or Period) Rate of Return	7.82%	24.99%	(8.81)%	17.78%

Compound Average Annual Rate of Return (1/00-4/30/03)				11.73%
Largest Monthly Draw-Down:	11.09%		(11/01)
Largest Peak-to-Valley Draw-Down:	22.27%		(3/01-4/02)

Table B-2

John W. Henry & Company, Inc.

Actual Fund Performance

Citigroup Diversified Futures Fund, L.P.

May 1, 2003 Through March 31, 2005

Percentage monthly rate of return
	2005	2004	2003
January	(7.95)%	0.31%	—
February	(2.12)	8.28	—
March	5.23	1.97	—
April	—	(11.99)	—
May	—	(4.15)	5.38%
June	—	(6.70)	(6.36)
July	—	7.23	0.05
August	—	(6.74)	2.00
September	—	10.64	(3.45)
October	—	10.72	(4.40)
November	—	3.67	(8.10)
December	—	(1.94)	8.19

Annual (or Period) Rate of Return	(5.19)%	8.56%	(7.58)%

Largest Monthly Draw-Down:			11.99%	(4/04)
Largest Peak-to-Valley Draw-Down:			23.55%	(6/03-6/04)*

Notes to Tables B-1 and B-2 begin on page 48.

* See note 3 on page 48.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Willowbridge Associates Inc.

Background

Willowbridge Associates Inc. (“Willowbridge”) is a Delaware corporation organized on January 29, 1988. Willowbridge’s main business address is 101 Morgan Lane, Suite 180, Plainsboro, New Jersey 08536 and its telephone number is (609) 936-1100. Since May 3, 1988, Willowbridge has been registered under the Commodity Exchange Act as a commodity pool operator and a commodity trading advisor and a member of the NFA. As of March 31, 2005, Willowbridge had approximately $1.0 billion (including the nominal account size of any partially funded accounts) under management.

Management

Philip L. Yang, 46, has been the sole shareholder, Director and President of Willowbridge since September 1, 1992, and also held those positions from the time he formed Willowbridge in January 1988 through September 1989. Mr. Yang is registered as an associated person of Willowbridge. He is individually registered under the Commodity Exchange Act as a commodity pool operator and a commodity trading advisor and is a member of the NFA in such capacities. He is also a principal and an associated person of Doublewood, Inc., Union Spring Asset Management, Inc. and Limerick Financial Corporation, each of which is affiliated with Willowbridge. From 1983 through August 1988 and from October 1989 through August 1992, Mr. Yang was a Senior Vice President at Caxton Corporation (now known as Caxton Associates, LLC), a commodity trading advisory firm, serving initially as Director of Research, where his research concentration was in the development and application of computerized trading models for a broad range of financial markets and later as Director of Commodity Trading. Mr. Yang obtained a bachelor’s degree with honors from the University of California at Berkeley, where he was inducted into Phi Beta Kappa. He received his master’s degree from the Wharton School of the University of Pennsylvania. He co-authored with Richard G. Faux, Jr. “Managed Futures: The Convergence with Hedge Funds,” a chapter in Evaluating and Implementing Hedge Fund Strategies, a book published in 1999 by Euromoney Publications.

Michael Y. Gan, 46, has been the Executive Vice President of Willowbridge since September 1, 1992. Mr. Gan is registered as an associated person of Willowbridge. He is individually registered under the Commodity Exchange Act as a commodity pool operator and a commodity trading advisor and is a member of the NFA in such capacities. He is also a principal and an associated person of Doublewood, Inc. and Union Spring Asset Management, Inc. Mr. Gan was the sole shareholder, Director and President of Willowbridge from October 1989 through August 1992. From 1983 to October 1989, he worked in the foreign exchange trading group at Marine Midland Bank in New York. In this capacity, Mr. Gan was responsible for research into technical analysis, as well as proprietary trading for the firm in both currency futures and options. He had been promoted to Assistant Vice President prior to his resignation. Mr. Gan graduated summa cum laude from the University of the Philippines with a B.S. in Chemical Engineering and subsequently graduated with honors from the Wharton School of the University of Pennsylvania with a M.B.A. in Finance.

Richard G. Faux, Jr., 67, has been Executive Director of Willowbridge since April 1995. He is registered as an associated person and a principal of Willowbridge. He is also Executive Director, an associated person and a principal of Doublewood, Inc. and President, a director, a principal and an associated person of Union Spring Asset Management, Inc. Mr. Faux oversees administration at Willowbridge. Mr. Faux co-founded MC Baldwin Financial Company in 1989 and served as its Co-Chief Executive until April 1995, at which time MC Baldwin was an international trading manager which developed futures funds for its partner, Mitsubishi Corporation and other institutional clients. Prior to forming MC Baldwin, Mr. Faux was President of Merrill Lynch Options/Futures Management Inc., a futures fund subsidiary of

Merrill Lynch. Previously, he spent four years at Thomson McKinnon Securities, Inc. where he helped develop futures funds, including one of the first financial futures funds. Earlier, Mr. Faux spent ten years at Kuhn Loeb & Co. (now Lehman Brothers). He is a graduate of Brown University and the Columbia University Graduate School of Business.

James J. O’Donnell, 54, is Senior Vice President of Willowbridge. He is registered as a principal of Willowbridge. He is also Managing Director and a principal of Doublewood, Inc. and Managing Director and a principal of Union Spring Asset Management, Inc. He oversees Willowbridge’s computer and information needs, including trading information systems, accounting information systems, automating certain operational and compliance activities and support for ongoing research of new computerized trading systems and effectiveness testing of existing trading systems. Mr. O’Donnell has been employed by Willowbridge since September 1, 1992. From June 1987 through August 1992, Mr. O’Donnell was Manager of Computer Information Systems at Caxton Corporation. From April 1979 through May 1987, Mr. O’Donnell was manager of Research Information Systems at Commodities Corporation. Prior to that, he was employed by Penn Mutual from September 1973 through March 1979 as Senior Programmer Analyst. He is a graduate of LaSalle University with a B.A. in mathematics.

Steven R. Crane, 38, is Senior Vice President, Secretary and Controller of Willowbridge. He is registered as a principal of Willowbridge. He is also Secretary and a principal of Doublewood, Inc., Secretary, Managing Director, director and a principal of Union Spring Asset Management, Inc. and Vice President, Secretary, Treasurer, director and a principal of Limerick Financial Corporation. He oversees the accounting and financial reporting for Willowbridge and also oversees operations and compliance at Willowbridge. Mr. Crane has been employed by Willowbridge since April 1993. Prior to that, he was employed by Caxton Corporation (now known as Caxton Associates LLC) from April 1992 to April 1993 as a Senior Accountant. From September 1989 through April 1992, Mr. Crane worked as a Senior Auditor for Deloitte & Touche LLP. Mr. Crane is a Certified Public Accountant and a member of the AICPA. He graduated magna cum laude from North Carolina State University with a B.A. in accounting.

Edward T. Dunne, 62, is Managing Director of Willowbridge. He is registered as a principal of Willowbridge. He is also Managing Director and a principal of Doublewood, Inc. Mr. Dunne is Managing Director, director and a principal of Union Spring Asset Management, Inc. From March 1992 to February 1998, Mr. Dunne was a shareholder and managing director of Nordek Associates, Inc., a commodity pool operator and commodity trading advisory firm. From August 1995 to January 1998, Mr. Dunne was a director of Star Asset Management Limited, a Bermuda trading company. In addition, from November 1993 to May 1994, Mr. Dunne was a managing director for the Alpha Global Proprietary Trading Division of Alpha Investment Management, Inc. From September 1987 to December 1993, he was a managing director of UBS Securities LLC. From July 1986 to August 1987, he served as an executive vice president of Mosely Securities Corporation. After receiving his degree from Norwich University and a commission as an officer in the U.S. Army, Mr. Dunne continued his education at New York University’s Graduate School of Public Administration. Mr. Dunne also attended the New England School of Law. In addition, Mr. Dunne has attended the Securities Industry Institute at the University of Pennsylvania’s Wharton School of Business.

Virginia M. Loebel, 44, is Director of Banking and Brokerage Relations at Willowbridge, Doublewood, Inc. and Union Spring Asset Management, Inc. From August 1992 to April 1999, Ms. Loebel was employed by Union Bank of Switzerland with credit and relationship management responsibility for major U.S. investment banks. Her last position with Union Bank of Switzerland was a Managing Director in charge of domestic managed funds and investment bank credit relationships with total credit facilities in excess of $20 billion. From August 1985 to August 1992, Ms. Loebel was a Vice President at Citibank in Investment Banking and Managed Funds. Ms. Loebel completed the credit training program at Bankers Trust Company, where she was employed from February 1983 to August 1985. Ms. Loebel graduated cum laude from Villanova University with a B.S. in Finance and Economics.

Trading Programs and Methods

Willowbridge trades the Fund’s assets allocated to it in accordance with its Select Investment Program using the Argo Trading System.

The Argo Trading System, which commenced trading in 1988, is a computerized technical trading system. It is not a trend-following system, but does ride a trend when the opportunity arises. Argo uses the concepts of pattern recognition, support/resistance levels and counter-trend liquidations in making trading decisions. In effect, Argo is more akin to a systematic technical charting system, as opposed to most computer systems which are based on pure trend-following calculations.

The Select Investment Program using the Argo Trading System is based on general technical trading principles that over time have repeatedly shown their validity as price movement forecasters. It applies these principles to a diversified portfolio of commodities and currencies. Given that the system is based on general principles, the system parameters used are the same for all items in the portfolio and are not optimized.

Argo determines, on a daily basis, whether to be long, short or flat the various commodities in its portfolio.

Pattern recognition, support/resistance levels and counter-trend liquidations are defined as follows:

Pattern recognition is the ability to identify patterns that appear to have acted as precursors of price advances or declines in the past.

A support level is a previous low—a price level under the market where buying interest is sufficiently strong to overcome selling pressure.

A resistance level is a previous high—a price level over the market where selling pressure overcomes buying pressure and a price advance is turned back.

A counter-trend liquidation is the closing out of a position after a significant price move on the assumption that the market is due for a correction.

For the period April 1, 2004 through March 31, 2005, the average allocation of risk exposure for the Argo Trading System in the Fund was:

Foreign Exchange	21.9%
Interest Rates	22.2%
Stock Indices	0%
Agriculture	15.9%
Metals	10.2%
Energy	29.8%

It is intended that approximately 15% to 40% of the assets under management pursuant to the Argo Trading System normally will be committed as margin for commodity interest trading, but from time to time, the percentage of assets committed may be substantially more or less. Positions are generally held from 20 to 30 trading days.

Risk is managed in the Argo Trading System on a market by market level as well as on an overall portfolio level. On the market level, risk is managed primarily by utilizing proprietary volatility filters. When these filters detect a certain excessive level of volatility in the markets traded, they will signal that the system should no longer be trading in the markets in which the filters have detected excessive volatility. In this way, the system does not participate in markets in which there are extremes in market action. On the portfolio level, risk is managed by utilizing a proprietary portfolio cutback rule. When cumulative profits have reached a certain level, this rule determines that positions should be halved across the entire portfolio. In this way, risk is reduced while allowing the system to continue to participate in the markets, albeit at a reduced level. After the portfolio has been traded at half, the rule will then determine when to increase positions to again trade at the full level.

Pursuant to a licensing agreement between Caxton Associates, LLC and Willowbridge, Willowbridge has been granted the sole and exclusive right to use the trading system it will employ on behalf of the Fund, among others. Caxton is a commodity trading advisory firm where Philip L. Yang, the sole shareholder, Director and President of Willowbridge was a Senior Vice President from 1983 through August 1988 and from October 1989 through August 1992. Caxton is not affiliated with the Fund or any of its affiliates. The licensing agreement will continue until December 31, 2011 and shall be renewed for successive one year terms unless either Willowbridge or Caxton has given 90 days’ notice to the other prior to such date of its intention not to renew. The licensing agreement may also be terminated in the case of an uncured material breach or in other extraordinary situations. Willowbridge pays royalties to Caxton based on fees generated by Willowbridge’s trading.

Past Performance of Willowbridge

The composite rates of return indicated should not be taken as representative of any rate of return actually achieved by any single account represented in the records. An investor should note that in a presentation of past performance data, different accounts, even though traded according to the same strategy or program, can have varying investment results. The reasons for this are numerous material differences among accounts: (a) procedures governing timing for the commencement of trading and means of moving toward full portfolio commitment of new accounts; (b) the period during which accounts are active; (c) leverage employed; (d) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to a strategy or program; (e) the amount of interest income earned by an account, which will depend on the rates paid by a futures commission merchant on equity deposits and/or on the portion of an account invested in interest-bearing obligations such as U.S. Treasury bills; (f) the amount of management and incentive fees and the amount of brokerage commissions; (g) the timing of orders to open or close positions; (h) the market conditions, which in part determine the quality of trade executions; and (i) trading instructions and restrictions of the client.

Notwithstanding these material differences among accounts, Willowbridge believes that the composites remain valid representations of the accounts included therein.

Table A-1 reflects the composite capsule performance results of all accounts traded according to Willowbridge’s Select Investment Program using the Argo Trading System for the period January 2000 through March 31, 2005.

Table A-2 reflects the composite capsule performance results for all other trading programs (excluding certain exempt accounts) directed by Willowbridge for the time periods indicated on the table.

Table B-1 presents the pro forma performance results of the Argo Trading System for the period January 2000 through April 30, 2003, adjusted for fees, expenses and interest income applicable to the Fund.

Table B-2 presents the actual performance of the Argo Trading System as traded for the Fund for the period May 1, 2003 through March 31, 2005.

THE INFORMATION SET FORTH BELOW IN TABLES A-1 AND A-2 HAS NOT BEEN AUDITED BUT IN THE OPINION OF WILLOWBRIDGE PRESENTS ACCURATELY THE PERFORMANCE OF THE ACCOUNTS SHOWN FOR THE PERIODS INDICATED.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Table A-1

Willowbridge Associates Inc.

Argo Trading System

January 1, 2000 Through March 31, 2005

	Percentage monthly rate of return
	2005	2004	2003	2002	2001	2000
January	(9.80)%	3.16%	11.86%	2.31%	2.14%	(8.67)%
February	(3.56)	21.74	14.61	(7.73)	(1.72)	(9.26)
March	8.34	2.16	(13.58)	2.38	3.47	0.91
April	—	(12.64)	1.54	(6.30)	(2.30)	(0.80)
May	—	3.61	8.76	3.06	10.54	1.38
June	—	(7.68)	(17.99)	23.84	(2.65)	2.48
July	—	(4.20)	(20.21)	5.03	(4.89)	(20.97)
August	—	(4.55)	4.69	4.67	8.51	36.06
September	—	2.17	7.21	6.11	6.23	(7.83)
October	—	18.76	(0.88)	(6.07)	4.76	(5.46)
November	—	2.26	(4.70)	(5.02)	(16.98)	12.28
December	—	1.19	3.52	7.08	6.30	32.31

Annual (or Period) Rate of Return	(5.76)%	23.09%	(12.10)%	28.79%	10.68%	19.97%

Compound Average Annual Rate of Return (1/00-3/31/05)						11.17%
Inception of Client Account Trading by CTA:		August 1988
Inception of Client Account Trading in Program:		August 1988
Number of Open Accounts as of March 31, 2005:		20
Aggregate Assets (Actual Funds) in all Programs:		$665,293,454		(3/05)
Aggregate Assets (Nominal Account Size) in all Programs:		$1,029,575,879		(3/05)
Aggregate Assets (Actual Funds) in Program:		$483, 132,488		(3/05)
Aggregate Assets (Nominal Account Size) in Program:		$569,299,299		(3/05)
Largest Monthly Draw-Down:		20.97%		(7/00)
Largest Peak-to-Valley Draw-Down:		37.55%		(3/03-7/03)

Notes follow Table A-2.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Table A-2

Other Trading Programs Directed by Willowbridge Associates Inc.

For the Period January 1, 2000 Through March 31, 2005

Name of Program	Inception of Client Trading in Program	Number of Open Accounts	Aggregate Assets in Program March 31, 2005, (Actual Funds)	Aggregate Assets in Program March 31, 2005 (Nominal Account Size)	Largest Monthly Draw-Down	Largest Peak-to-Valley Draw-Down	Percentage Annual Rate of Return (Computed on a Compounded Monthly Basis)
							2005	2004	2003	2002	2001	2000
Vulcan Trading System	Aug-88	4	$26,767,729	$79,972,974	29.82% (2/02)	53.45% (2/01-2/02)	6.10 (3 months)	(18.20)	52.19	19.58	(23.85)	56.08

Titan Trading System	Aug-88	3	$3,073,674	$52,134,982	35.66% (9/00)	65.94% (10/99-9/00)	(9.59) (3 months)	18.76	(4.13)	32.89	0.65	(20.38)

Rex Trading System	Aug-88	1	$(529,379)	$1,424,930	22.56% (11/01)	79.90% (9/90-1/05)	(9.72) (3 months)	(8.03)	(13.86)	6.88	(5.42)	(10.56)

Siren Trading System	Jan-91	2	$19,326,632	$70,079,525	15.15% (9/00)	35.30% (3/00-11/01)	(5.87) (3 months)	11.82	27.40	25.01	(10.20)	(13.81)

XLIM Trading Approach	Aug-88	2	$53,437,510	$53,437,510	38.59% (7/03)	78.42% (3/99-8/00)	(24.61) (3 months)	7.99	26.41	62.08	92.42	(20.95)

Currency Investment Program	May-91	2	$1,538,124	$18,124,438	8.63% (4/01)	18.68% (3/04-9/04)	(11.49) (3 months)	(5.52)	19.71	12.55	(7.72)	8.50

Primary Investment Program	Jan-93	7	$82,753,547	$140,232,043	23.18% (11/01)	35.18% (8/99-7/00)	(4.87) (3 months)	2.26	22.71	45.18	(11.71)	22.05

Vat Investment Program	Nov-97	2	$(4,718,345)	$44,358,704	16.93% (11/01)	42.12% (8/99-9/00)	(18.88) (3 months)	(8.92)	17.22	39.89	(0.41)	3.90

MTECH Trading Approach	Jan-91	N/A-Closed	N/A-Closed	N/A-Closed	30.09% (2/00)	53.38% (3/99-2/00)	—	—	—	—	—	(43.01) (8 months)

CFM Investment Program	Jan-93	N/A-Closed	N/A-Closed	N/A-Closed	27.54% (2/00)	65.16% (1/00-5/00)	—	—	—	—	—	(56.99) (7 months)

Aggregate assets in all Willowbridge programs was approximately $665 million (Actual Funds) and $1.0 billion (Nominal Account Size) as of March 31, 2005.

Notes follow Table

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Notes to Willowbridge Tables A-1 and A-2

(a)	“Draw-Down” is defined as trading losses experienced by a trading program on a composite basis over a specified period of time.

Draw-down figures are shown for 2005 through March and for the preceding five calendar years.

(b)	“Largest Monthly Draw-Down” is the largest monthly trading loss experienced by a trading program on a composite basis in any calendar month covered by the table expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

(c)	“Largest Peak-to-Valley Draw-Down” is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to trading losses in a trading program on a composite basis during a period covered by the table in which the initial month-end net asset value of such draw-down has not been equaled or exceeded by a subsequent month-end net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated.

For purposes of the largest peak-to-valley draw-down calculation, any draw-down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

(d)	For the periods beginning May 1, 2004, “Monthly Rate of Return” (“Monthly ROR”) is calculated by dividing each month’s net performance by the corresponding nominal beginning net asset value adjusted for time-weighted additions or time-weighted withdrawals pursuant to the time-weighting method. For periods prior to May 1, 2004, Monthly ROR is calculated by dividing net performance of the Fully-Funded Subset by the beginning equity of the Fully-Funded Subset, except in periods of significant additions to or withdrawals from the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return pursuant to the Fully-Funded Subset method.

The Fully-Funded Subset refers to that subset of accounts included in the applicable composite which is funded entirely by actual funds.

Brokerage commissions charged to accounts in the capsules may vary, but generally do not exceed $25 per round turn. Not all accounts in the composite capsules are charged a management fee or earn interest income. Monthly or quarterly management fees range from 0% to 3% per annum and quarterly or annual incentive fees range from 10% to 30%.

(e)	“Annual (or Period) Rate of Return” is calculated by compounding the Monthly ROR over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One (1) is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Table A-1.

Additional Footnote for Exempt Accounts

Willowbridge advises exempt accounts for qualified eligible persons as well as certain other accounts exempt from disclosure. The performance of certain of these accounts is not included in the composite performance records.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Table B-1

Willowbridge Associates Inc.

Pro Forma Performance

Argo Trading System

January 1, 2000 Through April 30, 2003

	Percentage pro forma monthly rate of return
	2003	2002	2001	2000
January.	11.55%	1.91%	2.03%	(8.45)%
February	13.49	(7.78)	(1.90)	(9.64)
March	(13.40)	2.22	3.42	1.42
April	1.13	(6.69)	(2.50)	(0.97)
May.	—	3.10	10.33	0.91
June.	—	23.95	(2.54)	2.32
July	—	4.31	(5.01)	(21.27)
August.	—	3.97	8.43	35.77
September	—	5.39	5.85	(8.04)
October	—	(6.28)	4.11	(5.60)
November	—	(5.38)	(17.21)	12.30
December	—	6.60	5.93	30.64

Annual (or Period) Rate of Return.	10.87%	23.77%	8.03%	16.79%

Compound Average Annual Rate of Return (1/00-4/30/03)				17.90%
Largest Monthly Draw-Down:	21.27%		(7/00)
Largest Peak-to-Valley Draw-Down:	32.46%		(1/00-7/00)
Supplemental Peak-to-Valley Draw-Down(1):	40.15%		(2/03-8/04)

(1)	A Supplemental Largest Peak-to-Valley Draw-Down has been added since the draw-down extends into actual fund performance. See the actual fund performance table below.

Table B-2

Willowbridge Associates Inc.

Actual Performance

Citigroup Diversified Futures Fund, L.P.

May 1, 2003 Through March 31, 2005

Percentage monthly rate of return
	2005	2004	2003
January	(9.87)%	2.22%	—
February	(4.12)	18.94	—
March	7.03	1.88	—
April	—	(12.38)	—
May	—	3.64	8.48%
June	—	(8.57)	(18.58)
July	—	(4.96)	(20.79)
August	—	(4.87)	3.58
September	—	0.91	6.04
October	—	17.88	(2.87)
November	—	1.81	(4.88)
December	—	0.68	3.52

Annual (or Period) Rate of Return	(7.51)%	13.37%	(26.51)%

Largest Monthly Draw-Down:			20.79%	(7/03)
Largest Peak-to-Valley Draw-Down:			37.01%	(5/03-8/04)*

Notes to Tables B-1 and B-2 begin on page 48.

* See note 3 on page 48.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Winton Capital Management Limited

Background

Winton Capital Management Limited, a United Kingdom company, became registered with the United States CFTC as a commodity trading advisor in January 1998. It is a member of the NFA, and is authorized and regulated by the Financial Services Authority in the United Kingdom. As of March 31, 2005, Winton managed approximately $2.1 billion in assets (including the nominal account size of any partially funded accounts).

Winton has five principals, David W. Harding, Osman Murgian, Martin J. Hunt, Saminvest (Jersey) Ltd and Amalco Investments Ltd. Its telephone number is 011-44-20-7610-5350 and its telefax number is 011-44-20-7610-5301. Winton has its principal office and maintains all books and records at 1-5 St. Mary Abbot’s Place, London W8 6LS, United Kingdom.

Principals

David Winton Harding, 43, President. Mr. Harding founded Winton Capital Management Limited in February 1997. Having graduated from Cambridge University with a First Class Honors Degree, he began his career in the financial industry in 1982. Between September 1982 and December 1984, he held various positions as a UK Gilt trader and salesman at two UK stockbrokers: Wood MacKenzie and Johnson Matthey & Wallace. He then joined Sabre Fund Management Ltd, a CFTC-registered commodity trading advisor located in London, as an assistant technical trader and researcher, and was later promoted to Director of Research. In December 1986, he moved to Brockham Securities Ltd (“Brockham”), a privately owned sugar trading and managed futures company, to assist in the development and marketing of the firm’s futures fund management services.

In February 1987, he left Brockham and, together with colleagues Michael Adam and Martin Lueck, founded Adam, Harding and Lueck Ltd. (“AHL”), a computer-driven, research-based commodity trading advisor. AHL became registered with the CFTC in February 1987. In 1989, the principals sold a 51% stake to E D & F Man Group Ltd. (“Man”), one of the largest distributors of futures funds internationally.

Between 1989 and 1993, Mr. Harding headed up AHL’s quantitative research team, supervising about 15 full-time research staff, supported by a software team of around a dozen programmers. This team developed many quantitative trading strategies in addition to AHL’s trend-following trading approach. During this time, he was also involved in the company’s international institutional marketing efforts, in particular in Europe, the Middle East, South East Asia, Japan and the U.S.

In 1993, Mr. Harding was invited to present a paper to a special symposium of London’s prestigious Royal Society, on the subject “Making Money From Mathematical Models.” This paper was subsequently incorporated into two books on the subject.

In September 1994, Man bought out the minority shares owned by Mr. Harding and the original partners, and AHL was consolidated into Man’s fund management division. Mr. Harding then formed and headed up a new division of Man, called E D & F Man Quantitative Research, leading a research team that developed quantitative trading models primarily for use by Man’s fund management companies. Mr. Harding left Man in August 1996 to begin preparations for the launch of Winton, which he formed in February 1997.

Osman Murgian, 71, Director. Mr. Murgian is a founding director of Winton. Educated in Brighton College in England, Mr. Murgian was also one of the original shareholders and directors of AHL. Mr. Murgian lives in Nairobi, Kenya, and is the owner of or an investor in a number of international businesses ranging from real estate to transportation. Mr. Murgian has a beneficial interest of more than 10% of Winton’s share capital. This interest is held by Saminvest (Jersey) Ltd and Amalco Investments Ltd both of which are investment holding companies ultimately owned by Mr. Murgian’s family foundation.

Martin John Hunt, 42, Director. Mr. Hunt began his career in the UK managed futures industry in October 1983, at which time he was employed as a trainee trader for a trading advisor, Futures Fund Management Ltd. In January 1986, he was appointed manager of the trading operations for Sabre Fund Management, also a trading advisor. In February 1988, he joined AHL, then a newly established trading advisor, where he was responsible for the company’s trading operations. These trading operations were complex, and Mr. Hunt’s role was to ensure the efficient execution of the firm’s computer-generated futures and interbank orders on over $120 million of assets under management. These orders spanned more than 60 markets, 5 time zones and 15 exchanges worldwide.

In August 1991, Mr. Hunt assumed responsibility for marketing and operations at Royston Investments, Ltd, which at the time was a CFTC-registered commodity trading advisor. In March 1994, he established himself as an independent marketing and compliance consultant to firms in the UK managed futures industry. These consultancy activities continued until February 1997, when he was recruited by David Harding to handle the formation, structuring and subsequent day-to-day running of Winton. At Winton, Mr. Hunt supervises the company’s operations, as well as being directly involved in the marketing of Winton’s investment management approach worldwide. Mr. Hunt also has responsibility for the firm’s regulatory compliance.

Trading Methods and Strategies

Winton will trade its Diversified Program on behalf of the Fund. The portion of the Fund’s assets that are currently allocated to Winton for trading do not trade commodity interests directly. Winton’s allocation of the Fund’s assets is currently invested in CMF Winton Master Fund L.P., a New York limited partnership (the “Winton Master Fund”). The Winton Master Fund was formed in order to permit accounts managed now or in the future by Winton using the Diversified Program to invest together in one trading vehicle. The general partner is also general partner to the Winton Master Fund. The general partner and Winton believe that trading through this master/feeder structure should promote efficiency and economy in the trading process.

Winton’s investment technique consists of trading a portfolio of more than 100 futures contracts (subject to regulatory and client constraints) on major commodity exchanges and forward markets worldwide, employing a fully computerized, technical, trend-following trading system developed by its principals. This system tracks the daily price movements from these markets around the world, and carries out certain computations to determine each day how long or short the portfolio should be in an attempt to maximize profit within a certain range of risk. If rising prices are anticipated, a long position will be established; a short position will be established if prices are expected to fall.

A Technical Trend-Following System. Technical analysis refers to analysis based on data intrinsic to a market, such as price and volume. In contrast, fundamental analysis relies on factors external to a market, such as supply and demand. The Winton Program employs no fundamental factors.

A trend-following system is one that attempts to take advantage of the observable tendency of the markets to trend, and to tend to make exaggerated movements in both upward and downward directions as a result of such trends. These exaggerated movements are largely explained as a result of the influence of crowd psychology or the herd instinct, among market participants.

A trend-following system does not anticipate a trend. In fact, trend-following systems are frequently unprofitable for long periods of time in particular markets or market groups, and occasionally they are unprofitable for periods of more than a year. However, the principals believe that such an approach will be profitable.

The Winton trading system has been developed by relating the probability of the size and direction of future price movements with certain oscillators derived from past price movements which characterize the degree of trending of each market at any time. While this is, to some degree, true of all trend-following systems, Winton believes that the quality of its analysis of this relationship is superior. The system is designed to suffer smaller losses during the inevitable whipsaw periods of market behavior and take advantage of the significant trends when they occur, by focusing more resources on them.

The system was originally developed by research on price data of a variety of futures contracts between 1981 and 1991 (known as the “in sample data”), and subsequently tested on the data from 1991 to 1997 in order to assess its potential. This procedure seeks to avoid the risk of over-optimizing which occurs when a system is allowed to fit itself to the historic data. The system is routinely updated two or three times per year on average.

A Non Discretionary System. Trade selection is not subject to intervention by Winton’s principals and therefore is not subject to the influences of individual judgment. As a mechanical trading system, the Winton model embodies all the expert knowledge required to analyze market data and direct trades, thus eliminating the risk of basing a trading program on one indispensable person. Equally as important is the fact that mechanical systems can be tested in simulation for long periods of time and the model’s empirical characteristics can be measured.

The system’s output is rigorously adhered to in trading the portfolio and intentionally no importance is given to any external or fundamental factors. While it may be seen as unwise to ignore information of obvious value, such as that pertaining to political or economic developments, Winton believes that the disadvantage of this approach is far outweighed by the advantage of the discipline that rigorous adherence to such a system instills. Winton believes that significant profits may be realized by the Winton system by holding on to positions for much longer than conventional wisdom would dictate. Winton believes that an individual making trading decisions and paying attention to day-to-day events could be deflected from the chance of fully capitalizing on such trends when not adhering to such a System.

Markets Traded. The Winton system trades in all the accessible and liquid U.S. and non-U.S. futures and forward contracts. Forward markets include major currencies and base metals, the latter category being traded on the London Metal Exchange. Winton seeks out new opportunities to add additional markets to the portfolio, with the goal of increasing the portfolio’s diversification.

Diversification of Markets. Winton believes that taking positions in a variety of unrelated markets has been shown, over time, to decrease system volatility. By employing a sophisticated and systematic method for placing orders in a wide array of markets, Winton believes that profits can be realized over time.

No assurance is given that Winton’s trading program will be profitable or that it will not experience losses.

For the period December 1, 2004 through March 31, 2005 (the time period Winton has traded for the Fund), the average allocation of risk exposure for the Diversified Program in the Fund was:

Foreign Exchange	11.8%
Interest Rates	37.9%
Stock Indices	29.1%
Agriculture	6.3%
Metals	7.0%
Energy	7.9%

Past Performance of Winton

Table A-1 reflects the composite capsule performance results of all accounts traded according to Winton’s Diversified Program, at standard leverage, for the period January 2000 through March 31, 2005.

Table A-2 reflects composite capsule performance results of all other trading programs directed by Winton for the time periods indicated on the table.

Table B-1, the pro forma table presents the composite performance of the Diversified Program for the period January 2000 through November 30, 2004 adjusted for fees and expenses applicable to the Fund.

Table B-2 presents the actual performance for the Diversified Program as traded for the Fund for the period December 1, 2004 through March 31, 2005.

TABLES A-1 AND A-2 HAVE NOT BEEN ADJUSTED TO REFLECT THE CHARGES PAYABLE BY THE FUND.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Table A-1

Winton Capital Management

Diversified Trading Program

January 1, 2000 Through March 31, 2005

	Percentage Monthly Rate of Return
	2005	2004	2003	2002	2001	2000
January	(5.16)%	2.65%	5.30%	(10.81)%	4.58%	(3.66)%
February	5.72	11.93	11.95	(6.14)	0.57	1.75
March	4.70	(0.50)	(11.14)	11.44	7.48	(3.13)
April	—	(8.27)	2.07	(4.66)	(5.23)	1.53
May	—	(0.16)	10.18	(3.80)	(3.32)	(0.50)
June	—	(3.12)	(5.85)	7.32	(2.95)	(1.28)
July	—	0.88	(1.15)	4.79	0.72	(4.33)
August	—	2.64	0.69	5.48	0.02	2.82
September	—	4.78	0.71	7.42	4.48	(7.54)
October	—	3.37	5.46	(7.76)	12.45	2.50
November	—	6.38	(2.68)	(1.09)	(7.56)	7.10
December	—	(0.58)	10.00	13.46	(4.02)	16.04

Annual (or Period) Rate of Return	4.98%	20.31%	25.52%	12.86%	5.56%	9.72%

	Compound Average Annual Rate of Return (1/00-3/31/05)					14.89%
Inception of Client Account Trading by CTA:		October 1997
Inception of Client Account Trading in Program:		October 1997
Number of Open Accounts as of March 31, 2005:		75
Aggregate Assets (Actual Funds) in all Programs:		$1,698,880,000			(3/05)
Aggregate Assets (Nominal Account Size) in all Programs:		$2,095,283,000			(3/05)
Aggregate Assets (Actual Funds) in Program:		$1,689,149,000			(3/05)
Aggregate Assets (Nominal Account Size) in Program:		$2,084,051,000			(3/05)
Largest Monthly Draw-Down:		12.03%			(3/03)
Largest Peak-to-Valley Draw-Down:		31.09%			(11/01-5/02)

Notes follow Table

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Table A-2

Other Trading Programs Directed by Winton Capital Management Limited

For the Period January 2000 Through March 31, 2005

Name of Program	Inception of Client Trading in Program	Number of Open Accounts	Aggregate Nominal Assets in Program March 31, 2005	Largest Monthly Draw-Down	Largest Peak-to-Valley Draw-Down	Percentage Rate of Return (Computed on a Compounded Monthly Basis)

						2005	2004	2003	2002	2001	2000

Dollar Hedge Fund	Jul-01	1	$5,794,000	11.60% (9/02)	20.45% (12/01-10/02)	9.58	7.20	25.56	(7.62)	(5.43)	—
						(3 Months)				(6 Months)

Currency Program	Feb-05	2	$5,438,000	3.77% (3.05)	3.77% (2/05-3/05)	(0.84)	—	—	—	—	—
						(2 Months)

Capital Markets Program	Jan-00	N/A-Closed	N/A-Closed	8.90% (7/03)	22.67% (1/00-9/00)	—	8.40	24.30	19.56	2.16	(5.10)
							(2 Months)

Aggregate Nominal assets in all Winton programs was approximately $2.1 billion (nominal account size) as of March 31, 2005.

Notes follow Table

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Notes to Winton Tables A-1 and A-2

(a) “Draw-Down” is defined as losses experienced by an account over a specified period of time.

(b) “Largest Monthly Draw-Down” is the largest monthly loss experienced by any account included in the trading program in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

(c) “Largest Peak-to-Valley Draw-Down” is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by any account included in the trading program during a period in which the initial month-end net asset value of such draw-down has not been equaled or exceeded by a subsequent month-end net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated.

For purposes of the Largest Peak-to-Valley Draw-Down calculation, any Draw-Down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

(d) Monthly Rate of Return (“Monthly ROR”) is calculated by dividing net performance of the Fully-Funded Subset by the beginning equity of the Fully-Funded Subset, except in periods of significant additions to or withdrawals from the accounts included in the Fully-Funded Subset.

In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return pursuant to the Fully-Funded Subset method. The Fully-Funded Subset refers to that subset of accounts included in the applicable composite which is funded entirely by actual funds.

Monthly ROR for the periods subsequent to December 31, 2003 is calculated using the Only Accounts Traded method (“OAT” method), which is net performance divided by beginning equity subject to certain adjustments. In this calculation, accounts are excluded from both net performance and beginning equity if their inclusion would materially distort the Monthly ROR. The excluded accounts are those (i) for which there was a material addition or withdrawal during the month, (ii) which were open for only part of the month or (iii) which had no open positions during the month because they were to be permanently closed. Such accounts were not charged with material nonrecurring costs during the month.

(e) “Annual (or Period) Rate of Return” is calculated by compounding the Monthly ROR over the months in a given year, that is, each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Table A-1.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Table B-1

Winton Capital Management

Pro Forma Performance

Diversified Trading Program

January 1, 2000 Through November 30, 2004

	Percentage pro forma monthly rate of return
	2004	2003	2002	2001	2000
January	2.28%	5.00%	(11.24)%	4.24%	(3.64)%
February	11.49	11.37	(6.40)	0.71	2.20
March	(0.71)	(10.34)	11.57	8.01	(3.62)
April	(8.90)	1.57	(4.99)	(5.55)	1.31
May	(0.52)	9.80	(3.98)	(3.59)	(0.96)
June	(3.74)	(5.96)	7.23	(3.04)	(1.31)
July	0.62	(1.75)	4.72	0.44	(4.92)
August	2.58	0.17	5.33	(0.06)	2.49
September	5.16	0.70	8.21	4.37	(7.54)
October	3.41	5.19	(8.60)	12.90	2.10
November	6.40	(2.87)	(1.38)	(7.56)	6.94
December	—	10.02	14.06	(4.33)	16.84
Annual (or Period) Rate of Return	17.96%	22.50%	11.27%	4.72%	8.03%

Compound Average Annual Rate of Return (1/00-11/30/04)					12.94%
Largest Monthly Draw-Down:	11.24%		(1/02)
Largest Peak-to-Valley Draw-Down:	26.53%		(10/01-2/02)

Table B-2

Winton Capital Management

Actual Performance

Citigroup Diversified Futures Fund, L.P.

December 1, 2004 Through March 31, 2005

	Percentage monthly rate of return
	2005	2004
January	(5.32)%	—
February	5.46	—
March	4.35	—
April	—	—
May	—	—
June	—	—
July	—	—
August	—	—
September	—	—
October	—	—
November	—	—
December	—	(1.37)

Annual (or Period) Rate of Return	4.19%	(1.37)%

Largest Monthly Draw-Down:	5.32%	(1/05)
Largest Peak-to-Valley Draw-Down:	6.62%	(12/04-1/05)

Notes to Tables B-1 and B-2 begin on page 48

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Management Agreements

General

The management agreement with each advisor provides that the advisor has sole discretion in determining the investment of the assets allocated to it subject to the Fund’s trading policies. Each agreement continues in effect until June 30 and is renewable by the general partner for additional one-year periods upon 30 days’ prior notice to the advisor.

Termination

Each agreement can be terminated by the general partner at any month-end upon 30 days’ notice to the advisor.

Each agreement may be terminated by the general partner immediately upon 30 days’ notice if:

(1)	the net asset value per unit of the Fund declines to $400 or less as of the close of any business day,

(2)	the net assets allocated to an advisor (adjusted for redemptions, reallocations and withdrawals) decline by 50% or more as of the end of a trading day from its previous highest value,

(3)	a majority of the outstanding units vote to terminate the agreement,

(4)	the advisor fails to comply with the terms of the agreement,

(5)	the general partner, acting in good faith, reasonably determines that the performance of the advisor requires termination of the agreement, or

(6)	the general partner reasonably believes that the application of speculative position limits will substantially adversely affect the Fund’s performance.

The general partner may immediately terminate each management agreement if:

(1)	the advisor’s controlling principal (or principals) dies, becomes incapacitated or is otherwise not managing the trading programs of the advisor,

(2)	the advisor merges, consolidates with another entity, sells a substantial portion of its assets or becomes insolvent or bankrupt, or

(3)	the advisor’s registration with the CFTC or membership in NFA is suspended or terminated.

Each advisor may terminate its management agreement upon 30 days’ notice to the general partner.

Each advisor may immediately terminate its management agreement if the general partner’s registration as a commodity pool operator or its membership in the NFA is terminated or suspended.

Certain of the management agreements also permit termination by the advisor based on decreased allocations, forced liquidations and failure of the general partner to consent to changes in the advisor’s strategies.

Other Clients and Accounts of the Advisor

Under each management agreement, the advisor and its principals may advise other clients and accounts and may use the same or different trading strategies as those utilized for the Fund. The advisor, however, agrees that these services will not affect its capacity to render services to the Fund contemplated by the management agreement. Further, if the advisor is required to modify orders to comply with speculative position limits, the advisor will not modify orders in a manner that will substantially disproportionately affect the Fund as compared to its other accounts. In addition, the advisor will not knowingly or deliberately use trading strategies for the Fund that are inferior to those used for any other client or account. The advisor will not favor any other account over the Fund in any way, although the performance of the advisor’s other accounts may differ from the Fund’s performance due to differences, including program selected, the proportion of funds used as margin in the markets, brokerage commissions, management and incentive fees and changes in the advisor’s trading methodology.

Indemnification

The Fund and the general partner will indemnify each advisor for any loss suffered by the advisor in connection with the management of the Fund’s assets, if the advisor, in good faith, determined that such course of conduct was in the best interests of the Fund and the advisor’s conduct did not involve negligence, intentional misconduct or a breach of fiduciary duty. Indemnification will generally require an independent legal opinion regarding the advisor’s standard of conduct.

THE COMMODITY BROKER AND SELLING AGENT

Citigroup Global Markets Inc., a New York corporation, acts as the Fund’s commodity broker and, through its Smith Barney division, as the Fund’s selling agent. Its principal office is located at 388 Greenwich Street, New York, New York 10013, telephone (212) 816-6000. Citigroup Global Markets is a clearing member of The Board of Trade of the City of Chicago, the Chicago Mercantile Exchange and other principal U.S. commodity exchanges. It is also registered with the SEC as a securities broker-dealer and with the CFTC as a futures commission merchant and is a member of the NFA, the National Association of Securities Dealers Inc. (“NASD”) and major securities exchanges, including the New York Stock Exchange. Citigroup Global Markets and its Smith Barney division have approximately 500 offices across the United States and more than 12,000 financial consultants who provide services to more than 7.4 million client accounts with assets of nearly $1 trillion.

All of the Fund’s futures and options on futures trades will be cleared through Citigroup Global Markets. Citigroup Global Markets provides commodity brokerage and clearing services for both retail and professional participants in the commodity futures markets, including clearing services for other commodity pools and other members of the commodity exchanges of which it is a clearing member.

Brokerage Agreement

The Fund has entered into a commodity brokerage agreement with Citigroup Global Markets providing that:

•	Citigroup Global Markets is authorized to purchase and sell futures and other contracts for the Fund’s account in accordance with the instructions of the advisors;

•	Citigroup Global Markets will provide bookkeeping and clerical assistance to the Fund and the general partner;

•	Citigroup Global Markets will pay the Fund interest on 80% of the average daily balance maintained in cash in the Fund’s commodity trading accounts at a 30-day U.S. Treasury bill rate and/or will place up to all of the Fund’s assets in 90-day Treasury bills and pay the Fund 80% of the interest earned on the Treasury bills purchased. Citigroup Global Markets will retain 20% of any interest earned on the Treasury bills purchased;

•	the Fund will promptly pay all margin requirements and trading losses;

•	either party may terminate the agreement upon notice; and

•	the Fund will indemnify Citigroup Global Markets for losses incurred in connection with the Fund’s account provided that Citigroup Global Markets acted in good faith and in the best interests of the Fund and provided that Citigroup Global Markets’ actions did not constitute negligence, misconduct or breach of fiduciary duty.

Other brokers selected by the advisors may be used to execute some orders and then “give-up” the trades to the commodity broker for clearing. In addition, Citigroup Global Markets may select other brokers, dealers or banks to execute forward contracts, swap contracts and foreign futures contracts.

Citigroup Global Markets pays a portion (up to 32%) of its commodity brokerage fee to its Smith Barney financial consultants, who provide ongoing services to investors including:

•	answering questions regarding daily net asset value, monthly statements, annual reports and tax information;

•	advising investors as to whether and when to redeem units or purchase additional units; and

•	providing general servicing of accounts.

Citigroup Global Markets may pay its Smith Barney financial consultants commissions out of its own funds of up to approximately 1.72% of net asset value per unit sold ($17.20 per $1000 unit).

Litigation

There have been no material administrative, civil or criminal actions within the past five years against Citigroup Global Markets (formerly known as Salomon Smith Barney) or any of its individual principals and no such actions are currently pending, except as follows.

Regulatory Matters

Both the Department of Labor and the Internal Revenue Service (“IRS”) have advised Citigroup Global Markets that they were or are reviewing transactions in which Ameritech Pension Trust purchased from Citigroup Global Markets and certain affiliates approximately $20.9 million in participations in a portfolio of motels owned by Motels of America, Inc. and Best Inns, Inc. With respect to the IRS review, Citigroup Global Markets and certain affiliated entities have consented to extensions of time for the assessment of excise taxes that may be claimed to be due with respect to the transactions for the years 1987, 1988 and 1989.

IPO Regulatory Inquiries

Since April 2002, Citigroup Global Markets and several other broker dealers have received subpoenas and/or requests for information from various governmental and self-regulatory agencies and Congressional committees as part of their research on IPO allocation inquiries. With respect to issues raised by the NASD, the NYSE and the SEC about Citigroup Global Markets’ and other firms’ e-mail retention practices, Citigroup Global Markets and several other broker/dealers and the NASD, the NYSE and the SEC entered into a settlement agreement in December 2002. Citigroup Global Markets agreed to pay a penalty in the amount of $1.65 million and did not admit any wrongdoing.

IPO Civil Litigation

In April 2002, consolidated amended complaints were filed against Citigroup Global Markets and other investment banks named in numerous alleged class actions filed in the United States District Court for the Southern District of New York, alleging violations of certain federal securities laws (including Section 11 of the Securities Act of 1933, as amended, and Section 10(b) of the Securities Exchange Act of 1934, as amended) with respect to the allocation of shares for certain initial public offerings and related aftermarket transactions and damage to investors caused by allegedly biased research analyst reports. On February 19, 2003, the Court issued an opinion denying defendants’ motion to dismiss.

On October 13, 2004, the court granted in part the motion to certify class actions for six focus cases in the securities litigation. Citigroup Global Markets is not a defendant in any of the six focus cases. The underwriter defendants in the focus cases have filed a petition to the United States Court of Appeals for the Second Circuit seeking review of this decision.

Also filed in the Southern District of New York against Citigroup Global Markets and other investment banks were several alleged class actions that were consolidated into a single class action alleging violations of certain federal and state antitrust laws in connection with the allocation of shares in initial public offerings when acting as underwriters. On November 3, 2003, the court granted Citigroup Global Markets’ motion to dismiss the consolidated amended complaint in the antitrust case. An appeal to the Second Circuit of the dismissal granted to Citigroup Global Markets in November 2003 with respect to the antitrust case relating to the allocation of shares for certain initial public offerings is pending.

Research Settlement

On April 28, 2003, Citigroup Global Markets announced final agreements with the SEC, the NASD, the NYSE and the New York Attorney General (as lead state among the 50 states, the District of Columbia and Puerto Rico) to resolve on a civil basis all of their outstanding investigations into its research and IPO allocation and distribution practices (the “Research Settlement”). As part of the Research Settlement, Citigroup Global Markets has consented to the entry of (1) an injunction under the federal securities laws to be entered in the United States District Court for the Southern District of New York, barring Citigroup Global Markets from violating provisions of the federal securities laws and related NASD and NYSE rules relating to research, certain IPO allocation practices, the safeguarding of material nonpublic information, and the maintenance of required books and records and requiring Citigroup Global Markets to adopt and enforce new restrictions on the operation of research; (2) an NASD Acceptance Waiver and Consent requiring Citigroup Global Markets to cease and desist from violations of corresponding NASD rules and requiring Citigroup Global Markets to adopt and enforce the same new restrictions; (3) an NYSE Stipulation and Consent requiring Citigroup Global Markets to cease and desist from violations of corresponding NYSE rules and requiring Citigroup Global Markets to adopt and enforce the same new restrictions; and (4) an Assurance of Discontinuance with the New York Attorney General containing substantially the same or similar restrictions. The Research Settlement requires Citigroup Global Markets to pay $300 million for retrospective relief, plus $25 million for investor education, and commit to spend $75 million to provide independent third-party research to its clients at no charge. Citigroup Global Markets reached these final settlement agreements without admitting or denying any wrongdoing or liability. The Research Settlement does not establish wrongdoing or liability for purposes of any other proceeding. The $300 million was accrued during the fourth quarter of 2002.

To effectuate the Research Settlement, the SEC filed a Complaint and Final Judgment in the United States District Court for the Southern District of New York. On October 31, 2003, final judgment was entered against Citigroup Global Markets and nine other investment banks. The NASD has accepted the Letter of Acceptance, Waiver and Consent entered into with Citigroup Global Markets in connection with the Research Settlement. In May 2003, the NYSE advised Citigroup Global Markets that the Hearing Panel’s Decision, in which it accepted the Research Settlement, had become final. As required by the Research Settlement, Citigroup Global Markets also has entered into separate settlement agreements with numerous states and certain U.S. territories.

Several individual actions have been filed against Citigroup and Citigroup Global Markets relating to, among other things, research on Qwest Communications International, Inc. alleging violations of state and federal securities laws.

Enron Regulatory Settlement

On July 28, 2003, Citigroup (Citigroup Global Markets’ ultimate parent) entered into a final settlement agreement with the SEC to resolve the SEC’s outstanding investigations into Citigroup transactions with Enron Corp. and Dynegy Inc. Pursuant to the settlement, Citigroup has, among other terms, (1) consented to the entry of an administrative cease and desist order, which bars Citigroup from committing or causing violations of provisions of the federal securities laws, and (2) agreed to pay $120 million ($101.25 million allocable to Enron and $18.75 million allocable to Dynegy). Citigroup entered into this settlement without admitting or denying any wrongdoing or liability, and the settlement does not establish wrongdoing or liability for purposes of any other proceeding. On July 28, 2003, Citibank, N.A. entered into an agreement with the Office of the Comptroller of the Currency (“OCC”) and Citigroup entered into an agreement with the Federal Reserve Bank of New York (“FED”) to resolve their inquiries into certain of Citigroup’s transactions with Enron. Pursuant to the agreements, Citibank and Citigroup have agreed to submit plans to the OCC and FED, respectively, regarding the handling of complex structured finance transactions. Also on July 28, 2003, Citigroup entered into a settlement agreement with the Manhattan District Attorney’s Office to resolve its investigation into certain of Citigroup’ s transactions with Enron. Pursuant to that settlement, Citigroup has agreed to pay $25.5 million and to abide by its agreements with the SEC, OCC and FED.

Enron-Related Civil Actions

Citigroup Global Markets, Citigroup and various other Citigroup-related entities have been named as defendants in over 20 civil lawsuits pending in state and federal courts throughout the United States, alleging claims against Citigroup and Citigroup Global Markets based on their dealings with Enron. The majority of these cases have been brought by purchasers and sellers of Enron equity and debt securities and Enron-linked securities. Many of the plaintiffs in these actions are large, institutional investors that had substantial Enron and Enron-linked holdings. The lawsuits collectively allege as against Citigroup and/or its affiliates and subsidiaries, among other things, federal securities fraud, state law claims of negligent misrepresentation, fraud, breach of fiduciary duty, aiding and abetting a breach of fiduciary duty and related claims. In most of these lawsuits, Citigroup is named as a co-defendant along with other investment banks alleged to have had dealings with Enron. The majority of cases pending in the federal courts have been, or are in the process of being, consolidated before a single judge in the United States District Court for the Southern District of Texas. In addition, in five adversary proceedings in the Enron Chapter 11 bankruptcy, Enron and, in one case, its co-debtor affiliates and subsidiaries, and the Official Committee of Unsecured Creditors of Enron Corp., et al., have named Citigroup and/or its affiliates or subsidiaries as defendants.

A Citigroup affiliate, along with other defendants, settled all claims against it in In Re: Newpower Holdings Securities Litigation, a class action brought on behalf of certain investors in NewPower securities. Citigroup reached this settlement agreement without admitting any wrongdoing. On September 13, 2004, the United States District Court for the Southern District of New York preliminarily approved the settlement.

In April 2005, Citigroup, along with other financial institution defendants, reached an agreement-in-principle to settle four state-court actions brought by various investment funds, which were not previously consolidated or coordinated with other actions. The four cases are OCM Opportunities Fund III, L.P., et al. v. Citigroup Inc., et al.; Pacific Investment Management Co. LLC, et al. v. Citigroup Inc., et al.; AUSA Life Insurance v. Citigroup Inc., et al. and Principal Global Investors v Citigroup Inc., et al. The amounts to be paid in settlement of these actions are covered by existing litigation reserves.

On June 13, 2005, Citigroup announced a settlement of the Enron class action litigation (Newby, et al. v. Enron Corp., et al.) currently pending in the United States District Court for the Southern District of Texas, Houston Division. This settlement resolves all claims against Citigroup brought on behalf of the class of purchasers of publicly traded equity and debt securities issued by Enron and Enron-related entities between September 9, 1997 and December 2, 2001. The settlement, which involves a pre-tax payment of $2.0 billion to the settlement class, is fully covered by Citigroup’s existing litigation reserves. It is subject to approval by the Board of Regents of the University of California (the lead plaintiff), the Citigroup Board and the District Court in Texas.

Dynegy Inc.

On June 6, 2003, the complaint in a pre-existing alleged class action pending in the United States District Court for the Southern District of Texas (In Re: Dynegy Inc. Securities Litigation) brought by purchasers of publicly traded debt and equity securities of Dynegy Inc. was amended to add Citigroup, Citibank and Citigroup Global Markets Inc. as defendants. The plaintiffs allege violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, against the Citigroup defendants. The Citigroup defendants filed a motion to dismiss in March 2004, which motion was granted by the District Court in October 2004. The court denied lead plaintiff’s request for leave to appeal.

The court had also previously denied lead plaintiff’s motion for leave to amend. No appeal was yet timely while the remainder of the case remained pending. On April 15, 2005, as part of a global settlement involving all defendants, Citigroup entered into a memorandum of understanding to settle this case. The amount to be paid in settlement is covered by existing litigation reserves.

Worldcom-Related Litigation

Citigroup, Citigroup Global Markets and certain executive officers and current and former employees have been named as defendants — along with twenty-two other investment banks, certain current and former WorldCom officers and directors, and WorldCom’s former auditors — in a consolidated class action brought on behalf of individuals and entities who purchased or acquired publicly traded securities of WorldCom between April 29, 1999 and June 25, 2002 in In Re: Worldcom, Inc. Securities Litigation. The class action complaint asserts claims against Citigroup Global Markets under (i) Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, in connection with certain bond offerings in which it served as underwriter, and (ii) Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated under Section 10(b), alleging that it participated in the preparation and/or issuance of misleading WorldCom registration statements and disseminated misleading research reports concerning WorldCom stock. In 2003, the district court denied Citigroup Global Markets’ motion to dismiss the consolidated class action complaint and granted the plaintiffs’ motion for class certification.

Pursuant to an order entered May 28, 2003, the District Court consolidated approximately seventy-eight individual actions with the class action for pretrial proceedings. The claims asserted in these individual actions are substantially similar to the claims alleged in the class action and assert state and federal securities law claims based on Citigroup Global Markets’ research reports concerning WorldCom and/or Citigroup Global Markets’ role as an underwriter in WorldCom offerings. Plaintiffs in certain of these actions filed motions to remove their cases to state court. The District Court denied these motions and its rulings were upheld on appeal.

Numerous other actions asserting claims against Citigroup Global Markets in connection with its research reports about WorldCom and/or its role as an investment banker for WorldCom are pending in other federal and state courts around the country. These actions have been remanded to various state courts, are pending in other federal courts, or have been conditionally transferred to the United States District Court for the Southern District of New York to be consolidated with the class action. In addition to the court suits, actions asserting claims against

Citigroup and certain of its affiliates relating to its WorldCom research reports are pending in numerous arbitrations around the country. These actions assert claims that are substantially similar to the claims asserted in the class action.

On May 10, 2004, Citigroup announced that it had agreed to pay $2.58 billion to settle the WorldCom class action suits. The United States District Court for the Southern District of New York granted approval to the proposed settlement on November 10, 2004.

On September 17, 2004, Weinstein, et al. v. Ebbers, et al., an alleged class action against Citigroup Global Markets and others brought on behalf of holders of WorldCom securities asserting claims based on, among other things, Citigroup Global Markets’ research reports concerning WorldCom, was dismissed with prejudice in its entirety by the United States District Court for the Southern District of New York. The plaintiffs noticed an appeal of the dismissal to the United States Court of Appeals for the Second Circuit on October 15, 2004. The parties have reached an agreement in principle on the terms of a settlement of this action.

Citigroup and Citigroup Global Markets, along with a number of other defendants, have settled Retirement Systems of Alabama, et al. v. J.P. Morgan Chase & Co., et al., a WorldCom individual action that had been remanded to the Circuit Court of Montgomery County, Alabama. The settlement became final on September 30, 2004.

On June 28, 2004, the United States District Court for the Southern District of New York dismissed all claims under the Securities Act of 1933, as amended, and certain claims under the Securities Exchange Act of 1934 in In Re: Targets Securities Litigation, an alleged class action against Citigroup and Citigroup Global Markets and certain former employees, leaving only claims under the 1934 Act for purchases of Targeted Growth Enhanced Terms Securities With Respect to the Common Stock of MCI WorldCom, Inc. (“TARGETS”) after July 30, 1999. On October 20, 2004, the parties signed a Memorandum of Understanding setting forth the terms of a settlement of all remaining claims in this action. The settlement was preliminarily approved by the Court on January 11, 2005.

A fairness hearing was held on November 5, 2004 in connection with the proposed class settlement between plaintiffs and the Citigroup-related defendants in In Re: Worldcom, Inc. Securities Litigation.

Global Crossing

On or about January 28, 2003, lead plaintiff in a consolidated alleged class action in the United States District Court for the Southern District of New York (In Re: Global Crossing, Ltd. Securities Litigation) filed a consolidated complaint on behalf of purchasers of the securities of Global Crossing and Asia Global Crossing, which names as defendants, among others, Citigroup, Citigroup Global Markets, Citigroup Global Markets Holdings Inc. and certain executive officers and current and former employees. The alleged class action complaint asserts claims under the federal securities laws alleging that the defendants issued research reports without a reasonable basis in fact and failed to disclose conflicts of interest with Global Crossing in connection with published investment research. On March 22, 2004, the lead plaintiff amended its consolidated complaint to add claims on behalf of purchasers of the securities of Asia Global Crossing. The added claims assert causes of action under the federal securities laws and common law in connection with Citigroup Global Market’s research reports about Global Crossing and Asia Global Crossing and for Citigroup Global Market’s roles as an investment banker for Global Crossing and as an underwriter in the Global Crossing and Asia Global Crossing offerings. The Citigroup related defendants moved to dismiss all of the claims against them on July 2, 2004. In March 2005, the plaintiffs and the Citigroup-related defendants reached a settlement of all claims against the Citigroup-related defendants, including both research and underwriting claims, and including claims concerning losses in both Global Crossing and Asia Global Crossing, for a total of $75 million. The Court granted preliminary approval of the settlement on March 8, 2005.

In addition, on or about January 27, 2004, the Global Crossing Estate Representative filed in the United States Bankruptcy Court for the Southern District of New York (i) an adversary proceeding asserting claims against, among others, Citigroup, Citigroup Global Market and certain executive officers and current and former employees, asserting claims under federal bankruptcy law and common law in connection with Citigroup Global Market’s research reports about Global Crossing and for its role as an underwriter in Global Crossing offerings, and (ii) an adversary proceeding against Citigroup and several other financial institutions seeking to rescind the payment of a $1 billion loan made to a subsidiary of Global Crossing. The Citigroup- related defendants moved to dismiss the former action on June 26, 2004, and the latter on May 28, 2004. The plaintiffs and the Citigroup related defendants have since entered into a definitive settlement agreement in the In Re: Global Crossing, Ltd. Securities Litigation; the settlement was preliminarily approved by the Court on March 8, 2005. The amount to be paid in settlement is covered by existing litigation reserves.

In addition, actions asserting claims against Citigroup and certain of its affiliates relating to its Global Crossing research reports are pending in numerous arbitrations around the country. These arbitration proceedings assert claims that are substantially similar to the claims asserted in the alleged class action.

Adelphia Communications Corporation

On July 6, 2003, an adversary proceeding was filed by the Official Committee of Unsecured Creditors on behalf of Adelphia Communications Corporation against certain lenders and investment banks, including Citigroup Global Markets, Citibank, N.A., Citicorp USA, Inc., and Citigroup Financial Products, Inc. (together, the Citigroup Parties). The complaint alleges that the Citigroup Parties and numerous other defendants committed acts in violation of the Bank Holding Company Act and the common law. The complaint seeks equitable relief and an unspecified amount of compensatory and punitive damages. In November 2003, a similar adversary proceeding was filed by the Equity Holders Committee of Adelphia. In June 2004, motions to dismiss were filed with respect to the complaints of the Official Committee of Unsecured Creditors and the Equity Holders Committee. The motions are currently pending.

In addition, Citigroup Global Markets is among the underwriters named in numerous civil actions brought to date by investors in Adelphia debt securities in connection with Adelphia securities offerings between September 1997 and October 2001. Three of the complaints also assert claims against Citigroup and Citibank, N.A. All of the complaints allege violations of federal securities laws, and certain of the complaints also allege violations of state securities laws and the common law. The complaint seeks unspecified damages. In December 2003, a second amended complaint was filed and consolidated before the same judge of the United States District Court for the Southern District of New York. In February 2004, motions to dismiss the class and individual actions pending in the United States District Court for the Southern District were filed. The motions are currently pending.

Mutual Funds

Citigroup and certain of its affiliates have been named in several class action litigations pending in various federal district courts arising out of alleged violations of the federal securities laws, the Investment Company Act and common law (including breach of fiduciary duty and unjust enrichment). The claims concern practices in connection with the sale of mutual funds, including allegations involving market timing, revenue sharing, incentive payments for the sale of proprietary funds, undisclosed breakpoint discounts for the sale of certain classes of funds, inappropriate share class recommendations and inappropriate fund investments. The litigations involving market timing have been consolidated under the MDL rules in the United States District Court for the District of Maryland, and the litigations involving revenue sharing, incentive payment and other issues have been consolidated in the United States District Court for the Southern District of New York. The plaintiffs in these litigations generally seek unspecified compensatory damages, rescissionary damages, injunctive relief, costs and fees. In the principal market timing cases that name Citigroup, a lead plaintiff has been appointed but that plaintiff has not yet filed an amended complaint. In the cases concerning revenue sharing, incentive payment and other issues, the lead plaintiff filed a consolidated and amended complaint on December 15, 2004.

Several issues in the mutual fund industry have come under scrutiny of federal and state regulators. Citigroup has received subpoenas and other requests for information from various government regulators regarding market timing, financing, fees, sales practices and other mutual fund issues in connection with various investigations. Citigroup is cooperating with all such reviews. Additionally, Citigroup Global Markets has entered into a settlement agreement with the SEC with respect to revenue sharing and sales of classes of funds.

On May 31, 2005, Citigroup announced that Smith Barney Fund Management LLC and Citigroup Global Markets completed a settlement with the SEC resolving an investigation by the SEC into matters relating to arrangements between certain Smith Barney mutual funds, an affiliated transfer agent and an unaffiliated sub-transfer agent. Under the terms of the settlement, Citigroup agreed to pay fines totaling $208.1 million. The settlement, in which Citigroup neither admitted nor denied any wrongdoing or liability, includes allegations of willful misconduct by Smith Barney Fund Management LLC and Citigroup Global Markets in failing to disclose aspects of the transfer agent arrangements to certain mutual fund investors.

Research Analyst Litigation

Since May 2002, Citigroup Global Markets and certain executive officers and current and former employees have been named as defendants in numerous alleged class action complaints, individual actions, and arbitration demands by purchasers of various securities alleging that they violated federal securities law, including Sections 10 and 20 of the Securities Exchange Act of 1934, as amended, and certain state laws for allegedly issuing research reports without a reasonable basis in fact and for allegedly failing to disclose conflicts of interest with companies in connection with published investment research, including Global Crossing, Ltd., AT&T Corp., Level 3 Communications, Inc., Metromedia Fiber Network, Inc., XO Communications, Inc., Williams Communications Group Inc., and Focal Communications, Inc. The alleged class actions relating to research of these companies are pending before a single judge in the United States District Court for the Southern District of New York for coordinated proceedings. The Court has consolidated these actions into separate proceedings corresponding to the companies named above. On December 2, 2004, the Court granted in part and denied in part the Citigroup related defendants’ motions to dismiss the claims against it in the AT&T, Level 3, XO and Williams actions. On January 6, 2005, the Court granted in part and denied in part Citigroup’s motion to dismiss the claims against it in the Metromedia action.

In addition to the alleged research class actions, several individual actions have been filed against Citigroup and Citigroup Global Markets relating to, among other things, research on Qwest Communications International, Inc. These actions allege violations of state and federal securities laws in connection with Citigroup Global Markets’ publication of research about Qwest and its underwriting of Qwest securities.

Two alleged class actions against Citigroup Global Markets asserting common law claims in connection with published investment research on behalf of Citigroup Global Markets customers have been dismissed by United States District Courts, one of which was affirmed by the United States Court of Appeals for the Ninth Circuit, and one of which is pending on appeal to the United States Courts of Appeals for the Third Circuit. Plaintiffs in the Ninth Circuit case have sought review by the United States Supreme Court; their request for an appeal to that Court is pending. Two more alleged class actions raising similar claims are pending against Citigroup Global Markets, one in the United States District Court for the Southern District of New York (Norman v. Salomon Smith Barney, et al.) and the other in Illinois state court (Disher v. Citigroup Global Markets Inc.). On June 9, 2004, the District Court denied Citigroup Global Markets’ motion to dismiss Norman v. Salomon Smith Barney, et al., a case which asserts violations of the Investment Advisers Act of 1940 and various common law claims in connection with certain investors who maintained guided portfolio management accounts at Smith Barney.

Supervisory Investigation

In May 2003, the SEC, NYSE and NASD issued a subpoena and letters to Citigroup Global Markets requesting documents and information with respect to their continuing investigation of individuals in connection with the supervision of the research and investment banking departments of Citigroup Global Markets. Other parties to the Research Settlement have received similar subpoenas and letters.

West Virginia Attorney General Suit

On June 23, 2003, the West Virginia Attorney General filed an action against Citigroup Global Markets and nine other firms that were parties to the Research Settlement. The West Virginia Attorney General alleges that the firms violated the West Virginia Consumer Credit and Protection Act in connection with their research activities and seeks monetary penalties.

Citigroup Shareholder Litigation

In July 2002, Citigroup, Citigroup Global Markets and certain officers were named as defendants in an alleged class action filed in the United States District Court for the Southern District of New York, brought on behalf of purchasers of Citigroup common stock between July 24, 1999 and July 23, 2002. The complaint seeks unspecified compensatory and punitive damages for alleged violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and for common law fraud. Fourteen virtually identical complaints have been filed and consolidated. The complaints allege that Citigroup misstated the extent of its Enron-related exposure, and that Citigroup’s stock price fell once the true extent of Citigroup’s Enron involvements became known. Plaintiffs filed an amended complaint on March 10, 2003, which incorporated the allegations in the 15 separate actions and added new material as well. The amended complaint focuses on certain transactions between Citigroup and Enron and alleged analyst conflicts of interest. The class period for the consolidated amended complaint is July 24, 1999 to December 11, 2002. On June 2, 2003, Citigroup filed a motion to dismiss the consolidated amended complaint. Plaintiffs’ response was filed on July 30, and Citigroup’s reply was filed on October 3, 2003. On August 10, 2004, Judge Swain granted Citigroup’s motion to dismiss the consolidated amended complaint. The plaintiffs filed a notice of appeal in October 2004.

NASD Settlement

In November 2004, Citigroup Global Markets entered into a final agreement with the NASD to resolve the NASD’s investigation into certain of its selling practices. Without admitting or denying any allegations or findings, Citigroup Global Markets accepted certain factual findings by the NASD that it (i) sold units in the Fund and one other managed futures fund to 45 customers for whom the investment was not suitable, (ii) failed to maintain records disclosing the basis upon which its investor suitability determinations were made and (iii) failed to adequately disclose the risks of investing in managed futures products on its website. Citigroup Global Markets consented to a censure and a fine of $275,000 and offered to redeem the investment of the customers for whom investment in the Fund and the other managed futures fund was found not suitable.

In the course of its business, Citigroup Global Markets, as a major futures commission merchant and broker-dealer, is a party to various claims and routine regulatory investigations and proceedings that the general partner believes do not have a material effect on the business of Citigroup Global Markets.

USE OF PROCEEDS

Commodity Trading Accounts

The proceeds of the offering will be deposited in the Fund’s commodity trading accounts at Citigroup Global Markets and will be used for trading in commodity interests consistent with the advisors’ strategies and the Fund’s trading policies. Consistent with the Commodity Exchange Act, all of the assets of the Fund will be maintained in cash and/or Treasury bills and segregated as customer funds, except assets committed as margin on some non-U.S. futures and options transactions or held by forward or swap counterparties. These assets will be maintained in separate secured amount accounts at U.S. banks not affiliated with the general partner. Approximately 80% to 95% of the Fund’s assets will be segregated as customer funds. The Fund’s assets held in connection with contracts priced and settled in a foreign currency may be held in a foreign depository in accounts denominated in a foreign currency.

The Fund will make no loans nor will it borrow money. The assets of the Fund will not be commingled with the assets of any other entity, nor used as margin for any other account. Deposit of assets with a commodity broker or swap dealer as margin shall not constitute borrowing or commingling. The Fund estimates that its margin requirements will generally equal between 10% and 35% of net assets. From the inception of trading through March 31, 2005, the amount of the Fund’s assets committed to margin averaged 20%.

Interest Income

Citigroup Global Markets will pay the Fund interest on 80% of the average daily balance maintained in cash in the Fund’s commodity trading accounts during each month, that is, the sum of the daily cash balances in such accounts divided by the total number of calendar days in that month at a 30-day Treasury bill rate determined weekly by Citigroup Global Markets. This rate will be based on the average non-competitive yield on 3-month U.S. Treasury bills maturing in 30 days.

Citigroup Global Markets may also place up to all of the Fund’s assets in 90-day Treasury bills and pay the Fund 80% of the interest earned on the Treasury bills purchased. Citigroup Global Markets will retain 20% of any interest earned on the Treasury bills purchased.

INVESTING IN THE FUND

The Offering

The Fund offers units to the public through its selling agent, the Smith Barney division of Citigroup Global Markets. The Fund may engage additional selling agents in the future. This is a best efforts offering. The selling agent is not required to sell any specific number of units. No selling commissions are charged. Citigroup Global Markets pays a portion of its brokerage fees to its Smith Barney financial consultants who sell units if they are registered with the CFTC and have passed either the Series 3 or 31 Commodities Examination or have been “grandfathered” as an associated person.

The offering is a direct participation program as defined in the rules of the NASD and will therefore be made in compliance with the applicable provisions of NASD conduct Rule 2810.

Citigroup Global Markets may pay underwriting commissions out of its own funds of up to approximately 1.72% of the net asset value per unit sold ($17.20 per $1000 unit). The total compensation paid to Citigroup Global Markets and its employees in connection with the distribution of units may not exceed 10% of the proceeds of the offering. For this purpose, “total compensation” does not include brokerage fees. This limitation is imposed by the NASD and is included in the 15% limit on offering and organizational expenses described under “Fees and Expenses of the Fund—Caps on Fees.”

The Smith Barney financial consultants are also duly licensed or registered with the applicable state securities regulators.

The Fund will accept subscriptions throughout the continuous offering period, which can be terminated by Citigroup Managed Futures at any time. You must submit your subscription at least five days prior to the end of a month. You will become a limited partner on the first day of the month after your subscription is processed and accepted and payments are received and cleared.

You will receive units and partial units based on the net asset value on the purchase date. Because net asset value fluctuates daily, you will not know the purchase price of your units at the time you subscribe during the continuous offering. Final month-end net asset value per unit will be determined approximately 10 business days after the month-end.

Who May Invest

You must represent and warrant in the Subscription Agreement that appears on the last page of this document that you have:

(1)	a net worth of at least $150,000, exclusive of home, furnishings and automobiles; or

(2)	a net worth, similarly calculated, of at least $45,000 and an annual income of $45,000.

Certain states have higher financial requirements which are listed in Exhibit C.

By executing and returning the Subscription Agreement, you represent and warrant that:

(1)	you have received a copy of the prospectus as supplemented;

(2)	you meet all applicable financial standards as listed in the prospectus as supplemented;

(3)	you consent to the execution and delivery of a brokerage agreement between Citigroup Global Markets and the Fund and to the payment of fees to Citigroup Global Markets as described in the prospectus; and

(4)	if you are not a citizen or resident of the U.S. for federal income tax purposes, you are not a dealer in commodities, and you agree to pay or reimburse the general partner or Citigroup Global Markets for any taxes imposed as a result of your status as a limited partner.

All of the representations and warranties are primarily intended to assure and confirm that you understand the Fund’s structure and operation prior to making your investment. In addition, they enable the Fund, the general partner and Citigroup Global Markets to comply with certain requirements under the Commodity Exchange Act and various state securities laws, including the determination of the suitability of the Fund as an investment for you.

By executing the Subscription Agreement, you do not waive any rights you have under the Securities Act of 1933.

Citigroup Global Markets Inc., pursuant to NASD Rule 2810, will make no sales of units to discretionary accounts without the prior written approval of the customer.

How to Invest

In order to purchase units, you must complete and sign a copy of the Subscription Agreement on the last page of this document and deliver and/or mail the Subscription Agreement to any Smith Barney branch office of Citigroup Global Markets. You must have a Smith Barney customer securities account to subscribe for units.

You may pay for subscriptions by authorizing your financial consultant to debit your Smith Barney account for a minimum of $5,000 (or for a minimum of $2,000 for subscriptions made by employee-benefit plans). You must have your subscription payment in your account on the specified settlement date. Your account will be debited on the settlement date which will occur not later than five business days following notification of subscription acceptance. This notification will occur within a reasonable time.

Escrow Arrangements

The Fund’s escrow account is maintained at JPMorgan Chase Bank, New York, New York, account number 10203894. Subscription funds will be held in escrow until the first day of the calendar month beginning at least six days after receipt of the subscription.

If the general partner determines not to offer units during a particular month in the continuous offering, subscriptions will remain in escrow until the beginning of the next month. Subscribers will be paid a pro rata share of the interest earned on the subscriptions during the escrow period.

The general partner may at any time select a different escrow agent, who will not be affiliated with the general partner or Citigroup Global Markets. Any escrow agent for the Fund will invest subscriptions in legally permissible interest bearing investments, including direct U.S. government obligations, certificates of deposit or bank money market accounts as directed by the general partner. Since such investments carry different minimum dollar amounts and varying interest rates, however, the amount of interest, if any, that will be earned on a subscription cannot be calculated.

Rejection or Revocation of Subscriptions

The general partner may reject any subscription for any reason within four days of receipt. During the continuous offering, you may revoke your subscription if the general partner determines not to offer units at the end of a month.

ERISA CONSIDERATIONS

General

This section highlights certain considerations that arise under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of

1986, as amended (the “Code”), which a fiduciary of an “employee benefit plan” as defined in and subject to ERISA or of a “plan” as defined in Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Fund. “Employee benefit plans” and “plans” are referred to below as “Plans,” and fiduciaries with investment discretion are referred to below as “Plan Fiduciaries”. Plans include, for example, corporate pension and profit sharing plans, 401(k) plans, “simplified employee pension plans,” Keogh plans for self-employed persons and IRAs.

Special Investment Consideration

Each Plan Fiduciary must consider the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that the investment is prudent for the Plan, that the investments of the Plan are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the terms of the Plan.

The Fund Should Not Be Deemed to Hold “Plan Assets”

A regulation issued under ERISA (the “ERISA Regulation”) contains rules for determining when an investment by a Plan in an equity interest of a limited partnership will result in the underlying assets of the partnership being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of a limited partnership will not be plan assets of a Plan that purchases an equity interest in the partnership if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”). If the underlying assets of a partnership are considered to be assets of any Plan for purposes of ERISA or Section 4975 of the Code, the operations of such partnership would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

The Publicly-Offered Security Exception applies if the equity interest is a security that is:

(1)	“freely transferable” (determined based on the applicable facts and circumstances);

(2)	part of a class of securities that is “widely held” (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

(3)	either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The general partner believes that the conditions described above will be satisfied with respect to the units. Therefore, the units should constitute “publicly-offered securities” and the underlying assets of the Fund should not be considered to constitute plan assets of any Plan which purchases units.

Ineligible Purchasers

In general, units may not be purchased with the assets of a Plan if the general partner, the commodity broker, the advisors or any of their affiliates or employees either:

(1)	exercise any discretionary authority or discretionary control respecting management of the Plan;

(2)	exercise any authority or control respecting management or disposition of the assets of the Plan;

(3)	render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan;

(4)	have any authority or responsibility to render investment advice with respect to any moneys or other property of the Plan; or

(5)	have any discretionary authority or discretionary responsibility in the administration of the Plan.

In order to comply with these prohibitions, a Plan Fiduciary must represent that one of the following is true:

(1)

neither Citigroup Global Markets nor any of its employees or affiliates (a) manages any part of the Plan’s investment portfolio or (b) has an agreement or understanding with the Plan Fiduciary where Citigroup Global Markets or any of its employees or affiliates regularly provides the Plan

Fiduciary with individualized information, recommendations or advice used as a primary basis for the Plan’s investment decisions.

(2)	a relationship described in (1) above applies to only a portion of the Plan’s assets and the Plan Fiduciary will invest in the Fund only from the portion of the Plan’s assets as to which no such relationship exists.

Violations of the rules under ERISA and/or Section 4975 of the Code by fiduciaries can result in various types of liabilities, including civil penalties and excise taxes. Because of the complexity of these rules, Plan Fiduciaries are strongly encouraged to consult with their legal advisors prior to causing a Plan to invest in the Fund.

HOW TO REDEEM UNITS

Beginning three months after you purchase your units, you may request that any or all of your units be redeemed by the Fund at the net asset value of a unit as of the end of any month. You must give the general partner ten (10) business days’ oral or written notice of your request to redeem. Contact your Smith Barney financial consultant to transmit your request to the general partner.

No fee is charged for redemptions.

The general partner reserves the right to permit the redemption of units more frequently than monthly (but no more frequently than daily), provided that such action is in the best interest of the Fund taking into account potential tax consequences to limited partners.

All timely requests for redemption will be honored except:

(1)	The Fund will not redeem units if it has insufficient assets.

(2)	The general partner may temporarily suspend redemptions if necessary in order to liquidate positions in an orderly manner.

(3)	No partial redemptions are permitted if a limited partner would own fewer than three units after redemption.

You will be notified in writing within ten days after the requested redemption date if your redemption request will not be honored.

Because net asset value fluctuates daily, you will not know the net asset value of the units to be redeemed at the time you submit a notice of redemption. Payment for redeemed units will be made within 10 business days following the redemption date by crediting your Smith Barney securities account. For the purpose of a redemption, any accrued liability for reimbursement of offering and organizational expenses for the initial offering period will not reduce net asset value per unit.

INCOME TAX ASPECTS

The following constitutes the opinion of Willkie Farr & Gallagher LLP and summarizes the material U.S. federal income tax consequences to investors in the Fund.

SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. TAXPAYERS WHO INVEST IN THE FUND

This section applies to limited partners that are U.S. taxpayers. For this purpose, a “U.S. taxpayer” is any of the following: (i) an individual who is a citizen or resident of the United States; (ii) a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; (iv) a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons can control all substantial trust decisions, or, if the trust was in existence on August 20, 1996, and has elected to continue to be treated as a U.S. person; or (v) a person whose worldwide income or gain is otherwise subject to U.S. federal income tax on a net income basis.

Circular 230 Disclaimer

IRS regulations require us to inform you that the following discussion of certain U.S. federal income tax consequences (a) was not intended or written to be used, and it cannot be used, for the purposes of avoiding certain tax-related penalties and (b) was written to support the promotion or marketing of this offering memorandum.

You are urged to consult your own, independent tax adviser with respect to the specific federal, state, local and foreign tax consequences to you of investing in the Fund.

The Fund’s Partnership Tax Status

Because the Fund is a partnership, the Fund does not pay any U.S. federal income tax. Based on the types of income the Fund expects to earn, the Fund will not be taxed as a “publicly traded partnership”.

Taxation of Limited Partners on Profits and Losses of the Fund

Each limited partner, in computing his U.S. federal income tax liability, must include his allocable share (as determined under the limited partnership agreement) of the Fund’s items of income, gain, loss, deduction and expense for the taxable year of the Fund ending within or with the taxable year of the limited partner. Accordingly, each limited partner must pay tax on such limited partner’s share of the Fund’s annual income and gains, if any, even if the Fund does not make any cash distributions.

The Fund generally will allocate the Fund’s income, gains and losses equally to each unit. When a limited partner redeems units during a fiscal year, the Fund generally will allocate to that limited partner his or her proportionate share of income, gains and losses realized by the Fund during the portion of the year that the limited partner owned his or her units.

Fund Losses by Limited Partners

A limited partner may deduct Fund losses only to the extent of such limited partner’s tax basis in his units. Generally, a limited partner’s tax basis is the amount paid for the units reduced (but not below zero) by such limited partner’s share of any Fund distributions, losses and expenses and increased by such limited partner’s share of the Fund’s income and gains. A limited partner subject to “at-risk” limitations (generally, non-corporate taxpayers and closely-held corporations), however, may only deduct losses to the extent such limited partner is considered “at risk” with respect to his investment in the Fund. A limited partner’s “at-risk” amount is similar to tax basis, except that it does not include any amount borrowed on a non-recourse basis or from someone with an interest in the Fund (other than an interest as a creditor). To the extent that a limited partner’s allocable share of Fund losses is not allowed because the limited partner has an insufficient amount at-risk in the Fund, such disallowed losses may be carried over by the limited partner to subsequent tax years and will be allowed to the extent of the limited partner’s at-risk amount, if any, in subsequent years.

“Passive-Activity Loss Rules” and Their Effect on the Treatment of Income and Loss

The trading activities of the Fund are not a “passive activity”. Thus, subject to the limitations described herein, a limited partner may generally deduct Fund losses from taxable income. A limited partner, however, may not offset losses from “passive activities” against Fund income or gains.

Cash Distributions and Unit Redemptions

Distributions by the Fund to a limited partner with respect to his units, or in redemption of less than all of such limited partner’s units, generally will not be taxable to the limited partner to the extent such distribution does not exceed the limited partner’s adjusted tax basis in his units. Instead, such distributions will reduce, but not below zero, the adjusted tax basis in the units held by such limited partner immediately before the distribution, with any excess being taxable as though it were a gain from a sale or exchange of the units. A limited partner cannot recognize a loss on his investment in units until such limited partner’s entire interest in the Fund is terminated.

Taxation of the Fund’s Investments in General

Certain of the Fund’s investment practices are subject to special and complex federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gains into higher taxed short-term capital gains or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause the Fund to recognize income or gain without a corresponding receipt of cash and (v) adversely alter the characterization of certain Fund investments.

For example, the Fund’s investment in so-called “section 1256 contracts,” such as futures and most options traded on U.S. exchanges and certain foreign currency contracts, that are held by the Fund at year-end are required to be marked to their market value, and any unrealized gain or loss on those positions will be included in the Fund’s income as if each position had been sold for its fair market value at the end of the taxable year. The resulting gain or loss on each section 1256 contract is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss regardless of how long the position was open.

In addition, the Fund has made an election to treat any gain or loss as a capital gain or loss, as the case may be, on so-called “section 988 transactions,” which are generally transactions in which the amount paid or received is in the form of a non-U.S. currency.

Swap Payments

The Fund may also enter into swap transactions relating to the value of energy, agricultural and base and precious metal products, currencies and interest rates by which it will agree with a counterparty to exchange on a net basis a stream of payments computed by reference to a notional amount and the product that is the subject of the swap. The IRS has privately ruled that such payments would be taxable as ordinary income. In addition, more recently proposed U.S. Treasury tax regulations would treat payments received or paid on certain types of swaps as ordinary income or loss and payments received on certain other types of swaps as capital gain or loss. If the period to which a payment relates is not conterminous with the Fund’s taxable year, the Fund must determine the payment that would be due if the payment amount were computed at the end of the taxable year and include in income or deduct a proportional amount of the payment. Proposed U.S. Treasury tax regulations would treat gain or loss realized on the early termination of most types of swaps as capital gain or loss.

Tax on Capital Gains and Losses

An individual limited partner’s allocable share of the Fund’s long-term capital gains — net gain on capital assets held more than one year and 60% of the gain on section 1256 contracts — is subject to tax at a current maximum rate of 15%. An individual limited partner’s allocable share of the Fund’s short-term capital gains — net gain on capital assets held less than one year and 40% of the gain on section 1256 contracts — is subject to tax at the same rates as ordinary income, currently at a maximum rate of 35%.

Most individual taxpayers can deduct capital losses only to the extent of their capital gains plus $3,000 ($1,500 in the case of a married individual filing a separate return). Accordingly, the Fund could suffer significant losses and a limited partner could still be required to pay taxes on such limited partner’s share of the Fund’s interest income and other ordinary income.

Generally, an individual taxpayer can carry back net capital losses on section 1256 contracts three years to offset earlier gains on section 1256 contracts. Generally, to the extent the taxpayer cannot offset past section 1256 contract gains, he can carry forward such losses indefinitely.

Limited Deductions for Certain Expenses

The general partner does not treat the brokerage fee and the incentive fees, as well as other ordinary expenses of the Fund, as investment advisory expenses or other expenses of producing income. Accordingly, the general partner treats these expenses as ordinary business deductions not subject to the material deductibility limitations that apply to investment advisory expenses. The IRS could contend otherwise.

Interest Income

Interest received by the Fund is taxed as ordinary income. In the case of a limited partner who is an individual, net capital losses can offset ordinary income only to the extent of $3,000 per year ($1,500 in the case of a married individual filing a separate return).

Syndication Fees

Neither the Fund nor any limited partner will be entitled to any deduction for syndication expenses, nor may these expenses be amortized by the Fund or any limited partner even though the payment of such expenses reduces net asset value.

The IRS could take the position that a portion of the brokerage fee paid by the Fund to Citigroup Global Markets constitutes non-deductible syndication expenses.

Investment Interest Deductibility Limitations

Individual taxpayers can deduct “investment interest”—interest on indebtedness allocable to property held for investment—only to the extent that it does not exceed net investment income. Net investment income generally does not include adjusted net capital gain taxed at the lower 15% rate.

IRS Audits of the Fund and its Limited Partners

An IRS audit of Fund-related items would be conducted at the Fund level rather than at the limited partner level. The general partner acts as the “tax matters partner” for the Fund with the authority to determine the Fund’s responses to an audit. If an audit results in an adjustment, all limited partners may be required to pay additional taxes, interest and penalties.

State and Other Taxes

In addition to the federal income tax consequences described above, the Fund and the limited partners may be subject to various state, local, foreign and other taxes.

Broker Reporting and Backup Withholding

The subscription documents require each prospective investor in the Fund to furnish the investor’s “taxpayer identification number.” If the number furnished is not correct, the investor may be subject to penalties imposed by the IRS and payments to the investor in redemption of units (and other Fund distributions, if any) may become subject to backup withholding.

Limited Partner Tax Filings and List Requirements

As part of its campaign against abusive tax shelter activity, the Treasury Department has adopted regulations that may require special tax filings and record retention for numerous transactions that are not conventionally regarded as tax shelters.

Depending upon the nature of transactions effected by the Fund, when the Fund files its annual tax return it may be required to report its transactions on IRS Form 8886.

Limited partners may also be subject to these reporting requirements. For example, individuals or trusts that invest in the Fund directly or through partnerships or S corporations and who are allocated $50,000 or more of loss from a Fund section 988 transaction (i.e., a transaction effected in a non-U.S. currency) are required to file an IRS Form 8886 when they file their federal income tax returns for the year in which the loss is allocated to them. Also, a limited partner who is an individual, an S corporation or a trust (or a partnership with one of the foregoing as a partner), and whose allocable share of Fund losses (other than a section 988 transaction) equals or exceeds $2 million in any year or an aggregate of $4 million in any six year period, is also required to file an IRS Form 8886 with his tax return. For corporate limited partners the thresholds are $10 million in any one year or $20 million over a six year period.

If the Fund effects a transaction that it believes is “reportable,” it will advise the affected limited partners. Each limited partner should consult his own tax advisers about his filing obligations with respect to his investment in the Fund and should keep a copy of this prospectus and other information supplied to him in connection with his investment. A limited partner may be required to file a Form 8886, which requires the limited partner to record and report the name, address, telephone number and fee paid to all persons who either promoted, solicited, or recommended his investment in the Fund and to whom he paid a fee for tax advice regarding the investment.

If an investment in the Fund or the Fund’s transactions are “reportable transactions,” the general partner is required to maintain records, including limited partner lists containing identifying information, and to furnish those records to the IRS upon demand.

Recently enacted legislation imposes significant penalties on both a limited partner and the general partner for failing to comply with the filing and record keeping requirements. Further, if a reportable transaction is not reported there is a substantially increased risk of a negligence penalty for any related tax deficiencies. The general partner intends to comply with any applicable disclosure requirements and to maintain any required limited partner lists and other records.

Exempt Organizations

Tax-exempt limited partners generally will not be required to pay tax on their share of income or gains of the Fund, provided that such limited partners do not directly or indirectly incur indebtedness to purchase their respective units. However, tax-exempt limited partners would nevertheless be subject to tax with respect to their share of income or gains realized by the Fund if the Fund were deemed to have incurred indebtedness to acquire the related assets.

Prospective tax-exempt limited partners should consult their tax advisors before investing in the Fund.

SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. TAXPAYERS

This section applies to foreign limited partners that are non-U.S. taxpayers. For this purpose, a

“non-U.S. taxpayer” is any limited partner that is not a U.S. taxpayer as defined above.

Based upon the expected income of the Fund, the general partner anticipates that a foreign limited partner not otherwise engaged in a U.S. trade or business or acting as a dealer in commodities will not be deemed to be engaged in a U.S. trade or business by virtue of an investment as a limited partner in the Fund.

Capital gains earned by the Fund and allocated to such a foreign limited partner, as a general rule, are not subject to U.S. federal income taxation or withholding, but may be subject to taxation by the jurisdiction in which such foreign limited partner is resident, organized or operating.

In addition, interest income the Fund earns on its margin accounts with Citigroup Global Markets and allocates to such a foreign limited partner, and interest such a foreign limited partner earns on its subscription account deposits is, as a general rule, likewise not subject to U.S. federal income tax or withholding, but may be subject to tax in other jurisdictions to which such foreign limited partner is connected.

Prospective foreign limited partners who are engaged in a U.S. trade or business or who act as dealers in commodities may be subject to U.S. income tax and should consult their tax advisors before investing in the Fund.

YOU ARE URGED TO CONSULT YOUR TAX ADVISOR BEFORE DECIDING WHETHER TO INVEST IN THE FUND.

THE LIMITED PARTNERSHIP AGREEMENT

The Fund’s limited partnership agreement appears as Exhibit A. All material terms of the agreement are outlined below. The following description is a summary only. You should read the limited partnership agreement thoroughly before investing.

Organization and Limited Liability

The Fund was formed on December 3, 2002 under the New York Revised Limited Partnership Act (“New York Act”). In general, a limited partner’s liability under the New York Act is limited to the amount of the limited partner’s capital contribution and share of any assets and undistributed profits. The New York Act provides that:

•	a limited partner who knowingly received a prohibited distribution is liable to the limited partnership for the amount of the distribution for a period of three years from the date of the distribution.

•	a limited partner who participates in the control of the Partnership’s business may become liable as a general partner to persons who transact business with the Partnership reasonably believing, based upon the limited partner’s conduct, that the limited partner is a general partner.

Management of Partnership Affairs

The limited partnership agreement gives Citigroup Managed Futures, as general partner, complete responsibility for management of the Fund and gives no management role to the limited partners.

Fiduciary Responsibility of the General Partner

Under New York law, the general partner has a responsibility to the limited partners to exercise good faith and fairness in all dealings affecting the Fund. The general partner has a fiduciary responsibility to the limited partners

(1)	for the safekeeping of the Fund’s assets; and

(2)	in the use of all funds and assets of the Fund.

The limited partners may not contract away this fiduciary obligation.

Sharing of Profits and Losses

Partnership Accounting

Each limited partner and the general partner will have a capital account. Initially, each partner’s balance will be the amount of his capital contribution. Each partner’s balance will be adjusted monthly to reflect his pro rata share of the Fund’s gain or loss, fees and expenses.

Federal Tax Allocations

At year-end, the Fund will determine the total taxable income or loss for the year. Subject to the special allocation of Section 1256 gain or loss to redeeming limited partners, the taxable income or loss will be allocated to each limited partner in proportion to such limited partner’s capital account. Each limited partner will be responsible for his share of the taxes.

Gains and losses will be allocated among those who are partners when positions are closed (or deemed realized) and the gains or losses are realized (or deemed closed). Therefore, if a partner’s proportionate interest increases as a result of redemption by others between the time an unrealized gain occurs and the time the gain is realized, the partner’s share of taxable gain for the year may exceed his economic gain.

The tax basis in units held by a limited partner will be increased by allocable taxable income and reduced by distributions and allocable losses and expenses.

Upon the Fund’s liquidation, each limited partner will receive his proportionate share of the assets of the Fund.

Additional Partners

The general partner may, in its discretion, offer additional units or admit additional limited partners. There is no limit on the number of outstanding units. All units offered must be sold at the Fund’s then current net asset value per unit (plus selling commissions, if any).

Restrictions on Transfer or Assignment

A limited partner may transfer or assign his units upon notice to the general partner. The assignment will be effective at the beginning of the next month after the general partner receives this notice. An assignee may not become a limited partner without the consent of the general partner. The general partner will not consent if it determines that the admission of the assignee to the Fund would endanger the Fund’s tax status as a partnership or otherwise have adverse legal consequences. An assignee not admitted to the Fund as a limited partner will share the profits and capital of the Fund, but will not be entitled to vote, to an accounting of Fund transactions, to receive tax information or to inspect the books and records of the Fund. An assigning limited partner will remain liable to the Fund for any amounts for which he may be liable.

Dissolution and Termination of the Fund

The Fund will be terminated and dissolved upon the first to occur of:

(1)	December 31, 2022;

(2)	limited partners owning more than 50% of the outstanding units vote to dissolve the Fund;

(3)	Citigroup Managed Futures ceases to be general partner (by assignment of its interest, withdrawal, removal, bankruptcy or other event) and no new general partner is appointed;

(4)	the continued existence of the Fund becomes unlawful; or

(5)	net asset value per unit falls below $400 as of the end of any trading day.

Removal or Admission of General Partner

The general partner may be removed and successor general partners may be admitted by the vote of a majority of outstanding units.

Amendments and Meetings

The limited partnership agreement may be amended if Citigroup Managed Futures and limited partners owning more than 50% of the outstanding units agree. Citigroup Managed

Futures may amend the limited partnership agreement without the approval of the limited partners in order to clarify inaccuracies or ambiguities, make changes required by regulators or by law or make any other changes the general partner deems advisable so long as they are not adverse to limited partners.

Any limited partner may request in writing a list of the names and addresses of all limited partners and the number of units held by each. Limited partners owning at least 10% of the outstanding units can require the general partner to call a meeting of the Fund. At the meeting, the limited partners owning a majority of the outstanding units may vote to:

(1)	amend the limited partnership agreement without the consent of Citigroup Managed Futures;

(2)	dissolve the Fund;

(3)	remove and replace Citigroup Managed Futures as general partner;

(4)	admit a new general partner prior to the withdrawal of Citigroup Managed Futures;

(5)	terminate contracts with any advisor; and

(6)	approve the sale of all of the Fund’s assets.

Reports to Limited Partners

The limited partners may see and copy the Fund’s books and records during reasonable business hours.

The general partner will provide these reports and statements to the limited partners:

(1)	a monthly account statement, including a statement of income and a statement of changes in net asset value;

(2)	an annual report, including audited financial statements; and

(3)	tax information necessary for the preparation of the limited partners’ annual federal income tax returns.

In addition, notice will be mailed to each limited partner within seven business days of any of the following events:

(1)	a decrease in the net asset value of a unit to 50% or less of the net asset value most recently reported;

(2)	any change in advisors, commodity brokers or the general partner; and

(3)	any material change in the Fund’s trading policies or any material change in an advisor’s trading strategies.

Indemnification of the General Partner

The Fund will indemnify the general partner or any of its affiliates for actions taken on behalf of the Fund, provided that the person acted in good faith and in the best interests of the Fund and the conduct was not the result of negligence or misconduct. No indemnification is available for losses resulting from a violation of the Securities Act of 1933 or any State securities law or if indemnification would be inconsistent with the New York Act. The New York Act prohibits indemnification of a general partner in a derivative action if a judgment or other final decision adverse to the general partner establishes that the general partner’s acts were committed in bad faith or were the result of intentional misconduct. Under the limited partnership agreement, the general partner is not personally liable for the return or repayment of the capital or profits of any partner (or assignee).

ENFORCING YOUR RIGHTS AS A LIMITED PARTNER

You should consult your counsel with questions concerning the responsibilities of the general partner. In the event that you believe the general partner has violated its fiduciary responsibility, you may seek legal relief for yourself or on behalf of the Fund (or in a class action on behalf of all limited partners), if:

(1) the general partner has refused to bring the action, or

(2) an effort to cause the general partner to bring the action is not likely to succeed.

There can be no assurance, however, that adequate remedies will be available.

In addition, you may institute legal proceedings against the general partner if it or an advisor engages in excessive trading. You should be aware that it would be difficult to establish that commodity trading has been excessive due to the broad trading authority given to the general partner and the advisors, the limited number of cases defining excessive trading and the provisions in the limited partnership agreement discussed under “Indemnification of the General Partner” above.

You may be afforded rights to reparations under the Commodity Exchange Act. In addition, the NFA has adopted arbitration rules which, in appropriate circumstances, might provide additional rights.

This prospectus does not include all of the information or exhibits in the Fund’s registration statement. You can read and copy the entire registration statement at the public reference facilities maintained by the SEC in Washington, D.C.

The Fund will file quarterly and annual reports with the SEC. Please call the SEC at 1-800-SEC-0300 for further information.

The Fund’s filings are posted at the SEC website at http://www.sec.gov.

MONEY LAUNDERING PREVENTION

As part of their responsibility for the prevention of money laundering, Citigroup Global Markets or the general partner may require a detailed verification of your identity and the source of your payment. In the event of delay or failure by you to produce any information required for verification purposes, the general partner may refuse to accept your application and subscription funds or may refuse to process a redemption request until proper information has been provided.

YOUR PRIVACY AT CITIGROUP MANAGED FUTURES LLC

Keeping client information secure is a top priority for all of us at Citigroup Managed Futures LLC (“CMF”).* As your Commodity Pool Operator, we are providing you with this privacy notice to help you understand how we handle, protect and limit disclosure of the personal information that we collect about you. The provisions of this notice apply to current clients as well as to former clients unless we state otherwise.

We protect personal information we collect about you by maintaining physical, electronic and procedural safeguards. Third parties who have access to such personal information must agree to follow appropriate standards for security and confidentiality. We train people who work for us in how to properly handle such personal information and we restrict access to it.

The personal information that we collect about you comes from the following sources:

•	information received from you, such as on applications or other forms;

•	information about your investments made with CMF; and

•	information we receive from our affiliates and nonaffiliated third parties.

Our affiliates are the family of companies controlled by Citigroup Inc. They are in several lines of businesses, including banking, credit cards, consumer finance, securities and insurance. They do business under names that include Citibank, CitiFinancial, Travelers Insurance, Citigroup Global Markets, Smith Barney and Primerica. If you are also a client of other Citigroup affiliates, you have already received or may receive notices from them. You may need to respond to those notices separately.

We do not disclose any nonpublic personal information about you except as permitted by law. This disclosure may include nonpublic personal information necessary to process and service your account, to maintain accounting and tax reporting records, to protect the security and confidentiality of our records or with your consent. Our service providers agree to use this information only for the services for which we hire them and are not permitted to use or share this information for any other purpose. If you decide to close your account or become an inactive customer, we will adhere to the privacy practices as described in this notice.

Upon request, we will provide you with a copy of the Citigroup Privacy Promise for Consumers.

LEGAL MATTERS

Willkie Farr & Gallagher LLP, New York, New York, has advised the Fund, Citigroup Global

Markets and the general partner on the offering of the units.

EXPERTS

The statements under “Income Tax Aspects” have been reviewed by Willkie Farr & Gallagher LLP and are included in reliance on its authority as an expert in tax law.

The financial statements of the Fund as of and for the periods ended December 31, 2004 and

2003, and the statement of financial condition of the general partner at December 31, 2004, have been included in this prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and upon the authority of KPMG LLP as experts in accounting and auditing.

*All references in this notice to “we”, “us” or “our” refer to Citigroup Managed Futures LLC.

GUIDE TO FINANCIAL STATEMENTS

Financial Statements of the Fund at March 31, 2005 (Unaudited)	132-142
Statements of Financial Condition	132
Condensed Schedule of Investments	133
Statements of Income and Expenses and Partners’ Capital	134
Statements of Cash Flows	135
Notes to Financial Statements	136-142

Management’s Discussion and Analysis of Financial Condition and Results of Operations	143-153

Financial Statements of the Fund at December 31, 2004 and 2003	154-171
Report of Independent Registered Public Accounting Firm	158
Statement of Financial Condition	159
Condensed Schedule of Investments	160
Statement of Income and Expenses	163
Statement of Changes in Partners’ Capital	164
Statement of Cash Flows	165
Notes to Financial Statements	166-171

Statement of Financial Condition of Citigroup Managed Futures LLC, the General Partner, at March 31, 2005 (Unaudited)	172-175
Statement of Financial Condition	172
Notes to Statement of Financial Condition	173-175

Statement of Financial Condition of Citigroup Managed Futures LLC, the General Partner, at December 31, 2004	176-180
Independent Auditors’ Report	176
Statement of Financial Condition	177
Notes to Statement of Financial Condition	178-180

Summary Financial Information of Citigroup Global Markets Holdings Inc.	181-182

Condensed Statement of Financial Condition of Citigroup Global Markets Inc. and Subsidiaries at December 31, 2004	183

Citigroup Diversified Futures Fund L.P.

Statements of Financial Condition

(Unaudited)

	March 31, 2005	December 31, 2004
Assets:
Investment in Partnerships, at fair value	$216,383,488	$57,073,106
Equity in commodity futures trading account:
Cash (restricted $108,003,873 and $119,287,343 in 2005 and 2004, respectively)	601,655,720	728,159,165
Net unrealized appreciation on open futures positions	22,031,628	19,416,585
Unrealized appreciation on open forward contracts	11,234,931	32,674,362

	851,305,767	837,323,218
Interest receivable	1,110,788	976,727

	$852,416,555	$838,299,945

Liabilities and Partners’ Capital:
Liabilities:
Unrealized depreciation on open forward contracts	$18,734,334	$18,298,153
Accrued expenses:
Commissions	3,894,238	3,819,869
Management fees	1,352,305	1,328,919
Incentive fees	742,657	592,879
Other	289,251	123,131
Due to CGM	256,869	308,668
Redemptions payable	9,597,336	9,503,689

	34,866,990	33,975,308

Partners’ Capitals:
General Partner, 8,799.7212 and 8,389.2459 Unit equivalents outstanding in 2005 and 2004, respectively	8,050,777	8,172,216
Limited Partners, 884,804.0022 and 817,298.4645 Redeemable Units of Limited Partnership Interest outstanding in 2005 and 2004, respectively	809,498,788	796,152,421

	817,549,565	804,324,637

	$852,416,555	$838,299,945

See Accompanying Notes to Financial Statements

Citigroup Diversified Futures Fund L.P.

Condensed Schedule of Investments

March 31, 2005

(Unaudited)

Sector	Contract	Fair Value
Currencies
	Futures contracts purchased (0.06)%	$(511,737)
	Futures contracts sold 0.17%	1,402,045

	Total futures contracts 0.11%	890,308
	Unrealized appreciation on forward contracts 0.38%	3,132,658
	Unrealized depreciation on forward contracts (1.58)%	(12,962,897)

	Total forward contracts (1.20)%	(9,830,239)

Total Currencies (1.09)%		(8,939,931)

Energy 1.74%	Futures contracts purchased 1.74%	14,256,291

Grains
	Futures contracts purchased 0.35%	2,857,164
	Futures contracts sold (0.19)%	(1,527,774)

Total Grains 0.16%		1,329,390

Interest Rates U.S.
	Futures contracts purchased (0.13)%	(1,065,751)
	Futures contracts sold 0.24%	1,933,166

Total Interest Rates U.S. 0.11%		867,415

Interest Rates Non-U.S.
	Futures contracts purchased 0.55%	4,466,758
	Futures contracts sold (0.34)%	(2,739,660)

Total Interest Rates Non-U.S. 0.21%		1,727,098

Metals
	Futures contracts purchased 0.13%	1,060,098
	Unrealized appreciation on forward contracts 0.99%	8,102,273
	Unrealized depreciation on forward contracts (0.71)%	(5,771,437)

	Total forward contracts 0.28%	2,330,836

Total Metals 0.41%		3,390,934

Softs
	Futures contracts purchased 0.78%	6,346,434
	Futures contracts sold 0.00%*	4,981

Total Softs 0.78%		6,351,415

Indices
	Futures contracts purchased (0.57)%	(4,636,628)
	Futures contracts sold 0.02%	186,241

Total Indices (0.55)%		(4,450,387)

Investment in Partnerships
	CMF Winton Master Fund L.P. 10.07%	82,281,880
	CMF Aspect Master Fund L.P. 16.40%	134,101,608

		216,383,488

Total Investment in Partnerships 26.47%

Total Fair Value 28.24%		$230,915,713

Country Composition	Investments at Fair Value	% of Investments at Fair Value
Australia	$139,767	0.06%
Canada	41	0.00	*
France	158,789	0.07
Germany	(1,708,163)	(0.74)
Hong Kong	7,372	0.00	*
Italy	37,866	0.02
Japan	1,388,293	0.60
Netherlands	(390)	(0.00	)*
Spain	31,198	0.01
United Kingdom	5,665,187	2.45
United States	225,195,753	97.53

	$230,915,713	100.00%

Percentages are based on Partners’ capital unless otherwise indicated.

* Due to rounding

Citigroup Diversified Futures Fund L.P.

Statements of Income and Expenses and Partners’ Capital

(Unaudited)

	Three Months Ended March 31,
	2005	2004
Income:
Net gains (losses) on trading of commodity interests:
Realized gains (losses) on closed positions	$(35,043,235)	$41,431,936
Change in unrealized gains (losses) on open positions and investment in Partnerships	(1,688,784)	8,530,347

	(36,732,019)	49,962,283
Interest income	3,160,642	714,769

	(33,571,377)	50,677,052

Expenses:
Brokerage commissions including clearing fees of $828,752 and $319,273, respectively	12,336,888	6,516,785
Management fees	3,804,597	1,986,778
Incentive fees	742,657	6,625,747
Other expenses	169,180	36,620

	17,053,322	15,165,930

Net income (loss)	(50,624,699)	35,511,122

Additions - Limited Partners	85,102,000	159,787,000
- General Partner	400,000	1,570,000
Redemptions - Limited Partners	(21,652,373)	(5,533,969)

Net increase in Partners’ capital	13,224,928	191,334,153
Partners’ capital, beginning of period	804,324,637	284,539,258

Partners’ capital, end of period	$817,549,565	$475,873,411

Net asset value per Redeemable Unit (893,603.7234 and 449,850.8345 Redeemable Units outstanding at March 31, 2005 and 2004, respectively)	$914.89	$1,057.85

Net income (loss) per Redeemable Unit of Limited Partnership Interest and General Partner Unit equivalent	$(59.24)	$90.24

Redemption/Subscription value per Redeemable Unit	$915.16	$1,058.83

See Accompanying Notes to Financial Statements

Citigroup Diversified Futures Fund L.P.

Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2005	2004
Cash flows from operating activities:
Net income (loss)	$(50,624,699)	$35,511,122
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Changes in operating assets and liabilities:
(Increase) decrease in investment in Partnerships, at fair value	(159,310,382)	—
(Increase) decrease in restricted cash	11,283,470	(21,280,448)
(Increase) decrease in net unrealized appreciation on open futures positions	(2,615,043)	(23,269,917)
(Increase) decrease in unrealized appreciation on open forward contracts	21,439,431	13,622,806
(Increase) decrease in interest receivable	(134,061)	(151,819)
Increase (decrease) in unrealized depreciation on open forward contracts	436,181	1,116,764
Accrued expenses:
Increase (decrease) in commissions	74,369	914,377
Increase (decrease) in management fees	23,386	298,748
Increase (decrease) in incentive fees	149,778	2,743,174
Increase (decrease) in due to CGM	(51,799)	(47,448)
Increase (decrease) in other	166,120	992
Increase (decrease) in redemptions payable	93,647	1,838,616

Net cash provided by (used in) operating activities	(179,069,602)	11,296,967

Cash flows from financing activities:
Proceeds from additions—Limited Partners	85,102,000	159,787,000
Proceeds from additions—General Partner	400,000	1,570,000
Payments for redemptions—Limited Partners	(21,652,373)	(5,533,969)

Net cash provided by (used in) financing activities	63,849,627	155,823,031

Net change in cash	(115,219,975)	167,119,998
Unrestricted cash, at beginning of period	608,871,822	206,101,818

Unrestricted cash, at end of period	$493,651,847	$373,221,816

See Accompanying Notes to Financial Statements.

CITIGROUP DIVERSIFIED FUTURES FUND L.P.

NOTES TO FINANCIAL STATEMENTS

March 31, 2005

(Unaudited)

1.  Partnership Organization:

Citigroup Diversified Futures Fund L.P. (the “Partnership”) is a limited partnership which was organized under the partnership laws of the State of New York on December 3, 2002 to engage in the speculative trading of a diversified portfolio of commodity interests including futures contracts, options and forward contracts. The commodity interests that are traded by the Partnership are volatile and involve a high degree of market risk.

Between March 27, 2003 (commencement of the offering period) and April 30, 2003, 36,616 redeemable units of Limited Partnership Interest (“Redeemable Units”) were sold at $1,000 per Redeemable Unit. The proceeds of the initial offering were held in an escrow account until April 30, 2003, at which time they were turned over to the Partnership for trading. The Partnership was authorized to sell 300,000 Redeemable Units of Limited Partnership Interest during its initial offering period. As of December 4, 2003, and October 7, 2004 the Partnership was authorized to sell an additional 700,000 and 1,000,000, respectively, Redeemable Units of Limited Partnership Interest. The Partnership continues to offer Redeemable Units.

Citigroup Managed Futures LLC acts as the general partner (the “General Partner”) of the Partnership. The Partnership’s commodity broker is Citigroup Global Markets Inc. (“CGM”). CGM is an affiliate of the General Partner. The General Partner is wholly owned by Citigroup Global Markets Holdings Inc. (“CGMHI”), which is the sole owner of CGM. CGMHI is a wholly owned subsidiary of Citigroup Inc. (“Citigroup”).

The General Partner and each limited partner share in the profits and losses of the Partnership in proportion to the amount of partnership interest owned by each except that no limited partner shall be liable for obligations of the Partnership in excess of their initial capital contribution and profits, if any, net of distributions.

The Partnership will be liquidated upon the first to occur of the following: December 31, 2022; the net asset value of a Redeemable Unit decreases to less than $400 per Redeemable Unit as of the close of any business day; or under certain other circumstances as defined in the Limited Partnership Agreement.

2.  Accounting Policies:

a.  All commodity interests (including derivative financial instruments and derivative commodity instruments) are used for trading purposes. The commodity interests are recorded on trade date and open contracts are recorded in the statement of financial condition at fair value on the last business day of the year, which represents market value for those commodity interests for which market quotations are readily available. Investments in commodity interests denominated in foreign currencies are translated into U.S. dollars at the exchange rates prevailing on the last business day of the year. Realized gains (losses) and changes in unrealized gains (losses) on open positions are recognized in the period in which the contract is closed or the changes occur and are included in net gains (losses) on trading of commodity interests.

CITIGROUP DIVERSIFIED FUTURES FUND L.P.

NOTES TO FINANCIAL STATEMENTS

March 31, 2005

(Unaudited)

b.  Income taxes have not been provided as each partner is individually liable for the taxes, if any, on their share of the Partnership’s income and expenses.

c.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

3.  Agreements:

a.  Limited Partnership Agreement:

The General Partner administers the business and affairs of the Partnership including selecting one or more advisors to make trading decisions for the Partnership.

b.  Management Agreement:

The General Partner, on behalf of the Partnership, has entered into Management Agreements with Drury Capital, Inc. (“Drury”), Graham Capital Management, L.P. (“Graham”), John W. Henry & Company, Inc. (“JWH”), Willowbridge Associates Inc. (“Willowbridge”), Aspect Capital Limited (“Aspect”), Capital Fund Management S.A. (“CFM”) and Winton Capital Management Limited (Winton) (collectively, the “Advisors”), each of which are registered commodity trading advisors. Aspect and CFM commenced trading on January 1, 2004, and on December 1, 2004 Winton was added as an Advisor to the Partnership.

The Advisors are not affiliated with one another, are not affiliated with the General Partner or CGM and are not responsible for the organization or operation of the Partnership. The Partnership will pay each Advisor a monthly management fee equal to 1/6 of 1% (2% per year), except for Aspect, which will receive a monthly management fee equal to 1/12 of 1.5% (1.5% per year), of month-end Net Assets allocated to the Advisor. Month-end Net Assets, for the purpose of calculating management fees are Net Assets, as defined in the Limited Partnership Agreement, prior to the reduction of redemptions and incentive fees.

In addition, the Partnership is obligated to pay each Advisor an incentive fee payable quarterly equal to 20% of the New Trading Profits, as defined in the Management Agreements, earned by each Advisor for the Partnership.

c.  Customer Agreement:

The Partnership has entered into a Customer Agreement which provides that the Partnership will pay CGM a brokerage fee equal to 5.5% per year calculated and paid monthly based on .46% of month-end Net Assets, in lieu of brokerage commissions on a per trade basis. Month-end Net Assets, for the purpose of calculating commissions are Net Assets, as defined in the Limited Partnership Agreement, prior to the reduction of accrued expenses and redemptions payable. CGM will pay a portion of brokerage fees to its financial consultants who have sold Redeemable Units in the Partnership. Brokerage fees will be paid for the life of the Partnership, although the rate at which such fees are paid

CITIGROUP DIVERSIFIED FUTURES FUND L.P.

NOTES TO FINANCIAL STATEMENTS

March 31, 2005

(Unaudited)

may be changed. The Partnership will pay for National Futures Association fees, as well as exchange, clearing, user, give-up and floor brokerage fees. All of the Partnership’s assets are deposited in the Partnership’s account at CGM. The Partnership’s cash is deposited by CGM in segregated bank accounts to the extent required by Commodity Futures Trading Commission regulations. At March 31, 2005 and December 31, 2004, the amount of cash held for margin requirements was $108,003,873 and $119,287,343, respectively. CGM has agreed to pay the Partnership interest on 80% of the average daily equity maintained in cash in the Partnership’s account during each month. The interest is earned at a 30-day U.S. Treasury bill rate determined weekly by CGM based on the average noncompetitive yield on 3-month U.S. Treasury bills maturing in 30 days from the date on which such weekly rate is determined. The Customer Agreement between the Partnership and CGM gives the Partnership the legal right to net unrealized gains and losses. The Customer Agreement may be terminated upon notice by either party.

4.  Trading Activities:

The Partnership was formed for the purpose of trading contracts in a variety of commodity interests, including derivative financial instruments and derivative commodity instruments. The results of the Partnership’s trading activities are shown in the Statements of Income and Expenses and Partners’ Capital.

All of the commodity interests owned by the Partnership are held for trading purposes. The average fair value of these interests during the three and twelve months ended March 31, 2005 and December 31, 2004 based on a monthly calculation, were $13,607,587 and $29,688,849, respectively. The fair value of these commodity interests, including options thereon, if applicable, at March 31, 2005 and December 31, 2004 were $14,532,225 and $33,792,794, respectively. Fair values for exchange traded commodity futures and options are based on quoted market prices for those futures and options.

5.  Distributions and Redemptions:

Distributions of profits, if any, will be made at the sole discretion of the General Partner and at such times as the General Partner may decide. A limited partner may require the Partnership to redeem their Redeemable Units at their Redemption value per Redeemable Unit as of the last day of each month ending at least three months after their issuance on ten days notice to the General Partner. For the purpose of redemption, any accrued liability for reimbursement of offering and organization expenses for the initial offering period will not reduce Redemption value per Redeemable Unit. There is no fee charged to limited partners in connection with redemptions.

6.  Offering Costs:

Offering and organization costs of $650,000 relating to the issuance and marketing of the Partnership’s Redeemable Units offered were initially paid by CGM. These costs have been recorded as due to CGM in the statement of financial condition. These costs are being reimbursed to CGM by the Partnership in 36 monthly installments (together with interest at the prime rate quoted by JP Morgan Chase & Co.).

CITIGROUP DIVERSIFIED FUTURES FUND L.P.

NOTES TO FINANCIAL STATEMENTS

March 31, 2005

(Unaudited)

As of March 31, 2005, $393,131 of these costs have been reimbursed to CGM by the Partnership.

In addition, the Partnership has recorded interest expense of $36,317 through March 31, 2005, which is included in other expenses.

The remaining deferred liability for these costs due to CGM of $256,869 (exclusive of interest charges) will not reduce Net Asset Value per Redeemable Unit for any purpose (other than financial reporting), including calculation of advisory and brokerage fees and the redemption value of Redeemable Units.

7.  Financial Highlights:

Changes in Net Asset Value per Redeemable Unit of Limited Partnership Interest for the three months ended March 31, 2005 and 2004 were as follows:

	Three Months Ended March 31,
	2005	2004
Net realized and unrealized gains (losses)*	$(57.52)	$110.18
Interest Income	3.58	1.78
Expenses **	(5.30)	(21.72)

Increase (decrease) for the period	(59.24)	90.24
Net Asset Value per Redeemable Unit, beginning of period	974.13	967.61

Net Asset Value per Redeemable Unit, end of period	$914.89	$1,057.85
Redemption/subscription value per Redeemable Unit versus Net Asset Value per Redeemable Unit	0.27	0.98

Redemption/subscription value per Redeemable Unit, end of period ***	$915.16	$1,058.83

*	Includes brokerage commissions
**	Excludes brokerage commissions
***	For the purpose of a redemption/subscription, any remaining deferred liability for reimbursement of offering costs will not reduce redemption/subscription net asset value.

CITIGROUP DIVERSIFIED FUTURES FUND L.P.

NOTES TO FINANCIAL STATEMENTS

March 31, 2005

(Unaudited)

	Three Months Ended March 31,
	2005	2004
Ratios to average net assets:****
Net investment loss before incentive fees *****	(6.7)%	(8.3)%

Operating expenses	8.3%	9.1%
Incentive fees	0.1%	1.8%

Total expenses	8.4%	10.9%

Total return:
Total return before incentive fees	(6.0)%	10.8%
Incentive fees	(0.1)%	(1.5)%

Total return after incentive fees	(6.1)%	9.3%

****	Annualized (other than incentive fees)
*****	Interest income less total expenses (exclusive of incentive fees)

The above ratios may vary for individual investors based on the timing of capital transactions during the period. Additionally, these ratios are calculated for the Limited Partner class using the Limited Partners’ share of income, expenses and average net assets.

8.  Investment in Partnerships:

On December 1, 2004, the cash allocated to Winton for trading was allocated to the CMF Winton Master Fund L.P. (“Winton Master”) a limited partnership which was organized under the partnership laws of the State of New York. With this cash, the Partnership purchased 52,981.2908 Units of the Winton Master with a fair value of $57,471,493. The Winton Master was formed in order to permit accounts managed now or in the future by Winton using the Diversified Program, to invest together in one trading vehicle. The General Partner of the Partnership is the General Partner of the Winton Master. Individual and pooled accounts currently managed by Winton, including the Partnership are permitted to be limited partners of the Winton Master. The General Partner and Winton believe that trading through this master/feeder structure should promote efficiency and economy in the trading process. Expenses to investors as a result of investment in the Winton Master are approximately the same and redemption rights are not affected.

On March 1, 2005, the cash allocated to Aspect for trading was allocated to the CMF Aspect Master Fund L.P. (“Aspect Master”), a limited partnership organized under the partnership laws of the State of New York. The Partnership purchased 131,340.8450 Units of Aspect Master with cash equal to $122,786,448 and a contribution of open commodity futures and forward positions with a fair value of $8,554,397. Aspect Master was formed in order to permit accounts managed now or in the future by Aspect using the Diversified Program, to invest together in one trading vehicle. The General Partner of the Partnership is the General Partner of Aspect Master. Individual and pooled accounts currently managed by Aspect, including the Partnership are permitted to be limited partners of Aspect Master. The General Partner and Aspect believe that trading through this master/feeder structure should

CITIGROUP DIVERSIFIED FUTURES FUND L.P.

NOTES TO FINANCIAL STATEMENTS

March 31, 2005

(Unaudited)

promote efficiency and economy in the trading process. Expenses to investors as a result of investment in Aspect Master are approximately the same and redemption rights are not affected.

The Winton Master’s and Aspect Master’s trading of futures, forwards and options contracts, if applicable, on commodities is done primarily on United States of America commodity exchanges and foreign commodity exchanges. It engages in such trading through a commodity brokerage account maintained with CGM.

A limited partner may withdraw all or part of his capital contribution and undistributed profits, if any, from the Winton Master and Aspect Master in multiples of the net asset value per unit of limited partnership interest as of the last day of a month after a request for redemption has been made to the General Partner at least 3 days in advance of month-end.

Management and incentive fees are not directly charged to the investment presented below. These fees are charged at the Partnership level. All exchange, clearing, user, give-up, floor brokerage and National Futures Association fees are borne by the Winton Master and Aspect Master. All other fees including CGM’s direct brokerage commission are charged at the Partnership level.

At March 31, 2005, the Partnership owns 54.3% of the Winton Master and 68.9% of Aspect Master. The performance of the Partnership is directly affected by the performance of the Winton Master and Aspect Master. It is Winton’s and Aspect’s intention to continue to invest the assets allocated to each by the Partnership in Winton Master and Aspect Master, respectively.

Summarized information reflecting the Partnership’s investment in, and the operations of, the Winton Master and Aspect Master are as shown in the following table.

	March 31, 2005		For the three months ended March 31, 2005
	% of Partnership’s Net Assets	Fair Value	Income (Loss)	Expenses		Net Income (Loss)	Investment Objective	Redemptions Permitted
Investment				Commissions	Other
Winton Master	10.1%	$82,281,880	$6,388,137	$122,483	$9,061	$6,256,593	Commodity Portfolio	Monthly
Aspect Master	16.4%	134,101,608	2,821,468	54,503	3,201	2,763,764	Commodity Portfolio	Monthly

Total		$216,383,488	$9,209,605	$176,986	$12,262	$9,020,357

	December 31, 2004		For the three months ended March 31, 2004
	% of Partnership’s Net Assets	Fair Value	Income (Loss)	Expenses		Net Income (Loss)	Investment Objective	Redemptions Permitted
Investment				Commissions	Other
Winton Master	7.10%	$57,073,106	$—	$—	$—	$—	Commodity Portfolio	Monthly

9.  Financial Instrument Risks:

In the normal course of its business, the Partnership is party to financial instruments with off-balance sheet risk, including derivative financial instruments and derivative commodity instruments. These financial instruments may include forwards, futures and options, whose values are based upon an

CITIGROUP DIVERSIFIED FUTURES FUND L.P.

NOTES TO FINANCIAL STATEMENTS

March 31, 2005

(Unaudited)

underlying asset, index or reference rate, and generally represent future commitments to exchange currencies or cash flows, to purchase or sell other financial instruments on specific terms at specified future dates, or, in the case of derivative commodity instruments, to have a reasonable possibility to be settled in cash, through physical delivery or with another financial instrument. These instruments may be traded on an exchange or over-the-counter (“OTC”). Exchange-traded instruments are standardized and include futures and certain option contracts. OTC contracts are negotiated between contracting parties and include forwards and certain options.

Each of these instruments is subject to various risks similar to those related to the underlying financial instruments including market and credit risk. In general, the risks associated with OTC contracts are greater than those associated with exchange traded instruments because of the greater risk of default by the counterparty to an OTC contract.

Market risk is the potential for changes in the value of the financial instruments traded by the Partnership due to market changes, including interest and foreign exchange rate movements and fluctuations in commodity or security prices. Market risk is directly impacted by the volatility and liquidity in the markets in which the related underlying assets are traded.

Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk with respect to exchange-traded instruments is reduced to the extent that an exchange or clearing organization acts as a counterparty to the transactions. The Partnership’s risk of loss in the event of counterparty default is typically limited to the amounts recognized as unrealized appreciation in the statements of financial condition and not represented by the contract or notional amounts of the instruments. The Partnership has credit risk and concentration risk because the sole counterparty or broker with respect to the Partnership’s assets is CGM.

The General Partner monitors and controls the Partnership’s risk exposure on a daily basis through financial, credit and risk management monitoring systems, and accordingly believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Partnership is subject. These monitoring systems allow the General Partner to statistically analyze actual trading results with risk-adjusted performance indicators and correlation statistics. In addition, on-line monitoring systems provide account analysis of futures, forwards and options positions by sector, margin requirements, gain and loss transactions and collateral positions.

The majority of these instruments mature within one year of March 31, 2005. However, due to the nature of the Partnership’s business, these instruments may not be held to maturity.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Liquidity

The Fund does not engage in the sale of goods or services. Its only assets are its equity in its commodity futures trading account, consisting of cash, net unrealized appreciation (depreciation) on open futures and forward contracts, commodity options, if applicable, and interest receivable. Because of the low margin deposits normally required in commodity futures trading, relatively small price movements may result in substantial losses to the Fund. While such substantial losses could lead to a material decrease in liquidity, no such losses occurred during the quarter ended March 31, 2005 or the year ended December 31, 2004. In order to provide some protection against a material decline in liquidity caused by trading losses, the Fund adheres to its trading policies. References to the Fund include the master funds through which certain advisors trade the Fund’s assets unless the context otherwise requires.

The Fund is party to financial instruments with off-balance sheet risk, including derivative financial instruments and derivative commodity instruments, in the normal course of its business. These financial instruments may include forwards, futures and options, whose value is based upon an underlying asset, index or reference rate and generally represent future commitments to exchange currencies or cash flows, or to purchase or sell other financial instruments at specified terms at specified future dates, or, in the case of derivative commodity interests, to have a reasonable possibility to be settled in cash, through physical delivery or with another financial instrument. These instruments may be traded on an exchange or over-the-counter (“OTC”). Exchange traded instruments are standardized and include futures and certain option contracts. OTC contracts are negotiated between contracting parties and include forwards, swaps and certain options. Each of these instruments is subject to various risks similar to those relating to the underlying financial instruments including market and credit risk. In general, the risks associated with OTC contracts are greater than those associated with exchange traded instruments because of the greater risk of default by the counterparty to an OTC contract. The portion of the Fund’s assets invested in OTC contracts at March 31, 2005 and December 31, 2004 was (0.92)% and 1.79%, respectively. The general partner believes that in the future the portion of the Fund’s assets invested in OTC contracts will typically be between 10% and 20%. The general partner believes that the Fund will not engage to a material extent in trading activities involving non-exchange traded contracts.

Market risk is the potential for changes in the value of the financial instruments traded by the Fund due to market changes, including interest and foreign exchange rate movements and fluctuations in commodity or security prices. Market risk is directly impacted by the volatility and liquidity in the markets in which the related underlying assets are traded.

Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk with respect to exchange traded instruments is reduced to the extent that an exchange or clearing organization acts as counterparty to the transactions. The Fund’s risk of loss in the event of counterparty default is typically limited to the amounts recognized in the statement of financial condition and not represented by the contract or notional amounts of the instruments. The Fund has credit risk and concentration risk because the sole counterparty or broker with respect to the Fund’s assets is Citigroup Global Markets.

The general partner monitors and controls the Fund’s risk exposure on a daily basis through financial, credit and risk management monitoring systems and, accordingly, believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Fund is subject.

Other than the risks inherent in commodity trading, the Fund knows of no trends, demands, commitments, events or uncertainties which will result in or which are reasonably likely to result in the Fund’s liquidity increasing or decreasing in any material way.

Capital Resources

The Fund has made no material commitments for capital expenditures.

The Fund’s capital consists of the capital contributions of the partners as increased or decreased by realized and/or unrealized gains or losses on commodity futures, forward and options trading, expenses, interest income, redemptions of units and distributions of profits, if any. Gains or losses on commodity trading cannot be predicted. Market moves in commodities are dependent upon fundamental and technical factors which the Fund may or may not be able to identify, such as changing supply and demand relationships, weather, government agricultural, commercial and trade programs and policies, national and international political and economic events and changes in interest rates. Fund expenses will consist of, among other things, commissions, management fees and incentive fees. The level of these expenses is dependent upon the level of trading gains or losses and the ability of the advisors to identify and take advantage of price movements in the commodity markets, in addition to the level of net assets maintained. In addition, the amount of interest income payable by Citigroup Global Markets is dependent upon interest rates over which neither the Fund nor Citigroup Global Markets has control.

No forecast can be made as to the level of redemptions in any given period. A limited partner may cause all or some of his units to be redeemed by the Fund at the redemption value per unit thereof as of the last day of each month, ending at least three months after such units have been issued, on ten days’ oral or written notice to the general partner. No fee will be charged for redemptions. Future redemptions could impact the amount of funds available for investment in commodity contract positions in subsequent months.

Initial offering and organizational expenses of approximately $650,000, relating to the issuance and marketing of the Fund’s units, were initially paid by Citigroup Global Markets. These expenses (plus interest at the prime rate quoted by JPMorgan Chase & Co.) are being reimbursed by the Fund in 36 monthly installments beginning with the month in which trading commenced. As of March 31, 2005 and December 31, 2004, $256,869 (exclusive of interest charges) and $308,668 (exclusive of interest charges), respectively, remained to be reimbursed. In addition, the Fund has recorded interest expense of $2,874 and $16,979, respectively, for the period ended March 31, 2005 and the year ended December 31, 2004, which is included in other expenses.

For the three months ended March 31, 2005, Fund capital increased 1.6% from $804,324,637 to $817,549,565. This increase was attributable to additional sales of 91,319.2106 units of limited partnership interest totaling $85,102,000 and 410.4753 general partner unit equivalents totaling $400,000, which was partially offset by a net loss from operations of $50,624,699, coupled with the redemption of 23,813.6729 units of limited partnership interest totaling $21,652,373.

For the year ended December 31, 2004, Fund capital increased 183% from $284,539,258 to $804,324,367. This increase was attributable to additional sales of 592,983.3592 units of limited partnership interest totaling $569,528,000 and 5,440.6521 general partner unit equivalents totaling $5,225,000, coupled with net income from operations of $7,576,731, which was partially offset by the redemption of 66,799.0257 units of limited partnership interest totaling $62,544,352.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

All commodity interests (including derivative financial instruments and derivative commodity instruments) are used for trading purposes. The commodity interests are recorded on trade date and open contracts are recorded in the statement of financial condition at fair value on the last business day of the period, which represents market value for those commodity interests for which market quotations are readily available or other measures of fair value deemed appropriate by management of the General Partner for those commodity interests and foreign currencies for which market quotations are not readily available, including dealer quotes for swaps and certain option contracts. Investments in commodity interests denominated in foreign currencies are translated into U.S. dollars at the exchange rates prevailing on the last business day of the period. Realized gains (losses) and changes in unrealized values on open positions are recognized in the period in which the contract is closed or the changes occur and are included in net gains (losses) on trading of commodity interests.

Foreign currency contracts are those contracts where the Fund agrees to receive or deliver a fixed quantity of foreign currency for an agreed-upon price on an agreed future date. Foreign currency contracts are valued daily, and the Fund’s net equity therein, representing unrealized gain or loss on the contracts as measured by the difference between the forward foreign exchange rates at the date of entry into the contracts and the forward rates at the reporting dates, is included in the statement of financial condition. Realized gains (losses) and changes in unrealized values on foreign currency contracts are recognized in the period in which the contract is closed or the changes occur and are included in the statement of income and expenses and partners’ capital.

The general partner believes that the accounting policies that are most critical to the Fund’s financial condition and results of operations relate to the valuation of the Fund’s positions. The majority of the Fund’s positions are exchange-traded futures contracts, which are valued daily at settlement prices published by the exchanges. The Fund’s spot and forward foreign currency contracts are also valued at published daily settlement prices or at dealers’ quotes. Swap contracts generally are valued by reference to published settlement prices or dealers’ quotes in related markets or other measures of fair value deemed appropriate by the general partner. The Fund does not trade swaps but may do so in the future. Thus, the general partner expects that under normal circumstances substantially all of the Fund’s assets will be valued by objective measures and without difficulty.

Competition

The Fund operates in a competitive environment in which it faces several forms of competition, including, without limitation:

•	The Fund competes with other commodity pools for investors.

•	The advisors may compete with other traders in the markets, including each other, in establishing or liquidating positions on behalf of the Fund.

•

The Fund competes with other individual and pooled accounts traded by the advisors in entering into and liquidating contracts for the Fund. When similar orders are entered at the same time, the prices at which the Fund’s trades are filled may be less favorable than the prices allocated to the other accounts. Some orders may be difficult or impossible to execute in markets with limited liquidity where prices may rise or fall sharply in response to orders entered. Furthermore, if the price of a futures contract has moved to and is locked at its permitted one-day price move limit, the Advisors may be unable to liquidate winning or losing positions without incurring additional losses. The Advisors are required to use an allocation methodology that is fair to all of its customers. The Advisors attempt to minimize the impact of different prices received on orders.

Results of Operations

During the three months ended March 31, 2005 the net asset value per unit decreased 6.1% from $974.13 to $914.89. The Fund experienced a net trading loss before brokerage commissions and related fees in the three months ended March 31, 2005 of $36,732,019. Losses were primarily attributable to the trading of commodity futures in currencies, livestock, metals, indices, grains and non-U.S. interest rates and were partially offset by gains in softs, U.S. interest rates and energy.

Results for the first quarter were highlighted by uneven trading performance in volatile energy and financial markets and resulted in effectively giving back much of the gains earned in the fourth quarter of 2004.

Trends that had emerged in late December continued to affect performance in January. Energy price increases, particularly in crude oil and natural gas that had produced profits through much of the last third of 2004, initially weakened against advisors’ positions, then later regained strength and ended as the most profitable sector for the quarter.

In contrast, the U.S. dollar, which likewise had generated profits consistently in 2004, began to reverse its long-term decline and moved back to the low $1.30s in relation to the euro. This move was particularly disruptive in January and continued as the markets produced no identifiable direction through much of the quarter. Trading in the euro, British pound and Swiss franc chopped advisors’ positions in both directions resulting in the greatest losses for the quarter. Trading in interest rate contracts was mixed while stock indices showed some strength in February but not sufficient strength to offset losses in January and March. Metals and agricultural trading followed U.S. dollar patterns with the net effect being flat for the quarter.

For the year ended December 31, 2004 the Net Asset Value per unit of limited partnership interest increased 0.7% from $967.61 to $974.13. The Fund experienced net trading gains of $59,337,409 before commissions and expenses. Gains were primarily attributable to the trading in currencies, grains, energy, non-U.S interest rates and livestock and were partially offset by losses recognized in the trading of U.S. interest rates, metals, indices and softs.

Trading results for the year 2004 can be described in four distinct periods: the first two months of the year produced positive results with trends carrying over from late 2003, the next six months which saw trend disruptions and trading losses, the period September through November which was a recovery period, and finally the month of December which stands alone as essentially break-even. The net effect of these periods was a flat year for the Fund’s overall results. The year was heavily influenced by two historic trends: the decline in the value of the U.S. dollar versus major currencies and the run-up in the price of crude oil to over $50 a barrel.

The year started strongly with many of the trends from late 2003 continuing into early 2004. Notably lower interest rates in the U.S. and other major countries fostered strong global economic growth and pressured commodity prices. These forces resulted in upward trends in many sectors, especially energy, metals and grains and provided profitable trading opportunities for the Fund’s advisors. These trends persisted into early March when economic indicators in the U.S. and China suggested rising inflation and markets reversed precipitously with higher interest rates, collapsing commodity prices and the dollar reversal.

This began a protracted period of tentative and conflicting trends across many sectors. As expected in the nature of trend-following, the strength of profitable trends is often followed by temporary but often severe periods of losses. April though June was such a period for nearly all of the Fund’s advisors as they adjusted positions from what had been profitable, long-term trends to choppy, directionless and volatile markets. Particularly treacherous and thus unprofitable was trading in U.S. and Asian interest rates and global stock indices while energy, metals and grains provided some offsetting profits. The fundamental economic concerns hanging over these markets were further exacerbated by the uncertainty surrounding the tightly contested U.S. presidential election.

With the year looking dismal going into the fall, the price of crude oil resumed its climb to $50 a barrel brought on by the deteriorating security situation in Iraq, political turmoil in Saudi Arabia, and renewed threats of terrorism. Long positions in the energy sector continued to provide profits to the Fund through the end of the third quarter and into the fourth quarter. Later in the fourth quarter the U.S. dollar began a rapid slide toward $1.40 to the euro. These renewed trends in currency prices combined with declining interest rates and stronger global stock markets were favorable to the Fund’s advisors and provided a solidly profitable October and November for the Fund.

December, in some respects, was a microcosm of the whole year with volatility across many markets, especially currencies and energy, with the net effect being a slight loss for the month and ultimately for the year.

Commodity futures markets are highly volatile. The potential for broad and rapid price fluctuations increases the risk involved in commodity trading, but also increases the possibility of profit. The profitability of the Fund generally depends on the existence of major price trends and the ability of the advisors to correctly identify those price trends. Price trends are influenced by, among other things, changing supply and demand relationships, weather, governmental, agricultural, commercial and trade programs and policies, national and international political and economic events and changes in interest rates. To the extent that market trends exist and the Advisors are able to identify them, the Fund expects to increase capital through operations.

Interest income on 80% of the Fund’s daily equity maintained in cash was earned at the monthly average 30-day U.S. Treasury bill yield. CGM may continue to maintain the Fund’s assets in cash and/or place all of the Fund’s assets in 90-day Treasury bills and pay the Fund 80% of the interest earned on the Treasury bills purchased. CGM will retain 20% of any interest earned on Treasury bills purchased. Interest income for the three months ended March 31, 2005 increased $2,445,873, as compared to the corresponding period in 2004. The increase is due to an increase in net assets and interest rates in 2005 as compared to 2004.

Brokerage commissions are calculated as a percentage of the Fund’s adjusted net asset value on the last day of each month and are affected by trading performance, additions and redemptions. Accordingly, they must be compared in relation to the fluctuations in the monthly net asset values. Commissions and fees for the three months ended March 31, 2005 increased $5,820,103 as compared to the corresponding period in 2004. The increase is due to an increase in net assets in 2005 as compared to 2004.

Management fees are calculated as a percentage of the Fund’s net asset value as of the end of each month and are affected by trading performance, additions and redemptions. Management fees for the three months ended March 31, 2005 increased $1,817,819 as compared to the corresponding period in 2004. The increase is due to an increase in net assets in 2005 as compared to 2004.

Incentive fees paid quarterly are based on the new trading profits generated by each Advisor as defined in the management agreements between the Fund, the General Partner and each Advisor. Trading performance for the three months ended March 31, 2005 and 2004 resulted in incentive fees of $742,657 and $6,625,747, respectively.

Operational Risk

The Fund is directly exposed to market risk and credit risk, which arise in the normal course of its business activities. Slightly less direct, but of critical importance, are risks pertaining to operational and back office support. This is particularly the case in a rapidly changing and increasingly global environment with increasing transaction volumes and an increase in the number and complexity of products in the marketplace.

Such risks include:

Operational/Settlement Risk—the risk of financial and opportunity loss and legal liability attributable to operational problems, such as inaccurate pricing of transactions, untimely trade execution, clearance and/or settlement, or the inability to process large volumes of transactions. The Fund is subject to increased risks with respect to its trading activities in emerging markets, where clearance, settlement, and custodial risks are often greater than in more established markets.

Technological Risk—the risk of loss attributable to technological limitations or hardware failure that constrain the Fund’s ability to gather, process, and communicate information efficiently and securely, without interruption, with customers, among units within the Fund, and in the markets where the Fund participates.

Legal/Documentation Risk—the risk of loss attributable to deficiencies in the documentation of transactions (such as trade confirmations) and customer relationships (such as master netting agreements) or errors that result in noncompliance with applicable legal and regulatory requirements.

Financial Control Risk—the risk of loss attributable to limitations in financial systems and controls. Strong financial systems and controls ensure that assets are safeguarded, that transactions are executed in accordance with management’s authorization, and that financial information utilized by management and communicated to external parties, including the Fund’s unit holders, creditors, and regulators, is free of material errors.

Quantitative and Qualitative Disclosures of Market Risk

Introduction

The Fund is a speculative commodity pool. The market sensitive instruments held by it are acquired for speculative trading purposes, and all or substantially all of the Fund’s assets are subject to the risk of trading loss. Unlike an operating company, the risk of market sensitive instruments is integral, not incidental, to the Fund’s main line of business.

Market movements result in frequent changes in the fair value of the Fund’s open positions and, consequently, in its earnings and cash flow. The Fund’s market risk is influenced by a wide variety of factors, including the level and volatility of interest rates, exchange rates, equity price levels, the value of financial instruments and contracts, the diversification effects of the Fund’s open positions and the liquidity of the markets in which it trades.

The Fund rapidly acquires and liquidates both long and short positions in a wide range of different markets. Consequently, it is not possible to predict how a particular future market scenario will affect performance, and the Fund’s past performance is not necessarily indicative of its future results.

Value at Risk is a measure of the maximum amount which the Fund could reasonably be expected to lose in a given market sector. However, the inherent uncertainty of the Fund’s speculative trading and the recurrence in the markets traded by the Fund of market movements far exceeding expectations could result in actual trading or non-trading losses far beyond the indicated Value at Risk or the Fund’s experience to date (i.e., “risk of ruin”). In light of the foregoing as well as the risks and uncertainties intrinsic to all future projections, the inclusion of the quantification in this section should not be considered to constitute any assurance or representation that the Fund’s losses in any market sector will be limited to Value at Risk or by the Fund’s attempts to manage its market risk.

Quantifying the Fund’s Trading Value at Risk

The Fund’s risk exposure in the various market sectors traded by the advisors is quantified below in terms of Value at Risk. Due to the Fund’s mark-to-market accounting, any loss in the fair value of the Fund’s open positions is directly reflected in the Fund’s earnings (realized and unrealized).

Exchange maintenance margin requirements have been used by the Fund as the measure of its Value at Risk. Maintenance margin requirements are set by exchanges to equal or exceed the maximum losses reasonably expected to be incurred in the fair value of any given contract in 95%-99% of any one-day intervals. The maintenance margin levels are established by dealers and exchanges using historical price studies as well as an assessment of current market volatility (including the implied volatility of the options on a given futures contract) and economic fundamentals to provide a probabilistic estimate of the maximum expected near-term one-day price fluctuation. Maintenance margin has been used rather than the more generally available initial margin, because initial margin includes a credit risk component, which is not relevant to Value at Risk.

In the case of market sensitive instruments which are not exchange traded (almost exclusively currencies in the case of the Fund), the margin requirements for the equivalent futures positions have been used as Value at Risk. In those rare cases in which a futures-equivalent margin is not available, dealers’ margins have been used.

The fair value of the Fund’s futures and forward positions does not have any optionality component. However, certain of the advisors trade commodity options. The Value at Risk associated with options is reflected in the following table as the margin requirement attributable to the instrument underlying each option. Where this instrument is a futures contract, the futures margin, and where this instrument is a physical commodity, the futures-equivalent maintenance margin has been used. This calculation is conservative in that it assumes that the fair value of an option will decline by the same amount as the fair value of the underlying instrument, whereas, in fact, the fair values of the options traded by the Fund in almost all cases fluctuate to a lesser extent than those of the underlying instruments.

In quantifying the Fund’s Value at Risk, 100% positive correlation in the different positions held in each market risk category has been assumed. Consequently, the margin requirements applicable to the open contracts have simply been added to determine each trading category’s aggregate Value at Risk. The diversification effects resulting from the fact that the Fund’s positions are rarely, if ever, 100% positively correlated have not been reflected.

The Fund’s Trading Value at Risk in Different Market Sectors

The following table indicates the trading Value at Risk associated with the Fund’s open positions by market category as of March 31, 2005 and the highest, lowest and average values during the three months ended March 31, 2005. Average Value at Risk is based on the month-end Value-at-Risk amounts for each month during the three months ended March 31, 2005. All open position trading risk exposures of the Fund have been included in calculating the figures set forth below. As of March 31, 2005, the Fund’s total capitalization was $817,549,565.

	March 31, 2005 (Unaudited)
Market Sector	Value at Risk	% of Total Capitalization	Three Months ended March 31, 2005
			High Value at Risk	Low Value at Risk	Average Value at Risk*
Currencies:
-Exchange Traded Contracts	$2,369,989	0.29%	$5,440,156	$2,135,345	$2,911,438
-OTC Contracts	6,758,782	0.83%	$19,828,961	$6,758,782	$9,188,997
Energy	22,462,426	2.75%	$23,879,190	$5,049,742	$14,656,763
Grains	5,189,895	0.63%	$6,835,645	$2,464,680	$4,525,396
Interest Rates U.S.	8,314,842	1.02%	$10,409,895	$3,690,541	$7,594,220
Interest Rates Non-U.S.	10,500,698	1.28%	$23,876,268	$6,637,706	$14,008,395
Metals
-Exchange Traded Contracts	2,978,000	0.36%	$5,059,500	$994,000	$3,455,792
-OTC Contracts	8,044,740	0.98%	$8,647,496	$2,714,542	$6,625,772
Softs	6,754,810	0.83%	$7,005,716	$4,108,968	$5,894,234
Indices	17,952,977	2.20%	$32,959,102	$17,952,977	$22,568,133

Total	$91,327,159	11.17%

* Average of month-end Values at Risk

The following table indicates the trading Value at Risk associated with the Fund’s open positions by market category as of December 31, 2004, the highest and lowest value at any point and the average value during the year ended December 31, 2004. All open position trading risk exposures of the Fund have been included in calculating the figures set forth below. As of December 31, 2004, the Fund’s total capitalization was $804,324,637.

	December 31, 2004
			Year to Date
Market Sector	Value at Risk	% of Total Capitalization	High Value at Risk	Low Value at Risk	Average Value at Risk*
Currencies:
-Exchange Traded Contracts	$6,168,675	0.77%	$7,896,585	$2,342,467	$5,062,784
-OTC Contracts	20,212,414	2.51%	$21,558,596	$1,193,312	$7,636,903
Energy	6,910,590	0.86%	$20,502,971	$1,889,218	$10,481,798
Grains	2,502,746	0.31%	$6,367,828	$1,736,123	$3,917,353
Interest Rates U.S.	7,116,320	0.88%	$11,627,100	$2,427,725	$7,439,171
Interest Rates Non-U.S.	17,557,107	2.18%	$28,504,753	$5,748,772	$17,606,692
Livestock.	83,200	0.01%	$936,000	$83,200	$345,892
Metals
-Exchange Traded Contracts	3,285,500	0.41%	$8,339,000	$1,189,000	$3,654,350
-OTC Contracts	5,621,228	0.70%	$8,455,171	$502,700	$2,939,704
Softs	5,214,112	0.65%	$5,214,785	$802,515	$3,310,904
Indices	30,860,207	3.84%	$31,858,750	$3,953,380	$13,707,732

Total	$105,532,099	13.12%

* Average of month-end Values at Risk

Material Limitations on Value at Risk as an Assessment of Market Risk

The face value of the market sector instruments held by the Fund is typically many times the applicable maintenance margin requirement (margin requirements generally range between 2% and 15% of contract face value) as well as many times the capitalization of the Fund. The magnitude of the Fund’s open positions creates a “risk of ruin” not typically found in most other investment vehicles. Because of the size of its positions, certain market conditions—unusual, but historically recurring from time to time—could cause the Fund to incur severe losses over a short period of time. The foregoing Value at Risk table—as well as the past performance of the Fund—give no indication of this “risk of ruin.”

Non-Trading Risk

The Fund has non-trading market risk on its foreign cash balances not needed for margin. However, these balances (as well as any market risk they represent) are immaterial.

Standard of Materiality

Materiality as used in this section, “Qualitative and Quantitative Disclosures About Market Risk,” is based on an assessment of reasonably possible market movements and the potential losses caused by such movements, taking into account the leverage, optionality and multiplier features of the Fund’s market sensitive instruments.

Qualitative Disclosures Regarding Primary Trading Risk Exposures

The Fund’s primary market risk exposures as well as the strategies used and to be used by the general partner and the advisors for managing such exposures are subject to numerous uncertainties, contingencies and risks, any one of which could cause the actual results of the Fund’s risk controls to differ materially from the objectives of such strategies. Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation and many other factors could result in material losses as well as in material changes to the risk exposures and the management strategies of the Fund. There can be no assurance that the Fund’s current market exposure and/or risk management strategies will not change materially or that any such strategies will be effective in either the short or long-term. Investors must be prepared to lose all or substantially all of their investment in the Fund.

The following were the primary trading risk exposures of the Fund as of March 31, 2005 and December 31, 2004, by market sector.

Interest Rates.    Interest rate risk is the principal market exposure of the Fund. Interest rate movements directly affect the price of the futures positions held by the Fund and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the Fund’s profitability. The Fund’s primary interest rate exposure is to interest rate fluctuations in the United States and the other G-7 countries. However, the Fund also takes futures positions on the government debt of smaller nations—e.g., Australia. The general partner anticipates that G-7 interest rates will remain the primary market exposure of the Fund for the foreseeable future.

Currencies.    The Fund’s currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. These fluctuations are influenced by interest rate changes as well as political and general economic conditions. The general partner does not anticipate that the risk profile of the Fund’s currency sector will change significantly in the future. The currency trading Value at Risk figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the dollar-based Fund in expressing Value at Risk in a functional currency other than dollars.

Stock Indices.    The Fund’s primary equity exposure is to equity price risk in the G-7 countries. The stock index futures traded by the Fund are limited to futures on broadly-based indices. As of March 31, 2005 and December 31, 2004, the Fund’s primary exposures were in the Eurex and Chicago Mercantile Exchange (CME) stock indices. The general partner anticipates little, if any, trading in non-G-7 stock indices. The Fund is primarily exposed to the risk of adverse price trends or static markets in the major U.S., European and Japanese indices. (Static markets would not cause major market changes but would make it difficult for the Fund to avoid being “whipsawed” into numerous small losses.)

Metals.    The Fund’s primary metal market exposure is to fluctuations in the price of gold, silver, aluminum and copper.

Softs and Grains.    The Fund’s primary commodities exposure is to agricultural price movements which are often directly affected by severe or unexpected weather conditions. Corn, wheat, soybeans, coffee, cocoa, cotton and sugar accounted for the substantial bulk of the Fund’s commodity exposure as of March 31, 2005 and December 31, 2004.

Energy.    The Fund’s primary energy market exposure is to natural gas and oil price movements, often resulting from political developments in the Middle East. Oil and gas prices can be volatile and substantial profits and losses have been and are expected to continue to be experienced in these markets.

Qualitative Disclosures Regarding Non-Trading Risk Exposure

The following was the only non-trading risk exposure of the Fund as of March 31, 2005 and December 31, 2004.

Foreign Currency Balances.    The Fund’s primary foreign currency balances are in Japanese yen, Euros and Swiss francs. The advisors regularly convert foreign currency balances to dollars in an attempt to control the Fund’s non-trading risk.

New Accounting Pronouncements

In January 2003 the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities”, which provides new criteria for determining whether or not consolidation accounting is required. The Interpretation may require the Fund to consolidate or provide additional disclosures of the financial information for certain of its investments. This interpretation is effective for Variable Interest Entities created after January 31, 2003; otherwise, it is applicable for the end of the first annual reporting period beginning after June 15, 2003 (effectively December 31, 2004 for the Fund). This Interpretation will have no impact on net assets or net income. However, if applicable, this Interpretation would require consolidation of other entities’ assets and liabilities, schedule of investments, and results of operations, with minority interest recorded for the ownership share applicable to other investors. Where consolidation is not required, additional disclosure may be required of investee financial information.

This pronouncement will not have an effect on the financial statements of the Fund.

Qualitative Disclosures Regarding Means of Managing Risk Exposure

The general partner monitors and controls the Fund’s risk exposure on a daily basis through financial, credit and risk management monitoring systems and accordingly believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Fund is subject.

The general partner monitors the Fund’s performance and the concentration of its open positions, and consults with the advisors concerning the Fund’s overall risk profile. If the general partner felt it necessary to do so, the general partner could require the advisors to close out individual positions as well as enter certain positions on behalf of the Fund. However, any such intervention would be a highly unusual event. The general partner primarily relies on the advisors’ own risk control policies while maintaining a general supervisory overview of the Fund’s market risk exposures.

The advisors apply their own risk management policies to their trading. The advisors often follow diversification guidelines, margin limits and stop loss points to exit a position. The advisors’ research of risk management often suggests ongoing modifications to their trading programs.

As part of the general partner’s risk management, the general partner periodically meets with the advisors to discuss their risk management and looks for any material changes to the advisors’ portfolio balance and trading techniques. The advisors are required to notify the general partner of any material changes to their programs.

To the Limited Partners of

Citigroup Diversified Futures Fund L.P.

To the best of the knowledge and belief of the undersigned, the information contained herein is accurate and complete.

/s/ DANIEL R. MCAULIFFE, JR.
By:	Daniel R. McAuliffe, Jr. Chief Financial Officer and Director Citigroup Managed Futures LLC General Partner, Citigroup Diversified Futures Fund L.P.
Citigroup Managed Futures LLC 399 Park Avenue 7th Floor New York, N.Y. 10022 212-559-2011

Management’s Report on Internal Control over

Financial Reporting

The management of Citigroup Diversified Futures Fund L.P. (the “Partnership”), Citigroup Managed Futures LLC, is responsible for establishing and maintaining adequate internal control over financial reporting. The Partnership’s internal control system was designed to provide reasonable assurance to the Partnership’s management and Board of Directors regarding the preparation and fair presentation of published financial statements in accordance with U.S. generally accepted accounting principles. All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation.

Management maintains a comprehensive system of controls intended to ensure that transactions are executed in accordance with management’s authorization, assets are safeguarded, and financial records are reliable. Management also takes steps to see that information and communication flows are effective and to monitor performance, including performance of internal control procedures.

The Partnership’s management assessed the effectiveness of the Partnership’s internal control over financial reporting as of December 31, 2004 based on the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework. Based on this assessment, management believes that, as of December 31, 2004, the Partnership’s internal control over financial reporting is effective.

Management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004 has been audited by KPMG LLP, the Partnership’s independent registered public accounting firm, as stated in their reports appearing on the following pages, which express unqualified opinions on management’s assessment and on the effectiveness of the Partnership’s internal control over financial reporting as of December 31, 2004.

Report of Independent Registered Public Accounting Firm

The Partners of

Citigroup Diversified Futures Fund L.P.:

We have audited management’s assessment, included in the accompanying Management’s Report on Internal Control Over Financial Reporting, that Citigroup Diversified Futures Fund L.P. (the “Partnership”) maintained effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). The Partnership’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management’s assessment and an opinion on the effectiveness of the Partnership’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A partnership’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A partnership’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the partnership; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the partnership are being made only in accordance with authorizations of management of the partnership; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the partnership’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management’s assessment that Citigroup Diversified Futures Fund L.P. maintained effective internal control over financial reporting as of December 31, 2004, is fairly stated, in all material respects, based on criteria established in Internal Control — Integrated Framework issued by COSO. Also, in our opinion, the Partnership maintained, in all material respects, effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control — Integrated Framework issued by COSO.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the statements of financial condition of the Partnership, including the condensed schedules of investments, as of December 31, 2004 and 2003, and the related statements of income and expenses, changes in partners’ capital, and cash flows for the year ended December 31, 2004 and the period from May 1, 2003 (commencement of trading operations) through December 31, 2003, and our report dated March 14, 2005 expressed an unqualified opinion on those financial statements.

New York, New York

March 14, 2005

Report of Independent Registered Public Accounting Firm

To the Partners of

Citigroup Diversified Futures Fund L.P.:

We have audited the accompanying statements of financial condition of Citigroup Diversified Futures Fund L.P. (the Partnership), including the condensed schedules of investments, as of December 31, 2004 and 2003, and the related statements of income and expenses, changes in partners’ capital, and cash flows for the year ended December 31, 2004 and the period from May 1, 2003 (commencement of trading operations) through December 31, 2003. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Citigroup Diversified Futures Fund L.P. as of December 31, 2004 and 2003, and the results of its operations, changes in its partners’ capital, and its cash flows for the year ended December 31, 2004 and the period from May 1, 2003 through December 31, 2003, in conformity with U.S. generally accepted accounting principles.

We have also audited, in accordance with standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Partnership’s internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”), and our report dated March 14, 2005 expressed an unqualified opinion on management’s assessment of, and the effective operation of, internal control over financial reporting.

New York, New York

March 14, 2005

Citigroup Diversified Futures Fund L.P.

Statement of Financial Condition

December 31, 2004 and 2003

	2004	2003
Assets:
Investment in CMF Winton Master Fund L.P. at fair value (Note 5)	$57,073,106	$—
Equity in commodity futures trading account:
Cash (restricted $119,287,343 and $51,477,101 in 2004 and 2003, respectively) (Note 3c)	728,159,165	257,578,919
Net unrealized appreciation on open futures positions	19,416,585	17,800,021
Unrealized appreciation on open forward contracts	32,674,362	30,377,162

	837,323,218	305,756,102
Interest receivable (Note 3c)	976,727	156,623

	$838,299,945	$305,912,725

Liabilities and Partners’ Capital:
Liabilities:
Unrealized depreciation on open forward contracts	$18,298,153	$14,015,116
Accrued expenses:
Commissions (Note 3c)	3,819,869	1,363,440
Management fees (Note 3b)	1,328,919	492,603
Incentive fees (Note 3b)	592,879	3,882,573
Professional fees	88,888	315,490
Other	34,243	203,188
Due to CGM for offering costs (Note 7)	308,668	504,682
Redemptions payable (Note 6)	9,503,689	596,375

	33,975,308	21,373,467

Partners’ capital: (Notes 1 and 6)
General Partner, 8,389.2459 and 2,948.5938 Units equivalents outstanding in 2004 and 2003, respectively	8,172,216	2,853,089
Limited Partners, 817,298.4645 and 291,114.1310 Redeemable Units of Limited Partnership Interest outstanding in 2004 and 2003, respectively	796,152,421	281,686,169

	804,324,637	284,539,258

	$838,299,945	$305,912,725

See accompanying notes to financial statements.

Citigroup Diversified Futures Fund L.P.

Condensed Schedule of Investments

December 31, 2004

Sector	Contract	Fair Value
Currencies
	Futures contracts purchased 0.50%	$4,029,221
	Futures contracts sold 0.02%	180,119

	Total futures contracts 0.52%	4,209,340
	Unrealized appreciation on forward contracts 3.07%	24,692,776
	Unrealized depreciation on forward contracts (0.99)%	(7,952,347)

	Total forward contracts 2.08%	16,740,429

Total Currencies 2.60%		20,949,769

Energy
	Futures contracts purchased (0.15)%	(1,230,660)
	Futures contracts sold 0.39%	3,130,707

Total Energy 0.24%		1,900,047

Grains
	Futures contracts purchased (0.00)%*	(4,696)
	Futures contracts sold 0.12%	946,876

Total Grains 0.12%		942,180

Interest Rates U.S.
	Futures contracts purchased 0.05%	399,910
	Futures contracts sold 0.11%	916,168

Total Interest Rates U.S. 0.16%		1,316,078

Interest Rates Non-U.S.
	Futures contracts purchased 0.31%	2,491,234
	Futures contracts sold (0.01)%	(55,672)

Total Interest Rates Non-U.S. 0.30%		2,435,562

Livestock 0.02%	Futures contracts purchased 0.02%	169,360

Metals
	Futures contracts purchased (0.09)%	(737,507)
	Futures contracts sold (0.00)%*	(1,694)

	Total futures contracts (0.09)%	(739,201)
	Unrealized appreciation on forward contracts 0.99%	7,981,586
	Unrealized depreciation on forward contracts (1.28)%	(10,345,806)

	Total forward contracts (0.29)%	(2,364,220)

Total Metals (0.38)%		(3,103,421)

Softs
	Futures contracts purchased 0.50%	4,024,323
	Futures contracts sold (0.11)%	(853,639)

Total Softs 0.39%		3,170,684

Indices
	Futures contracts purchased 0.81%	6,521,468
	Futures contracts sold (0.06)%	(508,933)

Total Indices 0.75%		6,012,535

Investment in Partnership 7.10%	CMF Winton Master Fund L.P. 7.10%	57,073,106

Total Fair Value 11.30%		$90,865,900

Country Composition	Investments at Fair Value	% of Investments at Fair Value
Australia	$(285,013)	(0.31)%
Canada	382,184	0.42
Germany	1,682,279	1.85
France	(29,128)	(0.03)
Hong Kong	(8,600)	(0.01)
Italy	(2,066)	(0.00)*
Japan	546,833	0.60
Netherlands	136	0.00 *
Spain	313,024	0.34
United Kingdom	262,420	0.29
United States	88,003,831	96.85

	$90,865,900	100.00%

Percentages are based on Partners’ capital unless otherwise indicated

* Due to rounding

See accompanying notes to financial statements.

Citigroup Diversified Futures Fund L.P.

Condensed Schedule of Investments

December 31, 2003

Sector	Contract	Fair Value
Currencies
	Futures contracts purchased 2.51%	$7,150,913
	Unrealized appreciation on forward contracts 3.53%	10,050,285
	Unrealized depreciation on forward contracts (1.18)%	(3,361,363)

	Total forward contracts 2.35%	6,688,922

Total Currencies 4.86%		13,839,835

Energy 0.32%	Futures contracts purchased 0.32%	918,336

Grains
	Futures contracts purchased 1.48%	4,215,187
	Futures contracts sold (0.04)%	(121,489)

Total Grains 1.44%		4,093,698

Interest Rates U.S. (0.28)%	Futures contracts purchased (0.28)%	(804,802)

Interest Rates Non-U.S. 0.04%	Futures contracts purchased 0.04%	112,457

Livestock 0.02%	Futures contracts sold 0.02%	63,740

Metals
	Futures contracts purchased 1.16%	3,300,370
	Unrealized appreciation on forward contracts 7.14%	20,326,877
	Unrealized depreciation on forward contracts (3.74)%	(10,653,753)

	Total forward contracts 3.40%	9,673,124

Total Metals 4.56%		12,973,494

Softs
	Futures contracts purchased (0.17)%	(496,910)
	Futures contracts sold (0.03)%	(99,097)

Total Softs (0.20)%		(596,007)
Indices
	Futures contracts purchased 1.31%	3,720,687
	Futures contracts sold (0.06)%	(159,371)

Total Indices 1.25%		3,561,316

Total Fair Value 12.01%		$34,162,067

Country Composition	Investments at Fair Value	% of Investments at Fair Value
Australia	$50,709	0.15%
France	57,661	0.17
Germany	822,316	2.41
Hong Kong	7,677	0.02
Japan	29,424	0.09
Spain	124,523	0.36
United Kingdom	10,395,703	30.43
United States	22,674,054	66.37

	$34,162,067	100.00%

Percentages are based on Partners’ capital unless otherwise indicated

See accompanying notes to financial statements

Citigroup Diversified Futures Fund L.P.

Statement of Income and Expenses

for the year ended December 31, 2004 and the period May 1, 2003

(commencement of trading operations)

to December 31, 2003

	2004	2003
Income:
Net gains (losses) on trading of commodity interests:
Realized gains (losses) on closed positions and foreign currencies	$60,105,069	$(17,171,840)
Change in unrealized gains (losses) on open positions and investment in Partnership	(767,660)	34,162,067

	59,337,409	16,990,227
Interest income (Note 3c)	6,258,171	783,265

	65,595,580	17,773,492

Expenses:
Brokerage commissions including clearing fees of $1,763,473 and $234,658, respectively (Note 3c)	38,203,750	6,933,408
Management fees (Note 3b)	11,565,417	2,250,400
Incentive fees (Note 3b)	7,218,626	3,882,573
Organizational costs	—	22,090
Professional fees	881,930	315,800
Other expenses	149,126	224,464

	58,018,849	13,628,735

Net income	$7,576,731	$4,144,757

Net income (loss) per Redeemable Unit of Limited Partnership Interest and General Partner Unit equivalent (Notes 1 and 8)	$6.52	$(15.76	)*

* The amount shown per Redeemable Unit does not correspond with the net income presented above because of the timing of additions of the Partnership’s Redeemable Units in relation to the fluctuating values of the Partnership’s commodity interest.

See accompanying notes to financial statements.

Citigroup Diversified Futures Fund L.P.

Statement of Changes in Partners’ Capital

for the year ended December 31, 2004 and the period May 1, 2003

(commencement of trading operations)

to December 31, 2003

	Limited Partners	General Partner	Total
Partners’ capital at May 1, 2003 (commencement of trading operations)	$36,000,631	$353,459	$36,354,090
Net income	4,096,127	48,630	4,144,757
Sale of 260,808.2644 Redeemable Units of Limited Partnership Interest and General Partner’s contribution representing 2,582.5938 Unit equivalents	247,398,000	2,451,000	249,849,000
Redemption of 6,310.1334 Redeemable Units of Limited Partnership Interest	(5,808,589)	—	(5,808,589)

Partners’ capital at December 31, 2003	281,686,169	2,853,089	284,539,258
Net income	7,482,604	94,127	7,576,731
Sale of 592,983.3592 Redeemable Units of Limited Partnership Interest and General Partner’s contribution representing 5,440.6521 Unit equivalents	569,528,000	5,225,000	574,753,000
Redemption of 66,799.0257 Redeemable Units of Limited Partnership Interest	(62,544,352)	—	(62,544,352)

Partners’ capital at December 31, 2004	$796,152,421	$8,172,216	$804,324,637

Net Asset Value per Redeemable Unit:

2003	$967.61

2004	$974.13

See accompanying notes to financial statements.

Citigroup Diversified Futures Fund L.P.

Statement of Cash Flows

for the year ended December 31, 2004 and the period May 1, 2003

(commencement of trading operations)

to December 31, 2003

	2004	2003
Cash flows from operating activities:
Net income	$7,576,731	$4,144,757
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Changes in operating assets and liabilities:
(Increase) decrease in restricted cash	(67,810,242)	(51,477,101)
(Increase) decrease in investment in CMF Winton Master L.P., at fair value	(57,073,106)	—
(Increase) decrease in net unrealized appreciation on open futures positions	(1,616,564)	(17,800,021)
(Increase) decrease in unrealized appreciation on open forward contracts	(2,297,200)	(30,377,162)
(Increase) decrease in interest receivable	(820,104)	(156,623)
Increase (decrease) in unrealized depreciation on open forward contracts	4,283,037	14,015,116
Accrued expenses:
Increase (decrease) in commissions	2,456,429	1,363,440
Increase (decrease) in management fees	836,316	492,603
Increase (decrease) in incentive fees	(3,289,694)	3,882,573
Increase (decrease) in professional fees	(226,602)	315,490
Increase (decrease) in other	(168,945)	203,188
Increase (decrease) in due to CGM	(196,014)	(123,228)
Increase (decrease) in redemptions payable	8,907,314	596,375

Net cash provided by (used in) operating activities	(109,438,644)	(74,920,593)
Cash flows from financing activities:
Proceeds from additions — Limited Partners	569,528,000	247,398,000
Proceeds from additions — General Partner	5,225,000	2,451,000
Payments for redemptions — Limited Partners	(62,544,352)	(5,808,589)

Net cash provided by (used in) financing activities	512,208,648	244,040,411

Net change in cash	402,770,004	169,119,818
Unrestricted cash, at beginning of period	206,101,818	36,982,000

Unrestricted cash, at end of period	$608,871,822	$206,101,818

See accompanying notes to financial statements.

CITIGROUP DIVERSIFIED FUTURES FUND L.P.

NOTES TO FINANCIAL STATEMENTS

1.  Partnership Organization:

Citigroup Diversified Futures Fund L.P. (the “Partnership”) is a limited partnership which was organized under the partnership laws of the State of New York on December 3, 2002 to engage in the speculative trading of a diversified portfolio of commodity interests including futures contracts, options and forward contracts. The commodity interests that are traded by the Partnership are volatile and involve a high degree of market risk.

Between March 27, 2003 (commencement of the offering period) and April 30, 2003, 36,616 redeemable units of Limited Partnership Interest (“Redeemable Units”) were sold at $1,000 per Redeemable Unit. The proceeds of the initial offering were held in an escrow account until April 30, 2003, at which time they were turned over to the Partnership for trading. The Partnership was authorized to sell 300,000 Redeemable Units of Limited Partnership Interest during its initial offering period. As of December 4, 2003, and October 7, 2004 the Partnership was authorized to sell an additional 700,000 and 1,000,000, respectively, Redeemable Units of Limited Partnership Interest. The Partnership continues to offer Redeemable Units.

Citigroup Managed Futures LLC, formerly Smith Barney Futures Management LLC, acts as the general partner (the “General Partner”) of the Partnership. The Partnership’s commodity broker is Citigroup Global Markets Inc. (“CGM”), formerly Salomon Smith Barney Inc. CGM is an affiliate of the General Partner. The General Partner is wholly owned by Citigroup Global Markets Holdings Inc. (“CGMHI”), formerly Salomon Smith Barney Holdings Inc., which is the sole owner of CGM. CGMHI is a wholly owned subsidiary of Citigroup Inc. (“Citigroup”).

The General Partner and each limited partner share in the profits and losses of the Partnership in proportion to the amount of partnership interest owned by each except that no limited partner shall be liable for obligations of the Partnership in excess of their initial capital contribution and profits, if any, net of distributions.

The Partnership will be liquidated upon the first to occur of the following: December 31, 2022; the net asset value of a Redeemable Unit decreases to less than $400 per Redeemable Unit as of the close of any business day; or under certain other circumstances as defined in the Limited Partnership Agreement.

2.  Accounting Policies:

a.  All commodity interests (including derivative financial instruments and derivative commodity instruments) are used for trading purposes. The commodity interests are recorded on trade date and open contracts are recorded in the statement of financial condition at fair value on the last business day of the year, which represents market value for those commodity interests for which market quotations are readily available. Investments in commodity interests denominated in foreign currencies are translated into U.S. dollars at the exchange rates prevailing on the last business day of the year. Realized gains (losses) and changes in unrealized gains (losses) on open positions are recognized in the period in which the contract is closed or the changes occur and are included in net gains (losses) on trading of commodity interests.

b.  Income taxes have not been provided as each partner is individually liable for the taxes, if any, on their share of the Partnership’s income and expenses.

CITIGROUP DIVERSIFIED FUTURES FUND L.P.

NOTES TO FINANCIAL STATEMENTS—(Continued)

c.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

3.  Agreements:

a.  Limited Partnership Agreement:

The General Partner administers the business and affairs of the Partnership including selecting one or more advisors to make trading decisions for the Partnership.

b.  Management Agreement:

The General Partner, on behalf of the Partnership, has entered into Management Agreements with Drury Capital, Inc. (“Drury”), Graham Capital Management L.P. (“Graham”), John W. Henry & Company, Inc. (“JWH”), Willowbridge Associates Inc. (“Willowbridge”), Aspect Capital Limited (“Aspect”), Capital Fund Management S.A. (“CFM”) and Winton Capital Management Limited (Winton) (collectively, the “Advisors”), each of which are registered commodity trading advisors. Aspect and CFM commenced trading on January 1, 2004, and on December 1, 2004 Winton was added as an Advisor to the Partnership. The Advisors are not affiliated with one another, are not affiliated with the General Partner or CGM and are not responsible for the organization or operation of the Partnership. The Partnership will pay each Advisor a monthly management fee equal to  1/6 of 1% (2% per year), except for Aspect, which will receive a monthly management fee equal to  1/12 of 1.5% (1.5% per year), of month-end Net Assets allocated to the Advisor. Month-end Net Assets, for the purpose of calculating management fees are Net Assets, as defined in the Limited Partnership Agreement, prior to the reduction of redemptions and incentive fees.

In addition, the Partnership is obligated to pay each Advisor an incentive fee payable quarterly equal to 20% of the New Trading Profits, as defined in the Management Agreements, earned by each Advisor for the Partnership.

c.  Customer Agreement:

The Partnership has entered into a Customer Agreement which provides that the Partnership will pay CGM a brokerage fee equal to 5.5% per year calculated and paid monthly based on .46% of month-end Net Assets, in lieu of brokerage commissions on a per trade basis. Month-end Net Assets, for the purpose of calculating commissions are Net Assets, as defined in the Limited Partnership Agreement, prior to the reduction of accrued expenses and redemptions payable. CGM will pay a portion of brokerage fees to its financial consultants who have sold Redeemable Units in the Partnership. Brokerage fees will be paid for the life of the Partnership, although the rate at which such fees are paid may be changed. The Partnership will pay for National Futures Association fees, as well as exchange, clearing, user, give-up and floor brokerage fees. All of the Partnership’s assets are deposited in the Partnership’s account at CGM. The Partnership’s cash is deposited by CGM in segregated bank accounts to the extent required by Commodity Futures Trading Commission regulations. At December 31, 2004 and 2003, the amount of cash held for margin requirements was $119,287,343 and

CITIGROUP DIVERSIFIED FUTURES FUND L.P.

NOTES TO FINANCIAL STATEMENTS—(Continued)

$51,477,101, respectively. CGM has agreed to pay the Partnership interest on 80% of the average daily equity maintained in cash in the Partnership’s account during each month. The interest is earned at a 30-day U.S. Treasury bill rate determined weekly by CGM based on the average noncompetitive yield on 3-month U.S. Treasury bills maturing in 30 days from the date on which such weekly rate is determined. The Customer Agreement between the Partnership and CGM gives the Partnership the legal right to net unrealized gains and losses. The Customer Agreement may be terminated upon notice by either party.

4.  Trading Activities:

The Partnership was formed for the purpose of trading contracts in a variety of commodity interests, including derivative financial instruments and derivative commodity instruments. The results of the Partnership’s trading activities are shown in the statement of income and expenses.

All of the commodity interests owned by the Partnership are held for trading purposes. The average fair value during the year ended December 31, 2004 and the period from May 1, 2003 through December 31, 2003, based on a monthly calculation, were $29,688,849 and $15,744,707, respectively.

5.  Investment in Partnership:

During 2004, the General Partner entered into Management Agreement with Winton Capital Management Limited (“Winton”). On December 1, 2004, the cash allocated to Winton for trading was allocated to the CMF Winton Master Fund L.P. (“Winton Master”) a limited partnership which was organized under the partnership laws of the State of New York. With this cash, the Partnership purchased 52,981.2908 Units of the Winton Master with a fair value of $57,471,493. The Winton Master was formed in order to permit accounts managed now or in the future by Winton using the Diversified Program, to invest together in one trading vehicle. The General Partner of the Partnership is the General Partner of the Winton Master. Individual and pooled accounts currently managed by Winton, including the Partnership (collectively, the “Feeder Funds”) are permitted to be a limited partners’ of the Winton Master. The General Partner and Winton believe that trading through this master/feeder structure should promote efficiency and economy in the trading process. Expenses to investors as a result of investment in the Winton Master are approximately the same and redemption rights are not affected.

The Winton Master’s trading of futures, forwards and options contracts, if applicable, on commodities is done primarily on United States of America commodity exchanges and foreign commodity exchanges. It engages in such trading through a commodity brokerage account maintained with CGM.

A limited partner may withdraw all or part of his capital contribution and undistributed profits, if any, from the Winton Master in multiples of the net asset value per unit of limited partnership interest as of the last day of a month after a request for redemption has been made to the General Partner at least 3 days in advance of month-end.

Management and incentive fees are not directly charged to the investment presented below. These fees are charged at the Partnership level as discussed in Note 3. All exchange, clearing, user, give-up, floor brokerage and National Futures Association fees are borne by the Winton Master. All other fees including CGM’s direct brokerage commission are charged at the Partnership level.

CITIGROUP DIVERSIFIED FUTURES FUND L.P.

NOTES TO FINANCIAL STATEMENTS—(Continued)

At December 31, 2004, the Partnership owns 49.5% of the Winton Master. The performance of the Partnership is directly affected by the performance of the Winton Master.

Summarized information reflecting the Partnership’s investment in, and the operations of, the Winton Master is as shown in the following table.

Investment	% of Partnership’s Net Assets	Fair Value	Income (Loss)	Expenses		Net Income (loss)	Investment Objective	Redemptions Permitted
				Commissions	Other
CMF Winton Master Fund L.P.	7.10%	$57,073,106	$(329,280)	$63,166	$5,941	$(398,387)	Commodity Portfolio	Monthly

6.  Distributions and Redemptions:

Distributions of profits, if any, will be made at the sole discretion of the General Partner and at such times as the General Partner may decide. A limited partner may require the Partnership to redeem their Redeemable Units at their Redemption value per Redeemable Unit as of the last day of each month ending at least three months after their issuance on ten days notice to the General Partner. For the purpose of redemption, any accrued liability for reimbursement of offering and organization expenses for the initial offering period will not reduce Redemption value per Redeemable Unit. There is no fee charged to limited partners in connection with redemptions.

7.  Offering and Organization Costs:

Offering and organization costs of $650,000 relating to the issuance and marketing of the Partnership’s Redeemable Units offered were initially paid by CGM. These costs have been recorded as due to CGM in the statement of financial condition. These costs are being reimbursed to CGM by the Partnership in 36 monthly installments (together with interest at the prime rate quoted by JPMorgan Chase & Co.).

For the year ended December 31, 2004 and the period from May 1, 2003 to December 31, 2003, $196,014 and $145,318, respectively of these costs have been reimbursed to CGM by the Partnership. In addition, the Partnership has recorded interest expense of $16,979 and $16,464 for the year ended December 31, 2004 and the period from May 1, 2003 to December 31, 2003, which is included in other expenses.

The remaining liability for these costs due to CGM of $308,668 (exclusive of interest charges) will not reduce Net Asset Value per Redeemable Unit for any purpose, including calculation of advisory and brokerage fees and the redemption value of Redeemable Units.

CITIGROUP DIVERSIFIED FUTURES FUND L.P.

NOTES TO FINANCIAL STATEMENTS—(Continued)

8.  Financial Highlights:

Changes in the Net Asset Value per Redeemable Unit of Partnership interest for the year ended December 31, 2004 and the period from May 1, 2003 (commencement of trading operations) to December 31, 2003 were as follows:

	2004	2003
Net realized and unrealized gains*	$34.30	$19.70
Interest income	9.25	4.66
Expenses**	(37.03)	(40.12)

Increase (decrease) for the period	6.52	(15.76)
Net asset value per Redeemable Unit, beginning of period	967.61	1,000.00
Offering cost adjustment	—	(16.63)

Net asset value per Redeemable Unit, end of period	$974.13	$967.61

Redemption/subscription value per Redeemable Unit versus net asset value per Redeemable Unit	0.35	1.67

Redemption/subscription value per Redeemable Unit, end of period***	$974.48	$969.28

*	Includes brokerage commissions
**	Excludes brokerage commissions
***	For the purpose of a redemption/subscription, any remaining accrued liability for reimbursement of offering and organization costs will not reduce redemption/subscription net asset value per redeemable unit.

Ratios to average net assets:****
Net investment loss before incentive fees*****	(7.8)%	(8.9)%

Operating expenses	8.9%	9.6%
Incentive fees	1.3%	2.6%

Total expenses	10.2%	12.2%

Total return:
Total return before incentive fees	1.6%	1.6%
Incentive fees	(0.9)%	(3.2)%

Total return after incentive fees	0.7%	(1.6)%

****	Ratios to average net assets other than incentive fees are annualized.
*****	Interest income less total expenses (exclusive of incentive fees)

The above ratios may vary for individual investors based on the timing of capital transactions during the year. Additionally, these ratios are calculated for the Limited Partner class using the Limited Partners’ share of income, expenses and average net assets.

CITIGROUP DIVERSIFIED FUTURES FUND L.P.

NOTES TO FINANCIAL STATEMENTS—(Continued)

9.  Financial Instrument Risks:

In the normal course of its business, the Partnership is party to financial instruments with off-balance sheet risk, including derivative financial instruments and derivative commodity instruments. These financial instruments may include forwards, futures and options, whose values are based upon an underlying asset, index, or reference rate, and generally represent future commitments to exchange currencies or cash flows, to purchase or sell other financial instruments at specific terms at specified future dates, or, in the case of derivative commodity instruments, to have a reasonable possibility to be settled in cash, through physical delivery or with another financial instrument. These instruments may be traded on an exchange or over-the-counter (“OTC”). Exchange traded instruments are standardized and include futures and certain option contracts. OTC contracts are negotiated between contracting parties and include forwards and certain options.

Each of these instruments is subject to various risks similar to those related to the underlying financial instruments including market and credit risk. In general, the risks associated with OTC contracts are greater than those associated with exchange traded instruments because of the greater risk of default by the a counterparty to an OTC contract.

Market risk is the potential for changes in the value of the financial instruments traded by the Partnership due to market changes, including interest and foreign exchange rate movements and fluctuations in commodity or security prices. Market risk is directly impacted by the volatility and liquidity in the markets in which the related underlying assets are traded.

Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk with respect to exchange-traded instruments is reduced to the extent that an exchange or clearing organization acts as a counterparty to the transactions. The Partnership’s risk of loss in the event of a counterparty default is typically limited to the amounts recognized in the statement of financial condition and not represented by the contract or notional amounts of the instruments. The Partnership has credit risk and concentration risk because the sole counterparty or broker with respect to the Partnership’s assets is CGM.

The General Partner monitors and controls the Partnership’s risk exposure on a daily basis through financial, credit and risk management monitoring systems, and accordingly believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Partnership is subject. These monitoring systems allow the General Partner to statistically analyze actual trading results with risk adjusted performance indicators and correlation statistics. In addition, on-line monitoring systems provide account analysis of futures, forwards and options positions by sector, margin requirements, gain and loss transactions and collateral positions.

The majority of these instruments mature within one year of December 31, 2004. However, due to the nature of the Partnership’s business, these instruments may not be held to maturity.

Citigroup Managed Futures LLC

(A Wholly Owned Subsidiary of Citigroup Global Markets Holdings Inc.)

Statement of Financial Condition

March 31, 2005

(Unaudited)

Assets
Investments in affiliated Limited Partnerships	$28,937,222
Receivable from affiliated Limited Partnerships	12,079,879
Receivable from affiliates, net	23,995,018
Other assets	4,381

Total assets	$65,016,500

Liabilities and Member’s Capital
Accounts payable and accrued liabilities	$23,700
Taxes payable	11,256,060

Total liabilities	11,279,760

Member’s capital	111,736,740
Less: Note receivable from member	(58,000,000)

Total member’s capital	53,736,740

Total liabilities and member’s capital	$65,016,500

The accompanying notes are an integral part of this unaudited statement of financial condition.

PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN CITIGROUP MANAGED FUTURES LLC

CITIGROUP MANAGED FUTURES LLC

(A Wholly Owned Subsidiary of Citigroup Global Markets Holdings Inc.)

NOTES TO STATEMENT OF FINANCIAL CONDITION

(Unaudited)

Note  1.  Organization

Citigroup Managed Futures LLC (the “Company” or “CMF”) is a wholly owned subsidiary of Citigroup Global Markets Holdings Inc. (“CGMHI”). CGMHI is a wholly owned subsidiary of Citigroup Inc. (“Citigroup”). The Company was organized and is authorized to act as a general partner for the management of investment funds and is registered as a commodity pool operator with the Commodity Futures Trading Commission.

At March 31, 2005 the Company is the general partner for 20 domestic Limited Partnerships with total assets of $2,383,713,375, total liabilities of $102,930,560 and total partners’ capital of $2,280,782,815. The Company has a general partner’s liability, which is unlimited (except to the extent it may be limited by the limited partnership agreement) with respect to these Limited Partnerships.

The Limited Partnerships are organized to engage in the speculative trading of commodity futures contracts and other commodity interests. The Company’s responsibilities as the general partner to these Limited Partnerships are described in the various limited partnership agreements. The Company generally maintains an equity investment of 1% in the majority of Limited Partnerships.

The Company is also the trading manager for five offshore funds. As trading manager to these offshore funds, the Company will select trading advisors who in the trading manager’s opinion, have demonstrated a high degree of skill in trading commodity interest contracts to manage the assets of the funds. For these services, the Company receives management fees. The Company does not have an equity investment in these offshore funds.

Note  2.  Significant Accounting Policies

The statement of financial condition is prepared in accordance with accounting principles generally accepted in the United States of America, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Estimates may vary from actual results.

Investments in Limited Partnerships are valued at the Company’s proportionate share of the net asset values as reported by the Limited Partnerships and approximate fair value. The Limited Partnerships value positions at the closing market quotations and through other fair valuation procedures at each financial reporting period, including the last business day of the year.

Under the terms of each of the limited partnership agreements for which CMF is a general partner, the Company is solely responsible for managing each of the partnerships. Other responsibilities are disclosed in each limited partnership agreement. The Company normally makes a capital contribution to each Limited Partnership. The limited partnership agreements generally require the general partner to maintain a cash investment in the Limited Partnerships equal to the greater of (i) an amount which will entitle the general partner to an interest of 1% in each material item of partnership income, gain, loss, deduction or credit or (ii) the greater of (a) 1% of the aggregate capital contributions of all

CITIGROUP MANAGED FUTURES LLC

(A Wholly Owned Subsidiary of Citigroup Global Markets Holdings Inc.)

NOTES TO STATEMENT OF FINANCIAL CONDITION — (Continued)

(Unaudited)

partners or (b) $25,000. While CMF is the general partner thereof, the Company may not reduce its percentage interest in such Limited Partnerships to less than such required level, as defined in each limited partnership agreement.

Consistent with the Limited Partnership agreements, the Company had a net worth requirement which was effectively capped at the greater of $1,000,000 or the amount which the Company is advised by counsel as necessary or advisable to ensure the Limited Partnerships to which it is the General Partner are taxed as partnerships for federal income tax purposes. This requirement was met at March 31, 2005.

Receivables from affiliated Limited Partnerships pertain to commissions, management fees and other receivables for services rendered as well as amounts receivable as a result of the Company paying organization, offering and other costs on behalf of the Limited Partnerships. Costs pertaining to organization and offering are reimbursed by the Limited Partnerships to the Company over a period varying from eighteen to forty-eight months or as interest income is earned by a Limited Partnership in accordance with the Limited Partnership’s prospectus. The offering costs reimbursable at March 31, 2005 were $590,847. Repayment of these costs is not contingent upon the operating results of the Limited Partnerships. In addition, as general partner, the Company earns monthly management fees and commissions from the Limited Partnerships as defined by the limited partnership agreements. Management fees receivable, commissions receivable, and other receivables at March 31, 2005 were $621,492, $9,104,157 and $1,763,383, respectively, and are included in receivables from affiliated limited partnerships in the statement of financial condition.

Note  3.  Note Receivable from CGMHI

The note receivable consists of a $58,000,000 demand note dated June 22, 1994, which is non-interest bearing and is included in member’s capital as of March 31, 2005. The demand note was issued to the Company by CGMHI.

Note  4.  Related Party Transactions

Substantially all transactions of the Company, including the allocation of certain income and expenses, are transacted with CGMHI, limited partnerships of which it is the general partner, and other affiliates. Receivable from affiliates on the Company’s statement of financial condition represents amounts due from Citigroup Global Markets Inc., an indirect wholly owned subsidiary of CGMHI, for interest income, commissions, and other receivables.

As the Company is a member of a group of affiliated companies, it is possible that the terms of certain related party transactions are not the same as those that would result from transactions among wholly unrelated parties.

CITIGROUP MANAGED FUTURES LLC

(A Wholly Owned Subsidiary of Citigroup Global Markets Holdings Inc.)

NOTES TO STATEMENT OF FINANCIAL CONDITION — (Continued)

(Unaudited)

Note  5.  Income Taxes

For tax purposes, the Company is disregarded as an entity separate from its owner since it is wholly owned by CGMHI. Under a tax sharing agreement with CGMHI, the Company provides income tax expense, for financial reporting purposes, at an effective rate based on its expected share of Citigroup’s consolidated provision for income tax expense. Taxes payable at March 31, 2005 represent the amount due under this agreement.

Note  6.  Member’s Capital

As of March 31, 2005, the Company had not declared a dividend. Other than net income there were no other changes to member’s capital.

Note  7.  Concentrations of Investment in Affiliated Limited Partnerships

Each investment in affiliated limited partnerships was less than 10% of the total assets of the Company as of March 31, 2005.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Member of

Citigroup Managed Futures LLC:

We have audited the accompanying statement of financial condition of Citigroup Managed Futures LLC (a wholly owned subsidiary of Citigroup Global Markets Holdings Inc.) as of December 31, 2004. This statement of financial condition is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Citigroup Managed Futures LLC as of December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

New York, New York

April 27, 2005

CITIGROUP MANAGED FUTURES LLC

(A Wholly-Owned Subsidiary of Citigroup Global Markets Holdings Inc.)

Statement of Financial Condition

December 31, 2004

Assets
Investments in affiliated limited partnerships	$29,052,770
Receivable from affiliated limited partnerships	12,803,083
Receivable from other affiliates	14,151,578
Other assets	5,661

Total assets	$56,013,092

Liabilities and Member’s Capital
Accounts payable and accrued liabilities	$2,662,873
Taxes payable	5,827,232

Total liabilities	8,490,105

Member’s capital	105,522,987
Less: Note receivable from member	(58,000,000)

Total member’s capital	47,522,987

Total liabilities and member’s capital	$56,013,092

The accompanying notes are an integral part of this statement of financial condition.

PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN CITIGROUP MANAGED FUTURES LLC

CITIGROUP MANAGED FUTURES LLC

(A Wholly-Owned Subsidiary of Citigroup Global Markets Holdings Inc.)

NOTES TO STATEMENT OF FINANCIAL CONDITION

Note 1.     Organization

Citigroup Managed Futures LLC (the “Company” or “CMF”) is a wholly owned subsidiary of Citigroup Global Markets Holdings Inc. (“CGMHI”). CGMHI is a wholly owned subsidiary of Citigroup Inc. (“Citigroup”). The Company was organized and is authorized to act as a general partner for the management of investment funds and is registered as a commodity pool operator with the Commodity Futures Trading Commission.

At December 31, 2004, the Company is the general partner for 20 domestic Limited Partnerships with total assets of $2,353,054,756, total liabilities of $119,956,032 and total partners’ capital of $2,233,098,724. The Company has a general partner’s liability, which is unlimited (except to the extent it may be limited by the limited partnership agreement) with respect to these Limited Partnerships.

The Limited Partnerships are organized to engage in the speculative trading of commodity futures contracts and other commodity interests. The Company’s responsibilities as the general partner to these Limited Partnerships are described in the various limited partnership agreements. The Company generally maintains an equity investment of 1% in the majority of Limited Partnerships.

The Company is also the trading manager for five offshore funds. As trading manager to these offshore funds, the Company will select trading advisors who in the trading manager’s opinion, have demonstrated a high degree of skill in trading commodity interest contracts to manage the assets of the funds. For these services, the Company receives management fees. The Company does not have an equity investment in these offshore funds.

Note 2.    Significant Accounting Policies

The statement of financial condition is prepared in accordance with accounting principles generally accepted in the United States of America, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Estimates may vary from actual results.

Investments in Limited Partnerships are valued at the Company’s proportionate share of the net asset values as reported by the Limited Partnerships and approximate fair value. The Limited Partnerships value positions at the closing market quotations and through other fair valuation procedures at each financial reporting period, including the last business day of the year.

Under the terms of each of the limited partnership agreements for which CMF is a general partner, the Company is solely responsible for managing the partnerships. Other responsibilities are disclosed in each limited partnership agreement. The Company normally makes a capital contribution to each Limited Partnership. The limited partnership agreements generally require the general partner to maintain a cash investment in the Limited Partnerships equal to the greater of (i) an amount which will entitle the general partner to an interest of 1% in each material item of partnership income, gain, loss, deduction or credit or (ii) the greater of (a) 1% of the aggregate capital contributions of all partners or (b) a minimum of $25,000. While CMF is the general partner thereof, the Company may not reduce its percentage interest in such Limited Partnerships to less than such required level, as defined in each limited partnership agreement.

CITIGROUP MANAGED FUTURES LLC

(A wholly-owned subsidiary of Citigroup Global Markets Holdings Inc.)

NOTES TO STATEMENT OF FINANCIAL CONDITION — (Continued)

Consistent with the limited partnership agreements, the Company had a net worth requirement which was effectively capped at the greater of $1,000,000 or the amount which the Company is advised by counsel as necessary or advisable to ensure the Limited Partnerships to which it is the General Partner are taxed as partnerships for federal income tax purposes. This requirement was met at December 31, 2003.

Receivables from affiliated Limited Partnerships pertains to commissions, management fees and other receivables for services rendered as well as amounts receivable as a result of the Company paying organization, offering and other costs on behalf of the Limited Partnerships. Costs pertaining to organization and offering are reimbursed by the Limited Partnerships to the Company over a period varying from eighteen to forty-eight months or as interest income is earned by a Limited Partnership in accordance with the Limited Partnership’s prospectus. The offering costs reimbursable at December 31, 2004 were $441,701. Repayment of these costs is not contingent upon the operating results of the Limited Partnerships. In addition, as general partner, the Company earns monthly management fees and commissions, from the Limited Partnerships as defined by the limited partnership agreements. Management fees receivable, commissions receivable, and other receivables at December 31, 2004 were $648,419, $10,515,122 and $1,759,475, respectively and are included in receivables from affiliated limited partnerships in the statement of financial condition.

Note 3.    Note Receivable from CGMHI

The note receivable consists of a $58,000,000 demand note dated June 22, 1994, which is non-interest bearing and is included in member’s capital as of December 31, 2004. The demand note was issued to the Company by CGMHI.

Note 4.    Related Party Transactions

Substantially all transactions of the Company, including the allocation of certain income and expenses, are transacted with CGMHI, limited partnerships of which it is the general partner, and other affiliates. Receivable from affiliates on the Company’s statement of financial condition represents amounts due from Citigroup Global Markets Inc., wholly owned subsidiary of CGMHI, for interest income, commissions, and other receivables.

As the Company is a member of a group of affiliated companies, it is possible that the terms of certain related party transactions are not the same as those that would result from transactions among wholly unrelated parties.

Note 5.    Income Taxes

For tax purposes, the Company is disregarded as an entity separate from its owner since it is wholly owned by CGMHI. Under a tax sharing agreement with CGMHI, the Company provides income tax expense, for financial reporting purposes, at an effective rate based on its expected share of Citigroup’s consolidated provision for income tax expense. Taxes payable at December 31, 2004 represent the amount due under this agreement.

CITIGROUP MANAGED FUTURES LLC

(A wholly-owned subsidiary of Citigroup Global Markets Holdings Inc.)

NOTES TO STATEMENT OF FINANCIAL CONDITION — (Continued)

Note 6.    Member’s Capital

During the year the Company declared and paid dividends of $4,000,000. Other than net income and these dividends, there were no other changes to member’s capital.

Note 7.    Concentrations of Investment in Affiliated Limited Partnership

Each investment in an affiliated limited partnership was less than 10% of the total assets of the Company as of December 31, 2004.

CITIGROUP GLOBAL MARKETS HOLDINGS INC.

Citigroup Global Markets Holdings Inc. (“Citigroup Global Markets Holdings”) provides investment banking, securities and commodities trading, brokerage, asset management and other financial services through its subsidiaries. As used herein, “Company” refers to Citigroup Global Markets Holdings and its consolidated subsidiaries. Investment banking and securities trading activities are principally conducted by Citigroup Financial Products, Inc. and Citigroup Global Markets Inc. (“Citigroup Global Markets”) and their subsidiaries and affiliated companies. Citigroup Global Markets provides capital raising, advisory, research and brokerage services to its customers and executes proprietary trading strategies on its own behalf. Asset management services are provided principally through Smith Barney Fund Management LLC (formerly Smith Barney Mutual Funds Management Inc.), Citigroup Global Markets and Salomon Brothers Asset Management Inc. The Company’s commodities trading business is conducted principally by Phibro Inc. and its subsidiaries.

On November 28, 1997, a newly formed wholly owned subsidiary of Travelers Group Inc. (“Travelers Group”) was merged into Salomon Inc. (“Salomon”). Pursuant to the merger agreement, stockholders of Salomon received shares of stock of Travelers Group and Salomon became a wholly owned subsidiary of Travelers Group. Also on November 28, Salomon and Smith Barney Holdings Inc. were merged (the “Merger”), with Salomon Smith Barney Holdings continuing as the surviving corporation of the Merger. The summary financial information gives retroactive effect to the Merger as a combination of entities under common control in a transaction accounted for in a manner similar to a pooling of interests. The pooling of interests method of accounting requires the restatement of all periods presented as if Salomon and Smith Barney Holdings Inc. had always been combined.

Citigroup Inc., formed on October 8, 1998 by the merger of Citicorp and Travelers Group Inc., consists of businesses that produce a broad range of financial services — asset management, banking and consumer finance, credit and charge cards, insurance, investments, investment banking and trading — and use diverse channels to make them available to consumer and corporate customers around the world.

On May 1, 2000, the Company completed the approximately $2.2 billion acquisition of the global investment banking business and related net assets of Schroders plc, including all corporate finance, financial markets and securities activities. The combined European operations of the Company are now known as Citigroup Global Markets.

The principal offices of the Company are located at 388 Greenwich Street, New York, New York 10013, telephone 212-816-6000. The Company was incorporated in New York in 1977.

The following is unaudited summary financial information for the Company for the three months ended March 31, 2005 and for the years ended December 31, 2004, 2003, 2002 and 2001.

CITIGROUP GLOBAL MARKETS HOLDINGS INC.

SUMMARY FINANCIAL INFORMATION

The selected financial data set forth below for the Company as of or for the period ended March 31, 2005 are derived from unaudited financial statements. The selected financial data set forth below for the Company as of or for the period ended December 31, 2004, 2003, 2002 and 2001 are derived from the Company’s audited financial statements.

	Three Months Ended March 31, 2005 (Unaudited)	Year Ended December 31, 2004	Year Ended December 31, 2003	Year Ended December 31, 2002	Year Ended December 31, 2001
	(amounts in millions)
Income Statement Data
Revenues	$7,488	$23,065	$20,722	$21,250	$27,374
Income (loss) from Continuing Operations before Income Taxes and cumulative effect of change in accounting principle	$1,332	$(2,395)	$4,673	$3,053	$4,120
Net Income (loss)	$888	$(1,441)	$2,893	$1,787	$2,627
Balance Sheet Data
Total Assets	$451,566	$440,602	$361,261	$291,991	$300,852
Stockholder’s Equity	$17,530	$17,157	$15,622	$12,558	$11,698
Total Liabilities and Stockholder’s Equity	$451,566	$440,602	$361,261	$291,991	$300,852

The General Partner will provide a copy of the Company’s annual report as filed with the SEC to any limited partner requesting it.

PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN CITIGROUP GLOBAL MARKETS HOLDINGS INC.

CITIGROUP GLOBAL MARKETS INC. AND SUBSIDIARIES

CONDENSED STATEMENT OF FINANCIAL CONDITION

December 31, 2004

The condensed statement of financial condition set forth below for Citigroup Global Markets Inc. and subsidiaries as of December 31, 2004 is derived from the Company’s audited financial statements.

(Dollars in millions)
Assets
Cash and cash equivalents	$908
Cash and securities segregated and on deposit for Federal and other regulations or deposited with clearing organizations	2,663
Collateralized short-term financing agreements	146,105
Financial instruments owned and contractual commitments	92,322
Receivables	33,521
Property, equipment and leasehold improvements, net of accumulated depreciation and amortization of $870	632
Other assets	2,708

Total assets	$278,859

Short-term borrowings	$2,079
Payable to affiliates	20,883
Collateralized short-term financing agreements	138,285
Financial instruments sold, not yet purchased and contractual commitments	30,788
Payables and accrued liabilities	71,812
Notes payable to CGMHI	413
Subordinated indebtedness	6,195

Total liabilities	270,455
Total stockholder’s equity	8,404

Total liabilities and stockholder’s equity	$278,859

The General Partner will provide a complete copy of Citigroup Global Markets Inc.’s Consolidated Statement of Financial Condition to any limited partner requesting it.

PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN CITIGROUP GLOBAL MARKETS INC.

PART TWO:    STATEMENT OF ADDITIONAL INFORMATION

2,000,000 Units of Limited Partnership Interest

CITIGROUP DIVERSIFIED FUTURES FUND L.P.

These are speculative securities.

Before you decide whether to invest, read the prospectus carefully and consider “The Risks You Face” on page 9 in Part One.

THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT

AND A STATEMENT OF ADDITIONAL INFORMATION.

THESE PARTS ARE BOUND TOGETHER, AND

BOTH CONTAIN IMPORTANT INFORMATION.

UNDER NO CIRCUMSTANCES MAY THE TWO PARTS OF

THIS PROSPECTUS BE DISTRIBUTED SEPARATELY.

Citigroup Global Markets Inc.

Selling Agent

Citigroup Managed Futures LLC

General Partner

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

Diversifying Your Portfolio With Managed Futures	186
Individual Advisor Performance	191
Commodity Markets	200
Glossary	205
Limited Partnership Agreement—Exhibit A	A-1
Subscription Agreement—Exhibit B	B-1
Suitability Requirements—Exhibit C	C-1
Subscription Agreement—Execution Copy	Back Cover

DIVERSIFYING YOUR PORTFOLIO WITH MANAGED FUTURES

What is managed futures?

Managed futures is one of today’s growing investment areas. As an alternative investment, it offers you access to the dynamic global futures markets through the use of professional money managers called commodity trading advisors.

Commodity trading advisors use tested trading methods and money management techniques to attempt to achieve profits and control risk. Trading occurs 24 hours a day in commodity, foreign currency and financial instruments markets around the world.

Substantial investor participation

According to the Barclay Institutional Report—Reference Guide to Managed Futures Trading Advisors, published by the Barclay Trading Group, worldwide assets invested in managed futures grew from an estimated $500 million in 1980 to over $127 billion in 2005—an average growth rate of 25% per year.

Increasing presence in global markets

Unlike the stock and bond markets, the managed futures industry has a relatively short history. Futures trading in the U.S. originated in the 1800’s, primarily in agricultural commodities, such as soybeans, grains, cotton and coffee. Modern day futures markets effectively began in the late 1970s. Over the past two decades, global futures trading has shifted from traditional commodities to predominantly financial futures, such as interest rates, currencies and stock market indices.

Potential returns independent of stock and bond markets

Chart 1 compares a managed futures index, the Center for International Securities and Derivatives Markets (“CISDM”) Advisor Qualified Universe Index (dollar weighted version, referred to hereafter as “CISDM CTA-$”), with a U.S. stock market index, the S&P 500 Stock Index (“S&P 500 Index”) (assuming the reinvestment of all dividends).

The CISDM, which is affiliated with The Isenberg School of Management at the University of Massachusetts-Amherst, creates and monitors several managed futures indices that track performance of managed futures advisors and funds. The CISDM CTA-$ Index is a dollar-weighted index of the returns of approximately 300 commodity trading advisors. To qualify for inclusion in the CISDM CTA-$ Index, a commodity trading advisor must have at least $500,000 under management and 12 months of trading client assets or act as a commodity trading advisor in a public fund that is listed in CISDM’s fund tables. The CISDM CTA-$ Index is reported net of all fees and expenses. Account fees associated with the composite of the advisors in the CISDM CTA-$ Index vary widely and may be higher or lower than the Fund’s fees.

Chart 1

Value of a Hypothetical $1,000 Investment

January 1990—March 2005

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

In Chart 1, periods of significant stock market decline are highlighted. Historically, the CISDM CTA-$ Index has, at times, moved in tandem with the S&P 500 Index. At other times, its performance has diverged. For example, in the most recent market decline caused by corporate accounting concerns between April 2002 and March 2003, the managed futures index rose 19% while the S&P 500 Index decreased by 25%.

The Fund’s advisors are included in the CISDM CTA-$ Index. The collective performance of these seven advisors will likely be different than the composite of the 300 advisors in the CISDM CTA-$ Index. Similarly, the blended performance of seven individual stocks included in the S&P 500 Index would not necessarily have the same performance as the S&P 500 Index itself. In addition, the advisors in the CISDM CTA-$ Index may have different trading styles and trade different markets than the advisors in the Fund. It is not possible to invest in a managed futures product that tracks the CISDM CTA-$ Index. Therefore, performance of the Fund is likely to differ from the CISDM CTA-$ Index.

Past performance, including past non-correlation patterns, is not necessarily indicative of future results. There have been periods when the CISDM CTA-$ Index performed negatively and the S&P 500 Index performed negatively. There can be no assurance that an investment in the Fund will have the results illustrated in Chart 1.

The potential of managed futures to produce returns independent of the stock market is also illustrated in Table 1. Table 1 shows the annual rates of return of a managed futures index (CISDM CTA-$ Index) compared to the annual rates of return of indices for U.S. stocks (S&P 500 Index, NASDAQ Composite Index and DJIA) and international stocks (MSCI $ World). The indices are further defined on page 190.

Table 1

Returns Independent of US and International Stocks

Average Annual Rates of Return

January 1990-March 2005

	Managed Futures CISDM— CTA$	US Stocks— S&P 500	International Stocks—MSCI World Index	Dow Jones Industrial Average	NASDAQ Composite
1990	27.29%	-3.12%	-16.52%	-4.34%	-17.80%
1991	16.82%	30.50%	18.97%	20.32%	56.84%
1992	9.90%	7.65%	-4.66%	4.17%	15.45%
1993	19.86%	10.08%	23.13%	13.72%	14.75%
1994	-0.70%	1.27%	5.58%	2.14%	-3.20%
1995	15.13%	37.59%	21.32%	33.45%	39.92%
1996	14.64%	22.95%	14.00%	26.01%	22.71%
1997	10.06%	33.35%	16.23%	22.64%	21.64%
1998	9.37%	28.57%	24.80%	16.10%	39.63%
1999	3.77%	21.04%	25.34%	25.22%	85.59%
2000	6.18%	-9.10%	-12.92%	-6.18%	-39.29%
2001	4.19%	-11.89%	-16.52%	-7.10%	-21.05%
2002	11.95%	-22.11%	-19.54%	-16.76%	-31.52%
2003	13.25%	28.69%	33.76%	25.32%	50.01%
2004	4.24%	10.87%	15.25%	3.15%	8.61%
2005 through March.	-2.36%	-2.15%	-1.00%	-2.60%	-8.11%
Average Annual Return	10.49%	10.59%	6.89%	9.18%	10.20%
Annualized Standard Deviation	9.88%	14.53%	14.51%	14.68%	25.43%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Ability to register positive returns in up and down markets

Historically, the CISDM CTA-$ Index has, at times, performed positively both when the S&P 500 Index performed positively and also when it performed negatively. This potential to register positive returns in both rising and declining stock market environments is seen as one of the positive attributes of managed futures.

Independent or non-correlated performance should not be confused with negatively correlated performance. Non-correlation means only that managed futures’ performance will likely have no relation to the performance of stocks and bonds. The general partner does not expect the Fund’s performance to be consistently non-correlated with general stock and bond markets.

Managed futures as part of a well diversified portfolio

The potential to produce returns independent of stocks and bonds forms the rationale for including managed futures in a traditional stock and bond portfolio. Diversification among portfolio assets has evolved from a concept called “Modern Portfolio Theory.” Dr. Harry Markowitz developed this theory throughout the 1950’s and was awarded the 1990 Nobel Prize in Economics for this work. The underlying premise of Modern Portfolio Theory is that the inherent risk of a portfolio can be substantially reduced by holding a number of unrelated and positive performing investments. Therefore, by diversifying a traditional stock and bond portfolio with other types of positively performing and non-correlated investments, it may be possible to improve the total rate of return and reduce the overall risk of that portfolio.

In Chart 2, an investment in managed futures, represented by the CISDM CTA-$ Index, is added in increments to a traditional portfolio of 60% U.S. stocks (S&P 500 Index) and 40% bonds (Lehman Brothers Bond Index). The addition of managed futures to the portfolio lowers the overall standard deviation, a statistical measure of risk, and increases the rate of return. Smith Barney recommends that you consult with your financial consultant to determine if an investment in managed futures is suitable for your portfolio and consistent with your investment objectives.

Standard deviation, expressed as a percentage, is a measure of the volatility or variation of an investment’s return around the average return of that investment. A high standard deviation implies high volatility, which means that an investment is less likely to realize its average return.

Chart 2

Illustration of the Hypothetical Impact of Adding

Managed Futures to a Traditional Portfolio

January 1990—March 2005

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

There can be no assurance that an investment in a portfolio that includes managed futures will have these results, nor that an investment in the Fund will have the results represented by the indices. An investor’s portfolio will only realize these benefits if the advisors’ strategies are successful. Additionally, although adding managed futures to a portfolio may provide diversification, managed futures is not a hedging mechanism and there is no guarantee that managed futures will appreciate during periods of inflation or stock and bond market declines.

How to invest in managed futures

Investors may participate in managed futures through an individually managed account or a fund structure.

Managed accounts allow investors to select a commodity trading advisor who meets their preferences for market sectors, trading styles and risk/reward characteristics. This custom-tailored approach is, however, balanced by the potential for unlimited loss.

Managed accounts with established commodity trading advisors generally require a minimum investment of $1 million or more. Managed futures funds are more accessible to individual investors since minimum investment requirements are as low as $5,000 ($2,000 for IRAs). In addition, managed futures funds offer a limited liability structure that allows you to participate in a well-capitalized portfolio while limiting risk.

Managed futures funds also offer investors access to more than one commodity trading advisor combined in one investment.

Definitions

S&P 500 Index consists of 500 U.S. stocks representing a broad range of various industry groups and assumes dividend reinvestment.

Bonds are represented by the Lehman Brothers Bond Index (LBBI), which is comprised of fixed rate debt issues rated investment grade or higher by Moody’s, S&P or Fitch and includes interest. All issues have at least one year to maturity and an outstanding par value of at least $100 million.

International Stocks are represented by the Morgan Stanley Capital International World Index (MSCI $ World) which consists of over 1,500 stocks representing a broad range of industry groups in 23 countries and is calculated in U.S. dollars.

The Dow Jones Industrial Average is a price-weighted average of 30 blue chip stocks, primarily industrials, that are actively traded on the New York Stock Exchange. The DJIA assumes dividend reinvestment and incorporates stock splits.

The NASDAQ Composite Index is a market value-weighted index of more than 3,000 common stock issues traded in the over-the-counter market.

The HFR Composite is an equally weighted performance index of over 1600 hedge funds produced by Hedge Fund Research, Inc. (Source: Hedge Fund Research, Inc., ©HFR, Inc., www.hedgefundresearch.com)

Citigroup Global Markets does not guarantee the accuracy of the indices used.

INDIVIDUAL ADVISOR PERFORMANCE

The following tables were prepared by the general partner and are based on the pro forma returns (adjusted for fees and expenses to be charged to and interest income to be earned by the Fund) and actual returns for each program to be traded in the Fund. The tables show the history of returns and the degree of volatility for the composite accounts of each program.

The pro forma results shown here do not represent an investment in the Fund. The rates of return are based on actual performance of each advisor, but no representation is made that any one account experienced the returns presented. In addition, the Fund is a combination of seven advisors so the Fund’s actual performance will reflect the results of all seven advisors’ programs working together.

Notes to Advisor Tables:

The performance illustrated was derived from Table B-1, pro forma performance and Table B-2, actual Fund performance for each advisor.

The following terms are used in the tables:

The charts entitled Value of a Hypothetical $1,000 Investment represent the value of a hypothetical $1,000 investment with monthly returns based on the composite pro forma performance of the advisor’s program as presented in each advisor’s Table B. The chart does not represent performance of any one account.

Largest Peak-to-Valley Drawdown (defined in notes to each advisor’s tables).

Annual Standard Deviation is a measure of volatility or variation of an investment’s return around the average return of that investment. A high standard deviation implies high volatility, which means that an investment is less likely to realize its average return. Approximately two-thirds of expected returns will fall within the range of the average monthly return plus or minus the standard deviation.

Sharpe Ratio is a measure of the amount of return per unit of risk. It is calculated by subtracting the risk-free rate of return (90-day Treasury bill rate) from the advisor’s annual compound rate of return and dividing the result by the Annual Standard Deviation.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Aspect Capital Limited

Diversified Program—Aspect Diversified Fund, Ltd.

Pro Forma Performance January 2000—December 2003

Actual Fund Performance January 2004—March 2005

Value of a Hypothetical $1,000 Investment

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Capital Fund Management S.A.

Discus Program

Pro Forma Performance January 2000—December 2003

Actual Fund Performance January 2004—March 2005

Value of a Hypothetical $1,000 Investment

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Drury Capital, Inc.

Drury Diversified Trend-Following Program

Pro Forma Performance January 2000—April 2003

Actual Fund Performance May 2003—March 2005

Value of a Hypothetical $1,000 Investment

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Graham Capital Management L.P.

K4 Program At 150% Leverage

Pro Forma Performance January 2000—April 2003

Actual Fund Performance May 2003—March 2005

Value of a Hypothetical $1,000 Investment

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

John W. Henry & Company, Inc.

GlobalAnalytics Program

Pro Forma Performance January 2000—April 2003

Actual Fund Performance May 2003—March 2005

Value of a Hypothetical $1,000 Investment

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Willowbridge Associates Inc.

Argo Trading System

Pro Forma Performance January 2000—April 2003

Actual Fund Performance May 2003—March 2005

Value of a Hypothetical $1,000 Investment

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Winton Capital Management Limited

Diversified Program

Pro Forma Performance January 2000—November 2004

Actual Fund Performance December 2004—March 2005

Value of Hypothetical $1,000 Investment

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Citigroup Diversified Futures Fund L.P.

Summary Statistics for all Programs Traded for the Fund

January 2000—March 2005

The table below indicates the advisors’ performance over the common period of January 2000 through March 2005. The numbers are derived from Table B-1 and Table B-2 of each advisor. See “Notes to Tables B-1 for all Advisors” on page 48 of this prospectus.

	Rate of Return						Compound Average Annual Rate of Return	Average Monthly Gain/Loss	Annualized Standard Deviation
	2000	2001	2002	2003	2004	2005 (January-March)
Aspect Diversified	19.58%	11.89%	12.67%	15.79%	-13.49%	-3.45%	7.45%	+4.75% /-3.67%	18.40%
CFM Discus	9.24%	-11.44%	9.99%	9.32%	-4.28%	-2.13%	1.65%	+3.39% /-2.67%	13.96%
Drury Diversified	12.37%	14.71%	-0.46%	19.45%	2.73%	-7.92%	7.33%	+5.85% /-4.45%	21.56%
Graham K4 150%	8.13%	33.74%	39.17%	18.77%	-2.23%	-17.09%	13.43%	+5.85% /-5.22%	23.43%
JWH Global Analytics	17.78%	-8.81%	24.99%	-0.36%	8.56%	-5.19%	6.28%	+5.17% /-4.57%	20.64%
Willowbridge Argo	16.79%	8.03%	23.77%	-18.51%	13.37%	-7.51%	5.65%	+7.51% /-8.25%	36.78%
Winton Diversified	8.03%	4.72%	11.27%	22.50%	16.34%	4.19%	12.66%	+5.69% /-4.44%	21.75%

Correlation Matrix

January 2000—March 2005

The Correlation Matrix below illustrates the correlation of returns of the Fund’s advisors to the returns of U.S. and international stock market indices, a U.S. bond index and a hedge fund index. The advisors’ data is derived from the performance information in each advisor’s Table B-1 and Table B-2.

	Aspect Diversified	CFM Discus	Drury Diversified	Graham K4 150%	JWH Global Analytics	Willowbridge Argo	Winton Diversified	S&P 500 Index	MSCI $ World Index	LBBI	HFR Composite
Aspect Diversified	1.00
CFM Discus.	0.59	1.00
Drury Diversified	0.60	0.38	1.00
Graham K4 150%.	0.71	0.55	0.66	1.00
JWH Global Analytics.	0.76	0.53	0.64	0.65	1.00
Willowbridge Argo	0.58	0.33	0.50	0.54	0.66	1.00
Winton Diversified	0.83	0.49	0.59	0.60	0.72	0.61	1.00
S&P 500 Index	-0.36	-0.34	-0.37	-0.31	-0.35	-0.07	-0.12	1.00
MSCI $ World Index.	-0.32	-0.30	-0.35	-0.32	-0.31	-0.06	-0.05	0.97	1.00
LBBI .	0.34	0.40	0.27	0.27	0.36	0.42	0.36	-0.24	-0.21	1.00
HFR Composite	-0.17	-0.17	-0.20	-0.23	-0.14	0.05	0.08	0.69	0.75	0.00	1.00

Correlation is a statistical measure of the extent to which two or more variables move together (in this case, rates of return on a point-by-point basis). This measure is then adjusted for volatility of the two variables as measured by their standard deviation. What emerges is a variable which will range from +1.00 to -1.00 and is a statistical measurement tool by which to judge the standardized historical relative return movement (e.g., correlation).

A value of +1.00 indicates perfect positive movement and a value of -1.00 indicates perfect negative movement in terms of the direction and standardized magnitude of historic returns. A value of zero indicates no consistent similarity in movement between the variables or non-correlation. In general, a rating less than 0.50 indicates a certain degree of non-correlation.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

COMMODITY MARKETS

Commodity Markets

The following section provides a descriptive overview of commodity markets. The explanation briefly covers commodity futures and forward contracts, hedging and speculating, options and swaps and the regulatory scheme pursuant to which the Fund and commodity markets generally operate. The following description is a summary only; it is not intended to be complete.

Commodity Futures

Commodity futures contracts are contracts made on a commodity exchange or other trading facility (these may be referred to collectively as “exchanges”) that provide for the future delivery of various agricultural commodities, industrial commodities, foreign currencies or financial instruments at a specified date, time and place. Futures contracts on certain commodities may also be privately negotiated (i.e. traded over-the-counter) in certain circumstances. The Fund currently intends to enter into exchange-traded futures contracts.

A “trading facility” is defined in the Commodity Exchange Act (the “CEA”) as a person or group of persons that provides a physical or electronic facility or system in which multiple participants have the ability to execute or trade agreements, contracts or transactions by accepting bids and offers made by other participants that are open to multiple participants in the facility or system. Trading facilities include traditional commodity exchanges or regulated contract markets that provide market facilities for trading in futures contracts relating to specified commodities. Among the principal regulated contract markets in the U.S. are the Chicago Board of Trade, the Chicago Mercantile Exchange (including the International Monetary Market) and the New York Mercantile Exchange, Inc. Each of these exchanges operates a traditional “open outcry” market for contracts traded on the exchange. In addition, each of these exchanges operates electronic trading facilities in some or all of their contracts. Some exchanges are electronic only. Bids and offers for contracts traded on electronic trading facilities are matched by predetermined automated execution algorithms.

Exchange traded futures contracts are uniform for each commodity and vary only with respect to price and delivery time. A commodity futures contract to accept delivery (buy) is referred to as a “long” contract; conversely a contract to make delivery (sell) is referred to as a “short” contract. Until a commodity futures contract is satisfied by delivery or offset it is said to be an “open” position. The contractual obligations may be satisfied either by taking or making physical delivery of an approved grade of the commodity (or cash settlement in the case of certain futures contracts) or by entering into an offsetting contract to purchase or sell the same commodity prior to the designated date of delivery. As an example of an offsetting exchange traded futures transaction in which the physical commodity is not delivered, the contractual obligations arising from one contract to sell December 2005 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by entering into one contract to purchase December 2005 wheat on the same exchange. In such instance the difference between the price at which the futures contract to sell was entered into and the price paid for the offsetting contract, less the brokerage commission or fees and exchange and clearing fees, represents the profit or loss to the trader.

Forward Contracts

Currencies may be purchased or sold for future delivery through banks or dealers pursuant to what are commonly referred to as “forward contracts.” In such instances, the bank or dealer generally acts as principal in the transaction and includes its anticipated profit and costs of the transaction in the prices it quotes. Mark-ups and/or commissions may also be charged on such transactions. The Fund may trade foreign currency forward contracts to a significant extent. The forward markets are substantially unregulated. See “—Regulation,” below. Unlike exchange-traded futures contracts, forward contracts are not of any standard size. Rather, they are the subject of individual negotiation between the parties involved. Moreover, because generally there is no clearinghouse system applicable to forward contracts, forward contracts are not fungible and there is no direct means of “offsetting” a forward contract by purchase of an offsetting position on the same (or a linked) exchange as one can a futures contract. The forward markets provide what has typically been a highly liquid market for currency trading and in certain cases the prices quoted for forward contracts may be more favorable than those quoted for comparable futures positions on the International Monetary Market of the Chicago Mercantile Exchange. Unlike futures contracts traded on U.S. exchanges, no daily cash settlements of unrealized profit or loss are made in the case of open forward contract positions. Unrealized profit or loss, however, will be reflected daily in the Fund’s net assets.

Commodity futures and forward transactions are highly leveraged and prices are highly volatile and are influenced by, among other things, changing supply and demand relationships, government agricultural, commercial and trade programs and policies, national and international political and economic events, weather and climate conditions, insects and plant disease, purchases and sales by foreign countries and changing interest rates.

Uses of Commodity Markets

Two broad classifications of persons who trade in commodity futures and forwards are “hedgers” and “speculators”. Commercial interests, including farmers, which market or process commodities use the commodities markets primarily for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations. For example, a merchandiser or processor may hedge against price fluctuations between the time it makes a contract to sell a raw or processed commodity and the time it must perform the contract as follows: at the time the merchandiser or processor contracts to sell the commodity at a future date, it simultaneously enters into futures contracts to buy the necessary equivalent quantity of the commodity and, at the time for performance of the contract, either accepts delivery under its futures contracts or buys the actual commodity and closes out the futures position by entering into an offsetting contract to sell the commodity. Similarly, a processor may need to purchase raw materials abroad in foreign currencies in order to fulfill a contract for forward delivery of a commodity or byproduct in the U.S. Such a processor may hedge against the price fluctuation of foreign currency by entering into a futures (or forward) contract for the foreign currency. Thus the commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. The usual objective of the hedger is to protect the profit that the hedger expects to earn from farming, merchandising or processing operations, rather than to profit from commodity trading.

The speculator, unlike the hedger, generally expects neither to deliver nor receive the physical commodity. Instead, the speculator risks his capital with the hope of profiting from price fluctuations in commodity futures contracts. The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid. Speculators rarely take delivery of the physical commodity but usually close out their futures positions by entering into offsetting contracts. Because the speculator may take either long or short positions in the commodity market, it is possible for the speculator to make profits or incur losses regardless of the direction of price trends. Commodities trades made by the Fund will be for speculative rather than for hedging purposes.

A very large number of firms and individuals trade in the commodities markets as hedgers or speculators, many of whom have assets greatly in excess of the Fund’s assets.

Options

The CFTC permits domestic exchanges to apply for licensing for the trading of options on futures contracts and on physical commodities. The Fund may trade in such commodity options as are established on domestic exchanges. Trading policies of the Fund place no limitation on the percentage of net assets that may be invested in options and the Fund may write options. The Fund may trade over-the-counter options to the extent permitted by the CEA.

The risks involved in trading commodity options are similar to those involved in trading futures contracts, in that options are speculative and highly leveraged. Specific market movements of the commodity or futures contract underlying an option cannot be predicted. The purchaser of an option pays a premium and may be charged commissions and other fees. The writer of an option must make margin deposits and may be charged commissions and other fees. Exchanges and certain trading facilities provide trading mechanisms so that an option once purchased can later be sold and an option once written can later be liquidated by an offsetting purchase. However, there can be no assurance that a liquid offset market will exist for any particular option or at any particular time. In such case, it might not be possible to effect offsetting transactions in particular options. Thus in the case of an option on a future, to realize any profit, a holder would have to exercise the option and would have to comply with margin requirements for the underlying futures contract. A writer could not terminate his obligation until the option expired or he was assigned an exercise notice.

Swaps

Swap transactions generally involve contracts with a counterparty to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap. Swap contracts are principal contracts.

Swaps are usually entered into on a net basis, i.e., the two payment streams are netted out in a cash settlement on the payment date or dates specified in the agreement, with the parties receiving or paying, as the case may be, only the net amount of the two payments. Swaps do not generally involve the delivery of underlying assets or principal. Accordingly, the risk of loss with respect to swaps is generally limited to the net amount of payments that the party is contractually obligated to make. In some swap transactions the counterparty may require collateral deposits to support the obligation under the swap agreement. If the counterparty to such a swap defaults, the risk of loss consists of the net amount of payments that the party is contractually entitled to receive in addition to any collateral deposits made with the counterparty.

The Fund will qualify as an eligible contract participant as defined in Section 1a(12) of the CEA provided that its assets are in excess of $10 million.

Regulation

Exchanges in the U.S. and the intermediaries trading thereon are generally subject to regulation under the CEA by the CFTC. Since 1974, the CFTC has been the governmental agency having responsibility for regulation of U.S. commodity futures trading. The CEA was significantly amended by the Commodity Futures Modernization Act of 2000 (the “CFMA”).

The CFMA permits, in addition to traditional exchanges, the development and organization of several types of less regulated trading facilities. In addition, the CFMA transformed the role of the CFTC to one of oversight, streamlined regulation of trading facilities, provided a framework for trading futures on securities, clarified the CFTC’s jurisdiction over foreign exchange and other principal transactions, enhanced legal certainty with respect to futures and derivatives and permitted clearing of over-the-counter derivatives such as swaps through the registration of derivatives clearing organizations with the CFTC. Pursuant to the CFMA, the CFTC and SEC share the regulation of transactions in security futures (futures on single securities or a narrow-based index of securities), which are defined as futures for purposes of the CEA and as securities for purposes of federal securities laws.

The function of the CFTC is to implement the objectives of the CEA of preventing price manipulation and other disruptions to market integrity, avoiding systemic risk, preventing fraud and promoting innovation, competition and financial integrity of transactions. Such regulation, among other things, provides that futures trading in commodities generally must be upon exchanges designated as “contract markets” or derivatives transaction execution facilities and that all trading on such exchanges must be done by or through exchange members. Under the CFMA, futures trading in some commodities between sophisticated persons may be traded on a trading facility not regulated by the CFTC. Trading in spot commodities, forward contracts and swaps between “eligible contract participants” is not within the jurisdiction of the CFTC and may be, therefore, effectively unregulated. The advisors currently trade on contract markets and some use forward foreign exchange contracts and swaps. The advisors may engage in futures trading on derivatives transaction execution facilities, other trading facilities or over-the-counter in the future. The advisors do not intend to trade security futures. Investors should note that various government agencies have investigated practices engaged in on the floors of the Chicago Board of Trade, the Chicago Mercantile Exchange and certain New York exchanges and in this connection a number of floor brokers on the Chicago Mercantile Exchange were indicted and some were convicted for certain trading practices.

The CFTC also has exclusive jurisdiction to regulate the activities of “commodity pool operators” and “commodity trading advisors.” The general partner is registered as a commodity pool operator and a commodity trading advisor and the advisors are registered as commodity trading advisors. Registration as a commodity pool operator or as a commodity trading advisor requires annual filings setting forth the organization and identity of the management and controlling persons of the commodity pool operator or commodity trading advisor. In addition, the CFTC has authority under the CEA to require and review books and records of and review documents prepared by a commodity pool operator or a commodity trading advisor. The CFTC imposes certain disclosure, reporting and record-keeping requirements on commodity pool operators and commodity trading advisors. The CFTC is authorized to suspend a person’s registration as a commodity pool operator or commodity trading advisor if the CFTC finds that such person’s trading practices tend to disrupt orderly market conditions, that any controlling person thereof is subject to an order of the CFTC denying such person trading privileges on any exchange and in certain other circumstances.

Citigroup Global Markets, the commodity broker for the Fund, is also subject to regulation by and registration with the CFTC as a “futures commission merchant.” With respect to domestic futures and options trading, the CEA requires all futures commission merchants to meet and maintain specified fitness and financial requirements, account separately for all customers’ funds, property and positions and maintain specified books and records on customer transactions open to inspection by the staff of the CFTC. The CEA authorizes the CFTC to regulate trading by commodity brokerage firms and their employees, permits the CFTC to require exchange action in the event of market emergencies and establishes an administrative procedure under which commodity traders may institute complaints for damages arising from alleged violations of the CEA. Under such procedures, limited partners may be afforded certain rights for reparations under the CEA.

Many exchanges (but currently not the foreign currency futures markets or the foreign currency forward markets) limit the amount of fluctuation in commodity futures contract prices during a single trading day (other than in the spot month). These regulations specify what are referred to as “daily price fluctuation limits” or, more commonly, “daily limits.” The daily limits establish the maximum amount the price of a futures contract may vary from the previous day’s settlement price. Once the daily limit has been reached in a particular commodity, no trades may be made at a price beyond the limit. Positions in the commodity could then be taken or liquidated only if traders are willing to effect trades at or within the limit during the period for trading on such day. The “daily limit” rule does not limit losses that might be suffered by a trader because it may prevent the liquidation of unfavorable positions. Also, commodity futures prices have moved the daily limit for several consecutive trading days in the past, thus preventing prompt liquidation of futures positions and subjecting the commodity futures trader to substantial losses. See “Risks You Face—Commodity Trading Risks.”

Illiquid markets could make it impossible for the Fund’s advisors to realize profits or limit losses in Part One of this prospectus.

The CFTC and U.S. exchanges have established limits, referred to as “speculative position limits,” on the maximum net long or net short position that any person or group of persons acting together, may hold or control in particular commodities. The position limits established by the CFTC apply to grains, soybeans and cotton. U.S. exchanges have established speculative position limits or accountability levels for all commodity contracts for which no such limits have been established. The CFTC has adopted rules with respect to the treatment of positions held by a commodity pool, such as the Fund, for purposes of determining compliance with speculative position limits. Futures positions of the Fund are allocated only to the person or entity controlling trading decisions for the Fund and not to the limited partners. Currently, all of the positions held by all accounts owned or controlled directly or indirectly by the advisors and their principals will be aggregated with the Fund’s positions. Depending upon the total amount of assets being managed in both the Fund’s account and other accounts controlled directly or indirectly by the advisors, such position limits may affect the ability of the advisor to establish particular positions in certain commodities for the Fund or may require the liquidation of positions.

In addition, pursuant to authority in the CEA, the NFA was formed and registered with the CFTC as a self-regulatory organization in order to relieve the CFTC of the burden of direct regulation of commodity professionals. The NFA is required to establish and enforce for its members training standards and proficiency tests, minimum financial requirements and standards of fair practice. Pursuant to permission granted in the CEA, the CFTC has delegated some of its registration functions to the NFA. The advisors, the general partner and Citigroup Global Markets are each members of the NFA.

The above-described regulatory structure may be modified by additional rules and regulations promulgated by the CFTC or by legislative changes enacted by Congress. Furthermore, the fact of CFTC registration of the general partner and Citigroup Global Markets does not imply that the CFTC has passed upon or approved this offering or their qualifications to act as described in this prospectus.

Margins

Commodity futures contracts are customarily bought and sold on margin deposits that range upward from as little as less than one percent of the purchase price of the contract being traded (margin on security futures will be higher in order to be consistent with margin on comparable exchange-traded stock option contracts as required by the CFMA). Because of these generally low margins, price fluctuations occurring in commodity futures markets may create profits and losses that are greater than are customary in other forms of investment or speculation. Margin is the minimum amount of funds that must be deposited by the commodity futures trader with the commodity broker in order to initiate futures trading or to maintain open positions in futures contracts. A margin deposit is not a partial payment, as it is in connection with the trading of securities, but is like a cash performance bond; it helps assure the trader’s performance of the commodity futures contract. Because the margin deposit is not a partial payment of the purchase price, the trader does not pay interest to his broker on a remaining balance. The minimum amount of margin required with respect to a particular futures contract is set from time to time by the exchange upon which such commodity futures contract is traded and may be modified from time to time by the exchange during the term of the contract. Brokerage firms carrying accounts for traders in commodity futures contracts may increase the amount of margin required as a matter of policy in order to afford further protection for themselves. Citigroup Global Markets intends to require the Fund to meet its standard customer margin requirements, which are generally greater than exchange minimum levels.

When the market value of a particular open commodity futures position changes to a point where the margin on deposit does not satisfy the maintenance margin requirements, a margin call will be made by the trader’s broker. If the margin call is not met within a reasonable time, the broker is required to close out the trader’s position. Margin requirements are computed each day by the trader’s commodity broker. With respect to the Fund’s trading, the Fund and not the limited partners personally, will be subject to the margin calls.

Citigroup Global Markets will not require the Fund to meet and maintain margin on its forward contracts.

GLOSSARY

The following glossary may assist the prospective investor in understanding the terms used in this prospectus.

Advisor.    Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase or sale of commodity contracts or commodity options.

Affiliate.    An affiliate of a person means (a) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such person; (b) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such person; (c) any person, directly or indirectly, controlling, controlled by or under common control of such person; (d) any officer, director or partner of such person; or (e) if such person is an officer, director or partner, any person for which such person acts in such capacity.

CFTC.    Commodity Futures Trading Commission.

Churning.    Engaging in excessive trading with respect to a commodity account for the purpose of generating brokerage commissions.

Commission.    The fee charged by a broker for executing a trade in a commodity account of a customer. Citigroup Global Markets charges most customers, but not the Fund, commissions per futures contract on a “round-turn” basis, that is, only upon the closing of an open position.

Commodity.    The term commodity refers to goods, wares, merchandise, produce and in general everything that is bought and sold in commerce, including financial instruments. Out of this large class, certain commodities have been selected as appropriate vehicles for trading on various national and international exchanges located in principal marketing and commercial areas. Among the commodities currently traded are wheat, corn, oats, hogs, sugar, cotton, lumber, copper, silver, gold, T-Bills, stock indices and foreign currency.

Commodity Broker.    Any person who engages in the business of effecting transactions in commodity contracts for the account of others or for his own account.

Commodity Contract.    A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

Continuous Offering.    Offers and sales of units after the initial offering period.

Daily price fluctuation limit.    The maximum permitted fluctuation (imposed by an exchange and approved by the CFTC) in the price of a futures contract for a given commodity that can occur on an exchange on a given day in relation to the previous day’s settlement price. Such maximum permitted fluctuation is subject to change from time to time by the exchange.

Delivery.    The process of satisfying a commodity futures contract by transferring ownership of a specified quantity and grade of a cash commodity to the purchaser thereof. Certain financial instrument futures contracts are not settled by delivery of the financial instrument, but rather are settled in cash.

Forward contract.    A contract relating to the purchase and sale of a physical commodity for delivery at a future date. It is distinguished from a futures contract in that it is not traded on an exchange and it contains terms and conditions specifically negotiated by the parties.

Limit order.    An order to execute a trade at a specified price or better. As contrasted with a stop order, a limit order does not become a market order when the limit price is reached.

Margin.    Good faith deposits with a commodity broker to assure fulfillment of a purchase or sale of a commodity futures contract. Commodity margins do not involve the payment of interest.

Margin call.    A demand for additional funds after the initial good faith deposit required to maintain a customer’s account in compliance with the requirements of a particular commodity exchange or a commodity broker.

Market order.    An order to execute a trade at the prevailing price as soon as possible.

NFA.    National Futures Association.

Net Assets.    The total assets of the Fund including all cash, plus Treasury securities at accrued interest and the market value of all open commodity positions maintained by the Fund, less brokerage charges accrued and less all other liabilities of the Fund, determined in accordance with generally accepted accounting principles under the accrual basis of accounting. Net Assets equal Net Asset Value.

Net Asset Value of a Unit.    Net Assets divided by the aggregate number of Units of limited and general partnership interest outstanding.

Net Worth.    The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

New Trading Profits.    The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, reallocations or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Fund assets during the period, whether the assets are held separately or in margin accounts. Net Assets will also be adjusted to eliminate the effect of organizational and offering expenses.

Nominal Account Size.    The dollar amount that an advisor and its client have agreed in writing will determine the level of trading in the client’s account regardless of the amount of actual funds on deposit with the futures commission merchant. An account with a nominal account size greater than its actual funds is referred to as a “partially funded account.”

Option.    A contract giving the purchaser the right, as opposed to the obligation, to acquire or to dispose of the commodity or commodity futures contract underlying the option.

Organizational and Offering Expenses.    All expenses incurred by the Fund in connection with and in preparing the Fund for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter’s attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its units under federal and state law, including taxes and fees, accountants’ and attorneys’ fees.

Pit brokerage fees.    Includes floor brokerage, clearing fees, NFA fees and exchange fees.

Position limit.    The maximum number of futures contracts for a given commodity that can be held or controlled at one time by one person or a group of persons acting together. Such limitation is imposed by the CFTC or an exchange.

Pyramiding.    A method of using all or a part of an unrealized profit in a commodity contract position to provide margin for any additional commodity contracts of the same or related commodities.

Round-turn Transaction.    The process of “opening” an investment in a commodity interest by taking a position together with the process of “closing” out that investment by undertaking an offsetting transaction.

Citigroup Global Markets standard public customer rates.    Brokerage commissions that Citigroup Global Markets charges to its public customers, including individuals, which rates change from time to time.

Settlement price.    The closing price for futures contracts in a particular commodity established by the clearinghouse or exchange after the close of each day’s trading.

Sponsor.    Any person directly or indirectly instrumental in organizing the Fund or any person who will manage or participate in the management of the Fund, including a commodity broker who pays any portion of the organizational expenses of the Fund, the general partner and any other person who regularly performs or selects the persons who perform services for the Fund. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term “Sponsor” shall be deemed to include its Affiliates.

Spot contract.    A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a specific commodity lot, usually with a two-day settlement.

Spread or Straddle.    A commodity trading strategy involving the simultaneous buying and selling of contracts on the same commodity but involving different delivery dates or markets and in which the trader expects to earn a profit from a widening or narrowing of the difference between the prices of the two contracts.

Stop order.    An order given to a broker to execute a trade in a commodity futures contract when the market price for the contract reaches the specified stop order price. Stop orders may be utilized to protect gains or limit losses on open positions or to enter into new positions. Stop orders become market orders when the stop price is reached.

Swaps.    Swap transactions generally involve contracts with a counterparty to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap. Swap contracts are not guaranteed by an exchange or clearinghouse.

Unrealized profit or loss.    The profit or loss that would be realized on an open position if it were closed out at the current settlement price.

Valuation Date.    The date as of which the Net Assets of the Fund are determined.

Valuation Period.    A regular period of time between Valuation Dates.

EXHIBIT A

LIMITED PARTNERSHIP AGREEMENT

EXHIBIT A

LIMITED PARTNERSHIP AGREEMENT

This Limited Partnership Agreement dated as of December 3, 2002 by and between Smith Barney Futures Management LLC, 388 Greenwich Street, New York, New York 10013 (the “General Partner”) and David J. Vogel (the “Initial Limited Partner”) and those other parties who shall execute this Agreement, whether in counterpart or by attorney-in-fact, as limited partners (the Initial Limited Partner and such other parties are collectively, the “Limited Partners”) (the General Partner and Limited Partners may be collectively referred to herein as “Partners”),

WITNESSETH:

WHEREAS, the parties hereto desire to form and continue a limited partnership for the purpose of trading in commodity interests including futures contracts, options and forward contracts;

NOW, THEREFORE, the parties hereto agree as follows:

1.  Formation and Name.

The parties hereto hereby form a limited partnership under the New York Uniform Limited Partnership Act. The name of the limited partnership is Citigroup Diversified Futures Fund L.P. (the “Partnership”). The General Partner shall execute and file a Certificate of Limited Partnership in accordance with the provisions of the New York Revised Uniform Limited Partnership Act and execute, file, record and publish, as appropriate, such amendments, restatements and other documents as are or become necessary or advisable, as determined by the General Partner.

2.  Principal Office.

The principal office of the Partnership shall be 388 Greenwich Street, New York, New York 10013 or such other place as shall be designated by the General Partner.

3.  Business.

(a)  The Partnership business and purpose is to trade, buy, sell or otherwise acquire, hold or dispose of interests, directly or indirectly, in commodities of all descriptions, including futures contracts, swaps, commodity options, forward contracts and any other rights or interests pertaining thereto.

(b)  The objective of the Partnership business is appreciation of its assets through speculative diversified trading. The Partnership shall not:

(1)  engage in the pyramiding of its positions by using unrealized profit on existing positions as margin for the purchase or sale of additional positions in the same or related commodities;

(2)  utilize borrowings except short-term borrowings if the Partnership takes delivery of cash commodities, provided that neither the deposit of margin with a commodity broker or swap dealer nor obtaining and drawing on a line of credit with respect to forward contracts or swaps shall constitute borrowing; or

(3)  permit the churning of its account.

4.  Term, Dissolution and Fiscal Year.

(a)  Term.    The term of the Partnership shall commence on the date the Certificate of Limited Partnership is filed in the office of the Secretary of State of the State of New York and shall end upon the first to occur of the following: (1) December 31, 2022; (2) receipt by the General Partner of an election to dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the Units of Limited Partnership Interest then outstanding, notice of which is sent by registered mail to the General Partner not less than 90 days prior to the effective date of such dissolution; (3) assignment by the General Partner of all of its interest in the Partnership, withdrawal, removal, bankruptcy or any other event that causes the General Partner to cease to be a general partner under the Partnership Act (unless the Partnership is continued pursuant to Paragraph 17); (4) any event which shall make it unlawful for the existence of the Partnership to be continued; or (5) if Net Asset Value falls below $400 as of the end of any business day after trading.

(b)  Dissolution.    Upon the dissolution of the Partnership, the assets of the Partnership shall be distributed to creditors, including any Partners who may be creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Partnership (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made and liabilities for distributions to Partners; to Partners and former Partners in satisfaction of liabilities for distributions; and to Partners first for the return of their contributions and second respecting their partnership interests, in the proportions in which the Partners share in distributions. Following distribution of the assets of the Partnership, a Certificate of Cancellation for the Partnership shall be filed as required by the Partnership Act.

(c)  Fiscal Year.    The fiscal year of the Partnership will commence on January 1 and end on December 31 each year (“fiscal year”). Each fiscal year of the Partnership is divided into four fiscal quarters commencing on the first day of January, April, July and October (“fiscal quarter”).

5.  Net Worth of General Partner.

The General Partner agrees that at all times after the termination of the initial offering period of the Partnership’s Units of Limited Partnership Interest described in Paragraph 11 hereof (the “Public Offering”), so long as it remains the General Partner of the Partnership, it will maintain a Net Worth (as defined below but excluding its capital contribution to the Partnership) equal to the greater of (a) 5% of the total contributions (including contributions by the General Partner) to all limited partnerships to which it is a general partner (including the Partnership) plus (prior to the termination of the Public Offering) 5% of the Units being offered for sale in the Partnership or (b) $50,000. In no event will the General Partner be required to maintain a net worth in excess of the greater of (i) $1,000,000 or (ii) the amount which the General Partner is advised by counsel as necessary or advisable to ensure that the Partnership is taxed as a partnership for federal income tax purposes.

For the purposes of this Paragraph 5, Net Worth shall be based upon current fair market value of the assets of the General Partner. The requirements of this Paragraph 5 may be modified if the General Partner obtains an opinion of counsel for the Partnership that a proposed modification will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes and will not violate any state securities or blue sky laws to which the Partnership may be subject from time to time.

6.  Capital Contributions and Units of Partnership Interest.

The General Partner shall contribute to the Partnership, immediately prior to the time the Partnership commences trading activities and as necessary thereafter, an amount which shall at least equal the greater of (a) 1% of capital contributions or (b) $25,000. The General Partner’s contribution shall be evidenced by “Units of General Partnership Interest.” The General Partner may not make any transfer or withdrawal of its contribution to the Partnership while it is General Partner which would reduce its percentage interest in the Partnership to less than such required interest in the Partnership. Any withdrawal of any such excess interest by the General Partner may be made only upon not less than 30 days’ notice to the Limited Partners prior to the end of a fiscal quarter.

Interests in the Partnership, other than those of the General Partner, shall be evidenced by “Units of Limited Partnership Interest” which the General Partner on behalf of the Partnership shall, in accordance with the Prospectus included in the Registration Statement referred to in Paragraph 11, sell to persons desiring to become Limited Partners. For each Unit of Limited Partnership Interest purchased prior to the commencement of trading operations, a Limited Partner shall contribute $1,000 to the capital of the Partnership. For any Unit (or partial unit rounded to four decimal places) of Limited Partnership Interest purchased thereafter, a Limited Partner shall contribute to the capital of the Partnership an amount equal to the Net Asset Value of a Unit (or partial unit, as the case may be) of Limited Partnership Interest as of the close of business on the day preceding the effective date of such purchase and shall pay in addition any selling commission which must be paid with respect to such purchase. For purposes of such purchases, any accrued liability for reimbursement of offering and organizational expenses will not reduce Net Asset Value per Unit. The aggregate of all contributions shall be available to the Partnership to carry on its business and no interest shall be paid on any such contribution. The General Partner may, in its discretion, split the Units at any time, provided that any such action will not adversely affect the capital account of any limited partner. All subscriptions for Units of Limited Partnership Interest made pursuant to the Public Offering of the Units of Limited Partnership Interest must be on the form provided in the Prospectus.

The proceeds from the sale of the Units of Limited Partnership Interest pursuant to the Public Offering shall be placed in an escrow account and shall not be contributed to the capital of the Partnership prior to the termination of the Initial Offering Period (as defined in the Prospectus). If subscriptions for at least 25,000 Units of Limited Partnership Interest shall not have been received and accepted by the General Partner when the Initial Offering Period is terminated, this Agreement shall terminate, the full amount of all subscriptions shall be promptly returned to the subscribers and the Certificate of Limited Partnership shall be canceled. If subscriptions for at least 25,000 Units of Limited Partnership Interest shall have been received and accepted by the General Partner prior to the termination of the Initial Offering Period, the proceeds thereof shall be contributed to the capital of the Partnership and the Partnership shall thereafter commence trading operations. All subscribers shall receive the interest earned on their subscriptions while held in escrow. All subscribers who have been accepted by the General Partner shall be deemed admitted as Limited Partners at the time they are reflected as such on the books and records of the Partnership.

7.  Allocation of Profits and Losses.

(a)  Capital Accounts.    A capital account shall be established for each Partner. The initial balance of each Partner’s capital account shall be the amount of his initial capital contribution to the Partnership.

(b)  Allocations.    As of the close of business on the last day of each month during each fiscal year of the Partnership, the following determinations and allocations shall be made:

(1)  The Net Assets of the Partnership (as defined in Paragraph 7(d)(1)) before any management and incentive fees payable by the Partnership as of such date shall be determined.

(2)  Monthly management fees, if any, payable by the Partnership as of such date shall then be charged against Net Assets.

(3)  Incentive fees, if any, shall then be charged against Net Assets.

(4)  Any increase or decrease in Net Assets as of the end of the month (after the adjustments in subparagraphs (2) and (3) above) shall then be credited or charged to the capital accounts of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

(5)  The amount of any distribution to a Partner, any amount paid to a Limited Partner on redemption of Units of Limited Partnership Interest and any amount paid to the General Partner on redemption of Units of General Partnership Interest, shall be charged to that Partner’s capital account.

(c)  Allocation of Profit and Loss for Federal Income Tax Purposes.    The Partnership’s realized capital gain or loss and ordinary income or loss shall be allocated among the Partners in the ratio that each Partner’s capital account bears to all Partners’ capital accounts. Any Partner who redeems Units of Limited or General Partnership Interest during any fiscal year will be allocated his proportionate share of the capital gain or loss and ordinary income or loss realized by the Partnership during the period that such Units of Limited or General Partnership Interest were owned by such Partner, based on the ratio that the capital accounts allocable to such acquired or redeemed Units of Limited or General Partnership Interest bear to the capital accounts allocable to all Partners’ Units of Limited or General Partnership Interest for such period. Any Partner who transfers or assigns Units of Limited or General Partnership Interest during any fiscal year shall be allocated his proportionate share of the capital gain or loss and ordinary income or loss realized by the Partnership through the end of the month in which notice of such transfer or assignment is given to the General Partner in accordance with Paragraph 10(b) hereof and the transferee or assignee of such Units shall be allocated his proportionate share of the capital gain or loss and ordinary income or loss realized by the Partnership commencing with the month next succeeding the month in which notice of transfer or assignment is given. The method of allocating gains and losses for tax purposes may be changed by the General Partner upon receipt of advice from counsel to the Partnership that such change is required by applicable law or regulations.

(d)  Definitions:

(1)  Net Assets.    Net Assets of the Partnership shall mean the total assets of the Partnership including all cash, plus Treasury Bills at market, accrued interest and the market value of all open commodity positions maintained by the Partnership, less brokerage charges accrued and less all other liabilities of the Partnership, determined in accordance with generally accepted accounting principles under the accrual basis of accounting.

(2)  Net Asset Value per Unit.    The Net Asset Value of each Unit of Limited Partnership Interest and each Unit of General Partnership Interest shall be determined by dividing the Net Assets of the Partnership by the aggregate number of Units of Limited and General Partnership Interest outstanding.

(3)  Capital Contributions.    Capital contributions shall mean the total investment in the Partnership by a Partner or by all Partners, as the case may be.

(4)  New Trading Profits.    The excess, if any, of Net Assets managed by an Advisor at the end of the fiscal period over Net Assets managed by the Advisor at the end of the highest previous fiscal period or Net Assets allocated to the Advisor at the date trading commences, whichever is higher and as further adjusted to eliminate the effect on Net Assets resulting from new capital contributions, redemptions, reallocations or capital distributions, if made during the fiscal period decreased by interest or other income, not directly related to trading activity, earned on the Partnership’s assets during the fiscal period, whether the assets are held separately or in margin accounts. Net Assets will also be adjusted to eliminate the effect of organizational and offering expenses.

(5)  Organizational and Offering Expenses.    Organizational and offering expenses shall mean all expenses incurred by the Partnership in connection with and in preparing for registration and subsequent offering and distributing it to the public, including but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter’s attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activities, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Units of Limited Partnership Interest under federal and state law, including taxes and fees, accountants’ and attorneys’ fees.

(6)  Valuation Date.    The date as of which the Net Assets of the Partnership are determined.

(7)  Valuation Period.    A regular period of time between Valuation Dates.

(8)  Advisor.    Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase or sale of commodity contracts or commodity options.

(9)  Commodity Contract.    A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

(10)  Pyramiding.    A method of using all or a part of an unrealized profit in a commodity contract position to provide margin for any additional commodity contracts of the same or related commodities.

(11)  Sponsor.    Any person directly or indirectly instrumental in organizing the Partnership or any person who will manage or participate in the management of the Partnership, including a commodity broker who pays any portion of the organizational expenses of the Partnership, the General Partner and any other person who regularly performs or selects the persons who perform services for the Partnership. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term “Sponsor” shall be deemed to include its Affiliates.

(e)  Expenses and Limitation Thereof.    Subject to the limitations set forth below in this Paragraph 7(e), the Partnership shall bear all commodity brokerage fees and shall be obligated to pay all liabilities incurred by it, including, without limitation, all expenses incurred in connection with its trading activities and any management and incentive fees. The General Partner shall bear all other operating expenses except legal, accounting, filing, data processing and reporting fees and extraordinary expenses. Appropriate reserves may be created, accrued and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner. The aggregate annual expenses of every character paid or incurred by the Partnership, including management fees, advisory fees and all other fees, except for incentive fees, commodity brokerage commissions, the actual cost of legal and audit services and extraordinary expenses, when added to the customary and routine administrative expenses of the Partnership, shall in no event exceed, on an annual basis,  1/2 of 1% of Net Assets per month. For the purpose of this limitation, customary and routine administrative expenses shall include all expenses of the Partnership other than commodity brokerage commissions, incentive fees, the actual cost of legal and audit services and extraordinary expenses. All expenses of the Partnership shall be billed directly to and paid by the Partnership. If necessary, the General Partner will reimburse the Partnership, no less frequently than quarterly, for the amount by which aggregate fees and expenses exceed, on an annual basis,  1/2 of 1% of Net Assets per month. Reimbursements to the General Partner or its affiliates shall not be allowed, except for reimbursement of actual cost of legal and audit services used for or by the Partnership and charges incidental to trading. Expenses incurred by the General Partner in connection with administration of the Partnership including but not limited to salaries, rent, travel expenses and such other items generally falling under the category of overhead, shall not be charged to the Partnership. In no event will organizational and offering expenses exceed 15% of the Partners’ initial capital contributions. For this purpose organizational and offering expenses include interest on loans from Salomon Smith Barney to the Partnership for payment of organizational and offering expenses, if any.

(f)  Limited Liability of Limited Partners:

(1)  Each Unit of Limited Partnership Interest, when purchased by a Limited Partner, subject to the qualifications set forth below, shall be fully paid and non-assessable.

(2)  A Limited Partner will have no liability in excess of his obligation to make contributions to the capital of the Partnership and his share of the Partnership’s assets and undistributed profits, subject to the qualifications provided in New York law.

(g)  Return of Limited Partners’ Capital Contribution.    Except to the extent that a Limited Partner shall have the right to withdraw capital through redemption of Units of Limited Partnership Interest or shall be entitled to distributions in accordance with the terms of this Agreement, no Limited Partner shall have any right to demand the return of his capital contribution or any profits added thereto, except upon dissolution of the Partnership. In no event shall a Limited Partner be entitled to demand and receive property other than cash.

(h)  Distributions.    The General Partner shall have sole discretion in determining what distributions (other than on redemption of Units of Limited Partnership Interest), if any, the Partnership will make to its Partners. Distributions shall be pro rata in accordance with the respective capital accounts of the Partners.

8.  Management of the Partnership.

Except as hereinafter provided, the General Partner, to the exclusion of all Limited Partners, shall conduct, manage and control the business of the Partnership including, without limitation, the investment of the funds of the Partnership. The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership. The Partnership shall not permit the limited partners to contract away the fiduciary obligation owed to the limited partners by the General Partner under common law. Except as provided herein, no Partner shall be entitled to any salary, draw or other compensation from the Partnership. Each Limited Partner hereby undertakes to advise the General Partner of such additional information as may be deemed by the General Partner to be required or appropriate to open and maintain an account or accounts with commodity brokerage firms for the purpose of trading in commodity contracts.

The General Partner may delegate its responsibility for the investment of the Partnership’s assets to one or more qualified trading advisors and may delegate trading discretion to such persons, provided that the General Partner shall retain the ability to allocate and reallocate assets among advisors and the right to override decisions and take such other actions as may be necessary or desirable to liquidate accounts or protect the Partnership. The General Partner may negotiate and enter into one or more management agreements with the advisor(s) on behalf of the Partnership. Any such agreement could obligate the Partnership to pay management and incentive fees to the advisors in amounts determined by the General Partner acting in the best interests of the Partnership; provided, however, that such fees will in no event exceed those permitted under NASAA Guidelines for the Registration of Commodity Pools (the “Guidelines”) and that neither the General Partner nor any affiliate of the General Partner shall receive an incentive fee in excess of 15% of New Trading Profits or a management fee if it or any of its affiliates receives any portion of the brokerage commissions paid by the Partnership. Specifically, except to the extent permitted by future changes to the Guidelines, incentive fees paid by the Partnership to an Advisor shall never exceed 15%, increased by an additional 2% for each 1% by which the Partnership’s aggregate annual expenses are reduced below 6% annually, of New Trading Profits, calculated not more often than quarterly on the Valuation Date, over the highest previous Valuation Date. The General Partner will not raise the incentive fee cap regardless of whether there is an increase in the fee cap set forth in the NASAA Guidelines for the Registration of Commodity Pool Programs while the Units of Limited Partnership Interest are registered in any jurisdiction that imposes the lower fee cap in the Guidelines as of the date of this Agreement.

The General Partner shall monitor the trading and performance of any trading advisor for the Partnership and shall not permit the “churning” of the Partnership’s account. The General Partner shall calculate the Net Assets of the Partnership daily and shall make available, upon the request of a Limited Partner, the Net Asset Value of a Unit of Limited Partnership Interest. The Partnership shall seek the best price and services available in its commodity futures brokerage transactions. The Partnership may not enter into an exclusive brokerage contract. The General Partner is authorized to enter into the Customer Agreement with Salomon Smith Barney Inc. (“Salomon Smith Barney”) described in the Prospectus and to cause the Partnership to pay Salomon Smith Barney a monthly brokerage fee equal to up to .46% of month-end Net Assets (5.5% per year) (exclusive of fees incurred in connection with trading including exchange, clearing, floor brokerage, give-up and National Futures Association fees) and to negotiate Customer Agreements in the future on these or other terms. Any interest or other income derived from any portion of the Partnership’s assets whether held in the Partnership’s margin account or otherwise shall accrue solely to the benefit of the Partnership except as otherwise provided in the Guidelines. Neither the General Partner nor any affiliate of the General Partner shall directly or indirectly pay or award any commissions or other compensation to any person engaged to sell Units of Limited Partnership Interests or to give investment advice to a potential Limited Partner, provided, however, that neither the General Partner nor any affiliate of the General Partner is prohibited from paying to a registered broker-dealer or other properly licensed person a normal sales commission, including trail commissions, for selling Units of Limited Partnership Interest. The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership including, but not limited to, the following: opening bank accounts with state or national banks; paying or authorizing the payment of, distributions to the Partners and expenses of the Partnership, such as management fees, brokerage commissions or fees, legal and accounting fees, printing and reporting fees and registration and other fees of governmental agencies; and investing or directing the investment of funds of the Partnership not being utilized as margin deposits. Only those goods and services enumerated in the Limited Partnership Agreement will be those provided by the General Partner to the Partnership. Except as provided in the Prospectus, the General Partner shall not take any action with respect to the assets or property of the Partnership which does not benefit the Partnership.

The General Partner shall review, not less often than annually and to the extent practicable, the brokerage rates charged to public commodity pools which are comparable to the Partnership to determine that the brokerage fees being paid by the Partnership are competitive with such other rates. The General Partner may not rely solely on the rates charged by other major commodity pools to make its determinations. The General Partner may in its discretion, acting in the best interests of the Partnership, negotiate with Salomon Smith Barney to amend the Customer Agreement so that the Partnership is charged brokerage commissions on a round-turn basis instead of the monthly fee initially contemplated; provided that the commission rate agreed to is comparable to rates charged to comparable public commodity pools and further provided that such commissions, including pit brokerage fees, will not exceed the limitation set forth in the Guidelines.

The General Partner shall maintain a list of the names and addresses of and interests owned by, all Partners, a copy of which shall be furnished to Limited Partners upon request either in person or by mail and upon payment of the cost of reproduction and mailing and such other books and records relating to the business of the Partnership at the principal office of the Partnership. The General Partner shall retain such records for a period of not less than six years. The Limited Partners shall be given reasonable access to the books and records of the Partnership.

The Partnership shall not enter into any contract with the General Partner or any of its affiliates or with any trading advisor which has a term of more than one year. The Partnership shall make no loans. Assets of the Partnership will not be commingled with assets of any other entity. Deposit of assets with a commodity broker or dealer shall not constitute commingling. Except as provided herein, no person may receive, directly or indirectly, any Net Asset fee for investment advice or management who shares or participates in any commodity brokerage commissions or fees from transactions for the Partnership; no broker (including the General Partner and its affiliates) may pay, directly or indirectly, rebates or give ups to any trading advisor; and such prohibitions shall not be circumvented by any reciprocal business arrangements. On loans made available to the Partnership by the General Partner or any of its affiliates, the lender may not receive interest in excess of its interest costs, nor may the lender receive interest in excess of the amounts that would be charged the Partnership (without reference to the lender’s financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose and the lender shall not receive points or other financing charges or fees regardless of the amounts.

Subject to Paragraph 5 hereof, the General Partner may engage in other business activities and shall not be required to refrain from any other activity nor disgorge any profits from any such activity, whether as general partner of additional partnerships for investment in commodity futures contracts or otherwise. The General Partner may engage and compensate (consistent with the Guidelines) on behalf of the Partnership from funds of the Partnership, such persons, firms or corporations, including any affiliated person or entity, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership.

No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership, nor to determine any fact or circumstance bearing upon the existence of its authority.

9.  Audits and Reports to Limited Partners.

The Partnership books and records shall be audited annually by independent accountants. The Partnership will cause each Partner to receive (i) within 90 days after the close of each fiscal year, audited financial statements including a balance sheet and statements of income and partners’ equity for the fiscal year then ended and (ii) within 75 days after the close of each fiscal year, such tax information as is necessary for him to complete his federal income tax return. In addition, within 30 days of the end of each month the Partnership will provide each Limited Partner with reports showing Net Assets and Net Asset Value per Unit of Limited and General Partnership Interest as of the end of such month, as well as information relating to the advisory and brokerage fees and other expenses incurred by the Partnership during such month. Both annual and monthly reports shall include such additional information as the Commodity Futures Trading Commission may require under the Commodity Exchange Act to be given to participants in commodity pools such as the Partnership. The General Partner shall calculate the Net Asset Value per Unit of Limited and General Partnership Interest daily and shall make such information available upon the request of a Limited Partner for a purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership. The General Partner will submit to state securities law administrators any information which such administrators require to be filed, including, but not limited to, copies of the annual and monthly reports to be provided to Limited Partners.

In addition, if any of the following events occur, notice of such event shall be mailed to each Limited Partner within seven business days of the occurrence of the event: (i) a decrease in the Net Asset Value of a Unit of Limited Partnership Interest to 50% or less of the Net Asset Value most recently reported; (ii) any material change in contracts with advisors including any change in advisors or any modification in connection with the method of calculating the incentive fee; (iii) any change in commodity brokers or any change to payment or brokerage commissions on a round turn basis; (iv) any change in the General Partner; or (v) any material change in the Partnership’s trading policies or in any advisor’s trading strategies; and (vi) any other material change affecting the compensation of any party. Any notice sent pursuant to this paragraph will include a description of the Limited Partners’ voting rights and/or redemption rights under this Agreement.

10.  Transfer and Redemption of Units.

(a)  Initial Limited Partner.    As of the day after trading commences, the Initial Limited Partner may redeem his Unit for $1,000 and withdraw from the Partnership.

(b)  Transfer.    Each Limited Partner expressly agrees that he will not assign, transfer or dispose of, by gift or otherwise, any of his Units of Limited Partnership interest or any part or all of his right, title and interest in the capital or profits of the Partnership without giving written notice of the assignment, transfer or disposition to the General Partner and that no assignment, transfer or disposition shall be effective against the Partnership or the General Partner until the first day of the month next succeeding the month in which the General Partner receives the written notice described below. Any assignment, transfer or disposition by an assignee of Units of Limited Partnership Interest of his interest in the capital or profits of the Partnership shall not be effective against the Partnership or the General Partner until the first day of the month next succeeding the month in which the General Partner receives the written notice described below. If the General Partner receives an opinion of counsel to the effect that a transfer should be prohibited in order to protect against treatment as a publicly traded partnership, such transfer shall be prohibited. Upon advice of counsel, the General Partner shall eliminate or modify any restrictions on substitutions or assignment at such time as the restriction is no longer necessary. If an assignment, transfer or disposition occurs by reason of the death of a Limited Partner or assignee, such written notice may be given by the duly authorized representative of the estate of the Limited Partner or assignee and shall be supported by such proof of legal authority and valid assignment as may reasonably be requested by the General Partner. The written notice required by this paragraph shall specify the name and residence address of the assignee, the date of assignment, shall include a statement by the assignee that he agrees to give the above-described written notice to the General

Partner upon any subsequent assignment and shall be signed by the assignor and assignee. The General Partner may, in its sole discretion, waive receipt of the above-described notice or waive any defect therein. Any such assignee shall become a substituted Limited Partner only upon the consent of the General Partner (which consent may only be withheld for the purpose of preserving the Partnership’s tax status or to avoid adverse legal consequences to the Partnership), upon the execution of a Power of Attorney by such assignee appointing the General Partner as his attorney-in-fact in the form contained in paragraph 13 hereof. The estate or any beneficiary of a deceased Limited Partner or assignee shall have no right to withdraw any capital or profits from the Partnership except by redemption of Units of Limited Partnership Interest. Upon the death of a Limited Partner, his estate shall have any rights of inventory, accounting, appraisal or examination of Partnership records as are granted by law. A substituted Limited Partner shall have all the rights and powers and shall be subject to all the restrictions and liabilities of a Limited Partner of the Partnership. A substituted Limited Partner is also liable for the obligations of his assignor to make contributions to the Partnership, but shall not be liable for the obligations of his assignor under the Partnership Act to return distributions received by the assignor, provided, however, that a substituted Limited Partner shall not be obligated for liabilities unknown to him at the time he became a substituted Limited Partner and which could not be ascertained from this Agreement. Each Limited Partner agrees that with the consent of the General Partner any assignee may become a substituted Limited Partner without the further act or approval of any Limited Partner. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner and shall not have any of the rights of a Limited Partner except that the assignee shall be entitled to receive that share of capital or profits and shall have that right of redemption to which his assignor would otherwise have been entitled. An assigning Limited Partner shall remain liable to the Partnership as provided in the Partnership Act, regardless of whether his assignee becomes a substituted Limited Partner. The transfer of Units of Limited Partnership Interest shall be subject to all applicable securities laws. The transferor or assignor shall bear the cost related to such transfer or assignment. Certificates representing Units of Limited Partnership Interest may bear appropriate legends to the foregoing effect. Except for transfers by gift, inheritance, intrafamily transfers, family dissolutions and transfers to affiliates, no transfer may be made that results in either the transferor or the transferee holding fewer than three Units.

(c)  Redemption.    After the end of three full months after the purchase of a Unit, a Limited Partner (or any assignee thereof) may withdraw some or all of his capital contribution and undistributed profits, if any, from the Partnership in multiples of the Net Asset Value of a Unit of Limited Partnership Interest (such withdrawal being herein referred to as “redemption”) as of the last day of a calendar month (the “Redemption Date”) after a request for redemption has been made to the General Partner; provided, that all liabilities, contingent or otherwise, of the Partnership, except any liability to Partners on account of their capital contributions, have been paid or there remains property of the Partnership sufficient to pay them. For the purpose of a redemption, any accrued liability for reimbursement of offering and organizational expenses will not reduce Net Asset Value per Unit. As used herein, “request for redemption” shall mean a written or oral request in a form specified by the General Partner received by the General Partner at least 10 days in advance of the Redemption Date. No partial redemptions are permitted if after giving effect to the redemption a Limited Partner would own fewer than three Units. Upon redemption a Limited Partner (or any assignee thereof) shall receive, per Unit of Limited Partnership Interest redeemed, an amount equal to the Net Asset Value of a Unit of Limited Partnership Interest as of the Redemption Date, less any amount owing by such Partner (and his assignee, if any) to the Partnership. If redemption is requested by an assignee, all amounts owed by the Partner to whom such Unit of Limited Partnership Interest was sold by the Partnership as well as all amounts owed by all assignees of such Unit of Limited Partnership Interest shall be deducted from the Net Asset Value of such Unit of Limited Partnership Interest upon redemption by an assignee. Payment will be made within 10 business days after the Redemption Date. The General Partner may temporarily suspend redemptions if necessary in order to liquidate commodity positions in an orderly manner and may, in its discretion, in a particular case, permit redemptions before the end of any applicable holding period, partial redemptions or at times other than month-end. Limited Partners who have submitted redemption requests will be notified in writing within ten days after the requested Redemption Date if the redemption request will not be honored.

The General Partner may, in its sole discretion and upon notice to the Limited Partners, declare a special redemption date on which Limited Partners may redeem their Units at Net Asset Value, provided that the Limited Partner submits a request for redemption in a form acceptable to the General Partner. The General Partner shall declare such a special redemption date whenever the Partnership experiences a decline in net asset value per unit as of the close of business on any business day to less than 50% of the net asset value per unit on the last valuation date. The Partnership shall suspend trading during such special redemption period.

11.  Public Offering of Units of Limited Partnership Interest.

The General Partner on behalf of the Partnership shall (i) cause to be filed a Registration Statement and such amendments thereto as the General Partner deems advisable, with the United States Securities and Exchange Commission for the registration and public offering of the Units of Limited Partnership Interest and (ii) qualify the Units of Limited Partnership Interest for sale under the securities laws of such States of the United States or foreign countries as the General Partner shall deem advisable.

The General Partner may make such arrangements for the sale of the Units of Limited Partnership Interest as it deems appropriate, including, without limitation, the execution on behalf of the Partnership of a selling agreement with Salomon Smith Barney as an agent of the Partnership for the offer and sale of the Units of Limited Partnership Interest as contemplated in the Prospectus.

12.  Admission of Additional Partners.

After the Public Offering of the Units of Limited Partnership Interest has been terminated by the General Partner, no additional General Partners will be admitted to the Partnership except as described in Paragraph 17(c). The General Partner may take such actions as may be necessary or appropriate at any time to offer new Units or partial Units and to admit new Limited Partners to the Partnership. Any new Limited Partners accepted by the General Partner shall be deemed admitted as Limited Partners at the time they are reflected as such on the books and records of the Partnership.

13.  Special Power of Attorney.

Each Limited Partner does irrevocably constitute and appoint the General Partner and each other person or entity that shall after the date of this Agreement become a general partner of the Partnership with the power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to, file and record in his behalf in the appropriate public offices and publish (i) this Agreement and Certificate of Limited Partnership including amendments and/or restatements thereto; (ii) all instruments which the General Partner deems necessary or appropriate to reflect any amendment, change or modification of the Partnership or dissolution of the Partnership in accordance with the terms of this Agreement; (iii) Certificates of Assumed Name; and (iv) Customer Agreements with Salomon Smith Barney or other commodity brokerage firms. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive and not be affected by the subsequent incapacity, disability or death of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor thereto, acting in good faith pursuant to such Power of Attorney; provided, however, that the action taken was determined to be in the best interest of the Partnership and did not constitute negligence or misconduct of the General Partner or any successor thereto. In the event of any conflict between this Agreement and any instruments filed by such attorney pursuant to the Power of Attorney granted in this Paragraph, this Agreement shall control.

14.  Withdrawal of a Partner.

The Partnership shall be dissolved and its affairs wound up upon the assignment by the General Partner of all of its interest in the Partnership, withdrawal, removal, bankruptcy or any other event that causes the General Partner to cease to be a general partner under the Partnership Act (unless the Partnership is continued pursuant to Paragraph 17). The General Partner shall not withdraw from the Partnership without giving the Limited Partners one hundred twenty (120) days’ prior written notice. The death, incompetency, withdrawal, insolvency or dissolution of a Limited Partner shall not (in and of itself) dissolve the Partnership and such Limited Partner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Partner’s interest in the Partnership except as provided in Paragraph 10 hereof. Each Limited Partner (and any assignee of such Partner’s interest) expressly agrees that in the event of his death, he waives on behalf of himself and his estate and he directs the legal representative of his estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Partnership and any right to an audit; provided, however, that this waiver in no way limits the rights of the Limited Partners or their representatives to have access to the Partnership’s books and records as described in Paragraph 8 hereof.

If a General Partner withdraws as general partner and the Limited Partners elect to continue the Partnership, the withdrawing General Partner shall pay all expenses incurred as a result of its withdrawal. If the Partnership is continued pursuant to Paragraph 17, the General Partner will be responsible for all expenses resulting from its withdrawal or removal as a general partner. In the event of removal or withdrawal of the General Partner, the General Partner is entitled to a redemption of its interest in the Partnership at its Net Asset Value on the next Redemption Date following the date of General Partner removal or withdrawal.

15.  No Personal Liability for Return of Capital.

The General Partner, subject to paragraph 16 hereof, shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

16.  Indemnification.

(a)  The General Partner and its Affiliates shall have no liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of the General Partner or its Affiliates if the General Partner determined in good faith that the course of conduct which caused the loss or liability was in the best interest of the Partnership, the General Partner (or its affiliate) was acting on behalf of or performing services for the Partnership and such loss or liability was not the result of negligence or misconduct of the General Partner or its Affiliates. The General Partner and its

Affiliates shall be indemnified by the Partnership against any losses, judgment, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that the General Partner shall have determined in good faith that such course of conduct was in the best interests of the Partnership and such loss or liability was not the result of negligence or misconduct on the part of the General Partner or its Affiliates.

(b)  Notwithstanding (a) above, the General Partner and its Affiliates and any person acting as a Broker-Dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws.

(c)  The Partnership shall not incur the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

(d)  For purposes of this Paragraph 16, the term “Affiliates” shall mean (a) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such person; (b) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such person; (c) any person, directly or indirectly, controlling, controlled by or under common control of such person; (d) any officer, director or partner of such person; or (e) if such person is an officer, director or partner, any person for which such person acts in such capacity.

(e)  The provision of advances from Partnership funds to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner or its Affiliates is prohibited.

(f)  Indemnification under this Agreement is recoverable from the assets of the Partnership and not from the Limited Partners.

17.  Amendments; Meetings.

(a)  Amendments with Consent of the General Partner.    If at any time during the term of the Partnership the General Partner shall deem it necessary or desirable to amend this Agreement (including the Partnership’s basic investment policies set forth in paragraph 3(b) hereof) such amendment shall be effective only if approved in writing by the General Partner and by Limited Partners owning more than 50% of the Units of Limited Partnership Interest then outstanding and if made in accordance with the Partnership Act. Any such supplemental or amendatory agreement shall be adhered to and have the same effect from and after its effective date as if the same had originally been embodied in and formed a part of this Agreement. The General Partner may amend this Limited Partnership Agreement without the consent of the Limited Partners in order to (i) clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Limited Partnership Agreement and the Prospectus); (ii) delete or add any provision of or to the Limited Partnership Agreement required to be deleted or added by the staff of any federal or state agency; or (iii) make any amendment to the Limited Partnership Agreement which the General Partner deems advisable (including but not limited to amendments necessary to effect the allocations proposed herein or to change the name of the Partnership) provided that such amendment is not adverse to the Limited Partners or is required by law.

(b)  Meetings.    Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units of Limited Partnership Interest then outstanding, delivered in person or by certified mail that a meeting of the Partnership be called to vote upon any matter which the Limited Partners may vote upon pursuant to this Agreement, the General Partner shall, by written notice, either in person or by certified mail, to each Limited Partner of record mailed within fifteen days after receipt of such request, call a meeting of the Partnership. Such meeting shall be held at least thirty but not more than sixty days after the mailing of such notice and such notice shall specify the date, a reasonable place and time and the purpose of such meeting.

(c)  Amendments and Actions without Consent of the General Partner.    At any meeting called pursuant to Paragraph 17(b), upon the approval by an affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the outstanding Units of Limited Partnership Interest, the following actions may be taken: (i) this Agreement may be amended in accordance with the Partnership Act; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and a new general partner may be admitted immediately prior to the removal of the General Partner provided that the new general partner of the Partnership shall continue the business of the Partnership without dissolution; (iv) if the General Partner elects to withdraw from the Partnership a new general partner or general partners may be admitted immediately prior to withdrawal of the General Partner provided that the new general partner of the Partnership shall continue the business of the Partnership without dissolution; (v) any contracts with the General Partner, any of its affiliates or any commodity trading advisor to the Partnership may be terminated on sixty days’ notice without penalty; and (vi) the sale of all the assets of the Partnership may be approved.

(d)  Continuation.    Upon the assignment by the General Partner of all of its interest in the Partnership, the withdrawal, removal, bankruptcy or any other event that causes the General Partner to cease to be a general partner under the Partnership Act, the Partnership is not dissolved and is not required to be wound up by reason of such event if, within 90 days after such event, all remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of a successor General Partner. In the event of the withdrawal by the General Partner and the continuation of the Partnership pursuant to this paragraph, the General Partner shall pay all expenses incurred as a result of its withdrawal.

18.   Governing Law.

The validity and construction of this Agreement shall be governed by and construed in accordance with the laws of the State of New York including, specifically, the New York Revised Uniform Partnership Act, as amended (without regard to its choice of law principles); provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 18.

19.  Miscellaneous.

(a)   Priority among Limited Partners.    No Limited Partner shall be entitled to any priority or preference over any other Limited Partner with regard to the return of contributions of capital or to the distribution of any profits or otherwise in the affairs of the Partnership.

(b)   Notices.    All notices under this Agreement, other than reports by the General Partner to the Limited Partners, shall be in writing and shall be effective upon personal delivery or, if sent by registered or certified mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail. Reports by the General Partner to the Limited Partners shall be in writing and shall be sent by first class mail to the last known address of each Limited Partner.

(c)  Binding Effect.    This Agreement shall inure to and be binding upon all the parties, their successors, permitted assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership records as to who are Partners and assignees and all Partners and assignees agree that their rights shall be determined and that they shall be bound thereby, including all rights which they may have under Paragraph 17 hereof.

(d)  Captions.    Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first written above.

General Partner:	Initial Limited Partner:
SMITH BARNEY FUTURES MANAGEMENT LLC	/s/ DAVID J. VOGEL
David J. Vogel

By:	/s/ DAVID J. VOGEL

David J. Vogel, President

Limited Partners:

All Limited Partners now and hereafter admitted as limited partners of the Partnership pursuant to powers of attorney now and hereafter executed in favor of and delivered to the General Partner

By:	SMITH BARNEY FUTURES
MANAGEMENT LLC
Attorney-in-Fact

By:	/s/ DAVID J. VOGEL
David J. Vogel, President

EXHIBIT

EXHIBIT B

CITIGROUP DIVERSIFIED

FUTURES FUND L.P.

SUBSCRIPTION AGREEMENT

Dear Sirs:

A. Subscriber Provisions.

1.  Subscription for Units.    I subscribe for the amount indicated below of units of limited partnership interest (“Units”) of CITIGROUP DIVERSIFIED FUTURES FUND L.P. (the “Fund”) at Net Asset Value per Unit during the Continuous Offering (as these terms are defined in the Fund’s Prospectus and Disclosure Document) (with a minimum investment of $5,000, except $2,000 for employee-benefit plans, subject to higher minimums in certain states). During the Continuous Offering a subscription may be revoked by a subscriber for five business days following the investor’s subscription if the General Partner determines not to offer Units as of the end of a month.

2.  Representations and Warranties.    By executing this Subscription Agreement, I am not waiving any rights under the federal or state securities laws. As an inducement to the General Partner on behalf of the Fund to sell me the Units for which I have subscribed, I (either in my individual capacity or as an authorized representative of an entity, if applicable) represent and warrant to the General Partner and the Fund as follows:

(a) I have received a copy of the Prospectus and Disclosure Document of the Fund, including the Limited Partnership Agreement (as supplemented by sticker supplements, if any) and a copy of the most recent monthly statement and annual report, if any, relating to and describing the terms and conditions of this offering of Units (“Prospectus”).

(b) I meet the applicable investor suitability requirements set forth in Exhibit C to the Prospectus, if I am a collective investment vehicle, I am in compliance with all applicable Federal regulatory requirements including the registration rules of the Commodity Futures Trading Commission and I represent that all the information set forth with respect to my financial position is correct and complete as of the date of this Subscription Agreement and if there should be any material change in such information prior to my admission as a limited partner, I will immediately furnish such revised or corrected information to the General Partner.

(c) I consent to the execution and delivery of the Customer Agreement between the Fund and Citigroup Global Markets Inc. (“Citigroup Global Markets”) and to the payment to Citigroup Global Markets of fees as described in the Prospectus.

(d) If I am not a citizen or resident of the United States for federal income tax purposes, I represent that I am not a dealer in commodities and I agree to pay the General Partner or Citigroup Global Markets for any taxes, including but not limited to withholding tax, imposed as a result of my status as a limited partner.

(e) I acknowledge that the General Partner or Citigroup Global Markets may require further identifying information from me before my subscription or redemption can be processed and I agree to provide such information promptly.

3.  Employee-Benefit Plans.    The undersigned individual, employer or trustee who has investment discretion over the assets of the subscribing employee-benefit plan (“Director”) represents and agrees as follows:

(a) Either (A) or (B): (A) neither Citigroup Global Markets nor any of its employees or affiliates (i) manages any part of the investment portfolio of the subscribing employee-benefit plan (the “Plan”) or (ii) has an agreement or understanding, written or unwritten, with the Fiduciary under which the Fiduciary regularly receives information, recommendations or advice concerning investments which are used as a primary basis for the Plan’s investment decisions and which are individualized to the particular needs of the Plan.

or (B) The relationship between the Plan and Citigroup Global Markets or any of its employees or affiliates comes within (i) or (ii) above with respect to only a portion of the Plan’s assets and the investment in the Fund is being made by the Fiduciary from a portion of Plan assets with respect to which such relationship does not exist.

(b) Although a Smith Barney Financial Consultant may have suggested that the Director consider the investment in the Fund, the Director has studied the Prospectus and has made the investment decision solely on the basis of the Prospectus and without reliance on such suggestion.

(c) The Plan is in compliance with all applicable Federal regulatory requirements.

4.  Acceptance of Limited Partnership Agreement and Power of Attorney.    I apply to become a limited partner as of the date the sale of my Units becomes effective and I agree to each and every term of the Limited Partnership Agreement as if my signature were subscribed therein.

I irrevocably constitute and appoint Citigroup Managed Futures LLC, the General Partner of the Fund, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to execute, acknowledge, swear to, file and record on my behalf in the appropriate public offices (i) the Limited Partnership Agreement of the Fund and a Certificate of Limited Partnership, including amendments and restatements thereto; (ii) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, modification or restatement of the Limited Partnership Agreement in accordance with the terms of the Limited Partnership Agreement, as amended, including any instruments necessary to dissolve the Fund; (iii) certificates of assumed name; and (iv) customer agreements with any commodity brokerage firm. The power of attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive the death, disability or incapacity of the undersigned.

B.  Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except for matters arising under federal and state securities laws.

C.  Risk Disclosure.

1. Investment in the Fund is speculative and includes the risks summarized under “The Risks You Face” in the Prospectus. Each investor must be able to afford the risks of an investment in the Fund.

2. Citigroup Managed Futures LLC, is an affiliate of Citigroup Global Markets. Citigroup Global Markets is the Selling Agent and the Commodity Broker and recipient of brokerage fees. Therefore, conflicts of interest exist as described in the Prospectus. Citigroup Global Markets will receive substantial brokerage fees from the Fund regardless of the Fund’s trading performance (see “Fees and Expenses of the Fund” in the Prospectus).

3. An Investor may redeem his Units only as of the last day of a calendar month and only after a three-month holding period.

4. The offering of Units is made solely on the information in the Prospectus and Disclosure Document including the Exhibits thereto. No person is authorized to make any other representations.

B-1

EXHIBIT

EXHIBIT B

CITIGROUP DIVERSIFIED FUTURES FUND L.P.

Investor Information PLEASE COMPLETE

SUBSCRIPTION AMOUNT (MINIMUM $5,000, EXCEPT $2,000 FOR EMPLOYEE- BENEFIT PLANS INCLUDING IRAS. SUBJECT TO HIGHER MINIMUMS IN CERTAIN STATES. SEE EXHIBIT C — SUITABILITY REQUIREMENTS.)

$	—	—	—	—
SMITH BARNEY ACCOUNT NUMBER

Account Name

State or Country of Residence

Circle applicable account type below

1 Individual Account	3 Corporation	5 Trust	7 Employee Benefit Plan
2 Joint Account	4 Partnership	6 IRA, Keogh, SEP	8 Other

Payment

Payment for subscriptions may be made by authorizing your financial consultant to debit your Smith Barney securities account in the amount of your subscription. Subscribers who authorize Citigroup Global Markets Inc. to debit their securities account must have their subscription payment in their account on the specified settlement date. The account will be debited on the settlement date which will occur not later than 5 business days following notification to Citigroup Global Markets Inc. and the investor of the acceptance of the subscription.

Signature

If joint ownership, all parties must sign. If fiduciary, partnership or corporation, indicate title of signatory under signature lines.

Date	Date
Subscriber’s Signature	Subscriber’s Signature

Title (if applicable)	Title (if applicable)

For Branch Use

Investor Suitability Financial Consultant to complete (All information must be completed in order to process subscription)

I have based the determination of suitability on the following information:

Investor Annual Income $ Total Net Worth $
Speculation allowed in this account? Yes ☐
Investment Objectives in this account? Growth ☐ Tax Deferral ☐
Risk Tolerance? Moderate ☐ Aggressive ☐
Concentration in Alternative Investments? Less than 10% ☐ Greater than 10% ☐

If greater than 10%, explain level of concentration

I have considered the following additional information in recommending purchase:

FC Attestation

I have informed the client of facts relating to the illiquidity and lack of marketability, costs and other risk factors of this investment. If the account is a partnership or trust, I have reviewed the governing documents of the client and confirmed that investments in limited partnerships whose principal business is in futures trading are permitted.

Financial Consultant’s Signature	Print FC Name

Branch Manager Attestation

I have reviewed the information above and all documents required to open this account and will maintain records upon which the basis of the client’s suitability was determined, and I acknowledge the suitability of this investment for the client pursuant to Paragraphs (b)(2)(B) and (b)(3)(D) of the NASD’s Conduct Rule 2810, which sections require that (i) in recommending the purchase of Units, the selling agent determine the suitability of the Subscriber and maintain records containing the basis of the suitability determination; and (ii) prior to executing a purchase of Units, the selling agent inform the subscriber of facts relating to the liquidity and marketability of the Units.

Branch Manager’s Signature	Print BOM Name

BRANCH MUST MAKE AND RETAIN COPY OF THIS FORM. INCOMPLETE FORMS WILL BE RETURNED TO THE BRANCH.

ENTER IOI FOR SECURITY NO. (CHECK ONE):                       8050084 (UPF)                         8050089 (TRL)

Send completed Subscription Agreement to:

Citigroup Managed Futures LLC

399 Park Avenue — 7th Floor

New York, New York 10022

TEL (212) 559-2011

Photocopies or faxes not acceptable	FC Telephone No.

Subscription Agreement to Prospectus and Disclosure Document dated June 30, 2005

AI 0273

B-2

EXHIBIT C

SUITABILITY REQUIREMENTS

(a)  I understand that a subscriber must have (i) net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) net worth of at least $45,000 (exclusive of home, furnishings and automobiles) and an annual income of $45,000. I understand that certain states impose more restrictive investment requirements than the foregoing.

(b)    I understand that the investment requirements as to net worth (“NW”) (exclusive of home, furnishings and automobiles) and past and anticipated annual income (“AI”) or taxable income (“TI”) set forth below opposite the state in which I am a resident apply to my subscription:

Alaska	$ 225,000 NW or $ 75,000 NW and $ 75,000 AI
Arizona	$ 225,000 NW and (1) or $ 75,000 NW and $ 75,000 AI and (1)
California	$ 250,000 NW or $ 100,000 NW and $ 65,000 AI
Iowa	$ 225,000 NW and (1) or $ 75,000 NW and $ 75,000 AI and (1)
Kansas	$ 225,000 NW and (1) or $ 60,000 NW and $ 60,000 AI and (1)
Maine	$ 200,000 NW or $ 50,000 NW and $ 50,000 AI
Massachusetts	$ 225,000 NW and (1) or $ 75,000 NW and $ 75,000 AI and (1)
Michigan	$ 225,000 NW and (1) or $ 60,000 NW and $ 60,000 AI and (1)
Minnesota	$ 225,000 NW or $ 60,000 NW and $ 60,000 AI
Mississippi	$ 225,000 NW and $ 60,000 AI
Missouri	$ 225,000 NW or $ 75,000 NW and $ 75,000 AI
New Hampshire	$ 250,000 NW or $125,000 NW and $ 50,000 TI
New Jersey	$ 250,000 NW or $ 100,000 NW and $ 65,000 AI
North Carolina	$ 225,000 NW or $ 60,000 NW and $ 60,000 TI
Oregon	$ 225,000 NW or $ 60,000 NW and $ 60,000 TI
Pennsylvania	$ 175,000 NW and (2) or $ 100,000 NW and $ 50,000 AI and (2)
South Dakota	$ 225,000 NW or $ 60,000 NW and $ 60,000 Annual Gross Income
Tennessee	$ 225,000 NW or $ 60,000 NW and $ 60,000 AI
Texas	$ 225,000 NW or $ 60,000 NW and $ 60,000 TI

(1)  In addition, my investment will represent no more than 10% of my net worth less the value of any other investments in limited partnership interests.

(2)  In addition, if my net worth is less than $1,000,000, my investment will represent no more than 10% of my net worth less the value of any other investments in limited partnership interests.

(c)  [Iowa Residents only]. I understand that my total investment in the Partnership may not represent more than 10% of my net worth.

(d)  [For all Maine Residents including employee-benefit plans]. Your investment in the Partnership, whether in the initial or continuous offering, must be for a minimum of $5,000.

(e)  [Minnesota Residents only]. Notwithstanding the provisions of the Limited Partnership Agreement, as long as Minnesota residents are limited partners, the general partner will not raise the cap on fees regardless of any change in the fee cap in the NASAA Guidelines on Commodity Pool Programs, and will ensure that it maintains a minimum net worth of $1,000,000.

(f)  [Missouri Residents only]. I understand that my total investment in the Partnership may not represent more than 10% of my liquid net worth.

(g)  [Ohio Residents only]. I understand that my investment will represent no more than 10% of my net worth less the value of any other investment in limited partnership interests.

(h)  [For Alabama, Arizona, New Mexico, Oklahoma and South Dakota investors]. IN THE CASE OF SALES TO FIDUCIARY ACCOUNTS, THE MINIMUM INCOME AND NET WORTH STANDARDS FOR ALABAMA, ARIZONA, NEW MEXICO, OKLAHOMA AND SOUTH DAKOTA AS SPECIFIED IN ITEM (b) ABOVE SHALL BE MET BY THE BENEFICIARY, THE FIDUCIARY ACCOUNT, OR BY THE DONOR OR GRANTOR WHO DIRECTLY OR INDIRECTLY SUPPLIES THE FUNDS TO PURCHASE THE UNITS IF THE DONOR OR GRANTOR IS THE FIDUCIARY.

C-1

EXECUTION COPY

CITIGROUP DIVERSIFIED

FUTURES FUND L.P.

SUBSCRIPTION AGREEMENT

Dear Sirs:

A. Subscriber Provisions.

1.  Subscription for Units.    I subscribe for the amount indicated below of units of limited partnership interest (“Units”) of CITIGROUP DIVERSIFIED FUTURES FUND L.P. (the “Fund”) at Net Asset Value per Unit during the Continuous Offering (as these terms are defined in the Fund’s Prospectus and Disclosure Document) (with a minimum investment of $5,000, except $2,000 for employee-benefit plans, subject to higher minimums in certain states). During the Continuous Offering a subscription may be revoked by a subscriber for five business days following the investor’s subscription if the General Partner determines not to offer Units as of the end of a month.

2.  Representations and Warranties.    By executing this Subscription Agreement, I am not waiving any rights under the federal or state securities laws. As an inducement to the General Partner on behalf of the Fund to sell me the Units for which I have subscribed, I (either in my individual capacity or as an authorized representative of an entity, if applicable) represent and warrant to the General Partner and the Fund as follows:

(a) I have received a copy of the Prospectus and Disclosure Document of the Fund, including the Limited Partnership Agreement (as supplemented by sticker supplements, if any) and a copy of the most recent monthly statement and annual report, if any, relating to and describing the terms and conditions of this offering of Units (“Prospectus”).

(b) I meet the applicable investor suitability requirements set forth in Exhibit C to the Prospectus, if I am a collective investment vehicle, I am in compliance with all applicable Federal regulatory requirements including the registration rules of the Commodity Futures Trading Commission and I represent that all the information set forth with respect to my financial position is correct and complete as of the date of this Subscription Agreement and if there should be any material change in such information prior to my admission as a limited partner, I will immediately furnish such revised or corrected information to the General Partner.

(c) I consent to the execution and delivery of the Customer Agreement between the Fund and Citigroup Global Markets Inc. (“Citigroup Global Markets”) and to the payment to Citigroup Global Markets of fees as described in the Prospectus.

(d) If I am not a citizen or resident of the United States for federal income tax purposes, I represent that I am not a dealer in commodities and I agree to pay the General Partner or Citigroup Global Markets for any taxes, including but not limited to withholding tax, imposed as a result of my status as a limited partner.

(e) I acknowledge that the General Partner or Citigroup Global Markets may require further identifying information from me before my subscription or redemption can be processed and I agree to provide such information promptly.

3.  Employee-Benefit Plans.    The undersigned individual, employer or trustee who has investment discretion over the assets of the subscribing employee-benefit plan (“Director”) represents and agrees as follows:

(a) Either (A) or (B): (A) neither Citigroup Global Markets nor any of its employees or affiliates (i) manages any part of the investment portfolio of the subscribing employee-benefit plan (the “Plan”) or (ii) has an agreement or understanding, written or unwritten, with the Fiduciary under which the Fiduciary regularly receives information, recommendations or advice concerning investments which are used as a primary basis for the Plan’s investment decisions and which are individualized to the particular needs of the Plan.

or (B) The relationship between the Plan and Citigroup Global Markets or any of its employees or affiliates comes within (i) or (ii) above with respect to only a portion of the Plan’s assets and the investment in the Fund is being made by the Fiduciary from a portion of Plan assets with respect to which such relationship does not exist.

(b) Although a Smith Barney Financial Consultant may have suggested that the Director consider the investment in the Fund, the Director has studied the Prospectus and has made the investment decision solely on the basis of the Prospectus and without reliance on such suggestion.

(c) The Plan is in compliance with all applicable Federal regulatory requirements.

4.  Acceptance of Limited Partnership Agreement and Power of Attorney.    I apply to become a limited partner as of the date the sale of my Units becomes effective and I agree to each and every term of the Limited Partnership Agreement as if my signature were subscribed therein.

I irrevocably constitute and appoint Citigroup Managed Futures LLC, the General Partner of the Fund, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to execute, acknowledge, swear to, file and record on my behalf in the appropriate public offices (i) the Limited Partnership Agreement of the Fund and a Certificate of Limited Partnership, including amendments and restatements thereto; (ii) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, modification or restatement of the Limited Partnership Agreement in accordance with the terms of the Limited Partnership Agreement, as amended, including any instruments necessary to dissolve the Fund; (iii) certificates of assumed name; and (iv) customer agreements with any commodity brokerage firm. The power of attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive the death, disability or incapacity of the undersigned.

B.  Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except for matters arising under federal and state securities laws.

C.  Risk Disclosure.

1. Investment in the Fund is speculative and includes the risks summarized under “The Risks You Face” in the Prospectus. Each investor must be able to afford the risks of an investment in the Fund.

2. Citigroup Managed Futures LLC, is an affiliate of Citigroup Global Markets. Citigroup Global Markets is the Selling Agent and the Commodity Broker and recipient of brokerage fees. Therefore, conflicts of interest exist as described in the Prospectus. Citigroup Global Markets will receive substantial brokerage fees from the Fund regardless of the Fund’s trading performance (see “Fees and Expenses of the Fund” in the Prospectus).

3. An Investor may redeem his Units only as of the last day of a calendar month and only after a three-month holding period.

4. The offering of Units is made solely on the information in the Prospectus and Disclosure Document including the Exhibits thereto. No person is authorized to make any other representations.

EXECUTION COPY

CITIGROUP DIVERSIFIED FUTURES FUND L.P.

Investor Information PLEASE COMPLETE

SUBSCRIPTION AMOUNT (MINIMUM $5,000, EXCEPT $2,000 FOR EMPLOYEE- BENEFIT PLANS INCLUDING IRAS. SUBJECT TO HIGHER MINIMUMS IN CERTAIN STATES. SEE EXHIBIT C — SUITABILITY REQUIREMENTS.)

$	—	—	—	—
SMITH BARNEY ACCOUNT NUMBER

Account Name

State or Country of Residence

Circle applicable account type below

1 Individual Account	3 Corporation	5 Trust	7 Employee Benefit Plan
2 Joint Account	4 Partnership	6 IRA, Keogh, SEP	8 Other

Payment

Payment for subscriptions may be made by authorizing your financial consultant to debit your Smith Barney securities account in the amount of your subscription. Subscribers who authorize Citigroup Global Markets Inc. to debit their securities account must have their subscription payment in their account on the specified settlement date. The account will be debited on the settlement date which will occur not later than 5 business days following notification to Citigroup Global Markets Inc. and the investor of the acceptance of the subscription.

Signature

If joint ownership, all parties must sign. If fiduciary, partnership or corporation, indicate title of signatory under signature lines.

Date	Date
Subscriber’s Signature	Subscriber’s Signature

Title (if applicable)	Title (if applicable)

For Branch Use

Investor Suitability Financial Consultant to complete (All information must be completed in order to process subscription)

I have based the determination of suitability on the following information:

Investor Annual Income $ Total Net Worth $
Speculation allowed in this account? Yes ☐
Investment Objectives in this account? Growth ☐ Tax Deferral ☐
Risk Tolerance? Moderate ☐ Aggressive ☐
Concentration in Alternative Investments? Less than 10% ☐ Greater than 10% ☐

If greater than 10%, explain level of concentration

I have considered the following additional information in recommending purchase:

FC Attestation

I have informed the client of facts relating to the illiquidity and lack of marketability, costs and other risk factors of this investment. If the account is a partnership or trust, I have reviewed the governing documents of the client and confirmed that investments in limited partnerships whose principal business is in futures trading are permitted.

Financial Consultant’s Signature	Print FC Name

Branch Manager Attestation

I have reviewed the information above and all documents required to open this account and will maintain records upon which the basis of the client’s suitability was determined, and I acknowledge the suitability of this investment for the client pursuant to Paragraphs (b)(2)(B) and (b)(3)(D) of the NASD’s Conduct Rule 2810, which sections require that (i) in recommending the purchase of Units, the selling agent determine the suitability of the Subscriber and maintain records containing the basis of the suitability determination; and (ii) prior to executing a purchase of Units, the selling agent inform the subscriber of facts relating to the liquidity and marketability of the Units.

Branch Manager’s Signature	Print BOM Name

BRANCH MUST MAKE AND RETAIN COPY OF THIS FORM. INCOMPLETE FORMS WILL BE RETURNED TO THE BRANCH.

ENTER IOI FOR SECURITY NO. (CHECK ONE):                       8050084 (UPF)                         8050089 (TRL)

Send completed Subscription Agreement to:

Citigroup Managed Futures LLC

399 Park Avenue — 7th Floor

New York, New York 10022

TEL (212) 559-2011

Photocopies or faxes not acceptable	FC Telephone No.

Subscription Agreement to Prospectus and Disclosure Document dated June 30, 2005

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